SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X] Filed by a Party other than the Registrant [ ] Check the appropriate box:
[ ]	Preliminary Proxy Statement
[ ]	Confidential, For Use of the
Commission Only (as permitted
by Rule 14a-6(e)(2))
[X]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to § 240.14a-12

CONSOLIDATED COMMUNICATIONS HOLDINGS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
     [   ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials:

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

121 South 17th Street	8150 Industrial Avenue, Building A
Mattoon, Illinois 61938-3987	Roseville, California 95678

April 24, 2012

PROPOSED MERGERS – YOUR VOTE IS VERY IMPORTANT

To the Stockholders of Consolidated Communications Holdings, Inc. and
the Shareholders of SureWest Communications:

     On February 5, 2012, Consolidated Communications Holdings, Inc. (“Consolidated”) and SureWest Communications (“SureWest”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which Consolidated has agreed to acquire SureWest Communications (“SureWest”). The Merger Agreement provides for a two-step merger in which, first, a wholly-owned subsidiary of Consolidated will merge with and into SureWest, with SureWest as the surviving entity (the “First Merger”), and then SureWest will merge with and into a separate wholly-owned subsidiary of Consolidated (the “Second Merger” and together with the First Merger, the “Mergers”). As a result of these mergers, the separate corporate existence of SureWest will cease, and the wholly-owned subsidiary of Consolidated will continue as the surviving corporation and a wholly-owned subsidiary of Consolidated.

     In the proposed First Merger, each issued and outstanding share of SureWest common stock will be converted into the right to receive either (i) $23.00 in cash, without interest, or (ii) shares of Consolidated common stock having an equivalent value based on average trading prices for the 20-day period ending two days before the closing date of the First Merger, subject to a collar so that there will be a maximum exchange ratio of 1.40565 shares of Consolidated common stock for each share of SureWest common stock and a minimum of 1.03896 shares of Consolidated common stock for each share of SureWest common stock, subject to certain exceptions. On April 23, 2012, the latest practicable date before the printing of this joint proxy statement/prospectus, the closing price of Consolidated common stock was $18.77 per share. Overall elections are subject to proration so that 50% of the SureWest shares (treating equity award shares as outstanding shares) will be exchanged for cash and 50% for stock. In order to preserve the tax-free nature of the transaction, the Merger Agreement also provides for a general consideration adjustment in certain circumstances.

     Consolidated common stock trades on the NASDAQ Global Select Market under the symbol “CNSL.”

     Consolidated will hold its annual meeting of stockholders on June 12, 2012 at 9:00 a.m., Central time, at Consolidated’s corporate headquarters, 121 South 17th Street, Mattoon, Illinois 61938. At the Consolidated annual meeting, Consolidated’s stockholders will be asked (i) to approve issuance of Consolidated common stock to SureWest shareholders in the First Merger contemplated by the Merger Agreement, (ii) to elect Richard A. Lumpkin to Consolidated’s board of directors as Class I director to serve for a term of three years, in accordance with Consolidated’s amended and restated certificate of incorporation and amended and restated bylaws, (iii) to ratify the appointment of Ernst & Young LLP as Consolidated’s independent registered public accounting firm for the fiscal year ending December 31, 2012, (iv) to adjourn or postpone the Consolidated annual meeting, if necessary or appropriate, for, among other reasons, the solicitation of additional proxies, and (v) to transact such other business as may properly be brought before the Consolidated annual meeting and any adjournment or postponement thereof.

     SureWest will hold a special meeting of its shareholders on June 12, 2012 at 10:00 a.m., Pacific time, at SureWest’s corporate headquarters, 8150 Industrial Avenue, Building A, Roseville, California 95678. At the SureWest special meeting, SureWest’s shareholders will be asked (i) to approve the Merger Agreement, the agreement of merger (the “Merger Certificate”) satisfying the applicable requirements of the California General Corporation Law to be filed in connection with the First Merger and the transactions contemplated thereby, including the First Merger, (ii) to approve, by an advisory vote, the change in control severance payments to SureWest’s named executive officers, and (iii) to adjourn or postpone the SureWest special meeting, if necessary or appropriate, for, among other reasons, the solicitation of additional proxies.

     The board of directors of Consolidated recommends that Consolidated’s stockholders vote “FOR” each of (i) the issuance of Consolidated common stock to SureWest shareholders in the First Merger contemplated by the Merger Agreement, (ii) the election of Richard A. Lumpkin as Class I director of Consolidated, (iii) the ratification of the appointment of Ernst & Young LLP as Consolidated’s independent registered public accounting firm for the fiscal year ending December 31, 2012, and (iv) the proposal to adjourn or postpone the Consolidated annual meeting, if necessary or appropriate, to, among other reasons, solicit additional proxies.

     The board of directors of SureWest recommends that SureWest’s shareholders vote “FOR” each of (i) the Merger Agreement, the Merger Certificate and the transactions contemplated thereby, including the First Merger, (ii) by an advisory vote, the change in control severance payments to SureWest’s named executive officers, and (iii) the proposal to adjourn or postpone the SureWest special meeting, if necessary or appropriate, to, among other reasons, solicit additional proxies.

     YOUR VOTE IS VERY IMPORTANT. Whether or not you plan to attend the Consolidated annual meeting or the SureWest special meeting, as applicable, please take the time to vote by using the Internet or by telephone as described in this joint proxy statement/prospectus or by completing the enclosed proxy card and mailing it in the enclosed envelope. Information about the meetings, the Mergers and the other business to be considered at the meetings is contained in this joint proxy statement/prospectus. You are urged to read this joint proxy statement/prospectus carefully.

     In particular, you should read the “Risk Factors Relating to the Mergers” section beginning on page 37 for a discussion of the risks you should consider in evaluating the Merger Agreement and the Mergers and how they will affect you.

     Thank you for your cooperation and continued support.

     Sincerely,

Robert J. Currey	Steven C. Oldham
President and Chief Executive Officer	President and Chief Executive Officer
Consolidated Communications Holdings, Inc.	SureWest Communications

Neither the Securities and Exchange Commission nor any state securities regulator has approved or disapproved the Merger Agreement and the Mergers described in this joint proxy statement/prospectus or the Consolidated common stock to be issued in the First Merger contemplated by the Merger Agreement or passed upon the adequacy or accuracy of this joint proxy statement/prospectus. Any representation to the contrary is a criminal offense.

This joint proxy statement/prospectus is dated April 24, 2012 and is first being mailed to Consolidated stockholders and SureWest shareholders on or about April 30, 2012.

REFERENCES TO ADDITIONAL INFORMATION

     This joint proxy statement/prospectus incorporates by reference important business and financial information about Consolidated and SureWest from documents that are not included in or delivered with this joint proxy statement/prospectus. This information is available to you without charge upon your oral or written request. You can obtain the documents incorporated by reference into this joint proxy statement/prospectus by requesting them in writing or by telephone from the appropriate company at the following addresses and telephone numbers:

SureWest Communications	Consolidated Communications Holdings, Inc.
8150 Industrial Avenue, Building A	121 South 17th Street
Roseville, California 95678	Mattoon, Illinois 61938
Attention: Investor Relations	Attention: Investor Relations
Telephone: (916) 786-1831	Telephone: (217) 235-3311

     If you would like to request documents, please do so by June 4, 2012 in order to receive them before the meetings.

     See “Where You Can Find More Information” on page 176.

ABOUT THIS DOCUMENT

     This joint proxy statement/prospectus forms a part of a registration statement on Form S-4 (Registration No. 333-180407) filed by Consolidated and SureWest with the Securities and Exchange Commission. It constitutes a prospectus of Consolidated under Section 5 of the Securities Act of 1933, as amended, and the rules thereunder, with respect to the shares of Consolidated common stock to be issued to SureWest shareholders in the First Merger. In addition, it constitutes a proxy statement under Section 14(a) of the Securities Exchange Act of 1934, as amended, and the rules thereunder, and a notice of meeting with respect to (i) the Consolidated annual meeting of stockholders at which Consolidated stockholders will consider and vote upon (a) the proposal to approve the issuance of Consolidated common stock to SureWest shareholders in the First Merger contemplated by the Merger Agreement, (b) the proposal to elect Richard A. Lumpkin as Class I director to Consolidated’s board of directors to serve for a term of three years, in accordance with Consolidated’s amended and restated certificate of incorporation and amended and restated bylaws, (c) the proposal to ratify the appointment of Ernst & Young LLP as Consolidated’s independent registered public accounting firm for the fiscal year ending December 31, 2012, (d) the proposal to adjourn or postpone the Consolidated annual meeting, if necessary or appropriate, for, among other reasons, the solicitation of additional proxies, and (e) such other business as may properly be brought before the Consolidated annual meeting and any adjournment or postponement thereof, and (ii) the special meeting of SureWest shareholders at which SureWest shareholders will consider and vote upon (a) the proposal to approve the Merger Agreement, the Merger Certificate and the transactions contemplated thereby, including the First Merger, (b) the proposal to approve, by an advisory vote, the change in control severance payments to SureWest’s named executive officers and (c) the proposal to adjourn or postpone the SureWest special meeting, if necessary or appropriate, for, among other reasons, the solicitation of additional proxies.

CONSOLIDATED COMMUNICATIONS HOLDINGS, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 12, 2012

To Stockholders:

     The 2012 annual meeting of stockholders of Consolidated Communications Holdings, Inc. (“Consolidated”) will be held at Consolidated’s corporate headquarters, 121 South 17th Street, Mattoon, Illinois 61938 on June 12, 2012 at 9:00 a.m., Central time. The 2012 annual meeting of stockholders is being held for the following purposes:

     1. To approve the issuance of Consolidated common stock to SureWest Communications (“SureWest”) shareholders in the First Merger contemplated by the Agreement and Plan of Merger, dated as of February 5, 2012 (the “Merger Agreement”), by and among Consolidated, SureWest, WH Acquisition Corp., a California corporation and a wholly-owned subsidiary of Consolidated (“Merger Sub I”), and WH Acquisition II Corp., a California corporation and a wholly-owned subsidiary of Consolidated (“Merger Sub II”), a copy of which is attached as Annex I to the accompanying joint proxy statement/prospectus, pursuant to which SureWest will merge with and into Merger Sub I (the “First Merger”), with SureWest as the surviving entity and then SureWest will merge with and into Merger Sub II, with Merger Sub II as the surviving entity (Consolidated Proposal No. 1);

     2. To elect Richard A. Lumpkin as Class I director to serve for a term of three years, in accordance with Consolidated’s amended and restated certificate of incorporation and amended and restated bylaws (Consolidated Proposal No. 2);

     3. To ratify the appointment of Ernst & Young LLP as Consolidated’s independent registered public accounting firm for the fiscal year ending December 31, 2012 (Consolidated Proposal No. 3);

     4. To approve the adjournment or postponement of the annual meeting, if necessary or appropriate, for, among other reasons, the solicitation of additional proxies in the event that there are not sufficient votes at the time of the annual meeting to approve the issuance of Consolidated common stock to SureWest shareholders in the First Merger contemplated by the Merger Agreement (Consolidated Proposal No. 4); and

     5. To transact such other business as may properly come before the annual meeting and any adjournment or postponement thereof.

     Only stockholders of record at the close of business on April 23, 2012 are entitled to vote at the meeting or at any adjournment or postponement thereof.

     We hope that as many stockholders as possible will personally attend the meeting. Whether or not you plan to attend the meeting, please complete the enclosed proxy card and sign, date and return it promptly so that your shares will be represented. You also may vote your shares by telephone or through the Internet by following the instructions set forth on the proxy card. Submitting your proxy in writing, by telephone or through the Internet will not prevent you from voting in person at the meeting.

     The board of directors of Consolidated unanimously recommends that you vote “FOR” each of (i) the issuance of Consolidated common stock to SureWest shareholders in the First Merger contemplated by the Merger Agreement; (ii) the election of Richard A. Lumpkin as Class I director of Consolidated; (iii) the ratification of the appointment of Ernst & Young LLP as Consolidated’s independent registered public accounting firm for the fiscal year ending December 31, 2012; and (iv) the proposal to adjourn or postpone the annual meeting, if necessary or appropriate, to, among other reasons, solicit additional proxies.

By Order of the Board of Directors,

Steven J. Shirar Senior Vice President & Secretary

April 24, 2012

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on June 12, 2012 — Our Proxy Statement and 2011 Annual Report to Stockholders are available at www.edocumentview.com/cnsl.

SUREWEST COMMUNICATIONS

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD JUNE 12, 2012

To Our Shareholders:

     A special meeting of shareholders of SureWest Communications (“SureWest”) will be held at SureWest’s offices at 8150 Industrial Avenue, Building A, Roseville, California, on June 12, 2012 at 10:00 a.m., Pacific time. The special meeting of shareholders is being held for the following purposes:

     1. To approve the Agreement and Plan of Merger, dated as of February 5, 2012 (the “Merger Agreement”), by and among Consolidated, SureWest, WH Acquisition Corp., a California corporation and a wholly-owned subsidiary of Consolidated (“Merger Sub I”), and WH Acquisition II Corp., a California corporation and a wholly-owned subsidiary of Consolidated (“Merger Sub II”), a copy of which is attached as Annex I to the accompanying joint proxy statement/prospectus, pursuant to which SureWest will merge with and into Merger Sub I (the “First Merger”), with SureWest as the surviving entity and then SureWest will merge with and into Merger Sub II, the agreement of merger (the “Merger Certificate”) satisfying the applicable requirements of the California General Corporation Law to be filed in connection with the First Merger and the transactions contemplated thereby, including the First Merger (SureWest Proposal No. 1);

     2. To approve, by an advisory vote, the change in control severance payments to SureWest’s named executive officers (SureWest Proposal No. 2); and

     3. To approve the adjournment or postponement of the special meeting, if necessary or appropriate, for, among other reasons, the solicitation of additional proxies in the event that there are not sufficient votes at the time of the special meeting to approve SureWest Proposal No. 1 (SureWest Proposal No. 3).

     Only shareholders of record at the close of business on April 23, 2012 are entitled to vote at the SureWest special meeting or at any adjournment or postponement thereof.

     We hope that as many shareholders as possible will personally attend the SureWest special meeting. Whether or not you plan to attend the special meeting, please complete the enclosed proxy card and sign, date and return it promptly so that your shares will be represented. You also may vote your shares by telephone or through the Internet by following the instructions set forth on the proxy card. Submitting your proxy in writing, by telephone or through the Internet will not prevent you from voting in person at the special meeting.

     The board of directors of SureWest, by unanimous vote, has determined that it is in the best interests of SureWest and its shareholders to consummate the transactions contemplated by the Merger Agreement, and unanimously recommends that shareholders vote FOR the proposal to approve the Merger Agreement, the Merger Certificate and the transactions contemplated thereby, including the First Merger, FOR the proposal to approve, by an advisory vote, the change in control severance payments to SureWest’s named executive officers and FOR the proposal to adjourn or postpone the special meeting, if necessary or appropriate, to, among other reasons, solicit additional proxies.

By Order of the Board of Directors,

DARLA J. YETTER Secretary

SHAREHOLDERS WHO CANNOT ATTEND IN PERSON ARE REQUESTED TO VOTE
AS PROMPTLY AS POSSIBLE. YOU MAY VOTE OVER THE INTERNET,
BY TELEPHONE, OR BY U.S. MAIL.

April 24, 2012

-i-

(continued)

-ii-

(continued)

Page
DISSENTERS’ RIGHTS OF SUREWEST SHAREHOLDERS	125
THE SUREWEST SPECIAL MEETING	127
Date, Time and Place	127
Purpose of the SureWest Special Meeting	127
SureWest Board Recommendation	127
Who Can Vote at the SureWest Special Meeting	127
Vote Required; Quorum	127
Shares Owned by SureWest Directors and Executive Officers	128
Voting by Proxy	128
SureWest KSOP Participants	129
Solicitation of Proxies	130
SUREWEST PROPOSAL NO. 1: APPROVAL OF THE MERGER AGREEMENT, THE MERGER CERTIFICATE AND THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE FIRST MERGER	131
SUREWEST PROPOSAL NO. 2: APPROVAL, BY AN ADVISORY VOTE, OF THE CHANGE IN CONTROL SEVERANCE PAYMENTS	132
SUREWEST PROPOSAL NO. 3: APPROVAL OF THE ADJOURNMENT OR POSTPONEMENT OF THE SUREWEST SPECIAL MEETING, IF NECESSARY OR APPROPRIATE	133
THE CONSOLIDATED ANNUAL MEETING	134
Date, Time and Place	134
Purpose of the Consolidated Annual Meeting	134
Record Date; Shares Entitled to Vote; Required Vote; Quorum	134
Shares Owned by Consolidated Directors and Executive Officers	135
Voting of Proxies	135
Changing Your Vote	136
Solicitation of Proxies	137
STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF CONSOLIDATED	138
CONSOLIDATED PROPOSAL NO. 1: APPROVAL OF THE ISSUANCE OF CONSOLIDATED COMMON STOCK
IN CONNECTION WITH THE FIRST MERGER	139
CONSOLIDATED PROPOSAL NO. 2: ELECTION OF RICHARD A. LUMPKIN AS DIRECTOR	140
CORPORATE GOVERNANCE AND BOARD COMMITTEES	142
REPORT OF THE AUDIT COMMITTEE TO THE BOARD OF DIRECTORS	150
PRINCIPAL INDEPENDENT ACCOUNTANT FEES AND SERVICES	151
CONSOLIDATED PROPOSAL NO. 3: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM	152
CONSOLIDATED PROPOSAL NO. 4: APPROVAL OF THE ADJOURNMENT OR POSTPONEMENT OF THE
CONSOLIDATED ANNUAL MEETING, IF NECESSARY OR APPROPRIATE	153
BUSINESS EXPERIENCE OF EXECUTIVE OFFICERS	154
EQUITY COMPENSATION PLAN INFORMATION	155
COMPENSATION COMMITTEE REPORT	155
COMPENSATION DISCUSSION AND ANALYSIS	156
EXECUTIVE COMPENSATION	166

-iii-

(continued)

Page
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL OF THE COMPANY	170
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	173
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION	174
ANNUAL REPORT TO STOCKHOLDERS	174
GENERAL	175
LEGAL MATTERS	175
EXPERTS	175
OTHER MATTERS	175
FUTURE STOCKHOLDER PROPOSALS	176
WHERE YOU CAN FIND MORE INFORMATION	176

Merger Agreement	ANNEX I
Fairness Opinion of UBS Securities LLC	ANNEX II
Fairness Opinion of Wells Fargo Securities, LLC	ANNEX III
California Statute Relating to Shareholders’ Dissenters’ Rights	ANNEX IV

-iv-

DEFINED TERMS USED IN THIS JOINT PROXY STATEMENT/PROSPECTUS

Consolidated or the Company*	Consolidated Communications Holdings, Inc., a Delaware corporation

Exchange Act	Securities Exchange Act of 1934, as amended

First Merger	Business combination whereby Merger Sub I will merge with and into SureWest, with SureWest as the surviving entity, pursuant to the Merger Agreement

Mergers	First Merger and Second Merger, collectively

Merger Agreement	Agreement and Plan of Merger, dated as of February 5, 2012, as it may be amended from time to time, by and among Consolidated, SureWest, Merger Sub I and Merger Sub II

Merger Certificate	The agreement of merger satisfying the applicable requirements of the California General Corporation Law to be filed in connection with the First Merger, attached as Exhibit A to the Merger Agreement

Merger Consideration	With respect to a given share of SureWest common stock, the cash consideration (with respect to a share of SureWest common stock representing the right to receive the cash consideration) or the stock consideration (with respect to a share of SureWest common stock representing the right to receive the stock consideration)

Merger Sub I	WH Acquisition Corp., a California corporation and a wholly-owned subsidiary of Consolidated

Merger Sub II	WH Acquisition II Corp., a California corporation and a wholly-owned subsidiary of Consolidated

Merger Subs	Merger Sub I and Merger Sub II

SEC	Securities and Exchange Commission

Second Merger	Business combination subsequent to the First Merger whereby SureWest will merge with and into Merger Sub II, with Merger Sub II as the surviving entity, pursuant to the Merger Agreement

Securities Act	Securities Act of 1933, as amended

SureWest	SureWest Communications, a California corporation

* In this joint proxy statement/prospectus, “we,” “us” or “our” refer to Consolidated.

QUESTIONS AND ANSWERS ABOUT THE MERGERS AND THE SUREWEST SPECIAL MEETING

     The following questions and answers address briefly some questions you may have regarding the Mergers and the SureWest special meeting. These questions and answers may not address all questions that may be important to you as a shareholder of SureWest or as a stockholder of Consolidated. Please refer to the more detailed information contained elsewhere in this joint proxy statement/prospectus, the annexes to this joint proxy statement/prospectus and the documents referred to in or incorporated by reference into this joint proxy statement/prospectus. You may obtain the information incorporated by reference into this joint proxy statement/prospectus without charge by following the instructions in the section entitled “Where You Can Find More Information” on page 176.

     For certain questions and answers about the Consolidated annual meeting, see the section entitled “Questions and Answers about the Consolidated Annual Meeting” on page 10.

What are the Mergers?

     In accordance with the terms and conditions of the Merger Agreement, if SureWest shareholders approve the Merger Agreement, the Merger Certificate and the transactions contemplated thereby, including the First Merger, and Consolidated stockholders approve the issuance of Consolidated common stock to SureWest shareholders in the First Merger contemplated by the Merger Agreement and the other closing conditions under the Merger Agreement are satisfied or waived, Merger Sub I will merge with and into SureWest, with SureWest surviving the First Merger, and following consummation of the First Merger, SureWest will merge with and into Merger Sub II, and Merger Sub II shall be the surviving corporation. A copy of the Merger Agreement is attached as Annex I to this joint proxy statement/prospectus.

Is my vote necessary to complete the Mergers?

     Yes. The companies have agreed to combine the two companies upon the terms and conditions of the Merger Agreement that is described in this joint proxy statement/prospectus. You are receiving these proxy materials to help you decide, among other matters, how to vote your shares of SureWest with respect to the proposed First Merger.

     The Mergers cannot be completed unless, among other things, SureWest shareholders approve the Merger Agreement, the Merger Certificate and the transactions contemplated thereby, including the First Merger.

     The SureWest special meeting is being held to vote on, among other matters, the proposals necessary to complete the First Merger. Information about these meetings, the Mergers and the other business to be considered by SureWest shareholders is contained in this joint proxy statement/prospectus.

     Your vote is important. SureWest encourages you to vote as soon as possible.

Are there other matters related to the Mergers that require the vote of SureWest shareholders?

     Yes. At the SureWest special meeting, shareholders will be asked to consider and vote upon a proposal to approve, by an advisory vote, the agreements and understandings of SureWest and its named executive officers concerning compensation that is based on or otherwise relates to the First Merger contemplated by the Merger Agreement, and the aggregate total of all such compensation that may be paid or become payable to or on behalf of such executive officers, as disclosed in this joint proxy statement/prospectus under the heading “The Mergers—Interests of SureWest Directors and Executive Officers in the Mergers—Change of Control Severance Agreements with Executive Officers” (the “change in control severance payments”).

What will shareholders receive in the Mergers?

     SureWest shareholders may make one of the following elections, or a combination of the two, regarding the type of Merger Consideration they wish to receive in exchange for shares of SureWest common stock:

  a cash election to receive $23.00 in cash, without interest, for each share of SureWest common stock; or

  a stock election to receive shares of Consolidated common stock having an equivalent value based on average trading prices for the 20-day period ending two days before the closing date of the First Merger, subject to a collar so that there will be a maximum exchange ratio of 1.40565 shares of Consolidated common stock for each share of SureWest common stock and a minimum of 1.03896 shares of Consolidated common stock for each share of SureWest common stock, subject to certain exceptions and with overall elections subject to proration so that 50% of the SureWest shares (treating equity award shares as outstanding shares) will be exchanged for cash and 50% for stock.

     If SureWest shareholders make a cash election or a stock election, the form of Merger Consideration that they actually receive as a SureWest shareholder may be adjusted as a result of the proration procedures contained in the Merger Agreement as described in this joint proxy statement/prospectus under “The Mergers — SureWest Shareholders Making Cash and Stock Elections” on page 77. These proration procedures are designed to ensure that 50% of the SureWest shares outstanding immediately prior to the First Merger (treating restricted stock units and restricted stock awards—equity award shares—as outstanding) are converted in the First Merger into the right to receive cash and 50% of the SureWest shares outstanding immediately prior to the First Merger are converted into the right to receive Consolidated common stock. All holders of SureWest equity award shares will be paid in cash and shall not be subject to such proration. Because equity award shares reduce the number of outstanding SureWest shares that will convert to cash, it is expected that approximately 46% of outstanding SureWest shares (exclusive of equity award shares) will convert into the right to receive cash, and 54% will convert into the right to receive stock. In order to preserve the tax-free nature of the transaction, the Merger Agreement also provides for a general consideration adjustment in certain circumstances, as further described under “The Mergers — SureWest Shareholders Making Cash and Stock Elections — General Consideration Adjustment” on page 81.

     Neither Consolidated nor SureWest is making any recommendation as to whether SureWest shareholders should elect to receive cash consideration or stock consideration in the First Merger. SureWest shareholders must make their own decision with respect to such election. No guarantee can be made that SureWest shareholders will receive the amount of cash consideration or stock consideration they elect. As a result of the proration procedures described in this joint proxy statement/prospectus and in the Merger Agreement, they may receive stock consideration or cash consideration in amounts that are different from the amounts they elect to receive. Because the value of the stock consideration and cash consideration may differ, they may receive consideration having an aggregate value less than what they elected to receive. SureWest shareholders should obtain current market quotations for Consolidated common stock before deciding what elections to make.

     Because other SureWest shareholders would likely take the relative values of the stock consideration and cash consideration into account in determining what form of election to make, if you fail to make an election you are likely to receive the form of consideration having the lower value (depending on the relative values of the stock consideration and cash consideration at the effective time of the First Merger).

     After completion of the First Merger, each Consolidated stockholder will have the same number of shares of Consolidated common stock that such stockholder held immediately prior to the completion of the First Merger. However, upon issuance of the shares of Consolidated common stock to SureWest shareholders in connection with the First Merger, each share of Consolidated common stock outstanding immediately prior to the completion of the First Merger will represent a smaller percentage of the aggregate number of shares of Consolidated common stock outstanding after the completion of the First Merger. On the other hand, each share of Consolidated common stock will then represent an interest in a company with more assets.

How and when do SureWest shareholders make a cash election or a stock election?

     SureWest shareholders should carefully review and follow the instructions accompanying the form of election, which will be sent to you separately from this joint proxy statement/prospectus promptly after approval, if received, by SureWest shareholders of the Merger Agreement, the Merger Certificate and the transactions contemplated thereby, including the First Merger. To make a cash election or a stock election, SureWest shareholders of record must properly complete, sign and send the form of election and any stock certificates representing their SureWest shares, or a guarantee of delivery as described in the instructions accompanying the form of election, to Computershare Trust Company, N.A., the exchange agent, as follows:

By mail:	By Facsimile Transmission:	Overnight Courier:

Computershare Trust Company, N.A.	For Eligible Institutions Only:	Computershare Trust Company, N.A.
Attention: Corporate Actions	(617) 360-6810	Attention: Corporate Actions
P.O. Box 43011		250 Royall Street, Suite V
Providence, RI 02940-3011	For Confirmation Only:	Canton, MA 02021
(781) 575-2332

     The exchange agent must receive the form of election and any stock certificates representing SureWest shares, or a guarantee of delivery as described in the instructions accompanying the form of election, at or prior to the election deadline. The election deadline will be 5:00 p.m., Eastern time, on the date that is two business days immediately prior to the closing date of the First Merger (or such other date as Consolidated and SureWest mutually agree). Consolidated and SureWest will publicly announce the anticipated election deadline at least five business days prior to the anticipated closing date of the First Merger.

     If you own SureWest shares in “street name” through a bank, broker or other nominee and you wish to make an election, you should seek instructions from the financial institution holding your shares concerning how to make your election.

Can SureWest shareholders elect to receive cash consideration for a portion of SureWest shares and stock consideration for remaining SureWest shares?

     Yes. The form of election allows an election to be made for cash consideration for a portion of SureWest shares and stock consideration for remaining SureWest shares.

Can SureWest shareholders change their election after the form of election has been submitted?

     Yes. SureWest shareholders may revoke an election at or prior to the election deadline by submitting a written notice of revocation to the exchange agent at or prior to the election deadline. Revocations must specify the name in which the shares are registered on the share transfer books of SureWest and such other information as the exchange agent may request. If SureWest shareholders wish to submit a new election, they must do so in accordance with the election procedures described in this joint proxy statement/prospectus and the form of election, which will be sent to you separately from this joint proxy statement/prospectus promptly after approval, if received, by SureWest shareholders of the Merger Agreement, the Merger Certificate and the transactions contemplated thereby, including the First Merger. If SureWest shareholders instructed a broker or other nominee holder to submit an election for their shares, they must follow the broker’s or other nominee’s directions for changing those instructions. The notice of revocation must be received by the exchange agent at or prior to the election deadline in order for the revocation to be valid.

May SureWest shareholders transfer SureWest shares after making a cash election or a stock election?

     No. Once a SureWest shareholder properly makes an election with respect to any shares of SureWest common stock, they will be unable to sell or otherwise transfer those shares, unless they properly revoke their election at or prior to the election deadline or unless the Merger Agreement is terminated.

What happens if a SureWest shareholder does not send a form of election or it is not received by the election deadline?

     If the exchange agent does not receive a properly completed form of election from a SureWest shareholder at or prior to the election deadline (together with any stock certificates representing the shares of SureWest common stock covered by the election or a guarantee of delivery as described in the form of election), then such SureWest shareholder will be deemed not to have made an election and will have no control over the type of Merger Consideration they receive. As a result, SureWest shares may be exchanged for cash consideration, stock consideration or a combination of cash consideration and stock consideration in accordance with the proration procedures contained in the Merger Agreement and described under “The Mergers — SureWest Shareholders Making Cash and Stock Elections” beginning on page 77. SureWest shareholders bear the risk of delivery of all the materials that they are required to submit to the exchange agent in order to properly make an election.

     If a SureWest shareholder does not properly make an election with respect to all the SureWest shares they own of record, after the completion of the First Merger they will receive written instructions from the exchange agent on how to exchange SureWest stock certificates for the shares of Consolidated common stock and/or cash that they are entitled to receive in the First Merger as a non-electing SureWest shareholder.

     Because other SureWest shareholders would likely take the relative values of the stock consideration and cash consideration into account in determining what form of election to make, if a SureWest shareholder fails to make an election they are likely to receive the consideration having the lower value (depending on the relative values of the cash consideration and the stock consideration at the effective time of the First Merger).

May SureWest shareholders submit a form of election even if they do not vote to approve the Merger Agreement, the Merger Certificate and the transactions contemplated thereby, including the First Merger?

     Yes. SureWest shareholders may submit a form of election even if they vote against the approval of the Merger Agreement, the Merger Certificate and the transactions contemplated thereby, including the First Merger or if they abstain or fail to vote with respect to the approval of the Merger Agreement, the Merger Certificate and the transactions contemplated thereby, including the First Merger.

Where and when is the special meeting of SureWest shareholders?

     The special meeting will be held on June 12, 2012 at 10:00 a.m., Pacific time, at SureWest’s offices at 8150 Industrial Avenue, Building A, Roseville, California 95678.

Who can vote at the SureWest special meeting?

     SureWest shareholders can vote at the SureWest special meeting if shareholders owned shares of SureWest common stock at the close of business on April 23, 2012, the record date for the special meeting.

What vote of SureWest shareholders is required to approve the proposals?

     To approve the Merger Agreement, the Merger Certificate and the transactions contemplated thereby, including the First Merger, holders of a majority of the outstanding shares of SureWest common stock must vote their shares “FOR” the approval of the Merger Agreement, the Merger Certificate and the transactions contemplated thereby, including the First Merger.

     To approve, by an advisory vote, the change in control severance payments, holders of a majority of the shares of SureWest common stock casting votes at the special meeting must vote their shares “FOR” the proposal.

     To approve adjournment of the special meeting, if necessary or appropriate, to, among other reasons, solicit additional proxies, holders of a majority of the shares of SureWest common stock casting votes at the special meeting must vote their shares “FOR” the proposal.

What constitutes a quorum for the SureWest special meeting?

     A majority of the outstanding shares of SureWest’s common stock entitled to vote being present in person or represented by proxy constitutes a quorum for the special meeting. If a quorum is not present, the shareholders present, in person or by proxy, may adjourn the meeting, without notice other than announced at the meeting, to another place, if any, date or time.

How does the Board of Directors of SureWest recommend that SureWest shareholders vote?

     The SureWest board of directors has determined that the Merger Agreement and the transactions contemplated thereby are in the best interests of SureWest and its shareholders and recommends that SureWest shareholders vote “FOR” the approval of the Merger Agreement, the Merger Certificate and the transactions contemplated thereby, including the First Merger, “FOR” the approval, by advisory vote, of the change in control severance payments and “FOR” the proposal to adjourn or postpone the special meeting, if necessary or appropriate, to, among other reasons, solicit additional proxies. The board is soliciting shareholder votes consistent with the board’s recommendation. You should read the section entitled “The Mergers—SureWest’s Reasons for the Mergers and Recommendation of SureWest’s Board of Directors” for a discussion of the factors that the board considered in deciding to recommend voting “FOR” the approval of the Merger Agreement, the Merger Certificate and the transactions contemplated thereby, including the First Merger.

How do I vote?

     If you are a SureWest shareholder of record (or if you hold any shares in the SureWest KSOP) after carefully reading and considering the information contained in this joint proxy statement/prospectus you may vote by any of the following methods:

  Internet. Electronically through the Internet by accessing www.voteproxy.com. To vote through the Internet, you should sign on to this website and follow the procedures described at the website. Internet voting is available 24 hours a day, and the procedures are designed to authenticate votes cast by using a control number located on your proxy card. These procedures allow you to give a proxy to vote your shares and to confirm that your instructions have been properly recorded. If you vote through the Internet, you should not return your proxy card. If you vote through the Internet, your proxy will be voted as you direct on the website.

  Mail. By returning your proxy through the mail. If you complete and properly sign the accompanying proxy card and return it to SureWest, it will be voted as you direct on the proxy card. You should follow the instructions set forth on the proxy card, being sure to complete it, to sign it and to mail it in the enclosed postage-paid envelope.

  Telephone. By calling 1-800-PROXIES (1-800-776-9437). This toll free number is also included on the proxy card. Telephone voting is available 24 hours a day, and the procedures are designed to authenticate votes cast by using a control number located on your proxy card. These procedures allow you to give a proxy to vote your shares and to confirm that your instructions have been properly recorded. If you vote by telephone, you should not return your proxy card.

  In Person. In person at the meeting.

     SureWest recommends that you vote in advance even if you plan to attend the meeting so that SureWest will know as soon as possible that enough votes will be present for SureWest to hold the meeting. If you are a shareholder of record and attend the meeting, you may vote at the meeting or deliver your completed proxy card in person. If you properly return or submit your proxy but do not indicate how you wish to vote, SureWest (or the KSOP trustee) will count your proxy as a vote “FOR” the approval of the Merger Agreement, the Merger Certificate and the transactions contemplated thereby, including the First Merger, “FOR” the approval, by advisory vote, of the change in control severance payments and “FOR” the proposal to adjourn or postpone the special meeting, if necessary or appropriate, to, among other reasons, solicit additional proxies.

     If your shares are held in “street name,” please refer to the information forwarded to you by your bank, broker or other holder of record to see what you must do in order to vote your shares, including whether you may be able to vote electronically through your bank, broker or other record holder. If so, instructions regarding electronic voting will be provided by the bank, broker or other holder of record to you as part of the package that includes this joint proxy statement/prospectus. If you are a “street name” stockholder and you wish to vote in person at the meeting, you will need to obtain a proxy from the institution that holds your shares and present it to the inspector of elections with your ballot when you vote at the annual meeting.

What is the difference between a shareholder of record and a “street name” beneficial holder of shares?

     If your shares are registered directly in your name with SureWest’s transfer agent, American Stock Transfer & Trust Company, LLC, you are considered a shareholder of record with respect to those shares. If this is the case, the shareholder proxy materials have been sent or provided directly to you by SureWest.

     If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial holder” of the shares held for you in what is known as “street name.” If this is the case, the proxy materials have been forwarded to you by your brokerage firm, bank or other nominee, which is considered the shareholder of record with respect to these shares. As the beneficial holder, you have the right to direct your broker, bank or other nominee how to vote your shares. Please contact your broker, bank, or other nominee for instructions on how to vote any shares you beneficially own.

If my shares are held in “street name” by my broker, will my broker vote my shares for me?

     If your shares are held for you as a beneficial owner in “street name”, your broker will vote your shares on the proposals only if you provide instructions to your broker on how to vote. You should follow the directions provided by your broker regarding how to instruct your broker to vote your shares. Without instructions, your shares will not be voted on and will have the effect of an “Against” vote for the proposal to approve the Merger Agreement, the Merger Certificate and the transactions contemplated thereby, including the First Merger, and will have no effect on the proposals to approve, by an advisory vote, of the change in control severance payments and to adjourn or postpone the special meeting, if necessary or appropriate, to, among other reasons, solicit additional proxies.

Can I change my vote after I have delivered my proxy?

     Yes. You can change your vote before the SureWest special meeting. If you are a SureWest shareholder of record (or if you hold any shares in the SureWest KSOP), you may change your proxy voting instructions prior to commencement of the special meeting by granting a new proxy (by mail, by phone or over the Internet), as described under “The SureWest Special Meeting — Voting by Proxy” on page 128. You may also revoke a proxy by submitting a notice of revocation to the Secretary of SureWest at the address set forth under “The SureWest Special Meeting — Voting by Proxy” on page 128 prior to the commencement of the special meeting. Attendance at the special meeting will not in and of itself constitute revocation of a proxy.

     If your shares are held in “street name”, you may change your vote by submitting new voting instructions to your broker or other nominee holder in accordance with the procedures established by it. Please contact your broker or other nominee and follow its directions in order to change your vote.

Should I send in my SureWest stock certificates with my proxy card?

     No. Please DO NOT send your SureWest stock certificates with your proxy card.

Should I send in my form of election with my proxy card?

     No. If you wish to make an election with respect to your SureWest shares, then, prior to the election deadline, you should send your completed, signed form of election (together with your SureWest stock certificates or a guarantee of delivery) to the exchange agent as described in the form of election. This form of election is not included with these proxy materials. Instead, it will be sent to you separately from this joint proxy statement/prospectus promptly after approval, if received, by SureWest shareholders of the Merger Agreement. If your shares are held in “street name”, you should follow your broker’s or other nominee’s instructions for making an election with respect to your shares.

     If you make no election with respect to your SureWest shares, after the completion of the First Merger you will receive a letter of transmittal for you to use in surrendering any SureWest stock certificates you have at that time.

What are the material U.S. federal income tax consequences of the Mergers to U.S. holders of SureWest shares?

      Each of Orrick, Herrington & Sutcliffe LLP, tax counsel to SureWest, and Schiff Hardin LLP, tax counsel to Consolidated, are delivering an opinion that the First Merger and the Second Merger taken together will qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended. However, neither SureWest nor Consolidated has requested or received a ruling from the Internal Revenue Service that the Mergers will qualify as a reorganization. The U.S. federal income tax consequences of a reorganization to a SureWest shareholder will depend on the relative mix of cash and Consolidated common stock received by such SureWest shareholder. Assuming that the Mergers qualify as a reorganization, SureWest shareholders should not recognize any gain or loss for U.S. federal income tax purposes if they exchange their SureWest shares solely for shares of Consolidated common stock in the First Merger, except with respect to cash received in lieu of fractional shares of Consolidated common stock. SureWest shareholders will recognize gain or loss if they exchange their SureWest shares solely for cash in the First Merger. SureWest shareholders will recognize gain, but not loss, if they exchange their SureWest shares for a combination of Consolidated common stock and cash, but their taxable gain in that case will not exceed the cash they receive in the First Merger.

     The tax opinions regarding the Mergers do not address any state, local or foreign tax consequences of the Mergers.

     Please carefully review the information set forth in the section titled “Material United States Federal Income Tax Consequences” beginning on page 85 for a description of the material United States federal income tax consequences of the Mergers. The tax consequences of the Mergers to each SureWest shareholder will depend on such SureWest shareholder’s own situation. SureWest shareholders should consult with their own tax advisors for a full understanding of the tax consequences of the Mergers to them.

When do SureWest and Consolidated expect the Mergers to be completed?

     SureWest and Consolidated are working to complete the Mergers as quickly as possible. If the Merger Agreement, the Merger Certificate and the transactions contemplated thereby, including the First Merger, are approved by SureWest shareholders, the issuance of Consolidated common stock to SureWest shareholders in the First Merger contemplated by the Merger Agreement is approved by Consolidated stockholders, and the other conditions to completion of the Mergers are satisfied or waived, including required regulatory approvals, it is anticipated that the Mergers will be completed in the third quarter of 2012. However, it is possible that factors outside the control of SureWest and Consolidated could require SureWest and Consolidated to complete the Mergers at a later time or not complete it at all. If the Mergers are not completed by November 5, 2012, either SureWest or Consolidated may terminate the Merger Agreement. The commitments that Consolidated received from lenders in connection with its financing of the Mergers and the transactions contemplated thereby terminate on November 5, 2012 unless an extension is agreed to by such lenders, as described further under “Debt Financing” on page 103.

Will SureWest continue to pay dividends on its common stock until the Mergers are completed?

     SureWest paid cash dividends of $0.08 per share, $0.08 per share and $0.10 per share in the second, third and fourth quarters of 2011, respectively, and has declared a cash dividend of $0.10 per share to be paid in the first quarter of the year ending December 31, 2012. SureWest currently expects to pay comparable cash dividends in the future and is expressly permitted to continue to pay a quarterly dividend of $0.10 per share under the terms of the

Merger Agreement. However, future dividend payments are at the discretion of the SureWest board and changes in the dividend program will continue to depend on SureWest’s earnings, capital requirements, financial condition, debt covenant and other factors considered relevant by the SureWest board.

Can SureWest shareholders dissent and require appraisal of their shares?

     Yes. Under California law, SureWest shareholders have the right to seek appraisal of the fair market value of their shares of SureWest common stock as determined by a California court if the Mergers are completed, but only if (a) they do not vote in favor of the Merger Agreement, the Merger Certificate and the transactions contemplated thereby, including the First Merger, (b) they make a written demand for appraisal in compliance with California law within 30 days of notification that the Merger Agreement has been approved, (c) they submit the certificates representing their dissenting shares to SureWest within 30 days of notification that the Merger Agreement has been approved, (d) they hold shares of SureWest common stock on the record date and continuously hold such shares through the completion of the First Merger and (e) demands for payment are filed with respect to at least five percent of the outstanding shares of SureWest common stock. See “Dissenters’ Rights of SureWest Shareholders” beginning on page 125.

Who can help answer my questions?

     If SureWest shareholders have any questions about the Mergers or the SureWest special meeting, or if they need additional copies of this joint proxy statement/prospectus or the enclosed proxy card or the form of election that will be sent separately from this joint proxy statement/prospectus promptly after approval, if received, by SureWest shareholders of the Merger Agreement, the Merger Certificate and the transactions contemplated thereby, including the First Merger, they should contact:

     Okapi Partners LLC
     437 Madison Avenue, 28th Floor
     New York, New York 10022
     Banks and Brokerage Firms, please call: (212) 297-0720
     Stockholders and all others, call toll-free: (877) 796-5274
     Email: info@okapipartners.com

QUESTIONS AND ANSWERS ABOUT THE CONSOLIDATED ANNUAL MEETING

     The following questions and answers address briefly some questions you may have regarding the Consolidated annual meeting. These questions and answers may not address all questions that may be important to you as a stockholder of Consolidated. Please refer to the more detailed information contained elsewhere in this joint proxy statement/prospectus, the annexes to this joint proxy statement/prospectus and the documents referred to in or incorporated by reference into this joint proxy statement/prospectus. You may obtain the information incorporated by reference into this joint proxy statement/prospectus without charge by following the instructions in the section entitled “Where You Can Find More Information” on page 176.

     For certain questions and answers about the SureWest special meeting, see the section entitled “Questions and Answers about the Mergers and the SureWest Special Meeting” on page 2.

What is the purpose of this joint proxy statement/prospectus?

     The purpose of this joint proxy statement/prospectus is to provide information regarding matters to be voted on at the 2012 annual meeting of Consolidated’s stockholders. Additionally, it contains certain information that the SEC requires Consolidated to provide annually to stockholders. This joint proxy statement/prospectus is also the document used by Consolidated’s board to solicit proxies to be used at the 2012 annual meeting. Proxies are solicited by Consolidated’s board to give all stockholders of record an opportunity to vote on the matters to be presented at the annual meeting, even if the stockholders cannot attend the meeting. The board has designated Steven J. Shirar and Matthew K. Smith as proxies, who will vote the shares represented by proxies at the annual meeting in the manner indicated by the proxies.

What proposals will be voted on at the Consolidated annual meeting?

     Consolidated stockholders will vote on the following proposals at the annual meeting:

  the approval of the issuance of Consolidated common stock to SureWest shareholders in the First Merger contemplated by the Merger Agreement, a copy of which is attached as Annex I to the accompanying joint proxy statement/prospectus (Consolidated Proposal No. 1);

  the election of Richard A. Lumpkin as Class I director to serve for a term of three years, in accordance with Consolidated’s amended and restated certificate of incorporation and amended and restated bylaws (Consolidated Proposal No. 2);

  the ratification of the appointment of Ernst & Young LLP as Consolidated’s independent registered public accounting firm (the “independent auditors”), for the fiscal year ending December 31, 2012 (Consolidated Proposal No. 3);

  the proposal to adjourn or postpone the Consolidated annual meeting, if necessary or appropriate, for, among other reasons, the solicitation of additional proxies (Consolidated Proposal No. 4); and

  any other business properly coming before the annual meeting and any adjournment or postponement thereof.

Who is entitled to vote?

     Each outstanding share of Consolidated’s common stock entitles its holder to cast one vote on each matter to be voted upon at the annual meeting. Only stockholders of record at the close of business on the record date, April 23, 2012, are entitled to receive notice of the annual meeting and to vote the shares of common stock that they held on that date at the meeting, or any adjournment or postponement of the meeting. If your shares are held for you as a beneficial holder in “street name,” please refer to the information forwarded to you by your bank, broker or other holder of record to see what you must do to vote your shares.

     A complete list of stockholders entitled to vote at the annual meeting will be available for examination by any stockholder at Consolidated’s corporate headquarters, 121 South 17th Street, Mattoon, Illinois 61938, during normal business hours for a period of ten days before the annual meeting and at the time and place of the annual meeting.

What is the difference between a stockholder of record and a beneficial holder of shares?

     If your shares are registered directly in your name with Consolidated’s transfer agent, Computershare Trust Company, N.A., you are considered a stockholder of record with respect to those shares. If this is the case, the stockholder proxy materials have been sent or provided directly to you by Consolidated.

     If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial holder” of the shares held for you in what is known as “street name.” If this is the case, the proxy materials have been forwarded to you by your brokerage firm, bank or other nominee, which is considered the stockholder of record with respect to these shares. As the beneficial holder, you have the right to direct your broker, bank or other nominee how to vote your shares. Please contact your broker, bank, or other nominee for instructions on how to vote any shares you beneficially own.

Who can attend the meeting?

     All stockholders of record as of April 23, 2012, or their duly appointed proxies, may attend the meeting. Cameras, recording devices and other electronic devices will not be permitted at the meeting. If you hold your shares in “street name,” you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date.

What constitutes a quorum?

     A quorum of stockholders is necessary to hold the annual meeting. The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date will constitute a quorum. As of April 23, 2012, the record date, 29,951,282 shares of Consolidated’s common stock were outstanding. Proxies received but marked as withheld, abstentions or broker non-votes will be included in the calculation of the number of shares considered present at the meeting for purposes of establishing a quorum. In the event that a quorum is not present at the annual meeting, Consolidated expects that the annual meeting will be adjourned or postponed to solicit additional proxies.

How do I vote?

     If you are a stockholder of record, you may vote by any of the following methods:

  Internet. Electronically through the Internet by accessing Consolidated’s materials using the information on your proxy card. To vote through the Internet, you should sign on to this website and follow the procedures described at the website. Internet voting is available 24 hours a day, and the procedures are designed to authenticate votes cast by using a personal identification number located on your proxy card. These procedures allow you to give a proxy to vote your shares and to confirm that your instructions have been properly recorded. If you vote through the Internet, you should not return your proxy card. If you vote through the Internet, your proxy will be voted as you direct on the website.

  Mail. By returning your proxy through the mail. If you complete and properly sign the accompanying proxy card and return it to Consolidated, it will be voted as you direct on the proxy card. You should follow the instructions set forth on the proxy card, being sure to complete it, to sign it and to mail it in the enclosed postage-paid envelope.

  Telephone. By calling 1-800-652-VOTE (1-800-652-8683). This toll free number is also included on the proxy card. Telephone voting is available 24 hours a day, and the procedures are designed to authenticate votes cast by using a personal identification number located on your proxy card. These procedures allow you to give a proxy to vote your shares and to confirm that your instructions have been properly recorded. If you vote by telephone, you should not return your proxy card.

  In Person. In person at the meeting.

     Consolidated recommends that you vote in advance even if you plan to attend the meeting so that Consolidated will know as soon as possible that enough votes will be present for Consolidated to hold the meeting. If you are a stockholder of record and attend the meeting, you may vote at the meeting or deliver your completed proxy card in person.

     If your shares are held in “street name,” please refer to the information forwarded to you by your bank, broker or other holder of record to see what you must do in order to vote your shares, including whether you may be able to vote electronically through your bank, broker or other record holder. If so, instructions regarding electronic voting will be provided by the bank, broker or other holder of record to you as part of the package that includes this joint proxy statement/prospectus. If you are a “street name” stockholder and you wish to vote in person at the meeting, you will need to obtain a proxy from the institution that holds your shares and present it to the inspector of elections with your ballot when you vote at the annual meeting.

Can I change my vote after I return my proxy card?

     Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is voted by:

  delivering to Consolidated’s Secretary at the address on the first page of this joint proxy statement/prospectus a written notice of revocation of your proxy by mail, by telephone or through the Internet;

  delivering a duly executed proxy bearing a later date; or

  voting in person at the annual meeting.

     If your shares are held in “street name,” you may vote in person at the annual meeting if you obtain a proxy as described in the answer to the previous question.

How many votes are required for the proposals to pass?

     Approval of the Issuance of Consolidated Common Stock to SureWest Shareholders in the First Merger contemplated by the Merger Agreement (Consolidated Proposal No. 1), Ratification of the Appointment of Ernst & Young LLP (Consolidated Proposal No. 3), Proposal to Adjourn or Postpone the Annual Meeting, if Necessary or Appropriate (Consolidated Proposal No. 4) and Approval of any Other Proposals. The vote required for each of (i) the approval of the issuance of Consolidated common stock to SureWest shareholders in the First Merger contemplated by the Merger Agreement (Consolidated Proposal No. 1), (ii) the ratification of the appointment of Ernst & Young LLP (Consolidated Proposal No. 3), (iii) the proposal to adjourn or postpone the Consolidated annual meeting, if necessary or appropriate, for, among other reasons, the solicitation of additional proxies (Consolidated Proposal No. 4), and (iv) the approval of any other proposal not presently anticipated that may properly come before the annual meeting or any adjournment or postponement of the meeting, is the approval of a majority of the votes present, in person or by proxy, and entitled to vote on the matter.

     Election of Director (Consolidated Proposal No. 2). Directors are elected by a plurality vote. Accordingly, the one director nominee who receives the greatest number of votes cast will be elected.

How are abstentions and broker non-votes treated?

     If a stockholder abstains from voting on Consolidated Proposal No. 1, Consolidated Proposal No. 3 or Consolidated Proposal No. 4, it will have the same effect as a vote “AGAINST” that proposal. With respect to Consolidated Proposal No. 2, abstentions will have no effect. Broker non-votes and shares as to which proxy authority has been withheld with respect to any matter are not entitled to vote for purposes of determining whether stockholder approval for that matter has been obtained and, therefore, will have no effect on the outcome of the vote on any such matter. A broker “non-vote” occurs on a proposal when shares held of record by a broker are present or represented at the meeting but the broker is not permitted to vote on that proposal without instruction from the beneficial owner of the shares and no instruction has been given.

What if I do not specify a choice for a matter when returning a proxy?

     Stockholders should specify their choice for each matter on the enclosed proxy. If no specific instructions are given, proxies that are signed and returned will be voted:

  “FOR” the approval of the issuance of Consolidated common stock to SureWest shareholders in the First Merger contemplated by the Merger Agreement (see page 139);

  “FOR” the election of Richard A. Lumpkin as Class I director (see page 140);

  “FOR” the proposal to ratify the appointment of Ernst & Young LLP as Consolidated’s independent registered public accounting firm (see page 152); and

  “FOR” the proposal to adjourn or postpone the annual meeting, if necessary or appropriate, for, among other reasons, the solicitation of additional proxies (see page 153).

What are the board’s recommendations?

     The board’s recommendations, together with the description of each proposal, are set forth in this joint proxy statement/prospectus. In summary, the board recommends that you vote:

  “FOR” the approval of the issuance of Consolidated common stock to SureWest shareholders in the First Merger contemplated by the Merger Agreement (see page 139);

  “FOR” the election of Richard A. Lumpkin for Class I director (see page 140);

  “FOR” the ratification of the appointment of Ernst & Young LLP as Consolidated’s independent registered public accounting firm (see page 152); and
  “FOR” the proposal to adjourn or postpone the annual meeting, if necessary or appropriate, for, among other reasons, the solicitation of additional proxies (see page 153).

     You should read the section entitled “The Mergers—Consolidated’s Reasons for the Mergers” for a discussion of the factors that Consolidated’s board considered in deciding to recommend voting “FOR” the approval of the issuance of Consolidated common stock to SureWest shareholders in the First Merger contemplated by the Merger Agreement.

     Unless you give other instructions on your proxy card, the persons named as proxy holders on the enclosed proxy card will vote in accordance with the recommendations of the board of directors.

What happens if additional matters are presented at the annual meeting?

     Other than the four proposals described in this joint proxy statement/prospectus, Consolidated is not aware of any other business to be acted upon at the annual meeting. If you grant a proxy, the persons named as proxy holders on the enclosed proxy card will vote your shares on any additional matters properly presented for a vote at the meeting as recommended by the board or, if no recommendation is given, in their own discretion.

     Pursuant to the provisions of Rule 14a-4(c) under the Exchange Act, with respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the board of directors or, if no recommendation is given, in their own discretion.

Will anyone contact me regarding this vote?

     The Company has retained Morrow & Co., LLC, 470 West Ave., Stamford, CT 06902 to aid in the solicitation of proxies and to verify certain records related to the solicitation. The Company will pay Morrow & Co., LLC a fee of $8,500 as compensation for its services and will reimburse it for its reasonable out-of-pocket expenses. Such solicitations may be made by mail, telephone, facsimile, e-mail, the Internet or personal interviews.

Who will tabulate and certify the vote?

     Representatives of Computershare Trust Company, N.A., Consolidated’s transfer agent, will tabulate the votes and act as Inspector of Elections.

Will I receive a copy of Consolidated’s 2011 Annual Report to Stockholders?

     Consolidated’s 2011 annual report to stockholders for the fiscal year ended December 31, 2011 is enclosed with this joint proxy statement/prospectus. The annual report includes Consolidated’s audited financial statements, along with other financial information about Consolidated, which Consolidated urges you to read carefully.

How can I receive a copy of Consolidated’s Annual Report on Form 10-K?

     Consolidated’s annual report on Form 10-K for the fiscal year ended December 31, 2011, as filed with the SEC on March 5, 2012, is included in the 2011 annual report to stockholders, which accompanies this joint proxy statement/prospectus.

     You can also obtain, free of charge, a copy of Consolidated’s annual report on Form 10-K, including all exhibits filed with it, by:

  accessing the investor relations section of Consolidated’s website at http://ir.consolidated.com and clicking on the “SEC Filings” link;

  accessing the materials online at www.edocumentview.com/cnsl;

  writing to:

  Consolidated Communications Holdings, Inc. — Investor Relations
  121 South 17th Street
  Mattoon, Illinois 61938; or

  telephoning Consolidated at: (217) 258-9522.

     You can also obtain a copy of Consolidated’s annual report on Form 10-K and other periodic filings that Consolidated makes with the SEC from the SEC’s EDGAR database at http://www.sec.gov.

     Who can I contact if I have any questions?

       Morrow & Co., LLC
       470 West Ave.
       Stamford, CT 06902

     Banks and brokers please call: (203) 658-9400

     Stockholders please call: (800) 607-0088

SUMMARY

     This summary highlights selected information from this joint proxy statement/prospectus and may not contain all the information that is important to you. To understand the Mergers fully and for a more complete description of the legal terms of the Mergers, you should carefully read this entire joint proxy statement/prospectus and the other documents to which you are referred. See also “Where You Can Find More Information” on page 176. Page references are included to direct you to a more complete description of the topics presented in this summary.

General

What SureWest Shareholders Will Receive in the Mergers (page 76)

     At the effective time of the First Merger, each issued and outstanding share of SureWest common stock (other than shares held in SureWest’s treasury or owned by any SureWest subsidiary, Consolidated, Merger Sub I or Merger Sub II) will be converted into the right to receive, at the holder’s election, either (i) $23.00 in cash, without interest, or (ii) shares of Consolidated common stock having an equivalent value based on average trading prices for the 20-day period ending two days before the closing date of the First Merger, subject to a collar so that there will be a maximum exchange ratio of 1.40565 shares of Consolidated common stock for each share of SureWest common stock and a minimum of 1.03896 shares of Consolidated common stock for each share of SureWest common stock, subject to certain exceptions and subject to proration so that 50% of the SureWest shares (treating equity award shares as outstanding) will be exchanged for cash and 50% for stock. All holders of SureWest equity award shares will be paid in cash and shall not be subject to such proration. Because equity award shares reduce the number of outstanding SureWest shares that will convert to cash, it is expected that approximately 46% of outstanding SureWest shares (exclusive of equity award shares) will convert into the right to receive cash, and 54% will convert into the right to receive stock. In order to preserve the tax-free nature of the transaction, the Merger Agreement also provides for a general consideration adjustment in certain circumstances, as further described under “The Mergers — SureWest Shareholders Making Cash and Stock Elections — General Consideration Adjustment” on page 81.

     In this joint proxy statement/prospectus, when the term “Merger Consideration” is used with respect to a given share of SureWest common stock, it means either the cash consideration (with respect to a share of SureWest common stock representing the right to receive the cash consideration) or the stock consideration (with respect to a share of SureWest common stock representing the right to receive the stock consideration).

Ownership of Consolidated Following the Mergers (page 77)

     Based on the number of shares of SureWest common stock and Consolidated common stock outstanding on the record date, it is anticipated that, immediately following the First Merger, SureWest shareholders who receive stock consideration in the First Merger will own in the aggregate between approximately 20.5% and 25.8% of the outstanding shares of Consolidated common stock.

Material United States Federal Income Tax Consequences (page 85)

     Each of Orrick, Herrington & Sutcliffe LLP, tax counsel to Sure West, and Schiff Hardin LLP, tax counsel to Consolidated, are delivering an opinion that the First Merger and the Second Merger taken together will qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended. The U.S. federal income tax consequences of a reorganization to a SureWest shareholder will depend on the relative mix of cash and Consolidated common stock received by such SureWest shareholder. Assuming that the Mergers qualify as a reorganization, SureWest shareholders should not recognize any gain or loss for U.S. federal income tax purposes if they exchange their SureWest shares solely for shares of Consolidated common stock in the First Merger, except with respect to cash received in lieu of fractional shares of Consolidated common stock. SureWest shareholders will recognize gain or loss if they exchange their SureWest shares solely for cash in the First Merger. SureWest shareholders will recognize gain, but not loss, if they exchange their SureWest shares for a combination of Consolidated common stock and cash, but their taxable gain in that case will not exceed the cash they receive in the Mergers. The tax opinions regarding the Mergers do not address any state, local or foreign tax consequences of the Mergers. The tax opinions are subject to customary qualifications and assumptions, including that the Mergers will be completed according to the terms of the Merger Agreement. In rendering the tax opinions, each counsel rely on representations of Sure West,

Merger Sub I, Merger Sub II and Consolidated. If any such assumption or representation is or becomes inaccurate, the U.S. federal income tax consequences of the Mergers could be adversely affected. An opinion of counsel represents counsel’s best legal judgment but is not binding on the Internal Revenue Service or on any court. Neither Sure West nor Consolidated intends to request any ruling from the Internal Revenue Service as to the U.S. federal income tax consequences of the Mergers. Consequently, no assurance can be given that the Internal Revenue Service will not assert, or that a court will not sustain, a position contrary to any of the tax consequences set forth in this joint proxy statement/prospectus.The tax consequences of the Mergers to each SureWest shareholder will depend on such SureWest shareholder’s own situation. SureWest shareholders should consult with their own tax advisors for a full understanding of the tax consequences of the Mergers to them.

Recommendation of the SureWest Board of Directors (page 51)

     The board of directors of SureWest unanimously recommends that SureWest shareholders vote “FOR” each of (i) the approval of the Merger Agreement, the Merger Certificate and the transactions contemplated thereby, including the First Merger; (ii) the approval, by an advisory vote, of the change in control severance payments to SureWest’s named executive officers; and (iii) the approval of the adjournment or postponement of the SureWest special meeting, if necessary or appropriate, to, among other reasons, solicit additional proxies.

Recommendations of the Consolidated Board of Directors (page 13)

     The board of directors of Consolidated unanimously recommends that Consolidated stockholders vote “FOR” each of (i) the issuance of Consolidated common stock to SureWest shareholders in the First Merger contemplated by the Merger Agreement; (ii) the election of Richard A. Lumpkin as Class I director of Consolidated; (iii) the ratification of the appointment of Ernst & Young LLP as Consolidated’s independent registered public accounting firm for the fiscal year ending December 31, 2012; and (iv) the proposal to adjourn or postpone the annual meeting, if necessary or appropriate, to, among other reasons, solicit additional proxies.

Opinion of Financial Advisor to SureWest (page 56 and Annex II)

     On February 5, 2012, at a meeting of the SureWest board of directors held to evaluate the Mergers, UBS Securities LLC (“UBS”) delivered an oral opinion to the SureWest board of directors, which opinion was confirmed by delivery of a written opinion, dated February 5, 2012, to the effect that, as of that date and based upon and subject to the various assumptions, matters considered and limitations described in its opinion, the Merger Consideration, taken in the aggregate, to be received by holders of SureWest common stock in the First Merger was fair, from a financial point of view, to such holders.

     The full text of UBS’ opinion to the SureWest board of directors describes the assumptions made, procedures followed, matters considered and limitations on the review undertaken by UBS. This opinion is attached as Annex II to this joint proxy statement/prospectus and incorporated by reference herein. Holders of SureWest common stock are encouraged to read UBS’ opinion carefully in its entirety. UBS’ opinion was provided for the benefit of the SureWest board of directors (in its capacity as such) in connection with, and for the purpose of, its evaluation of the fairness of the Merger Consideration to be received by holders of SureWest common stock in the First Merger from a financial point of view and does not address any other aspect of the Mergers. The opinion does not address the relative merits of the Mergers as compared to other business strategies or transactions that might be available with respect to SureWest or SureWest’s underlying business decision to effect the Mergers. The opinion does not constitute a recommendation to any shareholder of SureWest as to how such shareholder should vote or act with respect to the Mergers. In addition, the opinion does not address, or constitute a recommendation with respect to, any particular shareholder election. You are encouraged to read the opinion in its entirety, which is attached to this joint proxy statement/prospectus as Annex II, and the description thereof in the section titled “The Mergers — Opinion of Financial Advisor to SureWest”.

Opinion of Financial Advisor to Consolidated (page 64 and Annex III)

     On February 5, 2012, Wells Fargo Securities, LLC (“Wells Fargo Securities”) delivered its written opinion to the board of directors of Consolidated to the effect that, as of February 5, 2012, and based on and subject to various assumptions made, procedures followed, matters considered and limitations on the review undertaken by Wells

Fargo Securities in connection with the opinion, the experience of its investment bankers and other factors it deemed relevant, the Merger Consideration to be paid pursuant to the Merger Agreement was fair, from a financial point of view, to Consolidated.

     The full text of the written opinion of Wells Fargo Securities sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion. This written opinion is attached as Annex III to this joint proxy statement/prospectus and is incorporated by reference in its entirety into this joint proxy statement/prospectus. Wells Fargo Securities provided its opinion for the information and use of the board of directors of Consolidated in connection with its evaluation of the Mergers. Wells Fargo Securities’ opinion only addresses the fairness, from a financial point of view, to Consolidated of the Merger Consideration to the extent expressly specified in its opinion, and does not address any other terms or aspects of the Mergers. Wells Fargo Securities’ opinion does not address the merits of the underlying decision by Consolidated to enter into the Merger Agreement or the relative merits of the Mergers or contemplated financings compared with other business strategies or transactions available or that have been or might be considered by the management or the board of directors of Consolidated. Wells Fargo Securities’ opinion did not and does not constitute a recommendation as to how any holder of shares of Consolidated common stock should vote with respect to the issuance of shares of Consolidated common stock pursuant to the First Merger and the Merger Agreement or any other matter. You are encouraged to read the opinion in its entirety, which is attached to this joint proxy statement/prospectus as Annex III, and the description thereof in the section titled “The Mergers — Opinion of Financial Advisor to Consolidated”.

Interests of SureWest Directors and Executive Officers in the Merger (page 71)

     In considering the recommendation of the SureWest board of directors with respect to the Merger Agreement, you should be aware that some of SureWest’s directors and executive officers have interests in the Merger that are different from, or in addition to, those of SureWest shareholders generally. The SureWest board of directors was aware of these interests and considered them, among other matters, in reaching its decision to approve the Merger Agreement, the Merger Certificate and the transactions contemplated thereby, including the First Merger and to recommend that SureWest shareholders vote “FOR” the approval of the Merger Agreement, the Merger Certificate and the transactions contemplated thereby, including the First Merger.

Comparison of Rights of Common Shareholders of SureWest and Common Stockholders of Consolidated (page 115)

     SureWest shareholders’ rights are currently governed by the SureWest articles of incorporation, the SureWest bylaws and California law. Those SureWest shareholders who receive stock consideration in the First Merger will, upon completion of the First Merger, become stockholders of Consolidated and their rights will be governed by the Consolidated certificate of incorporation, the Consolidated bylaws and Delaware law.

The SureWest Special Meeting (page 127)

     The special meeting of SureWest shareholders will be held on June 12, 2012 at 10:00 a.m., Pacific time, at SureWest’s corporate headquarters, 8150 Industrial Avenue, Building A, Roseville, California 95678. At the special meeting, SureWest shareholders will be asked to (i) vote upon the proposal to approve the Merger Agreement, the Merger Certificate and the transactions contemplated thereby, including the First Merger; (ii) cast an advisory vote to approve the change in control severance payments to SureWest’s named executive officers; and (iii) vote to approve the adjournment or postponement of the special meeting, if necessary or appropriate, for, among other reasons, the solicitation of additional proxies.

The Consolidated Annual Meeting (page 134)

     The 2012 annual meeting of stockholders of Consolidated will be held at Consolidated’s corporate headquarters, 121 South 17th Street, Mattoon, Illinois 61938 on June 12, 2012 at 9:00 a.m., Central time. The 2012 annual meeting of stockholders is being held for the following purposes: (i) to approve the issuance of Consolidated common stock to SureWest shareholders in the First Merger contemplated by the Merger Agreement; (ii) to elect Richard A. Lumpkin as Class I director to serve for a term of three years, in accordance with Consolidated’s amended and restated certificate of incorporation and amended and restated bylaws; (iii) to ratify the appointment of Ernst & Young LLP as Consolidated’s independent registered public accounting firm for the fiscal year ending

December 31, 2012; (iv) to approve the adjournment or postponement of the annual meeting, if necessary or appropriate, for, among other reasons, the solicitation of additional proxies in the event that there are not sufficient votes at the time of the annual meeting to approve the issuance of Consolidated common stock to SureWest shareholders in the First Merger contemplated by the Merger Agreement; and (v) to transact such other business as may properly be brought before the Consolidated annual meeting and any adjournment or postponement thereof.

Record Dates; Shares Entitled to Vote; Required Vote with respect to the Mergers; Quorums (pages 127 and 134)

     SureWest shareholders are entitled to vote at the special meeting if they owned shares of SureWest common stock at the close of business on April 23, 2012, the record date. On the record date, there were 14,330,035 shares of SureWest common stock outstanding. Shareholders will be entitled to one vote for each share of SureWest common stock that they owned on the record date on all matters submitted to a vote at the special meeting.

     To approve the Merger Agreement, the Merger Certificate and the transactions contemplated thereby, including the First Merger, holders of a majority of the outstanding shares of SureWest common stock must vote their shares “FOR” the approval of the Merger Agreement, the Merger Certificate and the transactions contemplated thereby, including the First Merger. The presence at the special meeting on June 12, 2012, in person or by proxy, of shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast at the special meeting will constitute a quorum, which is necessary to hold the meeting. In the event that a quorum is not present at the special meeting, SureWest expects that the special meeting will be adjourned or postponed to solicit additional proxies.

     Consolidated stockholders are entitled to vote at the annual meeting if they owned shares of Common Stock common stock at the close of business on April 23, 2012, the record date. As of April 23, 2012, the record date, 29,951,282 shares of Consolidated’s common stock were outstanding. Each outstanding share of Consolidated’s common stock entitles its holder to cast one vote on each matter to be voted upon at the annual meeting.

     To approve the issuance of Consolidated common stock to SureWest shareholders in the First Merger contemplated by the Merger Agreement, the approval of a majority of the votes present, in person or by proxy, and entitled to vote is required. The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date will constitute a quorum. In the event that a quorum is not present at the annual meeting, Consolidated expects that the annual meeting will be adjourned or postponed to solicit additional proxies.

Shares Owned by SureWest Directors and Executive Officers (page 128)

     At the close of business on the record date, directors and executive officers of SureWest beneficially owned and were entitled to vote, in the aggregate, 861,384 shares of SureWest common stock, which represented approximately 6.01% of the shares of SureWest common stock outstanding on that date. The directors and executive officers of SureWest have informed SureWest that they intend to vote all of their shares of SureWest common stock “FOR” the Merger Agreement, the Merger Certificate and the transactions contemplated thereby, including the First Merger.

Shares Owned by Consolidated Directors and Executive Officers (page 135)

     At the close of business on the record date, directors and executive officers of Consolidated beneficially owned and were entitled to vote, in the aggregate, 2,519,149 shares of Consolidated common stock, which represented approximately 8.4% of the shares of Consolidated common stock outstanding on that date. The directors and executive officers of Consolidated have informed Consolidated that they intend to vote all of their shares of Consolidated common stock “FOR” the approval of the issuance of Consolidated common stock to SureWest shareholders in the First Merger contemplated by the Merger Agreement.

The Mergers (page 43)

     The Merger Agreement is attached as Annex I to this joint proxy statement/prospectus. You are encouraged to read the Merger Agreement carefully and in its entirety because it is the principal document governing the Mergers.

Conditions to the Mergers (page 99)

     SureWest and Consolidated are obligated to complete the Mergers only if certain conditions precedent are satisfied or waived, including the following:

  the Merger Agreement has been approved by the affirmative vote of a majority of the outstanding shares of SureWest common stock at the special meeting;

  the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), has expired or has been terminated (this condition has been satisfied—see “The Mergers — Regulatory Approvals Required for the Mergers — United States Antitrust”);

  the approvals of the Federal Communications Commission (the “FCC”), the California Public Utility Commission (the “California PUC”) and any other state regulator required to permit consummation of the Mergers have been obtained;

  no order, injunction, statute, rule, regulation or decree shall have been issued, enacted, entered, promulgated or enforced by a governmental entity that prohibits or makes illegal the consummation of the Mergers;

  Consolidated’s registration statement on Form S-4, of which this joint proxy statement/prospectus forms a part, has been declared effective by the SEC and no stop order suspending the effectiveness of the registration statement is in effect, and no proceeding for such purpose is pending or threatened by the SEC;

  the issuance of Consolidated common stock to SureWest shareholders in the First Merger contemplated by the Merger Agreement has been approved by a majority of the votes present, in person or by proxy, and entitled to vote at the annual meeting of stockholders of Consolidated;

  the shares of Consolidated common stock to be issued in the First Merger have been approved for listing on NASDAQ Global Select Market; and

  other contractual conditions set forth in the Merger Agreement have been satisfied or waived.

Termination; Termination Fees; Expenses (page 100)

     The Merger Agreement contains provisions addressing the circumstances under which Consolidated or SureWest may terminate the Merger Agreement. In addition, the Merger Agreement provides that, in certain circumstances, SureWest may be required to pay Consolidated a termination fee of $14,675,000.

No Solicitation; Changes in Recommendation (page 94)

     The Merger Agreement contains certain restrictions on SureWest’s ability to solicit or engage in discussions or negotiations with a third party regarding specified transactions involving SureWest. Notwithstanding these restrictions, under certain circumstances, the SureWest board of directors may (i) respond to an unsolicited bona fide proposal for an alternative acquisition or (ii) terminate the Merger Agreement and enter into an agreement with respect to a superior proposal (in which case SureWest will be required to pay to Consolidated the termination fee described above).

Regulatory Approvals Required for the Mergers (page 83)

     United States antitrust laws prohibit Consolidated and SureWest from completing the Mergers until they have furnished certain information and materials to the Antitrust Division of the Department of Justice and the Federal Trade Commission under the HSR Act and a required waiting period has ended. SureWest and Consolidated filed the required notification and report forms with the Antitrust Division of the Department of Justice and the Federal Trade Commission on February 15, 2012. The required waiting period expired on March 16, 2012.

     Completion of the Mergers is also conditioned upon the receipt of the following approvals of the FCC, the California PUC, the Kansas Corporation Commission (“KCC”) and certain local municipalities in Kansas. On February 10, 2012, SureWest and its subsidiaries that are regulated by the California PUC, and Consolidated and certain of its subsidiaries, jointly filed an application with the California PUC for required approvals in connection with the transfers of control of those subsidiaries to Consolidated, as required under the California Public Utility Code. On February 16, 17 and 22, 2012, Consolidated and SureWest jointly filed the applications to transfer control of SureWest’s FCC authorizations to Consolidated. On February 23, 2012, Consolidated and SureWest filed notice with the KCC requesting that a no action letter be issued indicating that no further action is required by the KCC because of SureWest’s statutory classification as a competitive local exchange carrier pursuant to K.S.A. 66-1,187, et seq. On February 23, 2012, Consolidated and SureWest filed notice with the Kansas municipalities of Lenexa, Overland Park and Shawnee, each of which require city council approval to transfer legacy local cable franchises there. SureWest’s authority to provide video service in the Kansas municipalities of Olathe, Fairway, Merriam, Mission, Prairie Village, Roeland Park and Westwood is pursuant to a Video Service Authorization issued by the KCC. Requisite notice on transferring the Video Service Authorization was provided to the KCC on February 23, 2012.

Debt Financing (page 103)

     The Merger Agreement is not subject to any financing contingency. Consolidated intends to finance the cash portion of the Merger Consideration with debt and cash on hand. With respect to the debt financing, Consolidated has obtained a commitment for the financing necessary to complete the transaction from Morgan Stanley Senior Funding, Inc., which provides for a senior unsecured bridge facility in an aggregate principal amount of $350,000,000 that can be used to finance a portion of the aggregate cash consideration of, and to pay the fees and expenses in connection with, the transactions contemplated by the Merger Agreement and to repay existing indebtedness of SureWest. The terms of this commitment are described further under “Debt Financing” on page 103. The financing commitment permits Consolidated to secure other funding in lieu of drawing on the financing commitment, and Consolidated’s current credit agreement also permits it to do so. Before or shortly after the completion of the Mergers, Consolidated expects to conduct a private placement of Rule 144A notes.

Dissenters’ Rights of SureWest Shareholders (page 125)

     If you do not wish to accept the $23.00 per share Merger Consideration in the First Merger, you have the right under California law to have your shares appraised by a California court, provided that you comply with certain procedures. These dissenters’ rights are subject to a number of restrictions and technical requirements. Generally, in order to exercise dissenters’ rights, among other things, (a) you must not vote in favor of the Merger Agreement, the Merger Certificate and the transactions contemplated thereby, including the First Merger, (b) you must make a written demand for appraisal in compliance with California law within 30 days of notification that the Merger Agreement has been approved, (c) you must submit the certificates representing your dissenting shares to SureWest within 30 days of notification that the Merger Agreement has been approved, (d) you must hold shares of SureWest common stock on the record date and continuously hold such shares through the completion of the First Merger and (e) demands for payment must be filed with respect to at least five percent of the outstanding shares of SureWest common stock. The fair value of your shares of SureWest common stock as determined in accordance with California law may be more or less than, or the same as, the Merger Consideration to be paid to non-dissenting shareholders in the First Merger. Annex IV to this proxy statement contains a copy of the California statute relating to shareholders’ dissenters’ rights. Failure to follow all of the steps required by this statute will result in the loss of your dissenters’ rights.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION OF
CONSOLIDATED COMMUNICATIONS HOLDINGS, INC.

     The selected financial data set forth below has been derived from Consolidated’s audited historical financial statements and related notes. The selected historical financial information as of December 31, 2011 and 2010 and for the three years ended December 31, 2011 is derived from the audited historical financial statements and related notes of Consolidated incorporated by reference into this joint proxy statement/prospectus. The selected historical financial information as of December 31, 2009, 2008 and 2007 and for the two years ended December 31, 2008 is derived from audited historical financial statements and related notes of Consolidated which were previously filed with the SEC but are not included or incorporated by reference into this joint proxy statement/prospectus. Historical results are not necessarily indicative of the results to be expected in future periods.

	Year ended December 31,
(In millions, except per share amounts)	2011	2010	2009	2008	2007 (5)
Telephone operations revenues	$342.6	$349.6	$364.6	$379.0	$288.2
Other operations revenues	31.7	33.8	41.6	39.4	41.0
Total operating revenues	374.3	383.4	406.2	418.4	329.2

Cost of products and services (exclusive of depreciation
and amortization shown separately below)	139.3	142.3	145.5	143.5	107.3
Selling, general and administrative expense	81.1	88.0	104.8	108.8	89.6
Debt refinancing costs	2.6	-	-	-	-
Intangible asset impairment	-	-	-	6.1	-
Depreciation and amortization	88.7	87.2	85.2	91.7	65.7
Income from operations	62.6	65.9	70.7	68.3	66.6

Interest expense, net (1)	(49.4)	(50.7)	(57.9)	(66.3)	(46.5)
Other income (loss), net (2)	28.6	27.0	25.5	10.8	(3.4)
Income before income taxes and extraordinary item	41.8	42.2	38.3	12.8	16.7
Income tax expense	14.8	9.0	12.4	6.6	4.7
Income before extraordinary item	27.0	33.2	25.9	6.2	12.0
Extraordinary item, net of tax	-	-	-	7.2	-
Net income	27.0	33.2	25.9	13.4	12.0
Net income of noncontrolling interest (3)	0.6	0.6	1.0	0.9	0.6
Net income attributable to common shareholders (3)	$26.4	$32.6	$24.9	$12.5	$11.4

Income per common share—basic: (4)
Income per common share before extraordinary item	$0.88	$1.09	$0.84	$0.18	$0.43
Extraordinary item per share	-	-	-	0.24	-
Net income per common share—basic	$0.88	$1.09	$0.84	$0.42	$0.43
Basic weighted-average number of shares	29,600	29,490	29,396	29,321	25,764

Income per common share—diluted: (4)
Income per common share before extraordinary item	$0.88	$1.09	$0.84	$0.18	$0.43
Extraordinary item per share	-	-	-	0.24	-
Net income per common share—diluted	$0.88	$1.09	$0.84	$0.42	$0.43
Diluted weighted-average number of common and
common equivalent shares	29,600	29,490	29,396	29,321	25,764

Cash dividends per common share	$1.55	$1.55	$1.55	$1.55	$1.55

	Year ended December 31,
(In millions, except per share amounts)	2011	2010	2009	2008	2007 (5)
Consolidated cash flow data:
Cash flows from operating activities	$130.2	$115.0	$116.3	$92.4	$82.1
Cash flows used for investing activities	(41.5)	(40.7)	(41.6)	(48.0)	(305.3)
Cash flows used for/from financing activities	(50.7)	(49.4)	(47.4)	(63.3)	230.9
Capital expenditures	42.6	41.8	42.4	48.0	33.5

Consolidated Balance Sheet:
Cash and cash equivalents	$105.7	$67.7	$42.8	$15.5	$34.3
Total current assets	168.3	136.3	107.9	78.6	99.6
Net property, plant and equipment (6)	332.0	356.1	377.2	400.3	411.6
Total assets	1,194.1	1,209.5	1,226.6	1,241.6	1,304.6
Total debt (including current portion)	884.7	884.1	880.3	881.3	892.6
Stockholders’ equity	47.8	71.9	80.7	75.3	159.7

Other financial data (unaudited):
Adjusted EBITDA (7)	$189.5	$185.6	$188.8	$189.8	$143.8

Other data (as of the end of the period) (Unaudited):
Local access lines
Residential	137,179	140,660	146,766	162,067	183,070
Business	90,813	96,481	100,469	102,256	103,116
Total local access lines	227,992	237,141	247,235	264,323	286,186
CLEC access line equivalents	89,774	81,090	72,681	74,687	70,063
VOIP subscribers	9,199	8,640	8,665	6,510	2,494
IPTV subscribers	34,356	29,236	23,127	16,666	12,241
ILEC DSL subscribers	110,913	106,387	100,122	91,817	81,337
Total connections	472,234	462,494	451,830	454,003	452,321

(1) Interest expense includes amortization of deferred financing costs totaling $1.4 million for the year ended December 31, 2011, $1.3 million for each of 2010 and 2009, $1.4 million for 2008 and $3.2 million for 2007.

(2) Other income, during 2009, showed improved earnings of approximately $4.8 million from Consolidated’s wireless partnerships. During 2008, Consolidated recognized income of $13.1 million from three cellular partnerships acquired as part of the acquisition of North Pittsburgh Systems, Inc. (“North Pittsburgh”). Consolidated also recognized, during 2008, $9.2 million loss on early extinguishment of debt related to the early redemption of Consolidated’s then outstanding senior notes and the related write-off of unamortized debt financing costs. During 2007, Consolidated recognized a loss on extinguishment of debt of $10.3 million related to the debt refinancing from the acquisition of North Pittsburgh.

(3) Consolidated adopted the Financial Accounting Standards Board’s (“FASB”) authoritative guidance on the presentation of noncontrolling interests in consolidated financial statements effective January 1, 2009. This presentation has been retrospectively applied to all periods presented.

(4) Consolidated adopted the FASB’s authoritative guidance on the treatment of participating securities in the calculation of earnings per share on January 1, 2009. This presentation has been retrospectively applied to all periods presented.

(5) Consolidated acquired all of the capital stock of North Pittsburgh on December 31, 2007. Balance sheet and other data as of that date include the accounts of North Pittsburgh. Consolidated’s results of operations include North Pittsburgh beginning January 1, 2008.

(6) Property, plant and equipment are recorded at cost. The cost of additions, replacements, and major improvements is capitalized, while repairs and maintenance are charged to expenses. When property, plant and equipment are retired from Consolidated’s regulated subsidiaries, the original cost, net of salvage, is charged against accumulated depreciation, with no gain or loss recognized in accordance with composite group life remaining methodology used for regulated telephone plant assets.

(7) Consolidated presents Adjusted EBITDA (which is a non-GAAP financial measure) for three reasons: Consolidated believes it is a useful indicator of Consolidated’s historical debt capacity and Consolidated’s ability to service debt and pay dividends; it provides a measure of consistency in Consolidated’s financial reporting; and covenants in Consolidated’s credit facilities contain ratios based on Adjusted EBITDA.

Adjusted EBITDA is defined in Consolidated’s current credit facility as:

     Consolidated Net Income (as defined in Consolidated’s credit facility),

     (a) plus the following, to the extent deducted in arriving at Consolidated Net Income:

(i) interest expense, amortization, or write-off of debt discount and non-cash expense incurred in connection with equity compensation plans;

          (ii) foreign, federal, state and local income taxes;

          (iii) depreciation and amortization;

(iv) all non-cash charges (excluding any non-cash charge to the extent that it represents an accrual of or reserve for cash charges in any future period or amortization of a prepaid cash expense that was paid in a prior period);

          (v) transaction fees;

     (b) minus (in the case of gains) or plus (in the case of losses) gain or loss on any disposition;

     (c) plus extraordinary losses; and

(d) minus the sum of interest income, extraordinary income or gains as defined by GAAP and all non-cash items increasing net income.

Prior to 2011, Consolidated’s credit facility defined Adjusted EBITDA as:

Consolidated Net Income (as defined in Consolidated’s credit facility)

(a) plus the following, to the extent deducted in arriving at Consolidated Net Income:

(i) interest expense, amortization, or write-off of debt discount and non-cash expense incurred in connection with equity compensation plans;

(ii) provision for income taxes;

(iii) depreciation and amortization;

(iv) non-cash charges for asset impairment; all charges, expenses, and other extraordinary, non-recurring, and unusual integration costs or losses related to the acquisition of North Pittsburgh, including all severance payments in connection with the acquisition, so long as such costs or losses are incurred prior to December 31, 2009, and do not exceed $12.0 million in the aggregate;

(v) all non-recurring transaction fees, charges, and other amounts related to the acquisition of North Pittsburgh (excluding all amounts otherwise included in accordance with U.S. GAAP in determining Adjusted EBITDA), so long as such fees, charges, and other amounts do not exceed $18 million in the aggregate;

(b) minus (in the case of gains) or plus (in the case of losses) gain or loss on sale of assets;

(c) minus (in the case of gains) or plus (in the case of losses) non-cash income or charges relating to foreign currency gains or losses;

(d) plus (in the case of losses) or minus (in the case of income) non-cash minority interest income or loss;

(e) plus (in the case of items deducted in arriving at Consolidated Net Income) or minus (in the case of items added in arriving at Consolidated Net Income) non-cash charges resulting from changes in accounting principles;

(f) plus extraordinary losses and minus extraordinary gains as defined by GAAP;

(g) plus (in the case of any period ending on December 31, 2007, and any period ending during the seven immediately succeeding fiscal quarters of the Company, to the extent not otherwise included in Adjusted EBITDA) cost savings to be realized by the Company and its subsidiaries in connection with the acquisition of North Pittsburgh that are attributable to the integration of the Company’s operations and businesses in Illinois and Texas with the acquired Pennsylvania operations, which cost savings are deemed to be the amounts set forth on a schedule to the credit agreement for each such fiscal quarter; and

(h) minus interest income.

     If Consolidated’s Adjusted EBITDA were to decline below certain levels, there may be violations of covenants in Consolidated’s credit facilities that are based on this measure, including Consolidated’s total net leverage and interest coverage ratios covenants. The consequences could include a default or mandatory prepayment of debt or a prohibition on dividends.

     Consolidated believes that net cash provided by operating activities is the most directly comparable financial measure to Adjusted EBITDA under GAAP. Adjusted EBITDA should not be considered in isolation or as a substitute for consolidated statement of operations and cash flows data prepared in accordance with GAAP. Adjusted EBITDA is not a complete measure of profitability because it does not include costs and expenses identified above, and Adjusted EBITDA is not a complete net cash flow measure because it does not include reductions for cash payments for an entity’s obligation to service its debt, fund its working capital, make capital expenditures, make acquisitions, or pay its income taxes and dividends.

     The following table sets forth a reconciliation of Cash Provided by Operating Activities to Adjusted EBITDA:

	Year ended December 31,
(In millions, unaudited)	2011	2010	2009	2008	2007
Net cash provided by operating activities	$130.2	$115.0	$116.3	$92.4	$82.1
Non-cash, stock-based compensation	(2.1)	(2.4)	(1.9)	(1.9)	(4.0)
Other adjustments, net (a)	(11.0)	(0.9)	(1.0)	3.8	(9.5)
Changes in operating assets and liabilities	(1.3)	8.6	(2.2)	9.9	8.5
Interest expense, net	49.4	50.7	57.9	66.3	46.5
Income taxes	14.8	9.0	12.4	6.6	4.7
EBITDA (b)	180.0	180.0	181.5	177.1	128.3
Adjustments to EBITDA (c):
Integration, restructuring and Sarbanes Oxley (d)	-	-	7.4	4.8	1.2
Debt amendment fees (e)	2.6	-	-	-	-
Other, net (f)	(23.6)	(24.3)	(24.4)	(19.9)	(6.6)
Investment distributions (g)	28.4	27.5	22.4	17.8	6.6
Loss on extinguishment of debt (h)	-	-	-	9.2	10.3
Intangible asset impairment (a)	-	-	-	6.1	-
Extraordinary item (i)	-	-	-	(7.2)	-
Non-cash, stock-based compensation (j)	2.1	2.4	1.9	1.9	4.0
Adjusted EBITDA	$189.5	$185.6	$188.8	$189.8	$143.8
____________________

(a)	Other adjustments, net includes $8.5 million of change in income taxes for the year ended December 31, 2011. Also, other adjustments, net includes $6.1 million of intangible asset impairment charges for year ended December 31, 2008. During Consolidated’s annual impairment review for 2008, Consolidated determined that the projected future cash flows of the Consolidated Market Response (“CMR”) business would not be sufficient to support the carrying value of the goodwill. CMR was sold during 2010.

(b)	EBITDA is defined as net earnings before interest expense, income taxes, depreciation and amortization on an unadjusted basis.

(c)	These adjustments reflect those required or permitted by the lenders under the credit facility in place at the end of each of the years included in the periods presented.

(d)	In connection with Consolidated’s acquisition of North Pittsburgh, Consolidated incurred certain expenses associated with integrating and restructuring the businesses. These expenses include severance and employee relocation expenses, Sarbanes-Oxley maintenance costs, costs to integrate Consolidated’s technology, administrative and customer service functions and billing systems.

(e)	Debt amendment fees include $2.6 million in fees incurred in connection with Consolidated’s Amend and Extend refinancing in June 2011. See Note 11 to the Consolidated Financial Statements included in Consolidated’s Annual Report on Form 10-K for the year ended December 31, 2011.

(f)	Other, net includes the equity earnings from Consolidated’s investments, dividend income, and certain other miscellaneous non-operating items. Key man life insurance proceeds of $0.6 million received in 2011 and $0.3 million received in 2007 is not deducted to arrive at Adjusted EBITDA.

(g)	For purposes of calculating Adjusted EBITDA, Consolidated includes all cash dividends and other cash distributions received from Consolidated’s investments. These cash distributions are primarily from Consolidated’s interest in five Verizon Wireless Limited Partnerships. See Note 6 to the Consolidated Financial Statements included in Consolidated’s 2011 Annual Report on Form 10-K for the year ended December 31, 2011.

(h)	Represents the redemption premium and write-off of unamortized debt issuance costs in connection with the redemption and retirement of Consolidated’s senior notes during 2008 and the write-off of debt issuance costs in connection with retiring the obligations under Consolidated’s former credit facility and entering into a new credit facility contemporaneously with the North Pittsburgh acquisition.

(i)	Upon making the election to discontinue the applicable accounting guidance for regulated enterprises in accounting for the effects of certain types of regulation, Consolidated recognized an extraordinary non-cash gain and began to apply the authoritative guidance required for the discontinuance of the application of regulatory accounting.

(j)	Represents compensation expenses in connection with Consolidated’s Restricted Share Plan. Because of their non-cash nature, these expenses are excluded from Adjusted EBITDA.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL
INFORMATION OF SUREWEST COMMUNICATIONS

     The selected financial data set forth below has been derived from SureWest’s audited historical financial statements and related notes. The selected historical financial information as of December 31, 2011 and 2010 and for the three years ended December 31, 2011 is derived from the audited historical financial statements and related notes of SureWest incorporated by reference into this joint proxy statement/prospectus. The selected historical financial information as of December 31, 2009, 2008 and 2007 and for the two years ended December 31, 2008 is derived from audited historical financial statements and related notes of SureWest which were previously filed with the SEC but are not included or incorporated by reference into this joint proxy statement/prospectus. Historical results are not necessarily indicative of the results to be expected in future periods.

	Year ended December 31,
(In millions, except per share amounts)	2011	2010	2009	2008(1)	2007
Total operating revenues	$248.1	$243.5	$241.7	$230.3	$174.3

Cost of products and services (exclusive of depreciation
and amortization)	110.3	105.7	103.1	92.5	60.0
Selling, general and administrative expense	59.1	60.8	65.3	67.7	56.8
Impairment loss	-	-	-	-	5.5
Depreciation and amortization	64.0	61.8	59.7	55.0	43.6
Income from operations	14.7	15.2	13.6	15.1	8.4

Interest expense, net	(11.6)	(8.3)	(11.3)	(12.1)	(6.5)
Other income (expense), net	-	(0.1)	0.4	0.9	3.0
Income from continuing operations before income taxes	3.1	6.8	2.7	3.9	4.9
Income tax expense (benefit)	1.3	3.4	2.0	3.1	(0.4)
Net income:
Income from continuing operations	1.8	3.4	0.7	0.8	5.3
Income from discontinued operations (2)(3)(4)	-	-	2.5	18.1	57.7
Net income	$1.8	$3.4	$3.2	$18.9	$63.0

Basic earnings per share:
Income per share from continuing operations (5)	$0.13	$0.24	$0.05	$0.06	$0.36
Income per share from discontinued operations (5)	-	-	0.18	1.28	3.99
Net income per basic share	$0.13	$0.24	$0.23	$1.34	$4.35
Diluted earnings per share:
Income per share from continuing operations (5)	$0.13	$0.24	$0.05	$0.06	$0.36
Income per share from discontinued operations (5)	-	-	0.18	1.28	3.98
Net income per diluted share	$0.13	$0.24	$0.23	$1.34	$4.34
Cash dividends per share (6)	$0.26	$-	$-	$0.50	$1.00

Balance Sheet Data:
Total assets	$612.1	$603.2	$622.9	$633.8	$484.8
Long-term obligations	196.9	189.8	207.4	226.0	118.2
Shareholders’ equity	260.7	272.1	269.2	261.3	271.0

Statements of Cash Flows Data:
Cash flows from continuing operating activities	$81.4	$63.6	$71.8	$50.8	$50.8
Cash flows (used for)/from continuing investing activities	(70.4)	(46.9)	(46.6)	(183.3)	36.4
Cash flows (used for)/from financing activities	(9.7)	(21.2)	(20.0)	106.0	(18.1)
Capital expenditures	72.5	52.6	58.3	86.5	53.3

Other Data:
Adjusted EBITDA (7)	$84.4	$82.5	$77.9	$69.2	$57.3

____________________

(1)	In February 2008, SureWest acquired 100% of the issued and outstanding stock of SureWest Kansas, Inc., formerly Everest Broadband, Inc. (the “Kansas City operations”) for a total purchase price of $181.5 million, including transaction costs. Subsequent to the acquisition date of February 13, 2008, the operating results for the Kansas City operations have been included in SureWest’s consolidated financial statements.

(2)	In February 2009, SureWest sold its fifty-two wireless communication towers (“Tower Assets”). The operating results of its Tower Assets are included in income from discontinued operations for the years ended on or before December 31, 2009.

(3)	In May 2008, SureWest sold the operating assets of its Wireless business, SureWest Wireless. The operating results and the net gain from the sale of SureWest Wireless are included in income from discontinued operations for the years ended on or before December 31, 2008.

(4)	In February 2007, SureWest sold 100% of the stock of SureWest Directories, its directory publishing business. The operating results and the net gain from the sale of SureWest Directories are included in income from discontinued operations for the year ended on December 31, 2007.

(5)	Basic earnings per share is computed by dividing the net income applicable to common stockholders by the weighted average number of common shares outstanding during the period. Diluted earnings per share (“diluted EPS”) is computed based on the weighted average number of common shares plus the effect of dilutive potential common shares outstanding during the period using the treasury stock method. Dilutive potential common shares include time and performance based stock awards and stock units. Diluted EPS excludes the impact of potential common shares related to SureWest’s stock options in periods where the option exercise price is greater than the average market price of its common stock.

(6)	Cash dividends per share were based on the actual dividends per share, as declared by SureWest’s board of directors. On each date that SureWest paid a cash dividend to the holders of its common stock, SureWest credited to the holders of restricted stock units (“RSUs”) and vested performance share units (collectively “units”) an additional number of restricted units equal to the total number of whole units and additional units previously credited to the holders multiplied by the dollar amount of the cash dividend per share of common stock and divided by the SureWest closing share price. Any fractional units resulting from such calculation were included in the additional units.

(7)	In addition to the results reported in accordance with United States generally accepted accounting principles (“US GAAP” or “GAAP”), SureWest also uses certain non-GAAP measures including adjusted EBITDA to evaluate operating performance and to facilitate the comparison of its historical results and trends. These financial measures are not a measure of financial performance under US GAAP and should not be considered in isolation or as a substitute for net income from continuing operations as a measure of performance and net cash provided by operating activities as a measure of liquidity. The calculation of these non-GAAP measures may not be comparable to similarly titled measures used by other companies, including the reconciliation used by Consolidated. Reconciliations to the most directly comparable GAAP measure are provided below. Adjusted EBITDA represents net income from continuing operations excluding amounts for income taxes; depreciation and amortization; non-cash pension and certain post-retirement benefits; non-cash stock compensation; severance and other related termination costs; and all other non-operating income and expenses. Adjusted EBITDA is a common measure of operating performance in the telecommunications industry. Adjusted EBITDA helps SureWest evaluate its performance by removing from its operating results non-cash items and items which do not relate to its core operating performance.

The following table is a reconciliation of income from continuing operations to adjusted EBITDA (in millions):

	Year ended December 31,
	2011	2010	2009	2008	2007
Income from continuing operations	$1.8	$3.4	$0.7	$0.8	$5.3
Add (subtract):
Income tax expense (benefit)	1.3	3.4	2.0	3.1	(0.4)
Other (income) expense, net	11.6	8.4	10.9	11.2	3.5
Depreciation and amortization	64.0	61.8	59.7	55.0	43.6
Impairment loss	–	–	–	–	5.5
Non-cash pension and post-retirement expense (income)	1.4	1.5	2.6	(1.8)	(1.2)
Non-cash stock compensation expense	4.3	2.9	2.0	0.9	1.0
Severance and other related termination costs	–	1.1	–	–	–
Adjusted EBITDA	$84.4	$82.5	$77.9	$69.2	$57.3

SUMMARY UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

     The following summary unaudited pro forma condensed combined financial information (“summary pro forma financial information”) is based upon the historical consolidated financial statements of Consolidated and SureWest, which are incorporated by reference into this proxy statement/prospectus and has been prepared to reflect the Mergers, based on the purchase method of accounting, with Consolidated treated as the acquirer. The historical consolidated financial statements have been adjusted to give effect to pro forma events that are directly attributable to the Mergers and factually supportable and, in the case of the statement of income, that are expected to have a continuing impact.

     The summary pro forma financial information is derived from the unaudited pro forma condensed combined financial statements contained in this proxy statement/prospectus. See “Unaudited Pro Forma Condensed Combined Financial Statements”. The summary pro forma financial information should be read in conjunction with the historical consolidated financial statements and accompanying notes of Consolidated and SureWest, incorporated by reference into this proxy statement/prospectus and the unaudited pro forma condensed combined financial statements. The unaudited pro forma condensed combined statement of income, which has been prepared for the year ended December 31, 2011, gives effect to the Mergers as if they had occurred on January 1, 2011. The unaudited pro forma condensed combined balance sheet has been prepared as of December 31, 2011 and gives effect to the Mergers as if they had occurred on that date.

     As of the date of this proxy statement/prospectus, Consolidated has not finalized the detailed valuation studies necessary to arrive at the required fair market value of the SureWest assets to be acquired and the liabilities to be assumed and the related allocations of the purchase price. Consolidated has made certain pro forma adjustments to the historical book values of the assets and liabilities of SureWest to reflect certain preliminary estimates of the fair value of the net assets acquired, with the excess of the estimated purchase price over the estimated fair values of SureWest’s acquired assets and assumed liabilities recorded as goodwill. See Note 1 to the “Unaudited Pro Forma Condensed Combined Financial Statements”. Actual results are expected to differ from these preliminary estimates once Consolidated has determined the final purchase price (as determined by the market price of Consolidated common stock on the closing date of the First Merger) for SureWest and completed the valuation studies necessary to finalize the required purchase price allocations. There can be no assurances that such finalization of the valuation studies will not result in material changes. Consolidated performed a preliminary assessment of accounting policies and financial statement presentation which has identified certain adjustments necessary to conform information in SureWest’s historical financial statements to Consolidated’s combined accounting policies and presentation. The review of the accounting policies is not yet complete and additional policy and presentation differences may be identified upon completion.

     The summary pro forma financial information is not intended to represent or be indicative of the consolidated results of operations or financial condition of the combined company that would have been reported had the Mergers been completed as of the dates presented and should not be taken as representative of the future consolidated results of operations or financial condition of the combined company.

     Upon completion of the Mergers, various triggering events will have occurred which result in the payment of various Change in Control Agreements to certain SureWest employees. The estimated payments under these agreements will range from approximately $12 million to $14 million. No adjustment has been included in the unaudited pro forma condensed combined financial statements for these payments.

     The summary pro forma financial information does not include the realization of future cost savings or synergies or restructuring charges that are expected to result from Consolidated’s acquisition of SureWest. The transaction is expected to generate annual operating synergies of approximately $25 million, which will be phased in over the first two years after closing as integration projects are completed. The transaction is also expected to generate annual capital expenditure synergies of $5 million to $10 million during the first full fiscal year following the close. Consolidated also expects to incur merger and integration costs, excluding closing costs, of approximately $20 million to $25 million over the first two years following the close. However, no assurance can be given with respect to the ultimate level of such synergies or the timing of their realization.

Summary Pro Forma Financial Information:

Year Ended
(In millions, except share and per share amounts)	December 31, 2011
Statement of Income:
Operating revenues	$623.6

Operating expenses (exclusive of depreciation and amortization)	393.6
Depreciation and amortization	160.0
Income from operations	70.0

Interest expense	(84.9)
Other income, net	28.7
Income before income taxes	13.8
Income tax expense	5.0
Net income	8.8
Less: Net income attributable to noncontrolling interest	0.6
Net income attributable to common stockholders	$8.2

Net income per common share - basic and diluted	$0.21
Shares of common stock used to calculate earnings per share (in thousands):
Basic weighted-average number of shares	38,455
Diluted weighted-average number of common and common equivalent
shares	38,455

Consolidated Balance Sheet (at period end):
Cash and cash equivalents	$58.8
Total current assets	159.8
Net property, plant and equipment	903.0
Total assets	1,870.4
Total debt and capital lease obligations	1,234.7
Total stockholders’ equity	198.1

COMPARATIVE PER SHARE MARKET PRICE, DIVIDEND AND OTHER DATA

     Consolidated common stock is listed and traded on the NASDAQ Global Select Market under the symbol “CNSL.” SureWest’s common stock is listed and traded on the NASDAQ Global Select Market under the symbol “SURW.” The following table sets forth, for the calendar quarters indicated, (1) the high and low sales price per share of Consolidated common stock as reported on the NASDAQ Global Select Market, and (2) the high and low closing sales price per share of SureWest common stock as reported on the NASDAQ Global Select Market. On April 23, 2012, the last practicable trading day prior to the date of this joint proxy statement/prospectus, there were 29,951,282 shares of Consolidated common stock outstanding and 14,330,035 shares of SureWest common stock outstanding.

	Consolidated		SureWest
	High	Low	High	Low
For the calendar quarter ended:

2010
March 31, 2010	$19.23	$16.01	$10.35	$7.54
June 30, 2010	19.50	16.31	8.70	5.97
September 30, 2010	18.75	16.50	7.45	5.66
December 31, 2010	19.44	18.20	10.75	7.11

2011
March 31, 2011	19.50	17.25	14.38	10.60
June 30, 2011	19.50	17.94	17.50	13.11
September 30, 2011	20.02	16.77	16.99	9.33
December 31, 2011	19.39	16.83	13.01	9.73

2012
March 31, 2012	19.92	18.00	22.73	11.96
June 30, 2012 (through April 23, 2012)	19.72	18.62	22.59	22.46

     The following table sets forth the closing sale price per share of SureWest common stock and Consolidated common stock as of February 3, 2012, the last trading day prior to the public announcement of the proposed Mergers, and as of April 23, 2012, the most recent practicable trading day prior to the date of this joint proxy statement/prospectus. The table also sets forth the implied value of the Merger Consideration proposed for each share of SureWest common stock as of the same two dates. This implied value was calculated by adding (a) 50% of the per share cash consideration, or $23.00 per share and (b) 50% of the value obtained by multiplying the closing sale price of Consolidated common stock on the relevant date by the applicable exchange ratio, and assuming an aggregate of 50% cash and 50% stock consideration. For purposes of determining the exchange ratio used in the table below, the closing sale price of Consolidated common stock on the relevant date was used.

			Implied Value Per Share
		Consolidated	of SureWest
	SureWest Common Stock	Common Stock	Common Stock
February 3, 2012	$15.59	$19.25	$23.00
April 23, 2012	$22.55	$18.77	$23.00

     The market value of the Consolidated common stock to be issued in exchange for shares of SureWest common stock upon the completion of the First Merger will not be known at the time of the SureWest special meeting. The above tables show only historical comparisons. Because the market prices of Consolidated common stock and SureWest common stock will likely fluctuate prior to the Mergers, these comparisons may not provide meaningful information to SureWest shareholders in determining whether to approve the Merger Agreement. Shareholders are encouraged to obtain current market quotations for Consolidated common stock and SureWest common stock and to review carefully the other information contained in this joint proxy statement/prospectus or incorporated by reference in this joint proxy statement/prospectus. See “Where You Can Find Additional Information”.

     No assurance can be given as to the market price of Consolidated common stock or the market price of SureWest common stock at the effective time of the First Merger. Because the exchange ratio for the stock consideration is subject to minimum and maximum adjustments for changes in the market price of Consolidated common stock, the market value of the stock consideration at the effective time of the First Merger may vary significantly from the market value of the shares of Consolidated common stock that would have been issued in the First Merger if the First Merger had been consummated on the date of the Merger Agreement or on the date of this joint proxy statement/prospectus. The market price of Consolidated common stock will continue to fluctuate after the effective time of the First Merger. See “Risk Factors Relating to the Mergers”.

     As a result of the proration procedures in the Merger Agreement, even if you properly make a cash election for all of your SureWest shares, if more than 50% of the outstanding SureWest shares are subject to cash elections (treating equity award shares as outstanding, and as electing and receiving cash), you will receive Consolidated common stock in the First Merger in exchange for some of your SureWest shares. See “The Mergers — SureWest Shareholders Making Cash and Stock Elections”. In order to preserve the tax-free nature of the transaction, the Merger Agreement also provides for a general consideration adjustment in certain circumstances, as further described under “The Mergers — SureWest Shareholders Making Cash and Stock Elections — General Consideration Adjustment.”

     The following table sets forth for the period presented certain per share information for Consolidated common stock and SureWest common stock on a historical basis and on an unaudited pro forma basis after giving effect to the First Merger under the purchase method of accounting. The historical per share information for Consolidated and SureWest has been derived from, and should be read in conjunction with, the historical consolidated financial statements of Consolidated and SureWest incorporated by reference into this proxy statement/prospectus. See “Where You Can Find More Information”. The unaudited pro forma per share information has been derived from, and should be read in conjunction with, the unaudited pro forma condensed combined financial information included in this proxy statement/prospectus. See “Unaudited Pro Forma Condensed Combined Financial Statements”.

     The unaudited pro forma SureWest equivalent information was calculated by multiplying the corresponding Consolidated unaudited pro forma combined information by 1.1948, which is the exchange ratio for the stock consideration in the pro forma condensed combined financial statements. See Note 2 in the “Unaudited Pro Forma Condensed Combined Financial Statements”. It does not reflect the $23.00 per share cash consideration that SureWest shareholders may elect to receive in the First Merger (subject to proration). See “The Mergers — SureWest Shareholders Making Cash and Stock Elections”. This data shows how each share of SureWest common stock that is converted in the First Merger into shares of Consolidated common stock would have participated in income from continuing operations, cash dividends declared and book value of Consolidated if SureWest and Consolidated had been combined for accounting and financial reporting purposes for the period presented. These amounts, however, are not intended to be indicative of the historical results that would have been achieved had the companies actually been combined for the period presented or of the future results of the combined company.

			Consolidated	SureWest
			Unaudited	Unaudited
	Consolidated	SureWest	Pro Forma	Pro Forma
For Year Ended December 31, 2011	Historical	Historical	Combined	Equivalent
Income from continuing operations per share (basic and diluted)	$0.88	$0.13	$0.21	$0.25

Book value per share at period end (unaudited)	1.62	18.79	5.15	6.15

Cash dividends per share	1.55	0.26	1.55	1.85

     Consolidated expects to continue to pay quarterly dividends at an annual rate of $1.5495 per share during 2012 but only if and to the extent declared by the Consolidated board and subject to various restrictions on Consolidated’s ability to do so. Dividends on Consolidated’s common stock are not cumulative.

     SureWest is expressly permitted to continue to pay a quarterly dividend of $0.10 per share under the terms of the Merger Agreement. However, future dividend payments are at the discretion of the SureWest board and changes in the dividend program will depend on SureWest’s earnings, capital requirements, financial condition, debt covenant and other factors considered relevant by the SureWest board.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     This joint proxy statement/prospectus, and the documents to which this joint proxy statement/prospectus refers, contain forward-looking statements within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Any statements contained in this joint proxy statement/prospectus, or any such documents, that are not statements of historical fact, including statements about Consolidated’s and/or SureWest’s beliefs and expectations, are forward-looking statements and should be evaluated as such.

     Forward-looking statements may be identified by the use of words such as “anticipate”, “believe”, “expect”, “intend”, “plan”, “may”, “estimate”, “target”, “project”, “should”, “will”, “can”, “likely”, similar expressions and any other statements that predict or indicate future events or trends or that are not statements of historical facts. These forward-looking statements are subject to numerous risks and uncertainties. Such forward-looking statements reflect, among other things, Consolidated’s and/or SureWest’s current expectations, plans, strategies and anticipated financial results and involve a number of known and unknown risks, uncertainties, and factors that may cause Consolidated’s and/or SureWest’s actual results to differ materially from those expressed or implied by these forward-looking statements. These risks, uncertainties and factors include, but are not limited to, the following:

  Consolidated’s and SureWest’s ability to complete the Mergers;

  Consolidated’s ability to successfully integrate SureWest’s operations and to realize the synergies from the acquisition;

  failure of SureWest’s shareholders to approve the Merger Agreement;

  failure of Consolidated’s shareholders to approve the issuance of Consolidated common stock to SureWest shareholders in the First Merger;

  failure to obtain, delays in obtaining or adverse conditions contained in any required regulatory approvals;

  final terms of the financing Consolidated uses for the cash portion of the Merger Consideration and to repay SureWest debt;

  various risks to shareholders of not receiving dividends;

  risks to Consolidated’s ability to pursue growth opportunities if Consolidated continues to pay dividends according to its current dividend policy;

  the price and volatility of Consolidated’s common stock;

  the substantial amount of Consolidated’s debt and Consolidated’s ability to incur additional debt in the future;

  Consolidated’s need for a significant amount of cash to service and repay its debt and to pay dividends on its common stock;

  restrictions contained in Consolidated’s debt agreements that limit the discretion of management in operating the business;

  Consolidated’s ability to refinance its existing debt as necessary;

  rapid development and introduction of new technologies in the telecommunications industry;

  intense competition in the telecommunications industry;

  unanticipated higher capital spending for, or delays in, the deployment of new technologies, and the pricing and availability of equipment, materials and inventories;

  risks associated with Consolidated’s possible pursuit of further acquisitions;

  economic conditions in the Consolidated and SureWest service areas;

  SureWest’s ability to continue to successfully penetrate its CLEC markets;

  system failures;

  losses of large customers or government contracts;

  losses of large numbers of other customers, or an inability to secure new customers at the pace and cost at which they have previously been secured;

  risks associated with the rights-of-way for the network;

  disruptions in the relationships with third party vendors;

  losses of key management personnel and the inability to attract and retain highly qualified management and personnel in the future;

  changes in the extensive governmental legislation and regulations governing telecommunications providers and the provision of telecommunications services;

  telecommunications carriers disputing and/or avoiding their obligations to pay network access charges for use of Consolidated’s or SureWest’s network;

  high costs of regulatory compliance;

  the cost and competitive impact of legislation and regulatory changes in the telecommunications industry;

  liability and compliance costs regarding environmental regulations; and

  risks to the Mergers and the surviving company related to litigation in which Consolidated and SureWest are or may become involved.

     These and other uncertainties related to the businesses of Consolidated and SureWest are described in greater detail in the section entitled “Risk Factors Relating to the Mergers” and in the filings of Consolidated and of SureWest with the SEC, including Consolidated’s and SureWest’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. See “Where You Can Find More Information”. Many of these risks are beyond each of Consolidated’s and SureWest’s management’s ability to control or predict. All forward-looking statements attributable to Consolidated, SureWest or persons acting on behalf of them are expressly qualified in their entirety by the cautionary statements contained, and risk factors identified, in this joint proxy statement/prospectus and the companies’ filings with the SEC. Because of these risks, uncertainties and assumptions, you should not place undue reliance on these forward-looking statements. Furthermore, forward-looking statements speak only as of the date they are made. Except as required under the federal securities laws or the rules and regulations of the SEC, neither Consolidated nor SureWest undertakes any obligation to update or review any forward-looking information, whether as a result of new information, future events or otherwise.

RISK FACTORS RELATING TO THE MERGERS

     In addition to the other information included in and incorporated by reference into this joint proxy statement/prospectus, SureWest’s shareholders should consider carefully the matters described below in determining whether to approve the Merger Agreement, the Merger Certificate and the transactions contemplated thereby, including the First Merger, and in determining whether to make a cash election or a stock election for each of their shares of SureWest common stock, and Consolidated’s stockholders should consider carefully the matters described below in determining whether to approve the issuance of Consolidated common stock to SureWest shareholders pursuant to the Merger Agreement and the First Merger. Please also refer to the information under the heading “Risk Factors” set forth in Item 1A in each of Consolidated’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 and SureWest’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, each of which is incorporated by reference into this joint proxy statement/prospectus. See “Where You Can Find More Information” on page 176.

     The value of the Consolidated common stock SureWest shareholders will receive may vary. If you elect to receive shares of Consolidated common stock in the First Merger, or if you receive shares of Consolidated common stock in the First Merger as a result of the proration procedure, an appropriate number of shares of SureWest common stock you own will be automatically converted into shares of Consolidated common stock based upon the exchange ratio. The exchange ratio will generally vary between 1.03896 and 1.40565 and will be equal to the number determined by dividing $23.00 by the average closing price of Consolidated’s common stock for the 20 consecutive trading days ending two trading days before the closing of the First Merger. As a result, the value of the shares of Consolidated common stock that you will receive in the First Merger will not be known at the time you make your election as to the form of Merger Consideration or at the time you vote on the Merger Agreement, the Merger Certificate and the transactions contemplated thereby, including the First Merger, at the special meeting, and the value may go up or down as the market price of Consolidated common stock fluctuates, subject to the minimum and maximum exchange ratios. The specific dollar value of Consolidated common stock you receive upon completion of the First Merger will depend on the market value of Consolidated common stock at the time of completion of the First Merger. The share price of Consolidated common stock is by nature subject to the general price fluctuations in the market for publicly traded equity securities which has historically experienced some degree of volatility. SureWest and Consolidated cannot predict the market price of Consolidated common stock at any time before or after the completion of the First Merger. Differences in the market price of Consolidated common stock may be the result of changes in the business, operations or prospects of Consolidated, market reactions to the proposed Mergers, regulatory considerations, general market and economic conditions or other factors.

     You may receive a form of consideration different from what you elect, which could have an effect on your tax situation. Regardless of the cash or stock elections made by SureWest shareholders, the Merger Agreement contains proration procedures that are designed to ensure that (i) 50% of the SureWest shares outstanding immediately prior to the First Merger, treating the outstanding SureWest equity award shares as outstanding, are converted in the First Merger into the right to receive cash and (ii) 50% of the SureWest shares outstanding immediately prior to the First Merger are converted in the First Merger into the right to receive Consolidated common stock. As a result, if more than 50% of SureWest’s shares are subject to cash elections (treating equity award shares as outstanding, and as electing and receiving cash), those shareholders who properly make cash elections will receive Consolidated common stock for a portion of their SureWest shares. If less than 50% of SureWest’s shares are subject to cash elections (treating equity award shares as outstanding, and as electing and receiving cash), those shareholders who properly make stock elections will receive cash consideration for a portion of their SureWest shares. See “The Mergers — SureWest Shareholders Making Cash and Stock Elections”. In order to preserve the tax-free nature of the transaction, the Merger Agreement also provides for a general consideration adjustment in certain circumstances, as further described under “The Mergers — SureWest Shareholders Making Cash and Stock Elections — General Consideration Adjustment.” There is a risk that you will receive a portion of the Merger Consideration in the form that you do not elect that could result in, among other things, tax consequences that differ from those that would have resulted had you received the form of consideration you elected, including with respect to the recognition of taxable gain to the extent cash is received.

     After making a cash election or a stock election, you will not be able to sell the SureWest shares covered by your election, unless you revoke your election at or prior to the election deadline or unless the Merger Agreement is terminated. The deadline for making cash elections and stock elections is 5:00 p.m., Eastern time, on the date that is two business days immediately prior to the closing date of the First Merger (or such other date as Consolidated and SureWest mutually agree). Consolidated and SureWest will publicly announce the anticipated election deadline at least five business days prior to the anticipated closing date of the First Merger. After you make a cash or stock election and prior to completion of the First Merger, the trading price of SureWest common stock or Consolidated common stock may decrease, and you may otherwise want to sell SureWest shares to gain access to cash, make other investments, or eliminate the potential for a decrease in the value of your investment. However, once you make an election with respect to any shares of SureWest common stock, you will not be able to sell those shares, unless you properly revoke your election at or prior to the election deadline or the Merger Agreement is terminated. See “The Mergers — SureWest Shareholders Making Cash and Stock Elections”.

     The price of Consolidated common stock may be affected by factors different from those affecting the price of SureWest common stock. Upon completion of the First Merger, holders of SureWest common stock who elect to receive Consolidated common stock and, if more than 50% of the SureWest shares are subject to cash elections, all of the holders of SureWest common stock (as a result of the proration procedures described herein), will become Consolidated stockholders. Consolidated’s business and results of operations and the market price of Consolidated common stock may be affected by factors different than those affecting SureWest’s business and results of operations and the market price of SureWest common stock. For a discussion of Consolidated’s and SureWest’s businesses and certain factors to consider in connection with their businesses, see the periodic reports and other documents of Consolidated and SureWest incorporated by reference into this joint proxy statement/prospectus and listed under “Where You Can Find More Information”.

     The Merger Agreement contains provisions that could discourage a potential competing acquiror that might be willing to pay more to effect a business combination with SureWest. The Merger Agreement contains “no solicitation” provisions that restrict SureWest’s ability to solicit or facilitate proposals regarding a merger or similar transaction with another party. Further, several conditions must be satisfied in order for the SureWest board of directors to withdraw, amend or modify its recommendation regarding the proposed Mergers. See “The Merger Agreement—No Solicitations; Changes in Recommendation”. If the SureWest board of directors withdraws, amends or modifies its recommendation regarding the proposed Mergers, Consolidated has the right to terminate the Merger Agreement and receive a $14,675,000 termination fee from SureWest. These provisions could discourage a potential competing acquiror from considering or proposing an acquisition of SureWest, even if it were prepared to pay consideration with a higher value than the cash and shares proposed to be issued in the First Merger, or might result in a potential competing acquiror proposing to pay a lower per share price than it might otherwise have proposed to pay because of the added expense of the termination fee.

     Lawsuits have been filed against SureWest, members of SureWest’s board of directors, Consolidated and the Merger Subs challenging the Mergers. Any adverse judgment in such lawsuits may prevent the Mergers from becoming effective or from becoming effective within the expected timeframe. SureWest, the members of the SureWest board of directors, Consolidated and the Merger Subs have been named as defendants in six purported class action lawsuits brought by individual SureWest shareholders challenging the Mergers and seeking, among other things, to enjoin the defendants from completing the Mergers pursuant to the terms of the Merger Agreement. One of the conditions to the completion of the First Merger is that no temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the First Merger shall have been issued by any court of competent jurisdiction and be in effect. Consequently, if any plaintiffs are successful in obtaining an injunction prohibiting the parties from completing the First Merger pursuant to the terms of the Merger Agreement, such an injunction may prevent the completion of the Mergers in the expected timeframe (or altogether), and any other adverse judgment could adversely affect the value of Consolidated’s common stock. See “The Mergers—Legal Proceedings Related to the Mergers”.

     The integration of Consolidated and SureWest following the Mergers may present significant challenges. Consolidated may face significant challenges in combining SureWest’s operations into its operations in a timely and efficient manner and in retaining key SureWest personnel. The failure to integrate successfully Consolidated and SureWest and to manage successfully the challenges presented by the integration process may result in Consolidated not achieving the anticipated benefits of the Mergers including operational and financial synergies.

     Restrictions in Consolidated’s debt agreements may prevent Consolidated from paying dividends. Consolidated’s ability to pay dividends will be restricted by current and future agreements governing its debt, including its current credit agreement and the financing agreements expected to be in place upon consummation of the Mergers. See “The Mergers — Debt Financing.” Consolidated expects that, giving pro forma effect to the

Mergers and related transactions, including its proposed new credit facilities, as of January 1, 2012, it would have been able to pay aggregate dividends of $183.4 million on the approximately 39.6 million shares of Consolidated common stock expected to be outstanding upon consummation of the Mergers.

     Consolidated will have a substantial amount of debt outstanding and may incur additional indebtedness in the future, which could restrict Consolidated’s ability to pay dividends and fund working capital and planned capital expenditures. As of December 31, 2011, Consolidated had $880.0 million of long-term debt and $4.7 million of capital leases outstanding along with $47.8 million of stockholders’ equity. In addition to funding the Mergers with approximately $171.0 million in new Consolidated equity, Consolidated will incur additional debt in the approximate amount of $350.0 million in order to complete the Mergers and repay SureWest’s debt. This amount of leverage could have important consequences, including:

  Consolidated may be required to use a substantial portion of Consolidated’s cash flow from operations to make interest payments on Consolidated’s debt, which will reduce funds available for operations, future business opportunities and dividends;

  Consolidated may have limited flexibility to react to changes in Consolidated’s business and its industry;

  It may be more difficult for Consolidated to satisfy its other obligations;

  Consolidated may have a limited ability to borrow additional funds or to sell assets to raise funds if needed for working capital, capital expenditures, acquisitions, or other purposes;

  Consolidated may become more vulnerable to general adverse economic and industry conditions, including changes in interest rates; and

  Consolidated may be at a disadvantage compared to its competitors that have less debt.

     Consolidated currently expects its cash interest expense to be approximately $62.0 to $65.0 million in fiscal year 2013 assuming consummation of the Mergers by December 31, 2012. Future interest expense will be significantly higher than historic interest expense as a result of higher levels of indebtedness incurred to consummate the Mergers. Consolidated’s ability to make payments on its debt and to pay dividends on its common stock will depend on its ability to generate cash in the future, which will depend on many factors beyond its control. Consolidated cannot assure you that:

  its business will generate sufficient cash flow from operations to service and repay its debt, pay dividends on its common stock and fund working capital and planned capital expenditures;

  future borrowings will be available under its credit facilities or any future credit facilities in an amount sufficient to enable it to repay its debt and pay dividends on its common stock; or

  it will be able to refinance any of its debt on commercially reasonable terms or at all.

     If Consolidated cannot generate sufficient cash from its operations to meet its debt service obligations, Consolidated may need to reduce or delay capital expenditures, the development of its business generally and any acquisitions. If Consolidated becomes unable to meet its debt service and repayment obligations, Consolidated would be in default under the terms of its credit agreement, which would allow its lenders to declare all outstanding borrowings to be due and payable. If the amounts outstanding under its credit facilities were to be accelerated, Consolidated cannot assure you that its assets would be sufficient to repay in full the money owed.

     Obtaining required approvals and satisfying closing conditions may delay or prevent completion of the Mergers. Completion of the Mergers is conditioned upon SureWest’s shareholders approving, at the special meeting, the Merger Agreement, the Merger Certificate and the transactions contemplated thereby, including the First Merger and Consolidated’s stockholders approving, at the annual meeting, the issuance of the common stock to SureWest shareholders in the First Merger. If the shareholders of SureWest or the stockholders of Consolidated do not approve these matters at their respective meetings, the Mergers will not be consummated. Completion of the Mergers is conditioned upon, among other things, the receipt of certain governmental consents and approvals, including approval by the FCC and the California PUC. These consents and approvals may impose conditions on or require divestitures relating to the divisions, operations or assets of Consolidated or SureWest. Such conditions or divestitures may jeopardize or delay completion of the Mergers or may reduce the anticipated benefits of the Mergers. Further, no assurance can be given that the required consents and approvals will be obtained or that the required conditions to closing will be satisfied. Even if all such consents and approvals are obtained, no assurance can be given as to the terms, conditions and timing of the consents and approvals or that they will satisfy the terms of the Merger Agreement. See “The Merger Agreement — Conditions to the Mergers” for a discussion of the conditions to the completion of the Mergers, “The Merger Agreement — Commercially Reasonable Efforts to Complete the Mergers; Other Agreements” for a discussion of the parties’ obligations to cooperate (including certain limitations thereon) with respect to the receipt of such consents and approvals, and “The Mergers — Regulatory Approvals Required for the Mergers” for a description of the regulatory approvals necessary in connection with the Mergers. If the Mergers are not completed by November 5, 2012, either SureWest or Consolidated may terminate the Merger Agreement. See “The Merger Agreement — Termination; Termination Fees; Expenses”.

     Consolidated will incur transaction, integration and restructuring costs in connection with the Mergers. Consolidated and SureWest expect to incur costs associated with transaction fees and other costs related to the Mergers. Specifically, Consolidated expects to incur approximately $22.2 million of transaction costs related to the Mergers. In addition, Consolidated will incur integration and restructuring costs following the completion of the Mergers as it integrates the businesses of SureWest with those of Consolidated. Although Consolidated expects that the realization of efficiencies related to the integration of the businesses will offset incremental transaction, integration and restructuring costs over time, Consolidated cannot give any assurance that this net benefit will be achieved in the near term.

     The Mergers may not be accretive and may cause dilution to the combined company’s earnings per share, which may negatively affect the price of the common stock of the combined company following completion of the Mergers. Consolidated currently anticipates that the Mergers will be accretive to the earnings per share of the combined company during the first full calendar year after the Mergers are completed. This expectation is based on preliminary estimates and assumes certain synergies expected to be realized by the combined company during such time. Such estimates and assumptions could materially change due to additional transaction-related costs, the failure to realize any or all of the benefits expected in the Mergers or other factors beyond the control of Consolidated and SureWest. All of these factors could delay, decrease or eliminate the expected accretive effect of the Mergers and cause resulting dilution to the combined company’s earnings per share or to the price of the common stock of the combined company.

     SureWest shareholders will have ownership and voting interests in Consolidated after the Mergers lower than they did in SureWest and will exercise less influence over management of Consolidated than they currently exercise over management of SureWest. After the effective time of the First Merger, SureWest shareholders who receive stock consideration in the First Merger will own in the aggregate a significantly smaller percentage of Consolidated than they currently own of SureWest. Immediately following the First Merger, those shareholders are expected to own between approximately 20.5% and 25.8% of the outstanding shares of Consolidated common stock, based on the number of shares of SureWest common stock and Consolidated common stock outstanding on the record date. Consequently, SureWest shareholders, as a general matter, will have less influence over the management and policies of Consolidated than they currently exercise over the management and policies of SureWest.

     The shares of Consolidated common stock to be received by SureWest shareholders as a result of the First Merger will have different rights from the shares of SureWest common stock. SureWest shareholders’ rights are currently governed by the SureWest articles of incorporation, the SureWest bylaws and California law. Those SureWest shareholders who receive stock consideration in the First Merger will, upon completion of the First Merger, become stockholders of Consolidated and their rights will be governed by the Consolidated certificate of incorporation, the Consolidated bylaws and Delaware law. See “Comparison of Rights of Common Shareholders of SureWest and Common Stockholders of Consolidated”.

     Certain directors and executive officers of SureWest may have potential conflicts of interest with respect to the approval of the Merger Agreement. Some of SureWest’s directors and executive officers have interests in the Mergers that are different from, or in addition to, those of SureWest shareholders generally. Consolidated has agreed to elect one director designated by SureWest to serve on the Consolidated board of directors after the consummation of the First Merger, and will take all actions necessary to appoint such individual to the board of directors of Consolidated in accordance and to cause the authorized size of the Consolidated board of directors to increase as of immediately following the Mergers. Although other SureWest directors will not become directors of Consolidated after the Mergers, Consolidated will indemnify and maintain liability insurance for all of the directors of SureWest for their services as directors before the Mergers. In addition, each of the executive officers of SureWest is a party to a change in control severance plan that contains change of control severance protections that entitle each such executive officer to enhanced severance if his employment were to terminate following the Mergers under specific circumstances. The Merger Agreement also provides that the equity awards held by SureWest executive officers will accelerate and be cashed out in connection with the Mergers. See “The Mergers — Interests of SureWest Directors and Executive Officers in the Mergers” for a discussion of these interests.

     Whether or not the Mergers are completed, the pendency of the transaction could cause disruptions in the businesses of SureWest and Consolidated, which could have an adverse effect on their businesses and financial results. These disruptions could include the following:

  current and prospective employees may experience uncertainty about their future roles with the combined company or consider other employment alternatives, which might adversely affect SureWest’s and Consolidated’s ability to retain or attract key managers and other employees;

  current and prospective customers of SureWest or Consolidated may experience variations in levels of services as the companies prepare for integration or may anticipate change in how they are served and may, as a result, choose to discontinue their service with either company or choose another provider; and

  the attention of management of each of SureWest and Consolidated may be diverted from the operation of the businesses toward the completion of the Mergers.

     The unaudited pro forma financial statements are presented for illustrative purposes only and should not be viewed as a forecast of Consolidated’s financial condition or results of operations following the Mergers. The unaudited pro forma financial statements have been derived from the historical financial statements of Consolidated and SureWest and certain adjustments and assumptions have been made regarding Consolidated after giving effect to the Mergers. The information upon which these adjustments and assumptions have been made is preliminary, and these kinds of adjustments and assumptions are difficult to make with complete accuracy. Moreover, the unaudited pro forma financial statements do not reflect all costs that are expected to be incurred or savings to be achieved by Consolidated in connection with the Mergers. For example, neither the impact of any incremental costs incurred in integrating the two companies, nor any potential cost savings is reflected in the unaudited pro forma financial statements. As a result, the actual financial condition and results of operations of Consolidated following the Mergers will likely not be consistent with, or evident from, these unaudited pro forma financial statements. In addition, the assumptions used in preparing the unaudited pro forma financial information may not prove to be accurate, and other factors may affect Consolidated’s financial conditions or results of operations following the Mergers. Therefore, stockholders of Consolidated and the shareholders of SureWest should not place undue reliance on the pro forma financial statements when deciding whether to vote for their respective proposals relating to the Mergers. See “Summary Unaudited Pro Forma Financial Information”.

     Any delay in the completion of the Mergers may significantly reduce the benefits expected to be obtained from the Mergers or could adversely affect the market price of Consolidated or SureWest common stock or their future business and financial results. In addition to the required regulatory clearances and approvals, the Mergers are subject to a number of other conditions, including approvals of Consolidated stockholders and SureWest shareholders, that are beyond the control of Consolidated and SureWest and that may prevent, delay or otherwise materially and adversely affect completion of the Mergers. Consolidated and SureWest cannot predict whether and when these other conditions will be satisfied.

     Failure to complete the Mergers would prevent Consolidated and SureWest from realizing the anticipated benefits of the Mergers. Each company would also remain liable for significant transaction costs, including legal, accounting and financial advisory fees. Any delay in completing the Mergers may significantly reduce the synergies and other benefits that Consolidated expects to achieve if it successfully completes the

Mergers within the expected timeframe and integrates the businesses. In addition, the market price of each company’s common stock may reflect various market assumptions as to whether and when the Mergers will be completed. Consequently, the completion of, the failure to complete, or any delay in the completion of the Mergers could result in a significant change in the market price of Consolidated or SureWest common stock.

THE MERGERS

The Companies

Consolidated

     Consolidated, a Delaware corporation, through its operating companies, operates established rural local exchange companies (“RLECs”) offering a wide range of telecommunications services to residential and business customers in Illinois, Texas and Pennsylvania, including: local and long-distance service; high-speed broadband Internet access (“DSL”); standard and high-definition digital television (“IPTV”); digital telephone service (“VOIP”); custom calling features; private line services; carrier access services; network capacity services over Consolidated’s regional fiber optic network; directory publishing and Competitive Local Exchange Carrier (“CLEC”) services. At December 31, 2011, Consolidated had 227,992 local access lines, 110,913 DSL lines, 34,356 IPTV subscribers and an estimated 89,774 CLEC access line equivalents. Consolidated also operates two non-core complementary businesses: telephone services to correctional facilities and business equipment sales.

     Founded in 1894 as the Mattoon Telephone Company by the great-grandfather of the current chairman of Consolidated, Richard A. Lumpkin, it began as one of the nation’s first independent telephone companies. After several subsequent acquisitions, the Mattoon Telephone Company was incorporated as Illinois Consolidated Telephone Company (“ICTC”), on April 10, 1924.

     On September 24, 1997, McLeodUSA acquired ICTC and all related businesses from the Lumpkin family.

     In December 2002, ICTC and several related businesses were reacquired from McLeodUSA by a group of investors led by Mr. Lumpkin and including Spectrum Equity and Providence Equity.

     On April 14, 2004, Consolidated acquired the rural telephone operations in Lufkin, Conroe and Katy, Texas of TXU Communications Ventures Company from TXU Corporation, which had been operating in those markets for over 90 years. This acquisition approximately tripled the size of Consolidated.

     On July 27, 2005, Consolidated completed the initial public offering of its common stock. Concurrent with the initial public offering, Spectrum Equity sold its entire investment, and Providence Equity sold 50% of its investment, in Consolidated. On July 28, 2006, Consolidated repurchased the remaining shares owned by Providence Equity.

     On December 31, 2007, Consolidated acquired all of the capital stock of North Pittsburgh Systems, Inc. (“North Pittsburgh”). North Pittsburgh provides services to residential and business customers in several counties in western Pennsylvania and also operates a CLEC in the Pittsburgh metropolitan area.

     Consolidated was organized in 2002 and is the successor to businesses engaged in providing telecommunications services since 1894.

SureWest

     SureWest Communications is a California holding company with operating subsidiaries that provide a wide range of telecommunications, cable television, Internet, data and other facilities-based communications services in Northern California, primarily in the greater Sacramento region and in the greater Kansas City, Kansas and Missouri areas. SureWest was incorporated under the laws of the State of California in 1995, and through its predecessor has operated in the telecommunications business since 1914.

WH Acquisition Corp. and WH Acquisition II Corp.

     Merger Sub I is a California corporation and a wholly-owned subsidiary of Consolidated. It was incorporated on February 6, 2012 solely for the purpose of effecting the First Merger with SureWest, pursuant to the Merger Agreement. Merger Sub II is a California corporation and a wholly-owned subsidiary of Consolidated. It was incorporated on February 6, 2012 solely for the purpose of effecting the Second Merger with SureWest, pursuant to the Merger Agreement.

Background of the Mergers

     Beginning in early 2009, the SureWest board of directors and management undertook an initiative to evaluate the status of its business and the outlook for SureWest on a stand-alone basis. The board and management concluded that given the scale and geographic concentration of the business and the trading liquidity of its stock, the time period for the shareholders to realize the full value of SureWest’s business plan may be extended. The board of directors and management determined it was in the best interests of SureWest and its shareholders to explore opportunities to provide greater value to the shareholders in the nearer term. As such, the SureWest board of directors authorized management to explore a range of strategic alternatives for the Company, including in particular: (1) executing on its current stand-alone organic growth plan (“status quo”), (2) pursuing a growth strategy focused on opportunistic acquisitions, (3) entering into a combination with another industry participant and (4) an outright sale of the business or portions of the business. While the SureWest board anticipated that SureWest would continue to pursue aggressively its status quo objectives during this process, the board also recognized a need to begin to assess other possible alternatives for SureWest on an ongoing basis. Subsequently and through the time when the SureWest board of directors approved the Merger Agreement, the board actively considered several specific strategic alternatives, including some proposed by third parties, which the board ultimately concluded were not in the best interests of SureWest and its shareholders.

     In the third quarter of 2009, representatives of UBS Securities LLC (“UBS”), SureWest’s financial advisor, at SureWest’s direction, began an initial exploratory process to assess interest from a number of parties that representatives of UBS and SureWest viewed as potential strategic partners, including Consolidated. Also in the third quarter of 2009, Orrick Herrington & Sutcliffe, LLP (“Orrick”), SureWest’s counsel, participated in a SureWest board of directors meeting and made a presentation to the board regarding its fiduciary duties with respect to a potential transaction.

     During the exploratory process, Consolidated expressed an interest in a possible transaction with SureWest, and on December 1, 2009, Consolidated executed a confidentiality agreement, which included a two-year “standstill” provision restricting Consolidated’s ability to purchase SureWest shares or engage in other actions which might affect control of SureWest.

     In addition, from 2006 Steven C. Oldham, the president and chief executive officer of SureWest, and Robert J. Currey, the president and chief executive officer of Consolidated, have both served as directors of the United States Telecom Association (“USTelecom Association”). As a result, they have had periodic contacts from time to time at meetings of the board of directors and annual meetings of the USTelecom Association. During such contacts, from time to time Mr. Oldham and Mr. Currey discussed the possibility of a transaction between SureWest and Consolidated. Mr. Oldham and Mr. Currey both continue to serve as directors of the USTelecom Association.

     On February 3, 2010, Consolidated provided to SureWest a proposal to purchase all of the outstanding shares of SureWest with an indicated range from $10.00 to $12.00 per share in a stock-for-stock transaction, with an implied exchange ratio of 0.593 to 0.712 of Consolidated common stock per share of SureWest common stock. Following discussions between SureWest and Consolidated and their respective advisors, on February 15, 2010, Consolidated provided to SureWest a revised proposal to purchase all of the outstanding shares of SureWest at an exchange ratio of 0.911 of Consolidated common stock per share of SureWest common stock in a stock-for-stock transaction. The proposal also requested that SureWest agree to a 45-day exclusivity period to allow Consolidated to proceed with confirmatory due diligence and negotiate a merger agreement.

     Following receipt of Consolidated’s February 15, 2010 proposal, the SureWest board of directors held multiple special meetings to discuss the proposal and exclusivity period. During this time, SureWest, representatives of UBS and Consolidated and its financial advisor, Wells Fargo Securities, LLC (“Wells Fargo Securities”), continued to discuss and negotiate the exclusivity agreement and discuss the exchange ratio. On March 8, 2010, SureWest and Consolidated entered into an exclusivity agreement providing for a 21-day exclusivity period, which expired March 29, 2010, and a non-binding understanding on an exchange ratio of 0.911 of Consolidated common stock per share of SureWest common stock, subject to further due diligence.

     Following execution of the exclusivity agreement, both SureWest and Consolidated conducted extensive diligence on each other. On March 10, 2010, Consolidated and its advisors were granted access to a data room, which included both public and non-public information about SureWest. On March 15, 2010 through March 17, 2010, senior management of the companies participated in management presentations and diligence sessions in Sacramento, California, including other diligence work at SureWest’s headquarters. On March 24 and 25, 2010, Mr. Oldham and Kirk C. Doyle, the chairman of the SureWest board of directors, had dinner with Mr. Currey and Richard A. Lumpkin, the chairman of the Consolidated board of directors, to further discuss the potential transaction with Consolidated. On March 25, 2010, Mr. Oldham and Bill M. DeMuth, the then chief technology officer of SureWest, met with Mr. Currey at SureWest’s facilities in Roseville, California to give Mr. Currey an overview of SureWest’s operations and facilities. In addition, on March 25 and March 26, 2010, members of senior management of the companies participated in diligence sessions in Consolidated’s service areas in Mattoon, Illinois and Houston, Texas. During this period, the companies and their respective advisors continued to exchange information and discuss the terms of a possible transaction.

     Following these diligence meetings and ongoing discussions, SureWest and Consolidated mutually agreed to terminate discussions regarding a possible business combination transaction due to the relative movement in the trading prices of SureWest’s and Consolidated’s common stock during the exclusivity period, and on March 30, 2010, access to SureWest’s data room was disabled for Consolidated and its representatives.

     There were no substantive contacts between the two companies with respect to a possible business combination transaction between late March 2010 and late April 2010, and SureWest continued to discuss and pursue other strategic alternatives during this time. In late April 2010, Consolidated indicated that it was still interested in pursuing a transaction with SureWest, but remained concerned about the per share premium for SureWest common stock in the previously discussed price and valuation ranges.

     On May 15, 2010, Mr. Currey communicated to Mr. Oldham via email a new proposal to purchase all of the outstanding shares of SureWest at an indicated price of $13.50 per share in a stock-for-stock transaction, subject to a collar to provide a fixed value for up to a 10% change in the trading price of Consolidated’s common stock. Following receipt of this proposal, the SureWest board of directors reviewed the proposal, and after consideration determined to pursue other strategic alternatives that it believed could provide a higher value to SureWest’s shareholders than Consolidated’s proposal.

     There were no substantive contacts between the two companies with respect to a possible business combination transaction between late May 2010 and August 2011, though from time to time, Mr. Currey continued to express to Mr. Oldham an interest of Consolidated in a transaction between SureWest and Consolidated. During this time, SureWest continued to review and pursue a number of strategic alternatives, including exploring a possible sale of the Kansas City and California portions of the business separately to different purchasers and the possible purchase of complementary businesses. Ultimately, the SureWest board of directors determined that the presented opportunities were not in the best interests of SureWest and its shareholders at that time.

     On June 29, 2011, the financial advisor of a private equity-backed company in SureWest’s industry (“Company A”) contacted SureWest senior management and indicated that Company A was interested in meeting with SureWest at an upcoming industry conference to be held in Colorado to discuss potential business combinations. On July 27, 2011, Company A executed a confidentiality agreement, which included a two-year “standstill” provision.

     On August 15, 2011, members of senior management of SureWest held an introductory meeting with members of senior management of Company A while attending an industry conference in Colorado.

     On August 16, 2011, Mr. Oldham and Mr. Currey met while attending the same conference and discussed again the possibility of a possible transaction between SureWest and Consolidated. Following this conversation, on August 18, 2011, Mr. Currey communicated to Mr. Oldham via email a new proposal to purchase all of the outstanding shares of SureWest at an indicated price of $18.00 per share in a stock-for-stock for transaction, though he noted that Consolidated would consider providing a small portion of cash as consideration.

     On August 24, 2011, the SureWest board of directors held a regular meeting. At the meeting, the board of directors reviewed and discussed the recent proposal from Consolidated. Representatives of UBS reviewed with the SureWest board of directors the various strategic alternatives that the SureWest board of directors had been considering, including the most recent proposal from Consolidated, as well as discussions with other parties, including Company A. Following discussion, the SureWest board of directors determined that the consideration Consolidated proposed did not provide sufficient value to the SureWest shareholders, but authorized management to continue discussions with Consolidated.

     On September 21 and 22, 2011, members of senior management of SureWest, including Scott K. Barber, vice president and chief operating officer, L. Scott Sommers, senior vice president, finance and corporate development, Dan T. Bessey, vice president and chief financial officer, Kenneth E. Johnson, vice president and chief technology officer, Greg R. Gierczak, executive director of public policy and government relations, and Charlie E. Sorensen, executive director of business planning and forecasting, met in Kansas with members of senior management of Consolidated including Steve Childers, senior vice president and chief financial officer, Steve Shirar, senior vice president and corporate secretary, C. Robert Udell, Jr., senior vice president and chief operating officer, Mike Shultz, vice president-regulatory and public policy, and Matthew K. Smith, treasurer and director of investor relations, to discuss each of their respective companies in more detail and conduct preliminary diligence. Following the meeting, members of management exchanged further financial and operational information.

     During this time, preliminary conversations continued between SureWest and Company A, and Company A commenced its diligence activities in October 2011.

     On October 6, 2011, Mr. Oldham and Mr. Currey met in Salt Lake City, Utah to continue discussions regarding a possible transaction between the two companies. Following this meeting, members of SureWest and Consolidated management continued to exchange diligence information about the companies. Following these discussions, the SureWest board of directors determined that it was not in the best interests of SureWest and its shareholders to further pursue a possible transaction with Consolidated on the terms Consolidated had proposed.

     From October through December 2011, representatives of UBS had additional informal discussions with Mr. Currey regarding the prospects of a possible transaction between SureWest and Consolidated.

     Also from October to early December 2011, Company A had periodic discussions with SureWest and representatives of UBS about SureWest’s business.

     On December 8, 2011, Mr. Oldham received a call from Company A’s president and chief financial officer who indicated he intended to send a proposal from Company A to acquire SureWest with a purchase price in the $16.00 to $18.00 range. Mr. Oldham replied that he did not believe that a proposal within this range would be accepted by SureWest’s board of directors. Later that day, Company A provided SureWest a written proposal to purchase all of the outstanding shares of SureWest for $18.00 per share in cash. On December 14, 2011, the SureWest board of directors reviewed and discussed Company A’s proposal, as well as the other strategic alternatives SureWest had been considering. Although the SureWest board of directors indicated that it continued to believe that $18.00 per share was not sufficient consideration for SureWest shareholders in an acquisition of SureWest, the board authorized management to continue discussions with Company A. Following this meeting, members of senior management of SureWest and representatives of UBS continued to discuss Company A’s proposal with Company A. On December 18, 2011, Company A provided to SureWest a revised proposal to purchase all of the outstanding shares of SureWest for $20.00 per share in cash.

     On December 18, 2011, the SureWest board of directors reviewed and discussed Company A’s revised proposal through informal discussions. The SureWest board of directors directed management and representatives of UBS to proceed with discussions with Company A based on the revised proposal. At a board meeting held on December 21, 2011, to further consider Company A’s proposal, the directors again discussed Company A’s proposal and Orrick reviewed with the SureWest board of directors its fiduciary duties with respect to a potential transaction.

     On December 21, 2011, Company A and its advisors were granted access to a data room, which included both public and non-public information about SureWest. Diligence meetings and information exchanges continued with Company A through January 2012.

     On January 16, 2012, the SureWest board held a meeting at which it reviewed and discussed Company A’s proposal as well as an update on the diligence process with Company A, with representatives of UBS and Orrick participating in the meeting. Representatives of UBS reviewed certain financial aspects of Company A’s proposal and noted that on January 13, 2012, Company A communicated that it had completed a majority of its diligence and reaffirmed its proposal to purchase all of the outstanding shares of SureWest for $20.00 per share in cash, subject to certain stipulations. These stipulations included that the merger agreement would not include a “go shop” provision allowing SureWest to solicit additional offers following the signing of a merger agreement with Company A. Representatives of UBS also reviewed with the SureWest board of directors an illustrative timeline for a transaction with Company A that would include a “market check” to assess the interest of other parties in a transaction with SureWest, while concurrently negotiating a transaction with Company A. Orrick then reviewed with the board its fiduciary obligations relative to the proposal and a market check process. Orrick also reviewed with the board the principal terms of a draft of a proposed merger agreement prepared by Orrick to be presented to Company A. Following discussion, the board determined to proceed with the market check process and discussions with Company A concurrently.

     Following the January 16, 2012 board meeting and at the direction of the SureWest board of directors, representatives of UBS contacted 22 parties with which SureWest either had previous discussions regarding a possible transaction, including Consolidated, or that representatives of UBS and SureWest viewed as potentially interested parties. As a result of this process, Consolidated and three other parties executed confidentiality agreements, each of which included a two-year “standstill” provision, and received a packet of non-public information about SureWest. Consolidated executed the confidentiality agreement and received the packet of non-public information on January 20, 2012. Each of the interested parties was requested to complete initial diligence and provide a written indication of interest by January 24, 2012.

     On January 18, 2012, Company A received a draft merger agreement prepared by Orrick. Shortly thereafter, Orrick and counsel for Company A exchanged comments, and began to negotiate the terms of, the merger agreement.

     On January 20, 2012, the SureWest board of directors held a meeting at which it discussed the status of the market check process and negotiations with Company A.

     Between January 16 and 24, 2012, members of SureWest management conducted diligence sessions and/or held meetings with management of two of the three other parties that had executed a confidentiality agreement in connection with the market check process.

     On January 24, 2012, Consolidated provided to SureWest a written proposal to acquire all of the outstanding shares of SureWest for an indicated price of $22.00 per share, consisting of $11.00 in cash and $11.00 in shares of Consolidated common stock, subject to certain election and proration procedures and a collar to provide a fixed value for up to a 15% increase and 15% decrease in the trading price of Consolidated’s common stock. The proposal also included an offered right of SureWest to appoint one director to the Consolidated board of directors. Of the other three parties that signed a confidentiality agreement in connection with the market check process, two companies declined to submit a proposal and the third expressed a strong interest in a transaction, but did not submit a proposal.

     On January 25, 2012, the SureWest board of directors held a regular meeting. During the meeting, representatives of UBS and Orrick participated for a portion of the meeting, during which the board of directors discussed and reviewed the Consolidated proposal. Representatives of UBS reviewed the results of the market check process. Representatives of UBS then summarized Consolidated’s proposal, including value and consideration mix, transaction structure and other considerations, and also reviewed preliminary financial analyses of SureWest and Consolidated, as well as a preliminary pro forma financial analysis of the combined company under different assumptions. Representatives of UBS also reviewed the status of the other party that expressed an interest in a strategic transaction with SureWest during the market check process (but did not submit a proposal). Orrick then again reviewed the board of director’s fiduciary duties with respect to the proposals from Consolidated and Company A. Orrick also commented from a legal perspective on certain terms of the merger agreement proposed by Company A. After discussion, the board of directors determined to move forward with concurrent negotiations with both Consolidated and Company A.

     On January 26, 2012, Consolidated received a draft merger agreement prepared by Orrick, and Consolidated and its advisors were again granted access to the data room, which included both public and non-public information about SureWest.

     On January 29, 2012, representatives of UBS and Orrick participated in a conference call with Company A and its counsel to review SureWest’s position with respect to certain terms of the merger agreement proposed by Company A.

     On January 30, 2012, Orrick participated in a conference call with Schiff Hardin, LLP (“Schiff Hardin”), counsel for Consolidated, to discuss Consolidated’s comments to the merger agreement.

     On January 31, 2012, members of SureWest’s senior management, including Mr. Oldham, participated in a management presentation and diligence session via conference call with members of Consolidated’s senior management, including Mr. Currey. Schiff Hardin also sent to Orrick a markup of the draft merger agreement. Over the next few days, SureWest, representatives of UBS and Orrick continued to negotiate the terms of a merger agreement with each of Consolidated and Company A, and to comply with remaining diligence requests.

     On February 2, 2012, the SureWest board of directors held a special meeting, with representatives of UBS, Orrick, and Cooper White & Cooper (“CWC”), SureWest’s regulatory counsel, participating. UBS reviewed the proposals of Consolidated and Company A. The SureWest board of directors then discussed the facts that Company A’s proposal was structured as an all cash, leveraged buyout transaction, where SureWest’s shareholders would have no exposure to the performance of Company A or SureWest following a transaction. They further observed that the Consolidated proposal was structured as a mix of cash and shares of Consolidated common stock, with SureWest’s shareholders owning approximately 22% of the combined company following a transaction and would thus be exposed to the future performance of the combined company. In addition, while both companies would be required to finance some or all of the cash consideration offered, Company A was proposing a six month financing commitment (inclusive of a 20 business day marketing period), while Consolidated had offered a nine month financing commitment without a marketing period. It was discussed that given the uncertainty of the timeline for regulatory approval, a longer financing commitment was preferential. Orrick then reviewed the key terms of the merger agreement markup proposed by Company A, noting that two key open subjects were with respect to the financing terms and the “deal protection” terms. With respect to the financing terms, Orrick reviewed in detail the interplay between the length of the financing commitment and the regulatory approval process. With respect to the “deal protection” terms, Orrick highlighted that in the event Company A was unable to obtain financing and close the transaction, SureWest’s only recourse would be a reverse termination fee payable to SureWest and that specific performance would not be an available remedy. Orrick further noted that Company A had decreased the amount of the proposed reverse termination fee as a result of SureWest’s proposal to decrease the termination fee in the event SureWest terminated the merger agreement to accept a superior offer. Orrick also noted that Consolidated had generally accepted the original proposed merger agreement. Members of the board of directors asked questions throughout the meeting and extensive discussion ensued regarding the proposed terms, financing and regulatory matters and other transaction considerations. Orrick further reviewed with the board of directors its fiduciary duties with respect to considering and evaluating the two proposals. CWC provided the board and management with a regulatory assessment of the Consolidated and Company A offers, including the California PUC approval processes, issues and timelines. SureWest management noted that certainty of the transaction closing was a key consideration in the transaction, and the board of directors concurred. The board, its advisors and management discussed the tactics for moving forward with negotiations, and the board of directors authorized management and representatives of UBS to continue negotiations with each of Consolidated and Company A and to seek a “best and final” offer from each party.

     During the afternoon of February 2, 2012, Orrick participated in a conference call with counsel for Company A to review the key open issues in the merger agreement and overall deal structure. During the morning of February 3, 2012, members of senior management of SureWest, Orrick and representatives of UBS participated in a conference call with members of senior management of Company A and its advisors to discuss certain open business covenants in the merger agreement.

     Later on February 3, 2012, at the direction of SureWest, representatives of UBS communicated to representatives of Company A that SureWest had received a bona fide competing proposal and thus was requesting a “best and final” offer by noon Eastern time on Saturday, February, 4, 2012, following which the SureWest board of directors would review the offers. At the direction of SureWest, representatives of UBS then communicated the same request and noon deadline to Consolidated and its advisors.

     During the evening of February 3, 2012, counsel for Company A sent to SureWest, representatives of UBS and Orrick a definitive offer letter reiterating its previous offer of $20.00 per share cash and stating that such offer was its “best and final” offer, together with a purportedly final version of the merger agreement and executed financing commitment papers with a nine month term. The letter stated that Company A had agreed to certain terms requested by SureWest, including a nine month financing commitment and an increased reverse termination fee. The offer letter further stated that the offer would expire at 9:00 pm Eastern time (approximately three hours after receipt) unless the SureWest board of directors approved the transaction and returned a countersigned merger agreement.

     Following receipt of Company A’s communication, the SureWest board of directors held a special meeting at which Company A’s offer was reviewed and discussed, with representatives of UBS and Orrick participating. Representatives of UBS and Orrick again reviewed the differences between the proposals and merger agreements from Company A and Consolidated. After discussion, the board of directors determined that it was not in the best interests of SureWest and its shareholders to accept the offer on the terms presented by Company A without first considering the “best and final” offer from Consolidated expected the following day. The board of directors directed management and representatives of UBS to communicate to Company A that the board would review the offer from Company A following the noon Eastern time deadline the following day. Shortly following this communication, counsel for Company A sent to SureWest, representatives of UBS and Orrick a letter revoking Company A’s offer.

     In regular meetings of the Consolidated board of directors during 2010 and 2011, including the March 2010, May 2010 and October 2011 meetings, Consolidated’s management had updated Consolidated’s directors on the status of the discussions with SureWest and discussed a possible acquisition of SureWest, separately and in the context of discussions of alternative acquisition possibilities.

     On the morning of February 4, 2012, the Consolidated board of directors held a special board meeting, with representatives of Wells Fargo Securities and Schiff Hardin participating, at which Consolidated’s management updated the directors on the status of discussions with SureWest and provided a detailed review of the proposed transaction, including the background of the discussions between Consolidated’s and SureWest’s management, the various diligence efforts Consolidated had completed on SureWest dating back to 2009, an overview of the SureWest business, terms of the proposed transaction, including consideration consisting of $11.00 in cash and $11.00 in shares of Consolidated common stock, the strategic rationale for the combination and the projected synergies and pro forma financial and operating projections for the combined company, the key risks and a downside scenario, Consolidated’s plans to secure committed financing for the transactions, since the proposed Merger Agreement would not contain a financing contingency, and the approval process should the Merger Agreement be executed, which would include regulatory approval and approval by stockholders of both companies. The Consolidated board of directors reached a consensus that it supported a transaction on the terms discussed.

     Also on the morning of February 4, 2012, the SureWest board of directors held a special meeting, with representatives of UBS and Orrick participating. Representatives of UBS summarized the events of the prior evening and Company A’s offer and subsequent revocation. At approximately 12:30 pm Eastern time on February 4, 2012, Wells Fargo Securities, on behalf of Consolidated, sent a definitive offer letter reaffirming Consolidated’s previous offer of $22.00 per share and stating that Consolidated had obtained a financing commitment with a nine month term. Representatives of UBS then reviewed the financial terms of the proposed transaction with Consolidated, the history of events since SureWest began the initial exploratory process in the third quarter of 2009 and the status of discussions with other parties, including Company A. Representatives of UBS then reviewed recent stock price performance and ownership of Consolidated, as well as an updated pro forma financial analysis of the combined company under different assumptions. Orrick then reviewed the material terms of the merger agreement, including the transaction structure, principal conditions of the merger, financing, deal protections, termination rights, break-up fee and employee and director matters. Orrick then made a presentation on the fiduciary duties of the board of directors. Members of the board asked questions throughout the meeting and extensive discussion ensued regarding the proposed transaction with Consolidated. Following this discussion, the SureWest board of directors indicated that it was supportive of a transaction with Consolidated at $22.00 per share and authorized management to move forward towards finalizing the merger agreement and transaction with Consolidated, with the goal of entering into a binding agreement with Consolidated prior to the market open on Monday, February 6, 2012. At SureWest’s direction, representatives of UBS then contacted Consolidated and Wells Fargo Securities to communicate that SureWest was prepared to accept Consolidated’s proposal and discussed the actions that were required to be completed by both sides to the meet the timeline set forth by SureWest’s board of directors.

     Late in the evening of February 4, 2012, representatives of Company A contacted representatives of UBS to inquire about the status of the SureWest board of director’s review of its offer. At SureWest’s direction, representatives of UBS informed Company A that SureWest understood that Company A’s offer had been revoked pursuant to its counsel’s letter received during the evening of February 3, and that SureWest was proceeding with another offer.

     On the morning of February 5, 2012, the Consolidated board of directors held a special board meeting. At the meeting, at the request of the Consolidated board of directors, representatives of Wells Fargo Securities delivered its oral opinion to the effect that, as of February 5, 2012, and based on and subject to various assumptions made, procedures followed, matters considered and limitations on the review undertaken by Wells Fargo Securities in connection with the opinion, the experience of its investment bankers and other factors it deemed relevant, the consideration of $22.00 per share to be paid pursuant to the draft merger agreement reflecting the terms described in Consolidated’s February 4, 2012 offer letter was fair, from a financial point of view, to Consolidated. After further consideration and deliberation, the Consolidated board of directors unanimously approved the draft merger agreement and the transactions contemplated by it, including the issuance of Consolidated common stock, and resolved to recommend that the stockholders of Consolidated vote to approve these transactions, including the issuance of Consolidated common stock.

     Also on the morning of February 5, 2012, counsel for Company A sent to SureWest, representatives of UBS and Orrick an unsolicited revised definitive offer to acquire SureWest at a purchase price of $22.50 per share in cash, together with a revised merger agreement reflecting such price. The letter stated that it would expire in three hours unless SureWest’s board of directors approved the transaction and returned a countersigned merger agreement, though the deadline was later extended by another two hours to allow time for the SureWest board of directors to meet and consider the proposal. Following receipt of the offer, Mr. Oldham spoke with Company A to express the need for their commitment with respect to the regulatory process should Company A’s offer be accepted.

     Following receipt of the letter, the SureWest board of directors held a special meeting on February 5, 2012, to discuss the offer from Company A with representatives of UBS and Orrick. Following discussion, the board of directors instructed representatives of UBS to contact Consolidated and its advisors. The SureWest board of directors also noted concerns that Company A might again revoke its offer, as it had done with respect to its prior offer on February 3. At the direction of the board, representatives of UBS then informed Consolidated and Wells Fargo Securities that SureWest had received an unsolicited superior offer earlier that day that the SureWest board of directors determined it needed to consider. Mr. Oldham then reached out to the president and chief financial officer of Company A to confirm that $22.50 per share was Company A’s best and final offer and they discussed certain provisions in the merger agreement previously furnished by Company A. The president and chief financial officer confirmed the price as Company A’s best and final.

     Following receipt of the notification by representatives of UBS that Company A had made an offer higher than $22.00 per share, Consolidated’s management and its advisors discussed the possibility of increasing Consolidated’s offer to $23.00 per share, consisting of $11.50 in cash and $11.50 in shares of Consolidated common stock, and revising the draft merger agreement to reflect such proposed new offer. At the request of Consolidated’s management, representatives of Wells Fargo Securities delivered its oral opinion to the effect that, as of February 5, 2012, and based on and subject to various assumptions made, procedures followed, matters considered and limitations on the review undertaken by Wells Fargo Securities in connection with the opinion, the experience of its investment bankers and other factors it deemed relevant, the consideration of $23.00 per share to be paid pursuant to the draft merger agreement revised to reflect the proposed new offer from Consolidated was fair, from a financial point of view, to Consolidated. Shortly thereafter, Consolidated increased its offer to $23.00 per share, consisting of $11.50 in cash and $11.50 in shares of Consolidated common stock and notified SureWest and its advisors.

     Following SureWest’s receipt of this revised proposal, the SureWest board of directors reconvened to discuss the proposal. Orrick and representatives of UBS reviewed with the board of directors the new offers from each of Company A and Consolidated, and again reviewed the differences between the two offers and merger agreements. Members of the board of directors asked questions throughout the discussion. Following additional discussion and deliberation, the SureWest board of directors determined that it believed that based on the merger consideration offered and the terms of the merger agreement proposed by Consolidated, that the proposal from Consolidated offered more value to the SureWest shareholders than Company A’s proposal. Representatives of UBS reviewed with the SureWest board of directors its financial analysis of the merger consideration proposed by Consolidated and delivered its oral opinion, which opinion was subsequently confirmed in writing, to the effect that, as of February 5, 2012, and based upon and subject to various assumptions, matters considered and limitations described in the opinion, the merger consideration, taken in the aggregate, to be received by holders of SureWest common stock in the First Merger was fair, from a financial point of view, to such holders. The SureWest board of directors then unanimously approved the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Mergers, and, subject to the terms of the Merger Agreement, unanimously resolved to recommend that the shareholders of SureWest vote to approve and adopt the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Mergers.

     Thereafter, on February 5, 2012, SureWest and Consolidated executed the Merger Agreement.

     Later on February 5, 2012, Consolidated’s management informed Consolidated’s board members of the final transaction terms and the execution of the Merger Agreement. Wells Fargo Securities delivered its written financial analyses and written opinion, confirming its oral opinion delivered to Consolidated’s management. Thereafter, after further consideration, and taking into account the factors described under “—Consolidated’s Reasons for the Mergers” beginning on page 62, Consolidated’s board of directors, acting by unanimous written consent dated as of February 5, 2012, formally ratified the execution of the Merger Agreement.

     On February 6, 2012, prior to the opening of trading on NASDAQ, Consolidated and SureWest issued a joint press release announcing the Mergers.

     On February 7, 2012, each of the Merger Subs executed the Merger Agreement.

SureWest’s Reasons for the Mergers and Recommendation of the SureWest Board of Directors

Recommendation of the SureWest Board of Directors

     The SureWest board of directors, by the unanimous vote of all directors:

  determined that the Merger Agreement, the Merger Certificate and the transactions contemplated thereby, including the First Merger, are in the best interests of SureWest and its shareholders;

  approved the Merger Agreement, the Merger Certificate and the transactions contemplated thereby, including the First Merger;

  approved the execution and delivery of the Merger Agreement and the Merger Certificate; and

  subject to the Merger Agreement, recommended that the shareholders of SureWest approve the Merger Agreement, the Merger Certificate and the transactions contemplated thereby, including the First Merger.

     Accordingly, the SureWest board of directors recommends that the SureWest shareholders vote “FOR” approval of the Merger Agreement, the Merger Certificate and the transactions contemplated thereby, including the First Merger.

Reasons for the Mergers

     In reaching its determination to approve the Merger Agreement, the Merger Certificate and the transactions contemplated thereby, including the First Merger, and to recommend that SureWest shareholders vote “FOR” the proposal to approve the Merger Agreement, the Merger Certificate and the transactions contemplated thereby, including the First Merger, the SureWest board of directors consulted with and received advice from its financial and legal advisors and SureWest’s management, and considered a number of factors, including the following material factors (which are not listed in any relative order of importance):

     Factors Relating to the Transaction Generally

  Business considerations, including SureWest’s business strategy, current financial condition and results of operations and future prospects, and the relative short-term and long-term opportunities, risks and uncertainties of pursuing other strategic options available to SureWest, including remaining independent and continuing to implement SureWest’s current business plan or pursuing other strategic alternatives.

  The relative short-term and long-term opportunities, risks and uncertainties of continuing to implement SureWest’s current business plan, including challenges from SureWest’s telecommunications, Internet, data and cable competitors, increasing transport and content costs and rapid technological change, as well as with respect to the “risk factors” set forth in SureWest’s Form 10-K for the year ended December 31, 2011.

  The size and scale of SureWest, particularly in light of the increasing competition from other companies that possess significantly greater resources, economies of scope and scale, market power and abilities to access capital than SureWest, and the status of ongoing consolidation in the industries and markets in which SureWest competes.

     Factors Relating to the Specific Terms of the Merger Agreement

  The current and historical market prices of SureWest common stock relative to the $23.00 per share Merger Consideration, and the fact that the Merger Consideration represents a: 47.5% premium over the closing price of shares of SureWest common stock on NASDAQ on February 3, 2012 (the last full trading day prior to the SureWest board of director’s approval of the Merger Agreement); 68.3% premium over the closing price of shares of SureWest common stock on NASDAQ on January 20, 2012 (the last full trading day before reports began to appear over the Internet speculating about the possibility of Google Inc. acquiring SureWest); 74.7% premium over the average trading price of shares of SureWest common stock on NASDAQ over the thirty trading days prior to February 3, 2012; 93.1% premium over the average trading price of shares of SureWest common stock on NASDAQ over the six months prior to February 3, 2012; 76.9% premium over the average trading price of shares of SureWest common stock on NASDAQ over the twelve months prior to February 3, 2012; and 29.0% premium over the highest trading price of shares of SureWest common stock on NASDAQ in the 52 weeks prior to February 3, 2012

  The amount of the $23.00 per share Merger Consideration relative to analysts’ publicly-available expectations for the share price of SureWest common stock, which ranged from $14.00 to $20.00 over the next year.

  Discussions regarding SureWest’s value which SureWest had with various potential strategic acquirers and private equity firms since 2009.

  The “market check” process conducted by UBS, at the direction of the SureWest board of directors in light of the proposal made by Company A, beginning on January 16, 2012, pursuant to which UBS contacted 22 potential acquirers to assess their interest in a possible acquisition of SureWest (including a number of parties which been contacted at least once during the previous two years) and which resulted in both Consolidated and Company A increasing their bid price and improving their contract terms during negotiations related to the transaction.

    Of the 22 parties contacted, four potential acquirers entered into confidentiality agreements and received material, non-public information concerning SureWest, three such potential acquirers expressed an interest in a transaction with SureWest, two conducted diligence and one such potential acquirer (Consolidated) submitted to SureWest a definitive acquisition proposal.

    Additionally, following reports which began to appear over the Internet on January 23, 2012 speculating about the possibility of Google Inc. acquiring SureWest, no acquisition proposals were received by UBS or SureWest from parties other than those that had been contacted by UBS pursuant to such solicitation process.

  The SureWest board of directors’ business judgment, in light of the foregoing process, and arms-length negotiations with Consolidated, that the Merger Consideration is likely the highest price reasonably attainable for SureWest’s shareholders in a merger or other business combination transaction.

  Discussions with SureWest’s management regarding SureWest’s business, financial condition, results of operations, competitive position, business strategy, strategic options and prospects, as well as the risks involved in achieving these prospects, the nature of SureWest’s business and the industry in which it competes, and current industry, economic, regulatory and market conditions, both on a historical and on a prospective basis, which led the SureWest board of directors to conclude that the Merger Consideration represented a more attractive opportunity for SureWest’s shareholders than the value of SureWest common stock likely to be realized by shareholders in the event that SureWest remained independent and continued to pursue its business plan.

  The opinion of UBS, dated February 5, 2012, to the SureWest board of directors as to the fairness, from a financial point of view and as of the date of the opinion, of the Consideration, taken in the aggregate, to be received by holders of SureWest common stock in the First Merger, as more fully described below under the caption “—Opinion of Financial Advisor to SureWest” beginning on page 56.

  The SureWest board of directors’ and management’s familiarity with Consolidated and its business and the results of the due diligence performed on Consolidated by SureWest’s management and financial and legal advisors regarding Consolidated’s assets, financial condition, results of operations, business plan and prospects, including the size and scale of the combined company and the expected pro forma effect of the proposed transaction on the combined company.

  The fact that SureWest’s shareholders may elect to receive Consolidated common stock or cash as Merger Consideration (subject to any proration or reallocation necessary to achieve as closely as practicable the 50/50 cash-stock split with respect to the aggregate Merger Consideration), which offered a choice for shareholders that, among other things, may be attractive both to shareholders who wish to receive a cash payment and to shareholders who wish to continue participating in the telecommunications segment and who would be able to participate in future increases, if any, in value of the combined company through ownership of Consolidated stock.

  The fact that SureWest shareholders were expected to hold approximately 22% of the combined company’s stock outstanding immediately after the proposed transaction closes and that Consolidated agreed that one individual selected by SureWest would be appointed to the Consolidated board of directors.

  The fact that Consolidated currently pays regular quarterly cash dividends on its common stock and that, after the transaction, SureWest’s shareholders, to the extent they receive Consolidated common stock as Merger Consideration, will be entitled to receive dividends, if any, paid by Consolidated on its common stock and that these dividends might be significantly more per share than the dividend SureWest is paying its shareholders today.

  The likelihood that the Mergers would be consummated, and that Consolidated had sufficient resources and financing necessary to do so.

  Information and discussions with Consolidated’s management with respect to Consolidated’s credit profile following the proposed transactions, including the viability of its financing plan.

  The potential availability of dissenters’ rights to holders of the SureWest common stock who comply with all of the required procedures under Chapter 13 of the California General Corporation Law, which allows such holders to demand that SureWest purchase their shares for the fair market value of their shares.

  The risk that SureWest’s stock price will not consistently trade in the near term at or above $23.00 per share, which belief is based on a number of factors, including the SureWest board of directors’ knowledge and understanding of SureWest and its industry, including the performance of other companies against which SureWest has compared itself from time to time.

  The SureWest board of directors’ assessment of the historical performance of Consolidated’s common stock.

  The protection afforded by the collar mechanism to SureWest shareholders receiving Consolidated common stock in the proposed First Merger against significant fluctuations in the value of such stock.

  The judgment that regulatory approvals necessary to complete the Mergers are likely to be obtained without materially burdensome conditions, and that they likely would be obtained prior to expiration of Consolidated’s financing commitment.

  The review by the SureWest board of directors with its legal and financial advisors of the structure of the proposed transaction and the financial and other terms of the Merger Agreement, including the parties’ representations, warranties and covenants, the conditions to their respective obligations and the termination provisions, as well as the likelihood of consummation of the proposed transactions and the SureWest board of directors’ evaluation of the likely time period necessary to close the transaction. The SureWest board of directors also considered in particular the following aspects of the Merger Agreement:

    The nature of the closing conditions included in the Merger Agreement, including the exceptions to the events that would constitute a material adverse effect on SureWest for purposes of the agreement, as well as the likelihood that of all conditions to the transactions would be satisfied in a timely manner;

    The obligation of Consolidated to take all actions necessary to arrange the financing provided for in its financing commitment and, if such financing is unavailable, to use commercially reasonable efforts to arrange to obtain alternate financing for an amount that will enable Consolidated to consummate the transaction;

    The SureWest board of directors’ ability, under certain circumstances and prior to the time SureWest shareholders approve the Merger Agreement, to consider and respond to an unsolicited bona fide alternative proposal or engage in discussions or negotiations with the person making such a proposal if the board of directors shall have determined in good faith (after consultation with its financial advisor and outside legal counsel) that such alternative proposal either constitutes a superior proposal and the board of directors shall have determined in good faith (after consultation with its financial advisor and outside legal counsel) that the failure to take such action would be inconsistent with the directors’ exercise of their fiduciary obligations to the shareholders of SureWest under applicable laws;

    The SureWest board of directors’ ability, under certain circumstances, to change or withdraw its recommendation or terminate the Merger Agreement in order to enter into an agreement providing for a superior proposal, provided that SureWest complies with its obligations relating to the entering into of any such agreement and immediately prior to or concurrently with the termination of the Merger Agreement pays a termination fee of $14,675,000, which the SureWest board of directors concluded was reasonable in the context of termination fees payable in comparable transactions and in light of the overall terms of the Merger Agreement, including the Merger Consideration;

    The fact that there is no financing condition to the completion of the Mergers in the Merger Agreement;

    The fact that Consolidated common stock issuable in the First Merger will generally not be taxable for U.S. federal income tax purposes to SureWest’s shareholders; and

    The receipt by Consolidated of executed debt commitment letters from sources of debt financing for the transactions contemplated by the Merger Agreement and the terms of such debt financing commitments.

     Potentially Negative Factors Relating to the Transaction:

     The SureWest board of directors also considered potential drawbacks or risks relating to the Mergers, including the following material risks and factors:

  The risk that, notwithstanding the likelihood of the Mergers being completed, the Mergers might not be completed, including the effect of the pendency of the Mergers and such failure to be completed may have on:

    The trading price of shares of SureWest common stock;

    SureWest’s operating results, including the costs incurred in connection with the Mergers; and

    SureWest’s ability to attract and retain key personnel and customers.
  That SureWest will no longer exist as an independent publicly traded company and that SureWest shareholders will only participate in the future growth of SureWest’s business as part of the combined company to the extent they receive shares of Consolidated common stock as Merger Consideration.

  That SureWest shareholders who receive shares of Consolidated common stock as Merger Consideration will have exposure to the risks associated with holding shares of Consolidated common stock.

  That, under the terms of the Merger Agreement, SureWest must pay to Consolidated a termination fee if the Merger Agreement is terminated under certain circumstances, which may deter other parties from proposing an alternative transaction with SureWest that may be more advantageous to SureWest shareholders.

  That if the Mergers do not close, SureWest’s employees will have expended extensive time and efforts to attempt to complete the transaction and will have experienced significant distractions from their work and progress on SureWest’s business plan during the pendency of the transaction.

  The restrictions on the conduct of SureWest’s business prior to the completion of the Mergers, which could delay or prevent SureWest from undertaking business opportunities that may arise or from taking any other action it would otherwise take with respect to the operations of SureWest absent the pending completion of the Mergers.

  The fact that, while SureWest expects the Mergers will be consummated, there can be no assurance that all conditions to the parties’ obligations, including with respect to required regulatory approvals, to complete the Mergers will be satisfied within the time frames contemplated by the Merger Agreement, and, as a result, the Mergers may not be consummated.

  The possibility that, notwithstanding the size of the collar mechanism, shares of Consolidated common stock might trade outside the collar, in which case the value of the stock consideration would be different from, and may be worth less than, the cash consideration.

  The possibility that the proration and reallocation provisions of the Merger Agreement might result in SureWest shareholders receiving a combination of Merger Consideration different from that which they elected.

  The fact that the cash portion of the Merger Consideration will generally be taxable for U.S. federal income tax purposes to SureWest’s shareholders. See “Material United States Federal Income Tax Consequences”.

  The risk that the shareholders of Consolidated will not approve the issuance of Consolidated common stock in connection with the transaction.

  The risk that the financing contemplated by the financing commitment received by Consolidated for the consummation of the Mergers might not be obtained.

  The fact that the SureWest board of directors and SureWest’s executive officers may have interests in the Mergers that are different from, or in addition to, SureWest shareholders. See “The Mergers—Interests of SureWest Directors and Executive Officers in the Mergers” beginning on page 71.

     The foregoing discussion is not intended to be exhaustive, but SureWest believes it addresses the material information and factors considered by the SureWest board of directors in its consideration of the Mergers. In view of the number and variety of factors and the amount of information considered, the SureWest board of directors did not find it practicable to, and did not make specific assessments of, quantify or otherwise assign relative weights to, the specific factors considered in reaching its determination. In addition, the SureWest board of directors did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to its ultimate determination, and individual members of the SureWest board of directors may have given different weights to different factors.

Opinion of Financial Advisor to SureWest

     On February 5, 2012, at a meeting of SureWest’s board of directors held to evaluate the Mergers, UBS delivered to SureWest’s board of directors an oral opinion, which opinion was confirmed by delivery of a written opinion, dated February 5, 2012, to the effect that, as of that date and based on and subject to various assumptions, matters considered and limitations described in its opinion, the Merger Consideration, taken in the aggregate, to be received by holders of SureWest common stock in the First Merger was fair, from a financial point of view, to such holders.

     The full text of UBS’ opinion to SureWest’s board of directors describes the assumptions made, procedures followed, matters considered and limitations on the review undertaken by UBS. This opinion is attached as Annex II and is incorporated into this joint proxy statement/prospectus by reference. Holders of SureWest common stock are encouraged to read UBS’ opinion carefully in its entirety. UBS’ opinion was provided for the benefit of SureWest’s board of directors (in its capacity as such) in connection with, and for the purpose of, its evaluation of the fairness of the Merger Consideration to be received by holders of SureWest common stock in the First Merger from a financial point of view and does not address any other aspect of the Mergers. The opinion does not address the relative merits of the Mergers as compared to other business strategies or transactions that might be available with respect to SureWest or SureWest’s underlying business decision to effect the Mergers. The opinion does not constitute a recommendation to any shareholder as to how such shareholder should vote or act with respect to the Mergers. In addition, the opinion does not address, or constitute a recommendation with respect to, any particular shareholder election. Holders of SureWest common stock are encouraged to read UBS’ opinion carefully in its entirety. The following summary of UBS’ opinion is qualified in its entirety by reference to the full text of UBS’ opinion.

     In arriving at its opinion, UBS, among other things:

  reviewed certain publicly available business and financial information relating to SureWest and Consolidated;

  reviewed certain internal financial information and other data relating to SureWest’s businesses and financial prospects that were not publicly available, including financial forecasts and estimates prepared by SureWest’s management that SureWest’s board of directors directed UBS to utilize for purposes of its analysis;

  reviewed certain internal financial information and other data relating to Consolidated’s businesses and financial prospects that were not publicly available, including financial forecasts and estimates prepared by SureWest’s management that SureWest’s board of directors directed UBS to utilize for purposes of its analysis;

  reviewed certain estimates of synergies prepared by Consolidated’s management and discussed with SureWest that were not publicly available that SureWest’s board of directors directed UBS to utilize for purposes of its analysis;

  conducted discussions with members of the senior managements of SureWest and Consolidated concerning the businesses and financial prospects of SureWest and Consolidated;

  reviewed publicly available financial and stock market data with respect to certain other companies UBS believed to be generally relevant;

  compared the financial terms of the Mergers with the publicly available financial terms of certain other transactions UBS believed to be generally relevant;

  reviewed current and historical market prices of SureWest common stock and Consolidated common stock;

  reviewed the Merger Agreement; and

  conducted such other financial studies, analyses and investigations, and considered such other information, as UBS deemed necessary or appropriate.

     In connection with its review, with the consent of SureWest’s board of directors, UBS assumed and relied upon, without independent verification, the accuracy and completeness in all material respects of the information provided to or reviewed by UBS for the purpose of its opinion. In addition, with the consent of SureWest’s board of directors, UBS did not make any independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise) of SureWest or Consolidated, and was not furnished with any such evaluation or appraisal. With respect to the financial forecasts, estimates and synergies referred to above, UBS assumed, at the direction of SureWest’s board of directors, that such forecasts, estimates and synergies had been reasonably prepared on a basis reflecting the best currently available estimates and judgments of SureWest’s management as to the future financial performance of SureWest and Consolidated, respectively, and such synergies. In addition, UBS assumed, with the approval of SureWest’s board of directors, that such financial forecasts and estimates, including synergies, would be achieved at the times and in the amounts projected. UBS also assumed, with the consent of SureWest’s board of directors, that the Mergers would qualify for U.S. federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended. UBS’ opinion was necessarily based on economic, monetary, market and other conditions as in effect on, and the information available to UBS as of, the date of its opinion.

     At the request of SureWest’s board of directors, UBS contacted third parties to solicit indications of interest in a possible transaction with SureWest and held discussions with certain of these parties prior to the date of UBS’ opinion. In addition, at the direction of SureWest’s board of directors, UBS was not asked to, and it did not, offer any opinion as to the terms, other than the Merger Consideration to the extent expressly specified in UBS’ opinion, of the Merger Agreement or the form of the Mergers. In addition, UBS expressed no opinion as to the fairness of the amount or nature of any compensation to be received by any officers, directors or employees of any parties to the Mergers, or any class of such persons, relative to the Merger Consideration. UBS expressed no opinion as to what the value of Consolidated common stock would be when issued pursuant to the Mergers or the prices at which Consolidated common stock or SureWest common stock would trade at any time. In rendering its opinion, UBS assumed, with the consent of SureWest’s board of directors, that (i) the parties to the Merger Agreement would comply with all material terms of the Merger Agreement and (ii) the Mergers would be consummated in accordance with the terms of the Merger Agreement without any adverse waiver or amendment of any material term or condition of the Merger Agreement. UBS also assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Mergers would be obtained without any material adverse effect on SureWest, Consolidated or the Mergers. Except as described above, SureWest imposed no other instructions or limitations on UBS with respect to the investigations made or the procedures followed by UBS in rendering its opinion. The issuance of UBS’ opinion was approved by an authorized committee of UBS.

     In connection with rendering its opinion to SureWest’s board of directors, UBS performed a variety of financial and comparative analyses which are summarized below. The following summary is not a complete description of all analyses performed and factors considered by UBS in connection with its opinion. The preparation of a financial opinion is a complex process involving subjective judgments and is not necessarily susceptible to partial analysis or summary description. With respect to the selected companies analysis and the selected transactions analysis summarized below, no company or transaction used as a comparison was identical to SureWest, Consolidated or the Mergers. These analyses necessarily involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the values of the companies concerned.

     UBS believes that its analyses and the summary below must be considered as a whole and that selecting portions of its analyses and factors or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying UBS’ analyses and opinion. UBS did not draw, in isolation, conclusions from or with regard to any one factor or method of analysis for purposes of its opinion, but rather arrived at its ultimate opinion based on the results of all analyses undertaken by it and assessed as a whole.

     The estimates of the future performance of SureWest and Consolidated provided by SureWest in or underlying UBS’ analyses are not necessarily indicative of future results or values, which may be significantly more or less favorable than those estimates. In performing its analyses, UBS considered industry performance, general business and economic conditions and other matters, many of which were beyond the control of SureWest and Consolidated. Estimates of the financial value of companies do not purport to be appraisals or necessarily reflect the prices at which businesses or securities actually may be sold or acquired.

     The Merger Consideration was determined through negotiation between SureWest and Consolidated and the decision by SureWest to enter into the Mergers was solely that of SureWest’s board of directors. UBS’ opinion and financial analyses were only one of many factors considered by SureWest’s board of directors in its evaluation of the Mergers and should not be viewed as determinative of the views of SureWest’s board of directors or management with respect to the Mergers or the Merger Consideration.

     The following is a brief summary of the material financial analyses performed by UBS and reviewed with SureWest’s board of directors on February 5, 2012, in connection with its opinion relating to the proposed Mergers. The financial analyses summarized below include information presented in tabular format. In order for UBS’ financial analyses to be fully understood, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of UBS’ financial analyses.

Financial Analyses

Selected Public Companies Analysis

     UBS compared selected financial and stock market data of SureWest with corresponding data of the following 15 publicly traded companies, which are incumbent local exchange carriers (“ILECs”), facility-based business telecom services providers or cable companies:

ILECs

  Alaska Communications Systems Group Inc.

  CenturyLink Inc.

  Cincinnati Bell Inc.

  Consolidated

  Frontier Communications Corp.

  Otelco Inc.

  Windstream Corp.

Facility-based Business Telecom Services Providers

  Earthlink Inc.

  Lumos Networks Corp.

  tw telecom Inc.

Cable Companies

  Cablevision Systems Corp.

  Charter Communications Inc.

  Comcast Corp.

  Knology Inc.

  Time Warner Cable Inc.

     UBS reviewed, among other things, enterprise values, calculated as equity market value based on closing stock prices on February 3, 2012, plus debt at book value, preferred stock at liquidation value and minority interests at book value, less cash and cash equivalents, as multiples of estimated 2011, 2012 and 2013 (1) earnings before interest, taxes, depreciation and amortization, referred to as EBITDA, and (2) EBITDA minus capital expenditures, referred to as operating free cash flow, or OpFCF. UBS then compared the multiples derived for the selected companies with corresponding multiples implied for SureWest. The multiples for SureWest were calculated using (i) the closing price of SureWest common stock on February 3, 2012 of $15.59 and (ii) the Merger Consideration of $23.00 per share of SureWest common stock. Financial data for the selected companies, other than Consolidated, were based on publicly available research analysts’ consensus estimates, public filings and other publicly available information. Estimated financial data for Consolidated were based on the estimates of SureWest’s management. Estimated financial data for SureWest were based on internal estimates of SureWest’s management, referred to as “SureWest Management Estimates.” This analysis indicated the following implied high, mean, median and low multiples for the selected companies, as compared to corresponding multiples implied for SureWest:

	EV/EBITDA						EV/OpFCF
	CY2011		CY2012		CY2013		CY2011		CY2012		CY2013
Selected Public Companies
Total High	9.1	x	9.0	x	9.3	x	31.7	x	24.2	x	18.5	x
Total Mean	6.6	x	6.4	x	6.3	x	12.2	x	11.0	x	10.0	x
Total Median	6.7	x	6.5	x	6.2	x	10.3	x	9.8	x	9.1	x
Total Low	3.8	x	3.9	x	3.9	x	5.7	x	6.4	x	7.0	x
Implied Multiples for SureWest Based	5.2	x	5.2	x	4.9	x	41.3	x	34.7	x	15.0	x
on Closing Price on February 3, 2012
of $15.59
Implied Multiples for SureWest Based	6.6	x	6.6	x	6.1	x	51.9	x	43.5	x	18.8	x
on Merger Consideration of $23.00

Selected Transactions Analysis

     UBS reviewed publicly available information relating to the following 17 transactions announced between September 2008 and February 2012 involving ILECs, facility-based business telecom services providers or cable companies:

       ILECs

Announcement
Date	Target	Acquiror
April 22, 2010 November 24, 2009 September 8, 2009 May 13, 2009 May 11, 2009 November 21, 2008 October 27, 2008
  Qwest Communications
  International, Inc.
  Iowa Telecommunications
  Services, Inc.
  Lexcom, Inc.
  Certain wireline properties of
  Verizon Communications,
  Inc.
  D&E Communications, Inc.
  Sherburne Tele Systems, Inc.

  Embarq Corp.
CenturyLink Inc. Windstream Corp. Windstream Corp. Frontier Communications Corp. Windstream Corp. Iowa Telecommunications Services, Inc. CenturyTel, Inc.

Facility-based Business Telecom Services Providers

Announcement
Date	Target	Acquiror
August 1, 2011 December 20, 2010 October 1, 2010 September 13, 2010 November 3, 2009	Paetec Holding Corp. One Communications Corp. ITC Deltacom, Inc. Cavalier Telephone LLC NuVox Communications	Windstream Corp. Earthlink Inc. Earthlink Inc. Paetec Holding Corp. Windstream Corp.

Cable Companies

Announcement
Date	Target	Acquiror
August 15, 2011 November 15, 2010 August 4, 2010 March 5, 2010 September 8, 2008	Insight Communications Co., Inc. Mediacom Communications Corp. Sunflower Broadband RCN Corp. 29% interest in Mediacom Communications Corp. owned by Morris Communications Co. LLC	Time Warner Cable, Inc. Controlling shareholder Rocco Commisso Knology, Inc. ABRY Partners LLC Mediacom Communications Corp.

     UBS reviewed the enterprise values, calculated as the purchase price paid for the target company’s equity, plus debt at book value, preferred stock at liquidation value and minority interests at book value, less cash and cash equivalents, as a multiple of latest twelve-months (“LTM”) EBITDA for the selected transactions. UBS then compared the multiples derived for the selected transactions with corresponding multiples for SureWest based on the closing price on February 3, 2012 and the Merger Consideration of $23.00 per share. Multiples for the selected transactions were based on publicly available information at the time of announcement of the relevant transaction. This analysis indicated the following implied high, mean, median and low multiples for the selected transactions, as compared to corresponding multiples implied for SureWest:

Implied Multiples for Selected Transactions
	EV/LTM EBITDA
Total High	8.6	x
Total Mean	6.2	x
Total Median	5.8	x
Total Low	4.4	x
Implied Multiples for SureWest Based on Closing Price on February 3, 2010 of $15.59	5.2	x
Implied Multiples for SureWest Based on Merger Consideration of $23.00	6.6	x

Discounted Cash Flow Analyses

     SureWest Standalone

     UBS performed a discounted cash flow analysis of SureWest on a standalone basis using financial forecasts and estimates relating to SureWest prepared by SureWest’s management. UBS calculated a range of implied present values (as of December 31, 2011) of the standalone unlevered, after-tax free cash flows that SureWest was forecasted to generate from calendar year 2012 through calendar year 2016 and of terminal values for SureWest based on SureWest’s calendar year 2016 estimated EBITDA. Implied terminal values were derived by applying to SureWest’s calendar year 2016 estimated EBITDA a range of EBITDA terminal value multiples of 5.0x to 6.0x. Present values of cash flows and terminal values were calculated using discount rates ranging from 9.0% to 11.0%. The discounted cash flow analysis resulted in a range of implied present values of approximately $15.00 to $22.00 per share of SureWest common stock.

     Consolidated Standalone

     UBS performed a discounted cash flow analysis of Consolidated on a standalone basis using financial forecasts and estimates relating to Consolidated prepared by SureWest’s management. UBS calculated a range of implied present values as (as of December 31, 2011) of the standalone unlevered, after-tax free cash flows that Consolidated was forecasted to generate from calendar year 2012 through calendar year 2016 and of terminal values for Consolidated based on Consolidated’s calendar year 2016 estimated EBITDA. Implied terminal values were derived by applying to Consolidated’s calendar year 2016 estimated EBITDA a range of EBITDA terminal value multiples of 6.5x to 7.5x. Present values of cash flows and terminal values were calculated using discount rates ranging from 6.5% to 7.5%. The discounted cash flow analysis resulted in a range of implied present values of approximately $12.00 to $17.70 per share of Consolidated common stock.

     SureWest Pro Forma for the Mergers, based upon the Assumed Mixed Consideration (as defined below)

     UBS performed a discounted cash flow analysis of Consolidated pro forma for the Mergers using (i) financial forecasts and estimates for SureWest and Consolidated prepared by SureWest’s management and (ii) estimates of synergies anticipated to result from the proposed Mergers prepared by the management of Consolidated and discussed with SureWest. UBS calculated the implied present values (as of December 31, 2011) of the unlevered, after-tax free cash flows that Consolidated pro forma for the Mergers was forecasted to generate from calendar year 2012 through calendar year 2016 and of the terminal value for Consolidated pro forma for the Mergers based on Consolidated’s calendar year 2016 estimated EBITDA pro forma for the Mergers. Implied terminal values were derived by applying to Consolidated’s calendar year 2016 estimated EBITDA pro forma for the Mergers a range of EBITDA terminal value multiples of 5.9x to 6.9x. Present values of cash flows and terminal values were calculated using discount rates ranging from 7.1% to 8.1%. UBS then calculated a range of implied present values per share of SureWest common stock, pro forma for the Mergers, assuming for purposes of the calculation that all SureWest shareholders were prorated, pursuant to the cash election, to receive an identical mix of cash and Consolidated common stock for each share of SureWest common stock, calculated as follows: 0.5974 shares (one half the Exchange Ratio) of Consolidated common stock and $11.50 cash consideration per share of SureWest common stock (collectively, the “Assumed Mixed Consideration”). This discounted cash flow analysis resulted in a range of implied present values per share of SureWest common stock, pro forma for the Mergers, based upon the Assumed Mixed Consideration, of approximately $20.35 to $24.85.

     Based on the foregoing analyses, UBS then calculated the percentage increase between (i) the range of implied present values per share of SureWest common stock on a standalone basis and (ii) the range of implied present values per share of SureWest common stock pro forma for the Mergers, based upon the Assumed Mixed Consideration. UBS observed that such percentage increase ranged from approximately 13% (when comparing the high end of the first range to the high end of the second range) to 36% (when comparing the low end of the first range to the low end of the second range).

Miscellaneous

     Under the terms of UBS’ engagement, SureWest agreed to pay UBS for its financial advisory services in connection with the Mergers an aggregate fee currently estimated to be approximately $7.1 million, a portion of which was payable in connection with UBS’ opinion and approximately $5.3 million of which is contingent upon consummation of the Mergers. In addition, SureWest agreed to reimburse UBS for its reasonable expenses, including fees, disbursements and other charges of counsel, and to indemnify UBS and related parties against liabilities, including liabilities under federal securities laws, relating to, or arising out of, its engagement. In the past, UBS has provided investment banking services to SureWest unrelated to the proposed Mergers, for which UBS received compensation, including having acted as agent for SureWest in connection with a share repurchase. In the ordinary course of business, UBS and its affiliates may hold or trade, for their own accounts and the accounts of their customers, securities of SureWest and Consolidated, and, accordingly, may at any time hold a long or short position in such securities. SureWest selected UBS as its financial advisor in connection with the Mergers because UBS is an internationally recognized investment banking firm with substantial experience in similar transactions. UBS is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, leveraged buyouts, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities and private placements.

Consolidated’s Reasons for the Mergers

     Consolidated was formed as an acquisition vehicle in July 2002, and completed its first transaction on December 31, 2002, when it acquired certain central-Illinois based assets of McLeodUSA. In April, 2004, Consolidated acquired TXUC from Texas Utlilities. In July, 2005, Consolidated completed its initial public offering of common stock, and on December 31, 2007, Consolidated acquired North Pittsburgh Systems, Inc. Throughout Consolidated’s history, Consolidated has focused on acquisitions as a core part of its strategy, and developed a set of evaluation criteria early on which it used and intends to continue to use to evaluate potential opportunities.

     At nearly every regular quarterly board of directors meeting, the Company’s management team has reviewed prospective acquisition targets and ranked them according to their attractiveness and alignment with the acquisition criteria. Where the opportunities were deemed attractive, the Company participated from time to time in auctions, made inquiries, and generally attempted to advance its long-standing strategy to grow through acquisition.

     As a part of that ongoing process, the management team and the Consolidated board of directors determined that SureWest met the Company’s criteria for potential acquisitions, and identified SureWest as an attractive potential acquisition candidate. Consolidated entered into a non-disclosure agreement with SureWest in December 2009 for the purpose of conducting due diligence on SureWest and evaluating a potential transaction.

     From time to time throughout the period from the time beginning with the initial merger discussions between Consolidated and SureWest in December 2009, and continuing through the time the Merger Agreement was executed on February 5, 2012, the Consolidated board of directors worked with the Consolidated management team to develop various strategies and approaches, including the approval of what became the terms of the Merger Agreement.

     In approving the Merger Agreement and the Mergers, Consolidated’s board of directors consulted with Consolidated’s management, as well as with Consolidated’s legal and financial advisors, and considered, among other things, the following material factors:

  that the Mergers would combine Consolidated’s strong and stable cash flow business with SureWest’s growth-oriented broadband and overbuilder strategy;

  that the Mergers would diversify Consolidated’s revenue and cash flow streams across multiple business lines and geographies and would reduce regulatory risk;

  the expectation that the Mergers would be accretive to cash flow, after synergies, in the first full year of operations;

  the expectation that the Mergers would result in a financially strong company with a robust balance sheet, attractive dividend payout ratio and the ability to deliver over time;

  the expectation that, after the consummation of the Mergers, the combined companies would realize annual, operating and capital synergies;

  the expectation that the Mergers would improve Consolidated’s leverage and dividend payout ratio;

  that, after the Mergers, the Company would have the opportunity to utilize approximately $67 million of estimated SureWest net operating losses, as of September 30, 2011, recognizing that Section 382 of the Internal Revenue Code imposes timing and other limitations on the use of these net operating losses;

  the expectation that the Mergers would create a platform for future growth through acquisitions to fill in Consolidated’s national footprint, and organically through investments in the combined company’s existing markets;

  the opportunity to integrate SureWest’s business efficiently with Consolidated’s existing business.

  Consolidated management’s prior record of successfully integrating acquired companies; and

  that the Mergers would bring together two companies with a common history of family ownership and shared values of community involvement.

     Consolidated’s board of directors also considered, among other things, the following risks:

  regulatory and litigation risks associated with the Mergers or combining the two companies;

  that there are risks associated with obtaining necessary approvals on terms that satisfy closing conditions to the respective parties’ obligations to complete the Mergers, and, as a result of certain conditions to the completion of the Mergers, it is possible that the Mergers may not be completed even if approved by Consolidated’s stockholders and SureWest’s shareholders (see “The Merger Agreement — Conditions of the Mergers”);

  the challenges of combining the businesses of the two companies and the attendant risks of not achieving the expected strategic benefits and cost savings, other financial and operating benefits or improvement in earnings, and of diverting management focus and resources from other strategic opportunities and from operational matters for an extended period of time;

  the perception of investors and the potential impact on Consolidated’s share price;

  the level of capital expenditures that will be required with respect to the SureWest cable overbuilder business;

  the ability to secure financing on terms satisfactory to Consolidated;

  the terms and conditions of the Merger Agreement, which include restrictions on the conduct of Consolidated’s business pending the closing of the Mergers (see “The Merger Agreement — Consolidated’s Forbearances Before Completion of the Mergers”); and

  the other risks of the type and nature discussed above under “Risk Factors Relating to the Mergers”.

Opinion of Financial Advisor to Consolidated

     Consolidated retained Wells Fargo Securities to act as Consolidated’s financial advisor in connection with a possible transaction involving Consolidated and SureWest and their respective affiliates. In connection with this engagement, the board of directors of Consolidated requested that Wells Fargo Securities provide its opinion as to the fairness, from a financial point of view, to Consolidated of the Merger Consideration to be paid pursuant to the Merger Agreement. In selecting Wells Fargo Securities as its financial advisor, Consolidated considered, among other things, the fact that Wells Fargo Securities is a widely recognized investment banking firm with substantial experience advising companies in the telecommunications industry and has familiarity with Consolidated and SureWest and has substantial experience providing strategic advisory services in similar transactions. Wells Fargo Securities, as part of its investment banking business, is continuously engaged in the evaluation of businesses and debt and equity securities in connection with mergers and acquisitions, underwritings, private placements and other securities offerings, senior credit financings, and general corporate advisory services.

     On February 5, 2012, Wells Fargo Securities delivered its written opinion to the board of directors of Consolidated to the effect that, as of February 5, 2012, and based on and subject to various assumptions made, procedures followed, matters considered and limitations on the review undertaken by Wells Fargo Securities in connection with the opinion, the experience of its investment bankers and other factors it deemed relevant, the Merger Consideration to be paid pursuant to the Merger Agreement was fair, from a financial point of view, to Consolidated. The issuance of the opinion of Wells Fargo Securities was approved by an authorized committee of Wells Fargo Securities.

     The full text of the written opinion of Wells Fargo Securities sets forth, among other things, assumptions made, procedures followed, matters considered and limitations on the review undertaken by Wells Fargo Securities in connection with such opinion. This written opinion is attached as Annex III to this joint proxy statement/prospectus and is incorporated by reference in its entirety into this joint proxy statement/prospectus. The following summary is qualified in its entirety by reference to the full text of the opinion. Wells

Fargo Securities provided its opinion for the information and use of the board of directors of Consolidated in connection with its evaluation of the Mergers. Wells Fargo Securities’ opinion did not and does not constitute a recommendation as to how any holder of shares of Consolidated common stock should vote with respect to the issuance of shares of Consolidated common stock pursuant to the First Merger and the Merger Agreement or any other matter.

          In arriving at its opinion, Wells Fargo Securities, among other things:

  Reviewed a draft dated February 5, 2012 of the Merger Agreement, including the financial terms of the Merger Agreement;

  Reviewed certain business, financial and other information regarding SureWest that was publicly available or was furnished to Wells Fargo Securities by SureWest or Consolidated;

  Reviewed certain financial projections for SureWest prepared by the management of SureWest as reviewed and approved for Wells Fargo Securities’ use by the management of Consolidated, which are referred to in this joint proxy statement/prospectus as the “SureWest projections”;

  Discussed with the managements of SureWest and Consolidated the operations and prospects of SureWest, including the historical financial performance and trends in the results of operations of SureWest;

  Reviewed certain business, financial and other information regarding Consolidated that was publicly available or was furnished to Wells Fargo Securities by Consolidated;

  Reviewed certain financial projections for Consolidated prepared by the management of Consolidated, which is referred to in this joint proxy statement/prospectus as the “Consolidated projections”;

  Discussed with the management of Consolidated the operations and prospects of Consolidated, including the historical financial performance and trends in the results of operations of Consolidated;

  Reviewed certain projections of the synergies expected to result from the Mergers prepared by the management of Consolidated, which are referred to in this joint proxy statement/prospectus as the “synergies projections,” and certain projections of the integration costs associated with implementing the expected synergies prepared by the management of Consolidated, which are referred to in this joint proxy statement/prospectus as the “integration costs”;

  Reviewed certain information regarding the net operating losses held by SureWest prepared by the management of SureWest and certain estimates regarding the utilization of such net operating losses by Consolidated for U.S. federal income tax purposes approved for Wells Fargo Securities’ use by the management of Consolidated, which is referred to in this joint proxy statement/prospectus as the “NOL projections”;

  Discussed with the management of Consolidated the strategic rationale for the Mergers;

  Compared certain business, financial and other information regarding SureWest and Consolidated, respectively, that was publicly available or was furnished to Wells Fargo Securities by the respective managements of SureWest and Consolidated with publicly available business, financial and other information regarding certain publicly traded companies that Wells Fargo Securities deemed relevant;

  Compared the proposed financial terms of the Merger Agreement with the financial terms of certain other business combinations and transactions that Wells Fargo Securities deemed relevant;

  Prepared a discounted cash flow analysis of SureWest based upon the SureWest projections, the NOL projections, the synergies projections and the integration costs, as well as other assumptions discussed with and confirmed as reasonable by the management of Consolidated;

  Prepared a pro forma analysis estimating the financial impact on the combined company resulting from the Mergers based upon the SureWest projections, the NOL projections, the synergies projections, the integration costs, the Consolidated projections and the pro forma capital structure of Consolidated projected by the management of Consolidated, as well as other assumptions discussed with and confirmed as reasonable by the management of Consolidated; and

  Considered other information such as financial studies, analyses and investigations, as well as financial, economic and market criteria that Wells Fargo Securities deemed relevant.

     In connection with its review, Wells Fargo Securities assumed and relied upon the accuracy and completeness of the financial and other information provided, discussed with or otherwise made available to it, including all accounting, tax and legal information, and Wells Fargo Securities did not make (and did not assume any responsibility for) any independent verification of such information. Wells Fargo Securities assumed, with the consent of the board of directors of Consolidated, that neither the management of SureWest nor of Consolidated was aware of any facts or circumstances that would make such information inaccurate or misleading in any way meaningful to the analysis of Wells Fargo Securities. With respect to the financial forecasts and estimates utilized in Wells Fargo Securities’ analyses, including the SureWest projections, the NOL projections, the synergies projections, the integration costs and the Consolidated projections, Wells Fargo Securities assumed, with the consent of the board of directors of Consolidated, that they were reasonably prepared and reflected the best current estimates, judgments and assumptions of the management of Consolidated as to the future financial performance of SureWest and Consolidated, the utilization of the net operating losses of SureWest, the synergies expected to result from the Mergers and the projected integration costs associated with implementing the expected synergies. Wells Fargo Securities assumed no responsibility for, and expressed no view as to, such forecasts or estimates or the judgments or assumptions upon which they are based. Wells Fargo Securities also assumed that there were no material changes in the condition (financial or otherwise), results of operations, business or prospects of SureWest or Consolidated since the date of the last financial statements provided to Wells Fargo Securities. In arriving at its opinion, Wells Fargo Securities did not conduct any physical inspection or appraisals of the assets or liabilities (contingent or otherwise) of SureWest or Consolidated.

     In rendering its opinion, Wells Fargo Securities assumed, with the consent of the board of directors of Consolidated, that the final form of the Merger Agreement, when signed by the parties thereto, would not differ from the draft reviewed by it in any respect material to its opinion, that the Mergers and financings contemplated to be undertaken by Consolidated in connection with the Mergers or otherwise would be consummated in accordance with the terms described in the Merger Agreement or as otherwise described to Wells Fargo Securities by representatives of Consolidated and in compliance with all applicable laws, without waiver of any material terms or conditions, and that in the course of obtaining any necessary legal, regulatory or third party consents or approvals for the Mergers or such contemplated financings, no restrictions would be imposed or actions would be taken that would have an adverse effect on Consolidated, SureWest or the expected benefits of the Mergers in any way meaningful to Wells Fargo Securities’ analysis. Wells Fargo Securities’ opinion was necessarily based on economic, market, financial and other conditions and the information made available to it as of the date hereof. Although subsequent developments may affect this opinion, Wells Fargo Securities’ does not have any obligation to update, revise or reaffirm this opinion.

     Wells Fargo Securities’ opinion only addresses the fairness, from a financial point of view, to Consolidated of the Merger Consideration to the extent expressly specified in its opinion, and does not address any other terms or aspects of the Mergers, including, without limitation, the form or structure of the Mergers, any allocation of the Merger Consideration, any tax or accounting matters relating to the Mergers or otherwise, any financing arrangements or any aspect or implication of any other agreement or arrangement entered into in connection with or contemplated by the Mergers or otherwise. In addition, Wells Fargo Securities’ opinion does not address the fairness of the amount or nature of, or any other aspects relating to, any compensation to be received by any officers, directors or employees of any parties to the Mergers, or class of such persons, relative to the Merger Consideration. Wells Fargo Securities’ opinion does not address the merits of the underlying decision by Consolidated to enter into the Merger Agreement or the relative merits of the Mergers or contemplated financings compared with other business strategies or transactions available or that have been or might be considered by the management or the board of directors of Consolidated.

     In connection with rendering its opinion, Wells Fargo Securities performed certain financial, comparative and other analyses as summarized below. This summary is not a complete description of the financial analyses performed and factors considered in connection with such opinion. In arriving at its opinion, Wells Fargo Securities made its determinations as to the fairness, from a financial point of view, to Consolidated of the Merger Consideration to be paid pursuant to the Merger Agreement, on the basis of various financial and comparative analyses taken as a whole. The preparation of a financial opinion is a complex process and involves various determinations as to the most appropriate and relevant methods of financial and comparative analyses and the application of those methods to the particular circumstances. Therefore, a financial opinion is not readily susceptible to summary description.

     In arriving at its opinion, Wells Fargo Securities did not attribute any particular weight to any single analysis or factor considered but rather made qualitative judgments as to the significance and relevance of each analysis and factor relative to all other analyses and factors performed and considered and in the context of the circumstances of the particular transaction. Accordingly, the analyses must be considered as a whole, as considering any portion of such analyses and factors, without considering all analyses and factors as a whole, could create a misleading or incomplete view of the process underlying such opinion. The fact that any specific analysis has been referred to in the summary below is not meant to indicate that such analysis was given greater weight than any other analysis referred to in the summary. No company, business or transaction reviewed is identical to SureWest or Consolidated or the Mergers. An evaluation of these analyses is not entirely mathematical; rather, the analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the public trading or other values of the companies, business segments or transactions reviewed.

     In performing its analyses, Wells Fargo Securities considered industry performance, general business and economic conditions and other matters existing as of February 5, 2012, many of which are beyond the control of SureWest and Consolidated. None of SureWest, Consolidated or Wells Fargo Securities or any other person assumes responsibility if future results are different from those discussed whether or not any such difference is material. Any estimates contained in these analyses and the ranges of valuations resulting from any particular analysis are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth below. In addition, analyses relating to the value of businesses or securities do not purport to be appraisals or necessarily reflect the prices at which businesses or securities may actually be sold or acquired. Accordingly, the assumptions and estimates used in, and the results derived from, the following analyses are inherently subject to substantial uncertainty.

     The following is a summary of the material financial analyses provided on February 5, 2012 to the board of directors of Consolidated by Wells Fargo Securities in connection with its opinion. Certain financial analyses summarized below include information presented in tabular format. In order to fully understand the financial analyses, the tables must be read together with the text of each summary, as the tables alone do not constitute a complete description of the financial analyses. Considering the data in the tables below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of such financial analyses.

Financial Analyses of SureWest

     Selected Publicly Traded Companies Analysis. Using publicly available information, Wells Fargo Securities compared certain financial and other information and financial multiples relating to SureWest to corresponding financial and other information and financial multiples for certain publicly traded telecommunications companies that Wells Fargo Securities, using its professional judgment and expertise, deemed comparable to SureWest. Although none of these companies is directly comparable to SureWest in all respects, Wells Fargo Securities selected these companies because they are publicly traded companies with operations that, for purposes of this analysis, may be considered similar to certain operations of SureWest. The companies included in the selected publicly traded companies analysis for SureWest were:

  CenturyLink, Inc.

  Consolidated Communications Holdings, Inc.

  Frontier Communications Corporation

  Knology, Inc.

  Windstream Corporation

     Wells Fargo Securities reviewed, among other information, enterprise values of the selected companies, which is referred to in this joint proxy statement/prospectus as “EV,” calculated as equity value based on closing stock prices on February 3, 2012, plus book value of net debt, capitalized leases, preferred stock and minority interest, as a multiple of calendar year 2012 estimated earnings before interest, taxes, depreciation, amortization and excluding stock-based compensation, which is referred to in this joint proxy statement/prospectus as “adjusted EBITDA.” Based on these analyses and utilizing its professional judgment and experience, Wells Fargo Securities then applied selected ranges of EV/calendar year 2012 estimated adjusted EBITDA multiples of 5.5x to 7.5x, derived from the analyses of the selected companies, to SureWest’s calendar year 2012 estimated adjusted EBITDA. Financial data of the selected companies were based on public filings, equity research and common stock closing prices on February 3, 2012. Financial data of SureWest were based on the SureWest projections prepared by the management of SureWest as reviewed and approved for Wells Fargo Securities’ use by the management of Consolidated, public filings, common stock closing prices on February 3, 2012 and other publicly available information. This analysis indicated the following implied per share equity reference ranges for SureWest, as compared to the implied Merger Consideration (based on common stock closing prices on February 3, 2012):

Implied Per Share Equity Reference Range for SureWest	Implied Merger Consideration
Based on:
Calendar Year 2012 Adjusted EBITDA
$18.90 - $30.60	$23.00

     Selected Transactions Analysis. Utilizing publicly available information, Wells Fargo Securities analyzed certain information relating to the following selected transactions involving telecommunications companies announced since September 2006. Although none of the companies involved in the selected transactions are directly comparable to SureWest in all respects, nor are any of the selected transactions directly comparable to the Mergers in all respects, Wells Fargo Securities chose the transactions in the selected transactions analysis because the companies that participated in the selected transactions are companies with operations that, for the purposes of analysis, may be considered similar to certain of the results, market size or operations of SureWest.

Acquiror	Target
CenturyLink, Inc.	Qwest Communications
ABRY Partners, LLC	RCN Corporation
Windstream Corporation	Iowa Telecommunications Services, Inc.
Windstream Corporation	Lexcom, Inc.
Frontier Communications Corporation	Verizon Communications Inc. (access lines assets)
Windstream Corporation	D&E Communications
CenturyLink, Inc.	Embarq Corporation
Consolidated Communications Holdings, Inc.	North Pittsburgh Systems, Inc.
Windstream Corporation	CT Communications, Inc.
CenturyLink, Inc.	Madison River Communications Corp.
Frontier Communications Corporation	Commonwealth Telephone Enterprises, Inc.

     For each of the selected transactions, Wells Fargo Securities reviewed and analyzed, among other things, transaction value, calculated as the equity value implied for the target company based on the consideration payable in the selected transaction at the announcement, plus debt, less cash, as a multiple of the target company’s latest 12 months adjusted EBITDA. Based on these analyses and utilizing its professional judgment and experience, Wells Fargo Securities then applied a selected range of latest 12 months adjusted EBITDA multiples of 6.0x to 8.0x derived from the selected transactions to SureWest’s latest 12 months adjusted EBITDA as of December 31, 2011. Financial data of the selected transactions were based on public filings and other publicly available information at the time of announcement of the relevant transaction. Financial data of SureWest were based on SureWest projections prepared by the management of SureWest as reviewed and approved for Wells Fargo Securities’

use by the management of Consolidated, public filings and other publicly available information. This analysis indicated the following implied per share equity reference range for SureWest, as compared to the implied Merger Consideration value:

Implied Per Share Equity Reference Range for SureWest	Implied Merger Consideration
Based on:
Calendar Year 2011 Adjusted EBITDA
$20.71 - $32.03	$23.00

     Discounted Cash Flow Analysis. Wells Fargo Securities conducted a discounted cash flow analysis for SureWest for the purpose of determining an implied fully diluted equity value per share for SureWest common stock as of December 31, 2011. A discounted cash flow analysis is a method of evaluating an asset using estimates of the future unlevered free cash flows generated by assets and taking into consideration the time value of money with respect to those future cash flows by calculating their “present value.” “Present value” refers to the current value of one or more future unlevered free cash flows from the asset, which is referred to as that asset’s cash flows, and is obtained by discounting those cash flows back to the present using a discount rate that takes into account macro-economic assumptions and estimates of risk, the opportunity cost of capital, capitalized returns and other appropriate factors. “Terminal value” refers to the capitalized value of all cash flows from an asset for periods beyond the final forecast period. Wells Fargo Securities calculated the value of the unlevered free cash flows that SureWest is expected to generate for fiscal year 2012 through 2016 implied by the SureWest projections prepared by the management of SureWest as reviewed and approved for Wells Fargo Securities’ use by the management of Consolidated. The unlevered free cash flows and range of terminal values were then discounted to present value using a range of discount rates from 9.0% to 11.0%, which were chosen by Wells Fargo Securities based on its experience and professional judgment taking into account an analysis of the weighted average cost of capital of SureWest and comparable companies which Wells Fargo Securities deemed to be relevant to its analysis. Wells Fargo Securities also calculated a range of terminal values for SureWest at the end of the five-year period ending 2016 by applying a perpetual free cash flow growth rate ranging from 1.0% to 3.0% selected based on Wells Fargo Securities’ experience and professional judgment. As part of the total implied equity value calculated for SureWest, Wells Fargo Securities also calculated the present value, as of December 31, 2011, of the tax benefit from SureWest’s estimated net operating loss carry-forwards balance and estimated pre-tax synergies expected to result from the transaction, net of estimated integration costs to achieve such pre-tax synergies. In performing its analysis of the present value of the tax benefit and estimated pre-tax synergies, Wells Fargo Securities relied on the NOL projections, the synergies projections and the integration costs provided by the management of Consolidated.

     A summary of the implied valuation ranges of the SureWest common stock that Wells Fargo Securities derived from such analyses, as compared to the implied Merger Consideration, is set forth below:

Implied Per Share Equity Reference Range
for SureWest Based on:

SureWest Projections	SureWest Projections	SureWest Projections	Implied Merger
	(including present value of	(including present value of	Consideration
	estimated tax benefit)	estimated tax benefit and
pre-tax synergies)
$14.00 - $22.00	$15.29 - $23.35	$23.83 - $34.09	$23.00

Other Considerations

     Wells Fargo Securities prepared the analyses described above for purposes of providing its opinion to the board of directors of Consolidated as to the fairness, from a financial point of view, as of February 5, 2012, to Consolidated of the Merger Consideration to be paid pursuant to the Merger Agreement. The type and amount of consideration payable in the First Merger were determined through negotiations among the board of directors and management of each of Consolidated and SureWest and their respective financial advisors. Wells Fargo Securities did not recommend any specific consideration to the board of directors of Consolidated or state that any given consideration constituted the only appropriate consideration for the Mergers. The decision to enter into the Merger Agreement was solely that of the board of directors of Consolidated. As described above, Wells Fargo Securities’ opinion and analyses were only one of many factors taken into consideration by the board of directors of

Consolidated in evaluating the Mergers. Wells Fargo Securities’ analyses summarized above should not be viewed as determinative of the views of the board of directors or management of Consolidated with respect to the Mergers or the consideration to be received in the First Merger.

Miscellaneous

     Wells Fargo Securities is the trade name for certain capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including Wells Fargo Securities, LLC. Pursuant to an engagement letter between Consolidated and Wells Fargo Securities, Consolidated agreed to pay Wells Fargo Securities an aggregate fee of $5.0 million, a portion of which was payable upon delivery of its opinion and a significant portion of which will be payable upon consummation of the Mergers. Consolidated has also agreed to reimburse certain of Wells Fargo Securities’ expenses and indemnify it against certain liabilities that may arise out of its engagement. In addition, Wells Fargo Securities has acted as sole lead arranger and bookrunner for Consolidated’s amendment and restatement of its existing credit facilities in connection with the contemplated financing for the Mergers, and Wells Fargo Securities has received customary fees in connection therewith.

     Wells Fargo Securities and its affiliates provide a full range of financial advisory, securities and lending services in the ordinary course of business, for which Wells Fargo Securities and such affiliates receive customary fees. In that regard, Wells Fargo Securities or its affiliates in the past have provided, currently are providing, and in the future may provide, financial services to Consolidated and its affiliates and SureWest and its affiliates, respectively, for which Wells Fargo Securities and such affiliates have received and expect to receive fees, including having acted as or currently acting as a lender and administrative agent under the existing senior secured credit facilities of Consolidated, as the sole lead arranger in connection with the 2011 amendment and extension of such credit facilities, and as a counterparty to certain derivative transactions with Consolidated. In the ordinary course of business, Wells Fargo Securities and its affiliates may actively trade or hold the securities or financial instruments of Consolidated and SureWest for Wells Fargo Securities’ and its affiliates’ own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities or financial instruments.

Board of Directors of Consolidated after Completion of the Mergers

     Consolidated’s amended and restated certificate of incorporation provides for the classification of Consolidated’s board of directors into three classes of directors, designated Class I, Class II and Class III, as nearly equal in size as is practicable, serving staggered three-year terms. One class of directors is elected each year to hold office for a three-year term or until successors of such directors are duly elected and qualified. The current size of Consolidated’s board of directors is four directors, comprised of one Class I director, one Class II director and two Class III directors. Class II consisted of two directors until the February 29, 2012 death of Jack W. Blumenstein, an independent director of Consolidated, the Chairperson of Consolidated’s Audit Committee and a member of Consolidated’s Corporate Governance Committee and Compensation Committee. For more information regarding Consolidated’s directors, see “Consolidated Proposal No. 2: Election of Richard A. Lumpkin as Director”.

     Pursuant to the Merger Agreement, SureWest is entitled to select, and Consolidated has agreed to take all such action as may be reasonably necessary to cause, one individual from among the current members of the board of directors of SureWest to be elected to Consolidated’s board of directors as of the effective time of the Mergers. Prior to completion of the Mergers, SureWest will designate such director. For further information on SureWest’s directors, see SureWest’s Form 10-K for the year ended December 31, 2011. As a result, after completion of the Mergers, assuming Consolidated’s stockholders elect the nominee to the board described under “Consolidated Proposal No. 2: Election of Richard A. Lumpkin as Director”, Consolidated expects that the board of directors of Consolidated would consist of Roger H. Moore (Class II Director — term expiring in 2013), Robert J. Currey (Class III Director — term expiring in 2014), Maribeth S. Rahe (Class III Director — term expiring in 2014), Richard A. Lumpkin (Class I Director — term expiring in 2015) and an individual to be designated by SureWest (Class I Director — term expiring in 2015).

     On March 1, 2012, Consolidated notified The NASDAQ Stock Market LLC (“NASDAQ”) of Mr. Blumenstein’s death. As a result of Mr. Blumenstein’s death, Consolidated’s board of directors is no longer comprised of a majority of independent directors and Consolidated’s Audit Committee is no longer comprised of at least three independent directors, as required for continued listing by NASDAQ Listing Rules 5605(b)(1) and 5605(c)(2)(A),

respectively. On March 5, 2012, Consolidated received a deficiency letter from NASDAQ acknowledging the failure of Consolidated to continue to satisfy the aforementioned NASDAQ Listing Rules. In accordance with NASDAQ Listing Rules 5605(b)(1)(A) and 5605(c)(4)(A) and the NASDAQ deficiency letter, and given the date of the Consolidated annual meeting, Consolidated has until August 28, 2012 to regain compliance with NASDAQ Listing Rules.

     Prior to the expiration of the applicable cure period, Consolidated’s board intends to add to the board either (i) the individual to be designated by SureWest or (ii) another new director, or both. The director or directors so appointed would not only satisfy the independence requirements of the NASDAQ Listing Rules, but would have no material connection to Consolidated (that is, no material financial, personal, business, or other relationship that a reasonable person could conclude could potentially influence boardroom objectivity) prior to being appointed to Consolidated’s board of directors. Consolidated’s board would increase the size of the board as necessary to accommodate the addition or additions to the board.

Interests of SureWest Directors and Executive Officers in the Mergers

     In considering the recommendation of the SureWest board of directors with respect to the Mergers, SureWest shareholders should be aware that certain executive officers and directors of SureWest have interests in the Mergers that may be different from, or in addition to, the interests of SureWest shareholders generally. The SureWest board of directors was aware of the interests described below and considered them, among other matters, when approving the Merger Agreement and recommending that SureWest shareholders vote to approve the Merger Agreement.

     Each of SureWest’s executive officers and non-employee directors holds equity awards. Pursuant to the terms of the applicable SureWest equity plan and agreements, and subject to the terms of the Merger Agreement, all such equity awards held by SureWest’s executive officers and non-employee directors will become fully vested on the date of the closing of the First Merger and will be cancelled in exchange for the right to receive an amount in cash (without interest) determined (A) with respect to stock options by multiplying (a) the excess (if any) of the cash Merger Consideration of $23.00 per share over the applicable exercise price per share of the option by (b) the number of shares subject to the option and (B) with respect to restricted stock units (“RSUs”) and restricted stock awards (“RSAs”) by multiplying (b) the cash Merger Consideration of $23.00 per share by (b) the number of shares subject to such RSU or RSA, as applicable. In general, such awards will be treated the same as equity awards held by all other SureWest’s employees, as described in the section titled “The Mergers—Treatment of SureWest Equity Awards”. In addition, each of SureWest’s executive officers has an agreement with SureWest that provides for severance benefits, in the form of cash, health benefits, outplacement assistance and accelerated vesting of equity, if the executive’s employment is terminated in connection with this transaction under the circumstances described below.

Change of Control Severance Agreements with Executive Officers

     In February 2011, SureWest entered into new Change in Control Severance Agreements (the “Severance Agreements”) with Steven C. Oldham, SureWest’s president and chief executive officer, and certain employees, including its named executive officers (as set forth below). These Severance Agreements essentially renewed expiring Change in Control Severance Agreements, with certain modifications, including the elimination of Mr. Oldham’s former Internal Revenue Service Code (the “Code”) Section 280G excise tax gross-up benefit. Under the terms of these Severance Agreements, certain benefits are provided in the event of termination of employment, or a termination or resignation for good reason within one year following a change in control (“Qualifying Termination”) and upon signing a complete release of claims and liability in favor of SureWest, except for such claims as may not be legally released.

     A change in control is generally defined in the Severance Agreements as (i) the acquisition by any person (as defined in the Severance Agreements) of 50% or more of SureWest’s outstanding securities, (ii) replacement of a majority of the SureWest board by members not approved or recommended for nomination to the SureWest board by a majority of incumbent directors, (iii) a merger or consolidation, except in cases where SureWest’s shareholders prior to the change in control continue to own a majority of the new company, or (iv) consummation of a plan of complete liquidation of SureWest or sale of all or substantially all of SureWest’s assets unless the sale is to a company or entity that is owned by a majority of SureWest’s shareholders prior to such liquidation or sale.

     A resignation or termination with good reason following a change in control is generally defined in the Severance Agreements as (i) a material reduction in authority, duties and responsibilities, (ii) material reduction in compensation, (iii) refusal of a successor corporation or entity to assume the obligations of the Severance Agreements, or (iv) a greater than 50 mile relocation of principal place of work. SureWest has the right to cure any good reason event for a period of 30 days after receiving proper notice of a good reason event.

     Payments due on a Qualifying Termination include (i) two times base salary (three times for Mr. Oldham), (ii) two times target annual incentive compensation (three times for Mr. Oldham), (iii) full vesting of outstanding unvested equity awards on the date of the Qualifying Termination, (iv) up to two years of continued medical, dental and accidental death and disability coverage (up to three years for Mr. Oldham), unless replacement coverage is obtained with a new employer, and (v) reasonable outplacement services for up to 12 months following the termination date.

     All Severance Agreements, except for Mr. Oldham’s, provide that if the total payments and benefits due or payable under the Severance Agreements would constitute an “excess parachute payment” within the meaning of Code Section 280G and regulations enacted thereunder, then any payments or benefits that would otherwise be due under the Severance Agreements’ formula shall be reduced to the maximum amount permitted under the Code, without incurring an “excess parachute payment” (a “Section 280G Cutback”). Mr. Oldham’s Severance Agreement provides that his payments and benefits will be cut back to the maximum amount permitted under the Code without incurring an “excess parachute payment”, if either the present value of his parachute payments before any reduction is less than 110% of his parachute threshold or if such reduction would be more economically advantageous to him. Finally, in the event an ”excess parachute payment” is made, Mr. Oldham would be responsible for paying all taxes due as a consequence of or arising out of such payment, including any excise taxes.

     All Severance Agreements terminate on the earlier of (i) February 7, 2014, unless a change in control event has occurred prior to such time, in which event the Severance Agreements shall continue until the earlier of termination of the change in control event, or one year after consummation of the change in control event; (ii) upon termination of employment if such termination is not a Qualifying Termination, or (iii) when SureWest has satisfied all of its obligations under the Severance Agreements.

Golden Parachute Compensation

     The following table sets forth the value of the benefits under the change of control severance agreements described above that would be received by each named executive officer who has a change of control severance agreement, assuming the Mergers close and the executive’s employment is terminated on April 20, 2012. Fred A. Arcuri was considered a named executive officer for the year ended December 31, 2011, but retired from SureWest effective April 15, 2011, and consequently is not included in the tables below.

					Pension/	Perquisites/	Tax
	Cash		Equity		NQDC	Benefits	Reimbursement	Other	Total
Name	($)(1)		($)(7)		($)	($)(10)	($)	($)	($)(11)
Steven C. Oldham	3,000,000	(2)	4,991,000	(8)	—	60,284	—	—	8,051,284
Dan T. Bessey	701,775	(3)	1,064,072	(9)	—	52,496	—	—	1,818,343
L. Scott Sommers	668,000	(4)	1,004,456	(9)	—	52,400	—	—	1,724,856
Scott K. Barber	803,824	(5)	1,182,706	(9)	—	59,696	—	—	2,046,226
Edwin B. Butler	660,000	(6)	805,874	(9)	—	52,640	—	—	1,518,514
____________________

(1)	The payments set forth in this column would be received in a lump sum upon the executive’s “double-trigger” termination without cause or resignation for good reason that occurs during the period beginning on the date the board approved the Mergers and ending twelve months following the closing of the Mergers. These payments are equal to (a) two times (three times for Mr. Oldham) the executive officer’s annual base salary in effect as of April 20, 2012 plus (b) two times (three times for Mr. Oldham) the most recently established annual incentive target cash award as of April 20, 2012. In addition, all of the named executive officers except for Mr. Oldham have Section 280G Cutback provisions in their Severance Agreements, which would first reduce their cash severance payments. Such cutbacks, to the extent applicable, are reflected in this column.

(2)	Represents three times Mr. Oldham’s annual base salary of $500,000 plus three times the most recently established annual incentive target cash award of $500,000.

(3)	Represents two times Mr. Bessey’s annual base salary of $250,000 plus two times the most recently established annual incentive target cash award of $125,000, less $48,225 pursuant to the Section 280G Cutback provision.

(4)	Represents two times Mr. Sommer’s annual base salary of $230,000 plus two times the most recently established annual incentive target cash award of $104,000.

(5)	Represents two times Mr. Barber’s annual base salary of $300,000 plus two times the most recently established annual incentive target cash award of $150,000, less $96,176 pursuant to the Section 280G Cutback provision.

(6)	Represents two times Mr. Butler’s annual base salary of $180,000 plus two times the most recently established annual incentive target cash award of $150,000.

(7)	The payments set forth in this column would be received upon the closing of the First Merger pursuant to the terms of the Merger Agreement (i.e., they are “single-trigger” benefits). The value of the portion of outstanding stock options, RSUs and RSAs, that would receive accelerated vesting as of a closing date of April 20, 2012 is based on a per share value of the cash Merger Consideration of $23.00. All stock options held by the named executive officers would be underwater (i.e., have an exercise price higher than the per share cash consideration) and thus, the following underwater stock options (vested and unvested) would be cancelled at the effective time of the First Merger for no consideration:

Name	Number of Shares Subject to Underwater Stock Options
Dan T. Bessey	1,000
Scott K. Barber	1,500

(8)	Represents the value of accelerated vesting of approximately 186,641 restricted stock units and the value of 30,359 restricted stock awards held by Mr. Oldham.

(9)	Represents the value of accelerated RSAs held by Mr. Bessey, Mr. Sommers, Mr. Barber and Mr. Butler, respectively.

(10)	The benefits set forth in this column would be received upon the executive’s “double-trigger” termination without cause or resignation for good reason that occurs during the period beginning on the date the board approved the Mergers and ending twelve months following the closing of the Mergers. The value of these benefits is equal to (a) the estimated continuation of health benefits for the executive officer and his dependents for two years (or three years for Mr. Oldham) plus (b) $20,000 attributable to the value of outplacement services for up to twelve months, following April 20, 2012.

(11)	The payments and benefits that the executives’ are entitled to receive pursuant to their Severance Agreements is subject to their execution a release of claims, return of all Company property and agreement not to directly solicit any current employee of SureWest to leave the employ of SureWest for one year following the date of their termination of employment, not to disclose any proprietary information and not to disparage SureWest or its shareholders unless required by law or court order.

Payment for Outstanding Equity Awards for Executive Officers and Directors; Other Equity Holdings

     Executive Officers’ Equity Holdings. Each of SureWest’s executive officers holds equity awards in the form of stock options, RSUs and/or RSAs. As with equity awards held by all other employees, under the terms of the SureWest’s applicable equity plan, the stock option, RSU and/or RSA agreements with the executive officers and the Merger Agreement, all stock options, RSUs and RSAs held by the executive officers will become fully vested on the date of the closing of the First Merger. Pursuant to the Merger Agreement, each share subject to all such equity awards will be cancelled in exchange for the right to receive an amount in cash, without interest, determined (A) with respect to stock options by multiplying (x) the excess (if any) of the cash Merger Consideration of $23.00 per share over the applicable exercise price per share of the option by (y) the number of shares subject to the option and (B) with respect to RSUs and RSAs by multiplying (x) the cash Merger Consideration of $23.00 per share by (y) the number of shares subject to such RSU or RSA, as applicable. Stock options with an exercise price higher than the per share cash consideration will be cancelled at the time effective time of the First Merger for no consideration. The following table sets forth the intrinsic value of the acceleration of unvested stock options, RSUs and/or RSAs held by SureWest’s executive officers, as well as the intrinsic value of any vested stock options and other shares held by such executive.

	Value of	Value of	Value of
	Accelerated	Accelerated	Accelerated
	Vesting of	Vesting of	Vesting of	Value of	Value of
	Unvested Stock	Unvested	Unvested	Vested Stock	Other Shares
	Options	RSUs	RSAs	Options	Owned		Total Value
Name	$ (1)(2)	$ (1)(3)	$ (1)(3)	$ (1)(2)	$ (1)		$
Steven C. Oldham	—	4,292,743	698,257	—	4,431,295	(4)	9,422,295
Dan T. Bessey	—	—	1,064,072	—	598,989	(5)	1,663,061
L. Scott Sommers	—	—	1,004,456	—	833,865	(6)	1,838,321
Scott K. Barber	—	—	1,182,706	—	557,336	(7)	1,740,042
Edwin B. Butler	—	—	805,874	—	169,855	(8)	975,729
____________________

(1)	Based on a per share value of the cash Merger Consideration of $23.00.

(2)	As described above, all options held by the named executive officers would be underwater stock options and thus, will be cancelled at the effective time of the Merger for no consideration.

(3)	The amounts reflected in the value of the accelerated vesting of unvested RSUs and RSAs are the same values disclosed under the “Equity” column of the Golden Parachute Compensation table above.

(4)	Represents the value of 192,665 shares held by Mr. Oldham.

(5)	Represents the value of 26,043 shares held by Mr. Bessey.

(6)	Represents the value of 36,255 shares held by Mr. Sommers.

(7)	Represents the value of 24,232 shares held by Mr. Barber.

(8)	Represents the value of 7,385 shares held by Mr. Butler.

     Non-Employee Director Equity Holdings. Under the terms of SureWest’s applicable equity plan and the stock option, RSU and RSA agreements with directors and the Merger Agreement, each share subject to all stock options held by non-employee directors will become fully vested on the date of the closing of the First Merger. Pursuant to the Merger Agreement, each share subject to all such equity awards will be cancelled in exchange for $23.00 in cash, without interest. Stock options with an exercise price higher than the per share cash consideration will be cancelled at the time effective time of the First Merger for no consideration. The following table sets forth the intrinsic value of the acceleration of this unvested stock options, RSUs and/RSAs held by SureWest’s non-employee directors, as well as the intrinsic value of any vested stock options, RSUs and/or RSAs and other shares held by such director.

	Value of	Value of	Value of
	Accelerated	Accelerated	Accelerated
	Vesting of	Vesting of	Vesting of	Value of	Value of
	Unvested Stock	Unvested	Unvested	Vested Stock	Other Shares
	Options	RSUs	RSAs	Options	Owned		Total Value
Name	$ (1)	$ (1)	$ (1)	$ (1)	$ (1)		$
Kirk C. Doyle	—	—	—	—	4,574,539	(2)	4,574,539
Guy R. Gibson	—	—	—	—	1,519,219	(3)	1,519,219
Robert D. Kittredge	—	—	—	—	784,691	(4)	784,691
John R. Roberts III	—	—	—	—	864,593	(5)	864,593
Timothy D. Taron	—	—	—	—	834,003	(6)	834,003
Roger J. Valine	—	—	—	—	1,230,592	(7)	1,230,592
____________________

(1)	Based on a per share value of the cash Merger Consideration of $23.00. Underwater stock options will be cancelled at the effective time of the First Merger for no consideration. All options held by the directors would be underwater stock options. These individuals would have the following underwater stock options (vested and unvested) that would be cancelled for no payment:

Name	Number of Shares Subject to Underwater Stock Options
John R. Roberts III	2,500
Timothy D. Taron	2,500
____________________

(2)	Represents the value of 198,893 shares held by Mr. Doyle.

(3)	Represents the value of 66,053 shares held by Mr. Gibson.

(4)	Represents the value of 34,117 shares held by Mr. Kittredge.

(5)	Represents the value of 37,591 shares held by Mr. Roberts.

(6)	Represents the value of 36,261 shares held by Mr. Taron.

(7)	Represents the value of 53,504 shares held by Mr. Valine.

Indemnification; Directors’ and Officers’ Insurance

     The Merger Agreement provides that from and after the effective time of the Mergers and to the fullest extent permitted by law or provided under SureWest’s certificate of incorporation or bylaws, the surviving corporation will indemnify, and pay or advance expenses of the current or former officers, directors and certain other individuals of SureWest with respect to acts or omissions occurring at or prior to the effective time, provided that any person to whom expenses are advanced will provide an undertaking to repay any advances made if a court determines the person was not entitled to indemnification and for a period of six years after the effective time of the Mergers shall keep in full force and effect and comply with the terms and conditions of any agreement between SureWest and its current or former officers, directors and certain other individuals providing for indemnification of and advancement of expenses. The Merger Agreement further provides that, prior to the effective time of the Mergers, SureWest shall purchase a six-year “tail” officers’ and directors’ liability insurance policy on terms and conditions no less favorable in the aggregate than SureWest’s existing directors’ and officers’ liability insurance. The surviving corporation will pay all expenses, including reasonable fees and expenses of counsel, that an indemnified person may incur in enforcing the indemnity and other obligations described above, and the Merger Agreement provides that the foregoing rights of each indemnified person will survive the effective time of the Mergers and are enforceable by each indemnified person.

Effect of the Mergers

     Subject to the terms and conditions of the Merger Agreement and in accordance with California law, at the effective time of the First Merger, Merger Sub I will merge with and into SureWest. SureWest will be the surviving corporation in the First Merger and will become a wholly-owned subsidiary of Consolidated. Subject to the terms and conditions of the Merger Agreement and in accordance with California law, at the effective time of the Second Merger (which shall be within one business day of the effective time of the First Merger), Merger Sub II will merge with and into SureWest. Merger Sub II will be the surviving corporation in the Second Merger and will remain a wholly-owned subsidiary of Consolidated.

Merger Consideration

     At the effective time of the First Merger, each issued and outstanding share of SureWest common stock (other than shares held in SureWest’s treasury or owned by any SureWest subsidiary, Consolidated, Merger Sub I or Merger Sub II) will be converted into the right to receive, at the holder’s election, either (i) $23.00 in cash, without interest (the “cash consideration”), or (ii) shares of Consolidated common stock (the “stock consideration”) having an equivalent value based on average trading prices for the 20 consecutive trading days ending two trading days before the closing date of the First Merger, subject to a collar so that there will be a maximum exchange ratio of 1.40565 shares of Consolidated common stock for each share of SureWest common stock and a minimum of 1.03896 shares of Consolidated common stock for each share of SureWest common stock. Overall elections are subject to proration so that 50% of the SureWest shares (treating equity award shares as outstanding) will be exchanged for cash and 50% for stock. All holders of SureWest equity award shares will be paid in cash and shall not be subject to the proration described above. Because equity award shares reduce the number of outstanding SureWest shares that will convert to cash, it is expected that approximately 46% convert intog SureWest shares (exclusive of equity award shares) will convert into the right to receive cash, and 54% will convert into the right to receive stock. See “— SureWest Shareholders Making Cash and Stock Elections” and “– Treatment of SureWest Equity Awards”. In order to preserve the tax-free nature of the transaction, the Merger Agreement also provides for a general consideration adjustment in certain circumstances, as further described under “The Mergers — SureWest Shareholders Making Cash and Stock Elections — General Consideration Adjustment” on page 81.

     In this joint proxy statement/prospectus, when the term “Merger Consideration” is used with respect to a given share of SureWest common stock, it means either the cash consideration (with respect to a share of SureWest common stock representing the right to receive the cash consideration) or the stock consideration (with respect to a share of SureWest common stock representing the right to receive the stock consideration).

     The Merger Agreement provides that the stock consideration will be appropriately adjusted if, during the period between February 5, 2012 and the effective time of the First Merger, Consolidated splits, combines into a smaller number of shares, or issues by reclassification any shares of Consolidated common stock. In order to preserve the tax-free nature of the transaction, the Merger Agreement also provides for a general consideration adjustment in certain circumstances. See “— General Consideration Adjustment”.

     The rights pertaining to Consolidated common stock will be different from the rights pertaining to SureWest common stock, because the certificate of incorporation and bylaws of Consolidated in effect immediately after the Mergers are completed will be different from the articles of incorporation and bylaws of SureWest and because Consolidated is a Delaware corporation and SureWest is a California corporation. For a description of the rights pertaining to Consolidated common stock and Consolidated’s certificate of incorporation and bylaws, see “Description of Consolidated Capital Stock” and “Comparison of Rights of Common Shareholders of SureWest and Common Stockholders of Consolidated.”

Treatment of SureWest Equity Awards

     At the effective time of the First Merger, each option to purchase shares of SureWest common stock, to the extent it is outstanding and unexercised (“SureWest Options”), shall become fully vested and be automatically cancelled and cease to exist. Since all SureWest Options would be underwater (i.e., have an exercise price higher than the per share cash consideration), they would be cancelled at the effective time of the Merger for no consideration.

     At the effective time of the First Merger, each restricted stock unit granted under any SureWest stock plan (each a “SureWest RSU”) that is outstanding shall become fully vested and automatically cancelled and cease to exist (to the extent such SureWest RSU is not subject to Section 409A of the Internal Revenue Code). The holder of a SureWest RSU will receive, as soon as reasonably practicable following the effective time of the First Merger, a cash payment (without interest) equal to the product of (i) the aggregate number of shares of SureWest common stock subject to such SureWest RSU and (ii) the cash consideration. Each SureWest RSU that is subject to Section 409A of the Internal Revenue Code will be settled in cash pursuant to the timing terms of the applicable award agreement, and, therefore, the holder thereof will receive the consideration for such SureWest RSU at the time prescribed by the applicable award agreement. The consideration paid to all holders of SureWest RSUs will in all cases be paid in cash and shall not be subject to the proration described below under “ – SureWest Shareholders Making Cash and Stock Elections – Proration Procedures.”

     At the effective time of the First Merger, each restricted stock award granted under any SureWest stock plan (each a “SureWest RSA”) which is outstanding and unvested shall become fully vested be automatically cancelled and cease to exist. The holder of a SureWest RSA will receive, as soon as reasonably practicable following the effective time of the First Merger, a cash payment (without interest) with respect thereto equal to the product of (i) the aggregate number of shares of SureWest common stock represented by such SureWest RSA and (ii) the cash consideration. The consideration paid to all holders of SureWest RSAs will in all cases be paid in cash and shall not be subject to the proration described below under “ – SureWest Shareholders Making Cash and Stock Elections – Proration Procedures.”

Ownership of Consolidated Following the Mergers

     Based on the closing sale price for Consolidated’s shares on April 23, 2012, the latest practicable date before the printing of this joint proxy statement/prospectus, stockholders of Consolidated would hold approximately 76.7% in the aggregate, and shareholders of SureWest would hold approximately 23.3% in the aggregate, of the issued and outstanding shares of Consolidated common stock if the First Merger were to occur on such date, in each case as determined on a fully–diluted basis.

SureWest Shareholders Making Cash and Stock Elections

     SureWest shareholders of record on the record date will receive separately from this joint proxy statement/prospectus a form of election for purposes of making cash elections and stock elections. Any SureWest shareholder who became a SureWest shareholder after the record date for the special meeting, or who did not otherwise receive a form of election, should contact the Information Agent, Okapi Partners, or his, her or its broker, bank or other nominee to obtain a form of election. SureWest shareholders who vote against, or abstain or fail to vote with respect to, the approval of the Merger Agreement, the Merger Certificate and the transactions contemplated thereby, including the First Merger, are still entitled to make elections with respect to their shares.

     The form of election permits each person who, at or prior to the election deadline, is a record holder (or, in the case of nominee record holders, the beneficial owner, through proper instructions and documentation to the nominee record holder) of SureWest common stock to specify (i) the number of such holder’s shares of SureWest common stock with respect to which such holder makes a cash election and/or (ii) the number of such holder’s shares of SureWest common stock with respect to which such holder makes a stock election. A shareholder who submits a form of election is not required to elect the same form of Merger Consideration for all of his or her shares. The form of election allows an election to be made for cash consideration for a portion of the holder’s shares and stock consideration for the remaining portion of the holder’s shares.

     If the Mergers are completed, shareholders who fail to submit properly completed elections at or prior to the election deadline will still be entitled to receive the Merger Consideration for each of their SureWest shares. See “— Conversion of Shares; Exchange Procedures; Fractional Shares”. However, any shares as to which the holder has not properly made an election at or prior to the election deadline will be treated as described below under “— Non-Electing Holders”.

     Exchange Agent. Computershare Trust Company, N.A. will serve as the exchange agent for purposes of receiving election forms, determining in accordance with the Merger Agreement the Merger Consideration to be received by each holder of shares of SureWest common stock, and exchanging the applicable Merger Consideration for certificates formerly representing shares of SureWest stock if the Mergers are completed.

     Election Deadline. The election deadline will be 5:00 p.m., Eastern time, on the date that is two business days immediately prior to the closing date of the First Merger (or such other date as Consolidated and SureWest mutually agree). Consolidated and SureWest will publicly announce the anticipated election deadline at least five business days prior to the anticipated closing date of the First Merger.

     Form of Election. The form of election must be properly completed and signed and accompanied by:

  certificates representing all of the SureWest shares covered by the form of election, in a form acceptable for transfer on SureWest’s books; or

  an appropriate guarantee of delivery of such certificates as set forth in the form of election from a firm that is an “eligible guarantor institution” (as defined in Rule 17Ad-15 under the Exchange Act); provided, that such certificates are in fact delivered to the exchange agent by the time set forth in such guarantee of delivery.

     In order to make a cash election or a stock election, the properly completed and signed form of election, together with one of the items described above, must be actually received by the exchange agent at or prior to the election deadline in accordance with the instructions accompanying the form of election. You bear the risk of delivery of all the materials that you are required to submit to the exchange agent in order to properly make an election.

     If your SureWest shares are held in “street name” through a bank, broker or other nominee and you wish to make an election, you should contact your bank, broker or other nominee and follow the instructions provided by it.

     If it is determined that any purported cash election or stock election was not properly made, the purported election will be deemed to be of no force or effect and the holder making the purported election will be deemed not to have made an election for these purposes, unless an election is subsequently properly made on a timely basis.

     Inability to Transfer SureWest Shares After an Election is Made. Once a cash election or a stock election is properly made with respect to any share of SureWest common stock, the electing shareholder will not be able to sell or otherwise transfer that share, unless the election is properly revoked or the Merger Agreement is terminated.

     Election Revocation and Changes. Generally, an election may be revoked with respect to all or any portion of the SureWest shares covered by the election by the holder who submitted the applicable form of election, but only in whole share amounts by written notice of revocation received by the exchange agent at or prior to the election deadline. If an election is revoked, or the Merger Agreement is terminated, and any stock certificates have been transmitted to the exchange agent, the exchange agent will promptly return those certificates to the shareholders who submitted them (except, in the case of a revocation, to the extent (if any) a subsequent cash election and/or stock election is properly made with respect to any or all of the shares of SureWest common stock represented by such certificates). SureWest shareholders will not be entitled to revoke or change their elections following the election deadline. As a result, during the interval between the election deadline and the effective time of the First Merger, SureWest shareholders who have properly made elections will not be able to revoke their elections or sell the SureWest shares covered by their elections.

     Non-Electing Holders. SureWest shareholders who make no election to receive cash consideration or stock consideration in the First Merger, whose elections are not received by the exchange agent by the election deadline, or whose forms of election are not properly completed (subject to the exchange agent’s discretion to disregard immaterial defects) or are not signed will be deemed not to have made an election. Non-electing holders will have no control over the type of consideration they receive in the First Merger in exchange for their SureWest shares. Accordingly, these shareholders may receive cash consideration for all of their SureWest shares, stock consideration for all of their SureWest shares, or cash consideration for some of their SureWest shares and stock consideration for some of their SureWest shares, depending on elections that have been made by other SureWest shareholders. See “— Proration Procedures” below.

     Proration Procedures. SureWest shareholders should be aware that the cash elections and/or stock elections they make may be subject to the proration procedures contained in the Merger Agreement. Regardless of the cash or stock elections made by SureWest shareholders, these procedures are designed to ensure, subject to the limitation described below, that:

  50% of the SureWest shares outstanding immediately prior to the effective time of the First Merger (treating equity award shares as outstanding) will be converted into the right to receive the cash consideration per share, namely, $23.00, without interest; and
  50% of the SureWest shares outstanding immediately prior to the effective time of the First Merger will be converted into the right to receive the stock consideration per share, namely, a value based on average trading prices for the 20-day period ending two days before the closing date of the First Merger, subject to a collar so that there will be a maximum exchange ratio of 1.40565 shares of Consolidated common stock for each share of SureWest common stock and a minimum of 1.03896 shares of Consolidated common stock for each share of SureWest common stock (including cash in lieu of any fractional share, as described below under “— Conversion of Shares; Exchange Procedures; Fractional Shares”). While overall elections are subject to proration, all holders of SureWest equity award shares will be paid in cash and shall not be subject to proration. Because equity award shares reduce the number of outstanding SureWest shares that will convert to cash, it is expected that approximately 46% of outstanding SureWest shares (exclusive of equity award shares) will convert into the right to receive cash, and 54% will convert into the right to receive stock.

     Any shares of SureWest common stock held in SureWest’s treasury or owned by any SureWest subsidiary, Consolidated, Merger Sub I or Merger Sub II will be canceled in the Mergers and will not be subject to or affect these proration calculations.

     As previously described, the Merger Agreement provides that holders of employee stock options, restricted shares and restricted stock units will receive cash on a net settlement basis. For purposes of effecting the proration described below and in the description of the scenarios that illustrate possible effects of proration, the aggregate amount of cash to be paid in settlement of those rights will be converted into “equity award share equivalents” by dividing the aggregate amount of cash to be paid by $23.00, with the result expressed as a number of shares. That number of shares will be (1) added to the number of shares actually outstanding for purposes of proration and (2) treated as shares that have elected to receive cash and will do so. Accordingly, the number of shares actually outstanding that will receive cash will be reduced by the number of equity award share equivalents.

     For illustrative purposes, set forth below is a description of the proration procedures, and the effects on SureWest’s shareholders, including those who fail to properly make a cash or stock election, under certain alternative scenarios. As a result of these procedures, even if you properly make a cash election for all of your SureWest shares, if more than 50% of the outstanding SureWest shares are subject to cash elections (treating equity award shares as outstanding, and as electing and receiving cash), you will receive Consolidated common stock in the First Merger in exchange for some of your SureWest shares. Even if you properly make a stock election for all of your SureWest shares, if less than 50% of the outstanding SureWest shares are subject to cash elections (treating equity awards as outstanding, and as electing and receiving cash), you will receive cash in the First Merger in exchange for some of your SureWest shares. In order to preserve the tax-free nature of the transaction, the Merger Agreement also provides for a general consideration adjustment in certain circumstances, as further described under “The Mergers — SureWest Shareholders Making Cash and Stock Elections — General Consideration Adjustment.”

Scenario 1: If Cash Elections are Oversubscribed — More than 50% of SureWest Shares Elect to Receive Cash Consideration

     SureWest Shares Subject to Cash Elections. Each SureWest shareholder who properly elected to receive cash consideration will, due to proration, receive cash consideration for only a pro rata portion of the SureWest shares for which he or she properly made a cash election. The SureWest shareholder will receive stock consideration in the form of shares of Consolidated common stock (and cash in lieu of any fractional share) for his or her remaining SureWest shares.

     The precise number of SureWest shares for which a SureWest shareholder will receive cash consideration will be determined by multiplying the number of SureWest shares for which the shareholder properly made a cash election by a fraction with (i) a numerator equal to 50% of the sum of (a) the number of SureWest shares issued and outstanding immediately prior to the effective time of the First Merger and (b) the number of SureWest equity award shares immediately prior to the effective time of the First Merger, and (ii) a denominator equal to the number of SureWest shares for which cash elections are properly made by all SureWest shareholders, including equity award shares (the result of such calculation being the “Cash Conversion Number”). The total shares for which cash elections are properly made plus total equity award shares are referred to as the “Cash Election Number.”

EXAMPLE. Assume for illustrative purposes that 1,000,000 SureWest shares (including equity award shares) are outstanding at the effective time of the First Merger and SureWest shareholders properly make cash elections with respect to 900,000 SureWest shares (treating equity award shares as cash election shares). If you own 100 SureWest shares and have properly made a cash election for all of those shares, you would receive cash consideration for 55.56 of your SureWest shares [100 × ((50% × 1,000,000)/900,000)] and stock consideration (including cash in lieu of any fractional share) for your remaining 44.44 SureWest shares.

     SureWest Shares Subject to Stock Elections. Each SureWest shareholder who properly elected to receive stock consideration will receive stock consideration in the form of shares of Consolidated common stock for all of the SureWest shares for which he or she properly made a stock election (including cash in lieu of any fractional share).

     SureWest Shares Subject to No Election. Each SureWest shareholder who failed to properly make an election will receive stock consideration in the form of shares of Consolidated common stock for all of the SureWest shares for which he or she made no election (including cash in lieu of any fractional share).

Scenario 2: If Cash Elections are Undersubscribed — Less than 50% of SureWest Shares Elect to Receive Cash Consideration

     SureWest Shares Subject to Cash Elections. Each SureWest shareholder who properly elected to receive cash consideration will receive cash consideration for all of the SureWest shares for which he or she properly made a cash election.

     SureWest Shares Subject to Stock Elections. Each SureWest shareholder who properly elected to receive stock consideration will, due to proration, receive cash consideration for a pro rata portion of the SureWest shares for which he or she properly made a stock election. The shareholder will receive stock consideration in the form of shares of Consolidated common stock for his or her remaining SureWest shares (including cash in lieu of any fractional share).

     The precise number of SureWest shares for which a SureWest shareholder will receive cash consideration will depend on whether the amount by which the Cash Election Number is less the Cash Conversion Number (such difference being the “Shortfall Number”) is less than or equal to, or more than, the number of shares with respect to which no election is made (the “Non-Electing SureWest Shares”).

     If the Shortfall Number is less than or equal to the Non-Electing SureWest Shares, then (i) each SureWest shareholder will receive stock consideration in the form of shares of Consolidated common stock for all of the SureWest shares for which the shareholder properly made a stock election (including cash in lieu of any fractional share), and (ii) the precise number of Non-Electing SureWest Shares for which a SureWest shareholder will receive cash consideration will be determined by multiplying the number of Non-Electing Company Shares of such shareholder by a fraction with a numerator equal to the Shortfall Number and a denominator equal to the total number of Non-Electing SureWest Shares, and the shareholder will receive stock consideration in the form of shares of Consolidated common stock for his or her remaining SureWest shares (including cash in lieu of any fractional share).

     If the Shortfall Number exceeds the Non-Electing SureWest Shares, then (i) holders of Non-Electing SureWest Shares will receive cash consideration for all of such holder’s SureWest shares, and (ii) the precise number of SureWest shares for which a SureWest shareholder will receive cash consideration will be determined by multiplying the number of SureWest shares for which the shareholder properly made a stock election by a fraction with a numerator equal to difference between the Shortfall Number and the Non-Electing SureWest Shares and a denominator equal to the number of SureWest shares for which stock elections are properly made by all SureWest shareholders, and the shareholder will receive stock consideration in the form of shares of Consolidated common stock for his or her remaining SureWest shares (including cash in lieu of any fractional share).

EXAMPLE. Assume for illustrative purposes that 1,000,000 SureWest shares (including equity award shares) are outstanding at the effective time of the First Merger and SureWest shareholders properly make stock elections with respect to 900,000 SureWest shares, cash elections with respect to 75,000 shares (treating equity award shares as cash election shares) and no elections with respect to 25,000 shares. If you own 100 SureWest shares and have properly made a stock election for all of those shares, you would receive cash consideration for 44.44 of your SureWest shares [100 × ((50% × 1,000,000) –75,000 –25,000) /900,000)] and stock consideration for your remaining 55.56 SureWest shares (including cash in lieu of any fractional share).

     SureWest Shares Subject to No Election. Each SureWest shareholder who failed to properly make an election will receive cash consideration for all of the SureWest shares for which he or she made no election.

     General Consideration Adjustment. Pursuant to the Merger Agreement and in order to preserve the tax-free nature of the transaction, the Cash Conversion Number described above will be reduced to the extent necessary so that the aggregate fair market value of Consolidated common stock (based on the closing price as reported on the NASDAQ Global Select Market on the trading day immediately preceding the closing date of the First Merger) received by the holders of SureWest common stock in the First Merger shall be equal to 42% of the aggregate amount of cash plus the fair market value of the Consolidated common stock received by the holders of SureWest common stock in the First Merger. For purposes of this adjustment, equity award shares are not considered, as they are not treated as outstanding shares, and the amount of cash paid for them is not included as consideration. To assure that the holders of SureWest common stock receive equivalent value of Consolidated common stock in consideration for the reduction of the Cash Conversion Number, for each share by which the Cash Conversion Number is reduced additional Consolidated common stock will be paid as part of the stock consideration so that the aggregate fair market value of the Consolidated common stock received with respect to such share is equal to the cash consideration.

     Neither Consolidated nor SureWest is making any recommendation as to whether SureWest shareholders should elect to receive cash consideration or stock consideration in the First Merger. SureWest shareholders must make their own decision with respect to such election. No guarantee can be made that SureWest shareholders will receive the amount of cash consideration or stock consideration they elect. As a result of the proration procedures described in this joint proxy statement/prospectus and in the Merger Agreement, they may receive stock consideration or cash consideration in amounts that are different from the amounts they elect to receive. Because the value of the stock consideration and cash consideration may differ, they may receive consideration having an aggregate value less than what they elected to receive. SureWest shareholders should obtain current market quotations for Consolidated common stock before deciding what elections to make.

     Because other SureWest shareholders would likely take the relative values of the stock consideration and cash consideration into account in determining what form of election to make, if you fail to make an election you are likely to receive the form of consideration having the lower value (depending on the relative values of the stock consideration and cash consideration at the effective time of the First Merger).

Conversion of Shares; Exchange Procedures; Fractional Shares

     The conversion of SureWest common stock into the right to receive the Merger Consideration will occur automatically at the effective time of the First Merger. Prior to the effective time of the First Merger (and, with respect to Consolidated common stock, from time to time after the effective time of the First Merger as applicable), Consolidated will deposit with the exchange agent an amount in cash and certificates representing shares of Consolidated common stock sufficient to effect the conversion of each share of SureWest common stock into the Merger Consideration pursuant to the Merger Agreement.

     The exchange agent will take the following actions with respect to each holder of record of SureWest common stock as of immediately prior to the effective time of the First Merger:

  If the shareholder properly made (and did not revoke) a cash election and/or stock election for shares of SureWest common stock, then within 10 business days after the effective time of the First Merger, the exchange agent will mail to such shareholder the aggregate Merger Consideration that the shareholder is entitled to receive pursuant to the Merger Agreement (including, if applicable, cash in lieu of any fractional share of Consolidated common stock).

  If the shareholder did not properly make an unrevoked cash election and/or stock election for shares of SureWest common stock, then approximately 5 business days after the effective time of the First Merger, the exchange agent will mail to such shareholder a letter of transmittal containing instructions for obtaining the aggregate Merger Consideration that the shareholder is entitled to receive pursuant to the First Merger. The letter of transmittal will contain instructions for surrendering certificates representing shares of SureWest common stock to the exchange agent. The exchange agent will mail the aggregate Merger Consideration (including, if applicable, cash in lieu of any fractional share of Consolidated common stock) to the shareholder approximately 10 business days after the exchange agent has received all of the shareholder’s certificates representing shares of SureWest common stock, a properly signed and completed letter of transmittal in accordance with the instructions thereto, and such other documents as may be required pursuant to such instructions.

     After the effective time of the First Merger, each certificate that previously represented shares of SureWest common stock will represent only the right to receive the Merger Consideration as described above and dividends and distributions on, and cash in lieu of any fractional share of, Consolidated common stock as described below.

     Until holders of certificates previously representing shares of SureWest common stock have surrendered those certificates to the exchange agent, those holders will not receive dividends or distributions on any shares of Consolidated common stock into which such shares have been converted. When delivery of the Merger Consideration is made to such holders as described above, the exchange agent will also pay to such holders, without interest, all dividends and other distributions in respect of such Consolidated common stock with a record date after the effective time of the First Merger and a payment date on or after the date of surrender of certificates.

     No fractional shares of Consolidated common stock will be issued to any SureWest shareholder in the First Merger. Each SureWest shareholder who would otherwise have been entitled to receive a fraction of a share of Consolidated common stock in the First Merger will receive cash in an amount equal to the product obtained by multiplying (i) the fractional share interest which such holder would otherwise be entitled to by (ii) the average closing price on the NASDAQ Global Select Market for a share of Consolidated common stock for the 20 consecutive trading days ending on the second trading day preceding the closing date of the First Merger.

     Consolidated and the exchange agent will be entitled to deduct and withhold from the Merger Consideration, and pay to the appropriate taxing authorities, any applicable taxes. Any such amount which is properly withheld and paid to a taxing authority by Consolidated or the exchange agent will be treated for all purposes of the Merger Agreement as having been paid to the person from whom it is withheld.

     If any certificate representing shares of SureWest common stock has been lost, stolen or destroyed, upon the making of an affidavit attesting to that fact by the person claiming that such certificate has been lost, stolen or destroyed and, if required by Consolidated or the surviving corporation of the Mergers, the delivery by such person of a bond (in such amount as Consolidated or the surviving corporation may direct) as indemnity against any claim that may be made against the exchange agent, Consolidated or the surviving corporation with respect to on account of the alleged loss, theft or destruction of such certificate, the exchange agent will issue, in exchange for all rights to the lost, stolen or destroyed certificate, the total amount of Merger Consideration in respect of the shares of SureWest common stock represented by such certificate.

Accounting Treatment

     The Mergers will be accounted for by Consolidated using the purchase method of accounting. Under this method of accounting, the purchase price will be allocated to the fair value of the net assets acquired. The excess purchase price over the fair value of the assets acquired, if any, will be allocated to goodwill.

Regulatory Approvals Required for the Mergers

United States Antitrust

     United States antitrust laws prohibit Consolidated and SureWest from completing the Mergers until they have furnished certain information and materials to the Antitrust Division of the Department of Justice and the Federal Trade Commission under the HSR Act and a required waiting period has ended. SureWest and Consolidated filed the required notification and report forms with the Antitrust Division of the Department of Justice and the Federal Trade Commission on February 15, 2012. The required waiting period expired on March 16, 2012.

     At any time before or after the effective time of the Mergers, the Federal Trade Commission or others (including states and private parties) could take action under the antitrust laws, including seeking to prevent the Mergers, to rescind the Mergers or to conditionally approve the Mergers upon the divesture of assets of Consolidated or SureWest. There can be no assurances that a challenge to the Mergers on antitrust grounds will not be made or, if such challenge is made, that it will not be successful.

Other Laws

     In addition to the regulatory approvals described above, completion of the Mergers is also conditioned upon the receipt of the following approvals of the Federal Communications Commission (“FCC”), the California Public Utility Commission (the “California PUC”), the Kansas Corporation Commission (“KCC”) and certain local municipalities in Kansas.

     On February 16, 17 and 22, 2012, Consolidated and SureWest jointly filed the applications to transfer control of SureWest’s FCC authorizations to Consolidated.

     On February 10, 2012, SureWest and its subsidiaries that are regulated by the California PUC, and Consolidated and certain of its subsidiaries, jointly filed an application with the California PUC for required approvals in connection with the transfers of control of those subsidiaries to Consolidated, as required under the California Public Utility Code.

     On February 23, 2012, Consolidated and SureWest filed notice with the KCC requesting that a no action letter be issued indicating that no further action is required by the KCC in connection with the Mergers because of SureWest’s statutory classification as a competitive local exchange carrier pursuant to K.S.A. 66-1,187, et seq. On February 23, 2012, Consolidated and SureWest filed notice with the Kansas municipalities of Lenexa, Overland Park and Shawnee, each of which require city council approval to transfer legacy local cable franchises there. SureWest’s authority to provide video service in the Kansas municipalities of Olathe, Fairway, Merriam, Mission, Prairie Village, Roeland Park and Westwood is pursuant to a Video Service Authorization issued by the KCC. Requisite notice on transferring the Video Service Authorization was provided to the KCC on February 23, 2012.

Dissenters’ Rights of SureWest Shareholders

     If the Mergers are completed, holders of SureWest common stock are entitled to dissenters’ rights under Chapter 13 of the California General Corporation Law, as the same exists or may hereafter be amended (“CGCL”), which is included with this joint proxy statement/prospectus as Annex IV, provided that they comply with the conditions established by Chapter 13 of the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (the “DGCL”). The shares of stock held by holders who have properly exercised dissenters’ rights will not be converted into the right to receive the consideration discussed above, but will instead be entitled to such rights as are granted by Chapter 13 of the CGCL. See “Dissenters’ Rights of SureWest Shareholders”.

Stock Exchange Listing of Consolidated Common Stock

     Shares of Consolidated common stock issuable to SureWest shareholders in the First Merger must have been approved for listing on The NASDAQ Global Select Market.

Delisting and Deregistration of SureWest Common Stock

     If the Mergers are completed, SureWest common stock will be delisted from the NASDAQ Global Select Market and deregistered under the Exchange Act, and SureWest will no longer file periodic reports with the SEC on account of SureWest common stock.

Legal Proceedings Related to the Mergers

     To date, SureWest, the SureWest board and Consolidated are named as defendants in six putative class action lawsuits brought by alleged SureWest shareholders challenging the proposed Mergers. Five shareholder actions were filed in the Superior Court of California, Placer County, and one shareholder action was filed in the United States District Court for the Eastern District of California. The actions are called Needles v. SureWest Communications, et al., filed February 17, 2012, Case No. SCV0030665, Errecart v. Oldham, et al., filed February 24, 2012, 2012, Case No. SCV0030703, Springer v. SureWest Communications, et al., filed March 9, 2012, Case No. SCV0030669, Aievoli v. Oldham, et al., filed March 15, 2012, Case No. SCV0030671 and Waterbury v. SureWest Communications, et al., filed March 26, 2012, Case No. SCV0030854, and the federal action is called Broering v. Oldham, et al., filed April 18, 2012, Case No. 212-CV-01025-JAM-EFB. The actions generally allege, among other things, that each member of the SureWest board of directors breached fiduciary duties to SureWest and its shareholders by authorizing the sale of SureWest to Consolidated for consideration that allegedly is unfair to the SureWest shareholders and agreeing to terms that allegedly unduly restrict other bidders from making a competing offer. The complaints also allege that Consolidated and SureWest aided and abetted the breaches of fiduciary duties allegedly committed by the members of the SureWest board of directors. The Broering complaint also alleges, among other things, that the joint proxy statement/prospectus filed with the SEC on March 28, 2012 does not make sufficient disclosures regarding the Mergers, that SureWest’s board should have appointed an independent committee to negotiate the transaction and that SureWest should have gone back to another bidder to create a competitive bid process. The lawsuits seek equitable relief, including an order to prevent the defendants from consummating the Mergers on the agreed-upon terms and/or an award of unspecified money damages. The parties believe that these claims are without merit. On March 14, 2012, the Placer County Superior Court entered an order consolidating the Needles, Errecart and Springer actions into a single action under the caption In re SureWest Communications Shareholder Litigation, Case No. SCV-0030655. Under the terms of this order, all cases subsequently filed in the Superior Court for the State of California, County of Placer, that relate to the same subject matter and involve similar questions of law or fact are to be consolidated with these cases as well. Any party objecting to such consolidation must file its objection within ten days of receiving a copy of the order. Attorneys for the plaintiffs in Aievoli and Waterbury received copies of the order on or before March 29, 2012 and have not filed any objection. On April 10, 2012, the plaintiff in Waterbury filed a request for voluntary dismissal of her complaint without prejudice.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

     The following discussion summarizes the material U.S. federal income tax consequences to U.S. Holders (as defined below) of the merger of Merger Sub I with and into SureWest, with SureWest surviving, followed immediately by the merger of SureWest with and into Merger Sub II, with Merger Sub II surviving, and, unless otherwise noted in the following discussion, expresses the opinion of Orrick, Herrington & Sutcliffe LLP, counsel for SureWest, and the opinion of Schiff Hardin LLP, counsel for Consolidated, insofar as it relates to matters of U.S. federal income tax law and legal conclusions with respect to those matters. This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury regulations promulgated thereunder (including proposed and temporary regulations), rulings, current administrative interpretations and official pronouncements of the Internal Revenue Service (the “IRS”) and judicial decisions, all as currently in effect and all of which are subject to differing interpretations or to change, possibly with retroactive effect. Such change could materially and adversely affect the tax consequences described below. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below.

     This summary does not address all aspects of U.S. federal income taxation that may be important to a particular person in light of its investment or tax circumstances or to persons subject to special tax rules, such as partnerships, subchapter S corporations or other pass-through entities, banks, financial institutions, tax-exempt entities, insurance companies, regulated investment companies, real estate investment trusts, trusts and estates, dealers in stocks, securities or currencies, traders in securities that have elected to use the mark-to-market method of accounting for their securities, persons holding SureWest common stock as part of an integrated transaction, including a “straddle,” “hedge,” “constructive sale” or “conversion transaction,” persons whose functional currency for tax purposes is not the U.S. dollar, persons subject to the alternative minimum tax provisions of the Code and persons who acquired the SureWest common stock pursuant to the exercise of employee incentive stock options or otherwise as compensation. This summary does not include any description of the tax laws of any state or local government, or of any foreign government, that may be applicable to a particular person.

     This discussion is directed solely to U.S. Holders (as defined below) who hold SureWest common stock as capital assets within the meaning of Section 1221 of the Code, which generally means property held for investment.

     As used in this section, the term “U.S. Holder” means a beneficial owner of SureWest common stock who, for U.S. federal income tax purposes, is:

  an individual who is a citizen or resident of the United States;

  a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or of any state of the United States or the District of Columbia;

  an estate the income of which is subject to U.S. federal income taxation regardless of its source;

  a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust; or

  a trust in existence on August 20, 1996 that has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person (as defined in the Code).

     If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds SureWest common stock, the U.S. federal income tax treatment of a partner generally will depend on the status of the partner and the activities of the partnership. A partnership, and a partner of a partnership, holding SureWest common stock should consult its own tax advisor regarding the U.S. federal income tax consequences to it of the Mergers.

     This summary is not a comprehensive description of all of the U.S. federal income tax consequences that may be relevant to you. Neither Consolidated nor SureWest has requested a ruling from the IRS in connection with the Mergers or related transactions. Accordingly, the discussion below neither binds the IRS nor precludes it from adopting a contrary position. Consolidated and SureWest urge you to consult your own tax advisor regarding your particular circumstances and the U.S. federal income tax consequences to you of the Mergers, as well as any tax consequences arising under the laws of any state, local, foreign or other tax jurisdiction and the possible effects of changes in U.S. federal or other tax laws.

Treatment of the Mergers as a Reorganization—General

     Consolidated and SureWest have adopted the Merger Agreement as a “plan of reorganization” and, based on the opinion of Orrick, Herrington & Sutcliffe LLP, counsel for SureWest, and the opinion of Schiff Hardin LLP, counsel for Consolidated, that the First Merger and the Second Merger taken together will qualify as a “reorganization” within the meaning of Section 368(a) of the Code, will treat the Mergers as a “reorganization” for federal income tax purposes. However, no ruling has been or will be obtained from the IRS with respect to the Mergers, and therefore no assurance can be given that the IRS would not challenge the tax treatment of the Mergers as a reorganization. If the Mergers fail to qualify as a reorganization, U.S. Holders would be treated as if they sold their SureWest common stock in a taxable transaction. In such event, each U.S. Holder would recognize gain or loss with respect to the disposition of its shares of SureWest common stock equal to the difference between (i) the U.S. Holder’s basis in such shares and (ii) the amount of cash plus the fair market value (as of the date of the effective time of the First Merger) of the Consolidated common stock received in the First Merger. Such gain or loss would be determined separately for each identifiable block of SureWest common stock exchanged in the First Merger, and such gain or loss would be treated as capital gain or capital loss.

     The tax opinions provided by each of Orrick, Herrington & Sutcliffe LLP, tax counsel to SureWest, and Schiff Hardin LLP, tax counsel to Consolidated, regarding the Mergers do not address any state, local or foreign tax consequences of the Mergers. The tax opinions are subject to customary qualifications and assumptions, including that the Mergers will be completed according to the terms of the Merger Agreement. In rendering the tax opinions, each counsel rely on representations of Sure West, Merger Sub I, Merger Sub II and Consolidated. If any such assumption or representation is or becomes inaccurate, the U.S. federal income tax consequences of the Mergers could be adversely affected. An opinion of counsel represents counsel’s best legal judgment but is not binding on the Internal Revenue Service or on any court. Consequently, no assurance can be given that the Internal Revenue Service will not assert, or that a court will not sustain, a position contrary to any of the tax consequences set forth in this summary.

Consequences of the Mergers to SureWest and Consolidated

     Neither SureWest, Consolidated, Merger Sub I nor Merger Sub II will recognize gain or loss as a result of the Mergers.

Tax Consequences of the Mergers for U.S. Holders of SureWest Common Stock

     The U.S. federal income tax consequences of the Mergers to a U.S. Holder will depend on whether such U.S. Holder receives cash, shares of Consolidated common stock or a combination of cash and stock in exchange for such U.S. Holder’s SureWest common stock. At the time a U.S. Holder makes a cash or stock election pursuant to the terms of the Merger Agreement, such U.S. Holder will not know whether, and to what extent, the proration provisions of the Merger Agreement will alter the mix of consideration such U.S. Holder will receive. As a result, the tax consequences to such U.S. Holder will not be ascertainable with certainty until such U.S. Holder knows the precise amount of cash and shares of Consolidated common stock that such U.S. Holder will receive pursuant to the First Merger.

Exchange of SureWest common stock solely for Consolidated common stock

     Except as discussed below, see “—Cash in Lieu of Fractional Shares of Consolidated Common Stock,” a U.S. Holder who exchanges all of its shares of SureWest common stock solely for shares of Consolidated common stock pursuant to the First Merger will not recognize gain or loss in connection with such exchange.

     A U.S. Holder’s aggregate tax basis in the Consolidated common stock received in the First Merger in exchange for its SureWest common stock, including any fractional shares deemed received by the U.S. Holder under the treatment discussed below in “—Cash in Lieu of Fractional Shares of Consolidated Common Stock,” generally will equal such U.S. Holder’s aggregate tax basis in the SureWest common stock surrendered by such U.S. Holder in the First Merger. The holding period for the shares of Consolidated common stock received by such U.S. Holder in the First Merger in exchange for its SureWest common stock, including any fractional shares deemed received by the U.S. holder under the treatment discussed below in “—Cash in Lieu of Fractional Shares of Consolidated Common Stock,” generally will include the holding period for the shares of SureWest common stock exchanged therefor.

Exchange of SureWest common stock solely for cash

     A U.S. Holder who exchanges all of its shares of SureWest common stock solely for cash pursuant to the First Merger generally will recognize capital gain or loss equal to the difference between the amount of cash received by such U.S. Holder and the U.S. Holder’s adjusted tax basis in the SureWest common stock exchanged therefor.

     Any capital gain or loss generally will be long-term capital gain or loss if the U.S. Holder held the shares of SureWest common stock for more than one year at the effective time of the First Merger. Currently, long-term capital gains of an individual generally are subject to a maximum U.S. federal income tax rate of 15% and short-term capital gains of an individual generally are subject to a maximum U.S. federal income tax rate of 35%. The deductibility of capital losses is subject to limitations.

Exchange of SureWest common stock for a combination of Consolidated common stock and cash

     Except as discussed below, a U.S. Holder who exchanges its shares of SureWest common stock for a combination of Consolidated common stock and cash pursuant to the First Merger will recognize gain (but not loss) equal to the lesser of (i) the excess, if any, of the amount of cash plus the fair market value of any Consolidated common stock received in the First Merger, over such U.S. Holder’s adjusted tax basis in the shares of SureWest common stock surrendered by such U.S. Holder in the First Merger and (ii) the amount of cash received by such U.S. Holder in the First Merger (other than cash received in lieu of fractional shares of Consolidated common stock).

     For purposes of this calculation, the fair market value of Consolidated common stock is based on the trading price of that stock on the date of the First Merger, rather than the methodology used in calculating the number of shares of Consolidated common stock to be issued to the stockholder. In the case of any U.S. Holder who acquired different blocks of SureWest common stock at different times and at different prices, any realized gain or loss will be determined separately for each identifiable block of shares exchanged in the First Merger. A loss realized on the exchange of one block of shares cannot be used to offset a gain realized on the exchange of another block of shares (or other gains) but a U.S. Holder will generally be able to reduce its capital gains by other capital losses in determining its income tax liability. Such U.S. Holder should consult its tax advisor prior to the exchange with regard to identifying the basis or holding periods of the particular shares of Consolidated common stock received in the First Merger.

     In addition, Treasury regulations under Section 358 of the Code provide that where a stockholder surrenders shares of target stock in an exchange and receives cash and shares of acquiror stock, then, to the extent the terms of the exchange specify that shares of acquiror stock or cash are received in exchange for a particular share of target stock surrendered, the terms of the exchange shall control for the purpose of determining the gain to the extent the terms of the exchange are economically reasonable. Therefore, a U.S. Holder might be permitted to calculate the amount of taxable gain separately for each share of SureWest common stock surrendered in the First Merger based on the specific consideration received for such share. This result might be permitted if the stockholder designates, on the letter of transmittal (and as specifically authorized by the Merger Agreement), specific shares of SureWest common stock to be exchanged for cash or to be exchanged for Consolidated common stock, as the case may be. Such a designation might result in less taxable gain to a U.S. Holder even if the holder holds a single block of SureWest common stock with a uniform tax basis. However, it is unclear whether a designation described in this paragraph will be treated as satisfying the requirements of the Treasury regulations, and whether the proration provisions of the Merger Agreement may affect such designation, and therefore there can be no assurance that the IRS would not successfully challenge a U.S. Holder that reports taxable gain on the basis of such a designation. U.S. Holders therefore should consult with their tax advisors with respect to the advisability, including any benefits or risks, of making an express designation in their letter of transmittal.

     Generally, a U.S. Holder’s aggregate tax basis in the Consolidated common stock received by such U.S. Holder in the First Merger in exchange for its SureWest common stock, including any fractional shares deemed received by the U.S. Holder under the treatment discussed below in “—Cash in Lieu of Fractional Shares of Consolidated

Common Stock,” will equal such U.S. Holder’s aggregate tax basis in the SureWest common stock surrendered in the First Merger, increased by the amount of taxable gain or dividend income (see below), if any, recognized by such U.S. Holder in the First Merger (other than with respect to cash received in lieu of fractional shares of Consolidated common stock), and decreased by the amount of cash, if any, received by such U.S. Holder in the First Merger (other than cash received in lieu of fractional shares of Consolidated common stock). The holding period for the shares of Consolidated common stock received in the First Merger, including any fractional shares deemed received by the U.S. Holder under the treatment discussed below in “—Cash in Lieu of Fractional Shares of Consolidated Common Stock,” generally will include the holding period for the shares of SureWest common stock exchanged therefor.

     Any capital gain generally will be long-term capital gain if the U.S. Holder held the shares of SureWest common stock for more than one year at the effective time of the First Merger. Currently, long-term capital gains of an individual generally are subject to a maximum U.S. federal income tax rate of 15% and short term capital gains of an individual generally are subject to a maximum U.S. federal income tax rate of 35%. The deductibility of capital losses is subject to limitations. In some cases, such as if a U.S. Holder actually or constructively owns Consolidated common stock immediately after the First Merger that was not received in the First Merger, the gain recognized in connection with the Mergers may be treated as having the effect of the distribution of a dividend to such U.S. Holder, under the tests set forth in Section 302 of the Code, in which case such gain would be treated as dividend income. These rules are complex and dependent upon the specific factual circumstances particular to each U.S. Holder. Consequently, each U.S. Holder that may be subject to those rules should consult its tax advisor as to the application of these rules to the particular facts relevant to such U.S. Holder.

Cash in Lieu of Fractional Shares of Consolidated Common Stock

     A U.S. Holder who receives cash instead of a fractional share of Consolidated common stock will be treated as having received the fractional share of Consolidated common stock pursuant to the First Merger and then as having exchanged the fractional share of Consolidated common stock for cash in a redemption by Consolidated. In general, this deemed redemption will be treated as a sale or exchange and a U.S. Holder will recognize gain or loss equal to the difference between (i) the amount of cash received by such U.S. Holder and (ii) the portion of the basis of the shares of SureWest common stock allocable to such fractional interest. Such gain or loss generally will constitute capital gain or loss and will be long-term capital gain or loss if the U.S. Holder’s holding period for the SureWest common stock exchanged by such U.S. Holder is greater than one year as of the effective time of the First Merger. Currently, long-term capital gains of an individual generally are subject to a maximum U.S. federal income tax rate of 15% and short term capital gains of an individual generally are subject to a maximum U.S. federal income tax rate of 35%. The deductibility of capital losses is subject to limitations.

Information Reporting and Backup Withholding

     Cash payments received in the First Merger by a U.S. Holder may, under certain circumstances, be subject to information reporting and backup withholding at a rate of 28% of the cash payable to the U.S. Holder, unless the U.S. Holder provides proof of an applicable exemption, furnishes its taxpayer identification number (in the case of individuals, their social security number) and otherwise complies with all applicable requirements of the backup withholding rules. Any amounts withheld from payments to a U.S. Holder under the backup withholding rules are not additional tax and will be allowed as a refund or credit against the U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Reporting Requirements

     A U.S. Holder who receives shares of Consolidated common stock as a result of the First Merger will be required to retain records pertaining to the First Merger. Each U.S. holder who is required to file a U.S. tax return and who is a “significant holder” that receives Consolidated common stock in the First Merger will be required to file a statement with the significant holder’s U.S. federal income tax return setting forth such significant holder’s basis (determined immediately before the exchange) in the SureWest common stock surrendered and the fair market value (determined immediately before the exchange) of the SureWest common stock that is exchanged by such significant holder. Generally, a “significant holder” is a U.S. Holder who receives shares of Consolidated common stock in the First Merger and who, immediately before the First Merger, owned at least 5% of the outstanding stock of SureWest (by vote or value) or securities of SureWest with a tax basis of $1 million or more.

THE MERGER AGREEMENT

     The following discussion sets forth the principal terms of the Merger Agreement, a copy of which is attached as Annex I to this joint proxy statement/prospectus and is incorporated by reference herein. The rights and obligations of the parties are governed by the express terms and conditions of the Merger Agreement and not by this discussion, which is summary by nature. This discussion is not complete and is qualified in its entirety by reference to the complete text of the Merger Agreement. You are encouraged to read the Merger Agreement carefully in its entirety, as well as this joint proxy statement/prospectus, before making any decisions regarding the Mergers.

The Mergers

     Subject to the terms and conditions of the Merger Agreement and in accordance with California law, the Mergers will proceed as follows: in the First Merger, Merger Sub I will merge with and into SureWest, with SureWest surviving, followed promptly by the merger of SureWest with and into Merger Sub II, with Merger Sub II surviving.

Closing and Effectiveness of the Mergers

     The closing of the First Merger will occur as soon as possible, but no later than two business days after the date of the conditions to its completion have been satisfied or waived. The First Merger will become effective at such time (the “effective time”) as the parties file an agreement of merger with the Secretary of State of the State of California (or at such later time as SureWest and Consolidated may agree and is specified in the agreement of merger). The Second Merger will become effective upon the filing of an agreement of merger with the Secretary of State of the State of California promptly following the effective time of the First Merger.

Directors and Officers After the Mergers

     Consolidated’s amended and restated certificate of incorporation provides for the classification of Consolidated’s board of directors into three classes of directors, designated Class I, Class II and Class III, as nearly equal in size as is practicable, serving staggered three-year terms. One class of directors is elected each year to hold office for a three-year term or until successors of such directors are duly elected and qualified. Consolidated’s board of directors currently consists of four directors, comprised of one Class I director, one Class II director and two Class III directors. Class II consisted of two directors until the February 29, 2012 death of Jack W. Blumenstein, an independent director of Consolidated, the Chairperson of Consolidated’s Audit Committee and a member of Consolidated’s Corporate Governance Committee and Compensation Committee. For more information regarding Consolidated’s directors, see “Consolidated Proposal No. 2: Election of Richard A. Lumpkin as Director”.

     Pursuant to the Merger Agreement, SureWest is entitled to select, and Consolidated has agreed to take all such action as may be reasonably necessary to cause, one individual from among the current members of the board of directors of SureWest to be elected to Consolidated’s board of directors as of the effective time of the Mergers. Prior to completion of the Mergers, SureWest will designate such director. For further information on SureWest’s directors, see SureWest’s Form 10-K for the year ended December 31, 2011. As a result, after completion of the Mergers, assuming Consolidated’s stockholders elect the nominee to the board described under “Consolidated Proposal No. 2: Election of Richard A. Lumpkin as Director” and no other directors are appointed, Consolidated expects that the board of directors of Consolidated would consist of Roger H. Moore (Class II Director — term expiring in 2013), Robert J. Currey (Class III Director — term expiring in 2014), Maribeth S. Rahe (Class III Director — term expiring in 2014), Richard A. Lumpkin (Class I Director — term expiring in 2015) and an individual to be designated by SureWest (Class I Director — term expiring in 2015).

     On March 1, 2012, Consolidated notified NASDAQ of Mr. Blumenstein’s death. As a result of Mr. Blumenstein’s death, Consolidated’s board of directors is no longer comprised of a majority of independent directors and Consolidated’s Audit Committee is no longer comprised of at least three independent directors, as required for continued listing by NASDAQ Listing Rules 5605(b)(1) and 5605(c)(2)(A), respectively. On March 5, 2012, Consolidated received a deficiency letter from NASDAQ acknowledging the failure of Consolidated to continue to satisfy the aforementioned NASDAQ Listing Rules. In accordance with NASDAQ Listing Rules 5605(b)(1)(A) and 5605(c)(4)(A) and the NASDAQ deficiency letter, and given the date of the Consolidated annual meeting, Consolidated has until August 28, 2012 to regain compliance with NASDAQ Listing Rules.

     Prior to the expiration of the applicable cure period, Consolidated’s board intends to add to the board either (i) the individual to be designated by SureWest or (ii) another new director, or both. The director or directors so appointed would not only satisfy the independence requirements of the NASDAQ Listing Rules, but would have no material connection to Consolidated (that is, no material financial, personal, business, or other relationship that a reasonable person could conclude could potentially influence boardroom objectivity) prior to being appointed to Consolidated’s board of directors. Consolidated’s board would increase the size of the board as necessary to accommodate the addition or additions to the board.

     From the effective time of the Mergers until successors are duly elected or appointed and qualified in accordance with applicable law, the directors and officers of Merger Sub II at the effective time will be the directors of the surviving corporation resulting from the merger of Merger Sub II with and into SureWest. These directors are Richard A. Lumpkin (Chairman), Robert J. Currey, Steven J. Shirar and Matthew K. Smith, and the officers are Robert J. Currey (President and Chief Executive Officer), Steven J. Shirar (Senior Vice President and Corporate Secretary), C. Robert Udell, Jr. (Senior Vice President and Chief Operating Officer), Christopher A. Young (Chief Information Officer) and Steven L. Childers (Senior Vice President and Chief Financial Officer).

Consideration to be Received in the Mergers

     At the effective time of the First Merger, each outstanding share of SureWest common stock (other than treasury stock and shares of common stock owned by Consolidated, Merger Sub I or Merger Sub II) will be converted into the right to receive, at the election of the shareholder, subject to certain proration and reallocation procedures described below, either $23.00 in cash (without interest) or shares of Consolidated common stock as determined by the exchange ratio. The exchange ratio will be equal to the number determined by dividing $23.00 by the average closing price for the 20 consecutive trading days ending two trading days before the closing of the First Merger. However, in no event will the exchange ratio be less than 1.03896 or greater than 1.40565. Shareholder elections will be subject to proration to ensure that 50% of the SureWest shares are converted into the right to receive the cash consideration and 50% of the SureWest shares are converted into the right to receive the stock consideration, provided that all holders of SureWest options, restricted stock units and restricted stock awards will be paid in cash and shall not be subject to such proration. In order to achieve this 50%/50% stock-cash mix of consideration, the Merger Agreement provides for adjustments to and reallocation of the stock and cash elections made by SureWest shareholders, as well as the allocation of consideration to be paid with respect to SureWest shareholders who fail to make an election, as described above under “The Mergers—SureWest Shareholders Making Cash and Stock Elections”. In order to preserve the tax-free nature of the transaction, the Merger Agreement also provides for a general consideration adjustment in certain circumstances, as further described under “The Mergers — SureWest Shareholders Making Cash and Stock Elections — General Consideration Adjustment.”

Dissenting Shares

     If the Mergers are completed, holders of SureWest common stock are entitled to dissenters’ rights under Chapter 13 of the CGCL, which is included with this joint proxy statement/prospectus as Annex IV, provided that they comply with the conditions established by Chapter 13 of the DGCL. The shares of stock held by holders who have properly exercised dissenters’ rights will not be converted into the right to receive the consideration discussed above, but will instead be entitled to such rights as are granted by Chapter 13 of the CGCL.

Treatment of SureWest Equity Awards

     See the discussion of the treatment of SureWest equity awards under “The Mergers—Treatment of SureWest Equity Awards” above.

Representations and Warranties

     The Merger Agreement contains representations and warranties made by SureWest to Consolidated and by Consolidated to SureWest. The assertions embodied in those representations and warranties were made solely for purposes of the Merger Agreement and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating the terms of the Merger Agreement. Accordingly, SureWest shareholders should not rely on representations and warranties as characterizations of the actual state of facts or circumstances, and should bear in mind that the representations and warranties were made solely for the benefit of the parties to the Merger Agreement, were negotiated for purposes of allocating contractual risk among the parties to the Merger Agreement rather than to establish matters as facts and may be subject to contractual standards of materiality different from those generally applicable to shareholders. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be reflected in public disclosures of SureWest and Consolidated. This description of the representations and warranties is included to provide SureWest’s shareholders with information regarding the terms of the Merger Agreement. The representations and warranties in the Merger Agreement and the description of them in this joint proxy statement/prospectus should be read in conjunction with the other information contained in the reports, statements and filings SureWest and Consolidated publicly file with the SEC. See “Where You Can Find Additional Information”.

     In the Merger Agreement, SureWest and Consolidated made a number of representations and warranties to each other. The parties’ reciprocal representations and warranties relate to, among other things:

  due incorporation, valid existence and good standing, and corporate authorization and power to enter into the Merger Agreement and consummate the transactions contemplated thereby;

  the good standing and corporate power and authority of SureWest’s and Consolidated’s subsidiaries, respectively;

  capitalization and capital structure;

  the absence of any violation of or conflict with such party’s organizational documents or applicable laws as a result of entering into the Merger Agreement and consummating the Mergers;

  required regulatory filings, consent and approval of governmental entities in connection with the Merger Agreement and the Mergers;

  documents filed by SureWest and Consolidated, respectively, with the SEC since January 1, 2010 and the accuracy of information contained in those documents;

  financial statements;

  the absence of undisclosed finders’ fees;

  the absence of certain changes or events, and the absence of a material adverse effect on SureWest and Consolidated, respectively, in each case since September 30, 2011;

  the joint proxy statement/prospectus to be filed with the Securities and Exchange Commission under the Exchange Act and the accuracy of information contained in such document as provided by such party;

  litigation and legal proceedings;

  filing of tax returns, payment of taxes and other tax matters;

  employee benefit plans;

  Consolidated’s and SureWest’s respective compliance with applicable legal requirements and possession of permits and compliance with provisions of the Sarbanes-Oxley Act of 2002 and the listing standards of the NASDAQ Global Select Market;

  certain material contracts;

  the absence of undisclosed liabilities; and

  environmental matters.

In addition to the foregoing, the Merger Agreement contains representations and warranties made by SureWest to Consolidated, including:

  SureWest’s possession of and compliance with, and the validity of, requisite communications regulatory permits, approvals, authorizes, certificates and licenses;

  properties;

  intellectual property;

  receipt by SureWest of a fairness opinion from UBS;

  the inapplicability of certain state takeover statutes;

  affiliate transactions;

  employment matters; and

  insurance.

     In addition, the Merger Agreement contains representations and warranties made by Consolidated to SureWest including regarding the existence of a fully executed debt commitment letter confirming the commitments of Morgan Stanley Senior Funding, Inc. to provide a subsidiary of Consolidated with debt financing in connection with the Mergers and certain terms and conditions of that debt commitment letter, among other things.

SureWest’s Conduct of Business Before Completion of the Mergers

     From the date of the Merger Agreement until the effective time, SureWest has agreed, subject to certain exceptions, to conduct its business in the ordinary course. In addition, SureWest may not, among other things and subject to certain exceptions, without Consolidated’s consent:

  adjust, split, combine or reclassify its capital stock;

  set any record or payment dates for the payment of any dividends or distributions on its capital stock or make, declare or pay any dividend or make any other distribution on any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock, except that (a) SureWest may declare and pay regular quarterly cash dividends of $0.10 per share and (b) any wholly owned subsidiary of SureWest may declare and pay dividends to its parent and other wholly owned subsidiaries of SureWest;

  directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock (except pursuant to the exercise of stock options or vesting of restricted stock unites or restricted stock awards outstanding as of the date hereof or permitted to be issued or pursuant to the surrender of shares to SureWest or the withholding of shares by SureWest to cover tax withholding obligations);

  grant any stock appreciation rights or grant any person any right to acquire any shares of its capital stock except in the ordinary course of business in accordance with past practice, or issue, or commit to issue, sell, grant, dispose of, pledge or otherwise encumber, or authorize or propose the issuance, sale grant, disposition, pledge or other encumbrance of, any additional shares of capital stock (except pursuant to the exercise of stock options or vesting or settlement of awards under SureWest’s stock plans outstanding as of the date hereof or permitted to be issued), any securities convertible into or exercisable for, or any rights, warrants or options to acquire, any additional shares of capital stock, or any other securities in respect of, in lieu of, or in substitution for, any shares of its capital stock outstanding on the date of the Merger Agreement;

  sell, transfer, mortgage, encumber or otherwise dispose of any of its material assets or material properties to any person (other than a direct wholly owned Subsidiary), by merger, consolidation, asset sale or other business combination (including formation of a joint venture) or cancel, release or assign any indebtedness to any such person or any claims held by any such person, in each case, except (i) in the ordinary course of business consistent with past practice, including sales of repossessed assets, (ii) dispositions of obsolete or worthless assets, (iii) sales of loans, receivables and other assets in the ordinary course of business consistent with past practice and (iv) sales of immaterial assets which involve the sale of assets with a purchase price of $750,000 or less in any single case or $3,000,000 in all such cases;

  make any investment or acquisition, by purchase or other acquisition of stock or other equity interests, by merger, consolidation, asset purchase or other business combination, or by contributions to capital; or make any material purchases of any property or assets, in or from any other Person other than a wholly owned subsidiary of SureWest, except (i) as expressly required by the terms of any contracts or agreements in force at the date of the Merger Agreement, (ii) as otherwise permitted, and (iii) other acquisitions in the ordinary course of business consistent with past practice and, in any case, involving consideration in an aggregate amount not in excess of $5,000,000;

  enter into, renew, extend, amend or terminate any material contract or lease;

  other than general pay increases, including in connection with promotions, made in the ordinary course of business consistent with past practice, for employees, directors or independent contractors generally or as provided by any agreement in effect on the date hereof, (i) increase, or commit to increase, the compensation or severance payable (including by granting or increasing the rate or terms of any salary, bonus, pension or other compensation pursuant to the terms of any employee benefit plan, policy, agreement or arrangement) to any of its employees, directors or independent contractors, (ii) pay any severance other than in the ordinary course of business consistent with past practice or (iii) except as may be required, or advisable, to comply with applicable law or contract, amend, establish or enter into any pension, retirement, profit-sharing, severance, retention or welfare benefit plan or agreement or incentive or employment, agreement with or for the benefit of any employee, director or independent contractor or accelerate the vesting of any stock options or other stock-based compensation;

  amend its articles of incorporation, bylaws or similar governing documents or similar organizational documents of any of subsidiary of SureWest;

  enter into any new material line of business outside of its existing business;

  assign, transfer, lease, cancel, fail to renew or fail to extend any material permit issued by the FCC or any state or local regulator;

  incur any indebtedness for borrowed money, issue any debt securities or assume, guarantee or endorse or otherwise become responsible for the obligations of another person, or make any loans, advances of capital contributions to, or investments in, any other person, except in the ordinary course of business consistent with past practice;

  make or change any material tax election or settle or compromise any material tax liability of SureWest or any of its subsidiaries;

  make any material changes in its accounting methods or method of tax accounting, practices or policies, except as may be required under applicable law, rule, regulation or GAAP;

  effect or permit, with respect to SureWest and any of its subsidiaries, a “plant closing” or “mass layoff”, as such terms are defined under the Worker Adjustment and Retraining Act of 1988, as amended;

  except as otherwise permitted pursuant, take any action that is intended or may reasonably be expected to result in any of the conditions to the Mergers; or

  agree or make any commitment to do any of the foregoing.

Consolidated’s Forbearances Before Completion of the Mergers

     From the date of the Merger Agreement until the effective time, Consolidated has agreed not to take the following actions, among other things and subject to certain exceptions, without SureWest’s consent:

  engage in any material repurchase of, or any recapitalization or other change, restructuring or reorganization with respect to, Consolidated common stock, including payment of any dividend or other distribution in respect to shares of its common stock (other than Consolidated’s regular quarterly cash dividends);

  (i) alter through merger, liquidation, reorganization, restructuring or in any other manner the corporate structure or organization of Consolidated, or (ii) engage in any action or enter into any transaction or series of transactions, or permit any action to be taken or transaction or series of transactions to be entered into, that, in the case of either clause (i) or clause (ii), could reasonably be expected to delay the consummation of, or otherwise adversely affect, the Mergers, including (x) withdrawing or modifying, in a manner adverse to SureWest, the approval by the Consolidated board of the Merger Agreement, the Mergers or the issuance of Consolidated common stock or (y) engaging in any action or entering into any transaction or series of transactions, or permitting any action to be taken or transaction or series of transactions to be entered into, that could reasonably be expected to delay or otherwise adversely affect the funding of the full amount of the debt financing or the ability of Consolidated, Merger Sub I and Merger Sub II to pay the aggregate amount of cash consideration for the shares of SureWest common stock;

  acquire (whether through merger, consolidation, stock or asset purchase or otherwise), or agree to so acquire, any material amounts of assets of or any equity in any person or any business or division thereof, unless such acquisition or agreement would not (i) impose any delay in the obtaining of, or materially increase the risk of not obtaining, any authorizations, consents, orders, declarations or approvals of any governmental entity necessary to consummate the Mergers or the expiration or termination of any waiting period under the HSR Act or other law, (ii) increase the risk of any governmental entity entering an order prohibiting the consummation of the Mergers or any of the transactions contemplated by the Merger Agreement or (iii) increase the risk of not being able to remove any such order on appeal or otherwise;

  adopt any amendments to the certificate of incorporation or bylaws of Consolidated (or similar organizational documents of any of its subsidiaries) which would alter any of the terms of the Consolidated common stock; or

  agree or make any commitment to do any of the foregoing.

No Solicitation; Changes in Recommendations

     In the Merger Agreement, SureWest has agreed that the SureWest board will recommend that SureWest’s shareholders approve the Merger Agreement, and that none of SureWest, the SureWest board or any of its subsidiaries will, nor will any of SureWest, the SureWest board or any of its subsidiaries authorize or permit any of its representatives to, directly or indirectly:

  solicit, initiate or knowingly encourage or facilitate any inquiry with respect to, or the making, submission or announcement of, any proposal or offer that constitutes, or is reasonably expected to lead to, an alternative proposal, including through the furnishing of non-public information;

  furnish any non-public information relating to SureWest or any of its subsidiaries or afford access to the business, properties, assets, books, records or other non-public information of SureWest or any of its subsidiaries, relating to an alternative proposal or any inquiries or the making of any proposal that could lead to an alternative proposal;

  engage in, continue or otherwise participate in any discussions or negotiations regarding an alternative proposal;

  resolve to or withdraw, modify of qualify in a manner adverse to Consolidated the SureWest board’s recommendation that SureWest’s shareholders approve the Merger Agreement (an “adverse recommendation change”); or

  enter into any letter of intent, memorandum of understanding, agreement in principal, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other similar agreement relating to an alternative proposal or authorize, approve or publicly recommend an alternative proposal or agreement relating to an alternative proposal.

     However, at any time prior to obtaining the SureWest shareholder approval, so long as none of SureWest, its subsidiaries or their representatives have breached or taken any actions inconsistent with SureWest’s above obligations regarding non-solicitation, SureWest and the SureWest board may, to the extent required by the SureWest board’s fiduciary duties:

  in response to a bona fide alternative proposal (that did not arise out of a breach of SureWest’s non-solicitation obligations under the Merger Agreement) that the SureWest board determines in good faith after consultation with its financial advisor and outside legal counsel constitutes or could reasonably be expected to result in a superior proposal, (i) participate or engage in discussions or negotiations with such third party and its representatives and financing sources and (ii) furnish non-public information relating to SureWest to the person making such proposal pursuant to a confidentiality agreement with terms that are not materially less favorable to SureWest than SureWest’s confidentiality agreement with Consolidated; or

  subject to compliance with the applicable terms of the Merger Agreement, make an adverse recommendation change and/or terminate the Merger Agreement to enter into a definitive agreement with respect to a bona fide alternative proposal that the board concludes in good faith after consultation with its financial advisor and outside legal counsel constitutes a superior proposal; provided that SureWest may take such action only if the board determines in good faith, after consultation with its financial advisor and outside legal counsel that the failure to take such action would be inconsistent with its fiduciary duties to SureWest’s shareholders and, in the case of a termination, SureWest pays Consolidated the $14,675,000 termination fee payable pursuant to the Merger Agreement.

     The term “alternative proposal” means, any proposal, indication or offer, including any proposal, indication or offer from or to SureWest’s shareholders, made by any person or group (as defined under Rule 13(d) of the Exchange Act) other than Consolidated or its subsidiaries and/or affiliates relating to, whether in a single transaction or series of related transactions, and whether directly or indirectly, any (i) transaction or series of transactions (including any merger, reorganization, share exchange, consolidation, business combination, joint venture, partnership, recapitalization, dissolution, liquidation or similar direct or indirect transaction involving SureWest and/or any of its subsidiaries or the issuance or acquisition of shares of SureWest common stock or other equity securities of SureWest whose business or businesses constitute 20% (in number or voting power) or more of the assets, revenues or earnings of SureWest and its subsidiaries, taken as a whole, (ii) acquisition, license or purchase of assets of SureWest and/or its subsidiaries equal to 20% or more of the consolidated assets of SureWest and its subsidiaries or to which 20% or more of SureWest’s revenues or earnings on a consolidated basis are attributable or (iii) acquisition of beneficial ownership (as defined under Rule 13(d) of the Exchange Act) of equity interests representing a 20% or greater economic or voting interest in SureWest or tender offer (including a self-tender offer) or exchange offer that, if consummated, would result in any person or group (as defined under Rule 13(d) of the Exchange Act) beneficially owning equity interests representing a 20% (in number or voting power) or greater economic or voting interest in SureWest.

     The term “superior proposal” means any bona fide Alternative Proposal (except that references to “20% or more” in the definition thereof will be deemed to be references to “50% or more”) made by any person that is on terms that the SureWest board determines in good faith (after consultation with its financial advisor and outside legal counsel and after taking into account all legal, financial (including the financing terms thereof)), regulatory, timing and other aspects of the proposal are more favorable to SureWest’s shareholders from a financial point of view than the transactions contemplated by the Merger Agreement.

     The Merger Agreement also provides that SureWest shall not take any of the actions described above unless SureWest shall have notified Consolidated that it intends to take such action and shall promptly make available any material non-public information that is provided to a third party that was not previously made available to Consolidated. In addition, SureWest shall notify Consolidated promptly after receipt by SureWest (or any of its representatives) of any alternative proposal, including of the material terms and conditions thereof, and shall, at Consolidated’s request, keep Consolidated informed on a reasonably current basis as to the status (including changes to the material terms) of such alternative proposal. SureWest shall also notify Consolidated promptly after receipt by SureWest of any request for non-public information relating to SureWest or any of its subsidiaries or for access to the business, properties, assets, books or records of SureWest or any of its subsidiaries by any third party that may be considering making, or has made, an alternative proposal.

Commercially Reasonable Efforts to Complete the Mergers; Other Agreements

     Commercially Reasonable Efforts. Consolidated and SureWest have each agreed to use their commercially reasonable best (i) to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable law to consummate the transactions contemplated by the Merger Agreement and (ii) to promptly prepare, file and provide to third parties and governmental entities all applications, statements, notices, petitions, registrations, requests, declarations and filings which are necessary or advisable to consummate the transactions contemplated by the Merger Agreement (including the Mergers), to obtain (and to cooperate with the other party to obtain) as promptly as practicable all material permits, consents, registrations, authorizations and exemptions of or from all third parties and governmental entities which are necessary or advisable to consummate the transactions contemplated by the Merger Agreement (including the Mergers), and to comply with the terms and conditions of all such permits, consents, registrations, authorizations and exemptions of all such third parties and governmental entities.

     Proxy Statement/Prospectus; Registration Statement; Shareholders’ Meeting. Consolidated and SureWest have agreed to prepare and file with the SEC this joint proxy statement/prospectus and the registration statement in which this joint proxy statement/prospectus is included as a prospectus as soon as is reasonably practicable after the execution of the Merger Agreement. Consolidated and SureWest have also agreed to use commercially reasonable efforts to have the registration statement declared effective. The Merger Agreement also provides that Consolidated and SureWest will each hold a meeting of their respective shareholders following SEC clearance of the joint proxy statement/prospectus and will recommend, in the case of SureWest, the approval of the Merger Agreement by shareholders and, in the case of Consolidated, the approval of the issuance of shares of Consolidated common stock to SureWest shareholder in the First Merger contemplated by the Merger Agreement, and SureWest and Consolidated will use commercially reasonable efforts to obtain such approvals.

Access to Information

     Under the Merger Agreement, until the effective time, subject to reasonable prior notice, applicable law and the confidentiality agreement between SureWest and Consolidated dated January 19, 2012, SureWest will give Consolidated and its authorized representatives access to the properties, books, contracts, commitments and records and to the officers, employees, accountants, counsel and other representatives of SureWest and its subsidiaries.

Financing

     Consolidated has agreed to take or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to arrange and obtain the proceeds of the debt financing, including entering into definitive agreements with respect to debt financing as promptly as practicable after the date of the Merger

Agreement, satisfying on a timely basis all conditions applicable to Consolidated or its subsidiaries that are within their control in such definitive agreements and using commercially reasonable efforts to cause the lenders or other persons providing the debt financing to fund the debt financing at the closing of the Mergers. Consolidated has also agreed not to agree to any amendments or modifications or grant any waivers of any conditions under the debt financing without the written consent of SureWest that would reduce the aggregate amount of the debt financing or impose new or additional conditions that would prevent or materially delay the ability of Consolidated to consummate the Mergers or adversely impact the ability of Consolidated and its subsidiaries to enforce its rights against the other parties to the debt financing. In the event the debt financing becomes unavailable, Consolidated shall promptly notify SureWest and shall use its commercially reasonable efforts to arrange and obtain alternative financing upon conditions not materially less favorable to Consolidated and its subsidiaries than the debt financing.

Financing Cooperation

     SureWest has agreed to and to cause its subsidiaries to and to use its reasonable best efforts to provide, and to use its reasonable best efforts to cause its representatives to cooperate as reasonably requested by Consolidated in connection with the debt financing (provided, that such requested cooperation does not unreasonably interfere with the ongoing operations of SureWest and its subsidiaries), including, among other things:

  participation in meetings, drafting sessions, rating agency presentations, due diligence sessions, “road shows” and other customary marketing presentations;

  furnishing in writing any financing sources as promptly as practicable with pertinent information regarding SureWest and its subsidiaries as reasonably requested in connection with the debt financing;

  assisting any financing sources in the preparation of one or more customary offering documents, information memorandum and/or documents to be filed with the SEC in connection with the debt financing and materials for rating agency presentations;

  executing and delivering any pledge and security documents and otherwise facilitating the pledge of collateral;

  taking all reasonably required corporate actions, subject to the consummation of the Mergers, to permit the consummation of the debt financing;

  providing authorization letters to any financing sources authorizing the distribution of information to prospective lenders and containing customary representation to the arranger of any financing that the information contained in any offering document does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and

  using reasonable best efforts to obtain accountants’ comfort letters, to provide the accountants with customary representation letters and authority authorization to enable them to issue the comfort letters; to obtain the consent of such accounting for the including of its reports on SureWest in any document to be used in connection with the debt financing; and

  using reasonable best efforts to cause the appropriate officers of SureWest to execute and deliver any definitive financing documents or other certificates or documents as may be reasonably requested by Consolidated for delivery at the consummation of the debt financing.

     SureWest is not required to enter into any definitive agreement or incur any other liability of obligation of the debt financing prior to the effective time of the Mergers. Consolidated has acknowledged and agreed that SureWest and its affiliates and its and their representatives shall not, prior to the effective time of the Mergers, incur any liability under the financing or any cooperation provided, and shall, on a joint and several basis, indemnify SureWest and its affiliates and its and their respective representatives in connection with the debt financing.

     The obligations of Consolidated and the Merger Subs to consummate the Mergers and the other transactions contemplated by the Merger Agreement on the terms and subject to the conditions of the Merger Agreement are not conditioned upon the availability or consummation of the debt financing or receipt of the proceeds therefrom.

Director and Officer Indemnification and Insurance

     The Merger Agreement provides that from and after the effective time of the Mergers and to the fullest extent permitted by law or provided under SureWest’s certificate of incorporation or bylaws, the surviving corporation will indemnify, and pay or advance expenses of the current or former officers, directors and certain other individuals of SureWest with respect to acts or omissions occurring at or prior to the effective time, provided that any person to whom expenses are advanced will provide an undertaking to repay any advances made if a court determines the person was not entitled to indemnification and for a period of six years after the effective time of the Mergers shall keep in full force and effect and comply with the terms and conditions of any agreement between SureWest and its current or former officers, directors and certain other individuals providing for indemnification of and advancement of expenses. The Merger Agreement further provides that, prior to the effective time of the Mergers, SureWest shall purchase a six-year “tail” officers’ and directors’ liability insurance policy on terms and conditions no less favorable in the aggregate than SureWest’s existing directors’ and officers’ liability insurance. The surviving corporation will pay all expenses, including reasonable fees and expenses of counsel, that an indemnified person may incur in enforcing the indemnity and other obligations described above, and the Merger Agreement provides that the foregoing rights of each indemnified person will survive the effective time of the Mergers and are enforceable by each indemnified person.

Employee Matters

     The Merger Agreement provides that, for a period of one year after the effective time, Consolidated will provide to those employees of SureWest and its subsidiaries who are employed immediately prior to the effective time (the “continuing employees”) who remain employed by Consolidated after the effective time compensation and benefits arrangements that are no less favorable in the aggregate than the compensation and benefit arrangements that are provided to similarly situated employees of Consolidated, provided that in no event shall such compensation and benefits be less favorable in the aggregate than such continuing employee’s current compensation and benefits arrangements. The Merger Agreement also provides that Consolidated will give continuing employees who remain employed by Consolidated after the effective time, full credit for purposes of determining eligibility and vesting (but not for purposes of any benefit accruals) under any employee benefit plans or arrangements maintained by Consolidated (other than any defined benefit or equity-based plans) for such continuing employee’s service with SureWest or its subsidiaries, waive all limitations as to preexisting conditions, exclusions and waiting periods with respect to participate and coverage requirements applicable to the continuing employees under any welfare benefit plan maintained by Consolidated to the same extent waived by SureWest and its subsidiaries or otherwise not subject to limitation by SureWest and its subsidiaries, provide credit under any such welfare plan for any co-payments, deductible and out-of-pocket expenditures for the remainder of the coverage period during which any transfer of coverage occurs, and honor in accordance with their terms all employee benefit plans or arrangements maintained by SureWest immediately prior to the effective time.

Definition of Material Adverse Effect

     A “material adverse effect” is defined with respect to any entity as (a) a material adverse effect on the business, results of operations or financial condition of such entity and its subsidiaries, taken as a whole or (b) a material adverse effect on the ability of such entity to consummate the transactions contemplated by the Merger Agreement on a timely basis, excluding any effect on the entity or its subsidiary relating to or arising in connection with:

  any adverse change, effect, event or occurrence, state of facts or developments to the extent the public announcement or the pendency of the Merger Agreement or the transactions contemplated thereby or any actions required to be taken (or refrained from being taken) in compliance with the Merger Agreement or otherwise with the consent of the other party, including the impact thereof on the relationships of the entity or any of its subsidiaries with customers, suppliers, distributors, consultants, employees or independent contractors or other third parties with whom the entity or any of its subsidiaries has any relationship and including any litigation brought by any shareholder of SureWest or Consolidated in connection with the transactions contemplated the Merger Agreement;

  any failure by the entity to meet any projections or forecasts for any period ending (or for which revenues or earnings are released) on or after the date of the Merger Agreement;

  any change in federal, state, non-U.S. or local law, regulations, policies or procedures, or interpretations thereof, GAAP or regulatory accounting requirements applicable or potentially applicable to the industries in which the entity or its subsidiaries operate;

  changes generally affecting the industries in which the entity or its subsidiaries operate that are not specifically related to the entity and its subsidiaries and do not have a materially disproportionate adverse effect on such entity and its subsidiaries, taken as a whole;

  changes in economic conditions (including changes in the prevailing interest rates) in the United States, in any region thereof, or in any non-U.S. or global economy; or

  any attack on, or by, outbreak or escalation of hostilities or acts of terrorism involving, the United States, or any declaration of war by the United States Congress or any hurricane or other natural disaster.

Conditions of the Mergers

     Mutual Conditions. The obligations of SureWest, Consolidated and the Merger Subs to consummate the Mergers are subject to the satisfaction or waiver of various conditions on or prior to the effective time, including the following:

  obtaining the SureWest shareholder approval;

  the expiration or termination of the waiting period under the HSR Act;

  the obtaining of all consents and authorization to be obtained by the FCC or any other state regulators in connection with the transactions contemplated by the Merger Agreement;

  the absence of any injunctions or other legal prohibitions preventing the consummation of the Mergers;

  the effectiveness of the registration statement on Form S-4 in which this joint proxy statement/prospectus is included as a prospectus and the lack of any stop order suspending the effectiveness of the Form S-4 or pending or threatened SEC proceedings to effect a stop order;

  the issuance of Consolidated common stock to SureWest shareholders in the First Merger contemplated by the Merger Agreement has been approved by a majority of the votes present, in person or by proxy, and entitled to vote at the annual meeting of stockholders of Consolidated; and

  the approval for listing on the NASDAQ Global Select Market of the shares of Consolidated common stock to be issued pursuant to the Merger Agreement.

     Consolidated Conditions. Consolidated’s, Merger Sub I’s and Merger Sub II’s obligations to consummate the Mergers are subject to the satisfaction or waiver of additional conditions, which include the following:

  the accuracy (disregarding any materiality or material adverse effect qualifications contained in such representations and warranties) of such representations and warranties except for such inaccuracies as would not, individually or in the aggregate, have a material adverse effect on SureWest;

  SureWest’s performance in all material respects of its obligations under the Merger Agreement; and

  the delivery to Consolidated of an officers’ certificate from SureWest confirming that the conditions described in the immediately preceding two bullets have been satisfied.

     SureWest Conditions. SureWest’s obligations to complete the Mergers are subject to the satisfaction or waiver of additional conditions, which include the following:

  the accuracy (disregarding all materiality and material adverse effect qualifications contained in such representations and warranties) of such representations and warranties except for such inaccuracies as would not, individually or in the aggregate, have a material adverse effect on Consolidated;

  Consolidated’s, Merger Sub I’s and Merger Sub II’s performance in all material respects of their obligations under the Merger Agreement; and

  the delivery to SureWest of an officers’ certificate from Consolidated confirming that the conditions described in the immediately preceding two bullets have been satisfied.

     The Merger Agreement provides that certain of the conditions described above may be waived. Neither Consolidated nor SureWest currently expects to waive any material condition to the completion of the Mergers.

Termination; Termination Fees; Expenses

     Termination. The Merger Agreement may be terminated, and the Mergers may be abandoned at any time prior to its completion:

  by mutual written consent of SureWest and Consolidated;

  by either Consolidated or SureWest, if:

    there is a final and nonappealable legal restraint or prohibition in effect that prevents the completion of the Mergers;

    the Mergers have not been completed by November 5, 2012, provided that the right to terminate is not available to a party whose failure to fulfill any obligation under the Merger Agreement materially contributed to the failure to complete the Mergers by such date; or

    the shareholder approval is not obtained at the special meeting or any adjournment or postponement thereof;

  by SureWest, if:

    the requirements of a termination in the event of a superior proposal as described in the section “No Solicitation; Changes in Recommendations” have been fully satisfied and SureWest pays to Consolidated the $14,675,000 termination fee described below; or

    SureWest is not in material breach of any of its obligations under the Merger Agreement, and if Consolidated breaches any of its representations or warranties or fails to perform any covenant or obligation in the Merger Agreement in such a way as to cause the failure of the closing conditions relating thereto, and such failure cannot be cured within thirty business days after notice to Consolidated;

  by Consolidated, if:

    neither Consolidated nor the Merger Subs are in material breach of its or their obligations under the Merger Agreement, and if SureWest breaches any of its representations or warranties or fails to perform any covenant or obligation in the Merger Agreement in such a way as to cause the failure of the closing conditions relating thereto, and such failure cannot be cured within thirty business days after notice to SureWest;

    the SureWest board fails to include in the joint proxy statement/prospectus the recommendation that the shareholders approve the Merger Agreement, the Merger Certificate and the transactions contemplated thereby, including the First Merger, or makes an adverse recommendation change;

    the SureWest board approves or recommends an alternative proposal or superior proposal and/or permits SureWest to enter into an alternative acquisition agreement related to an alternative proposal or a superior proposal;

    SureWest fails to call a special meeting of its shareholders or to deliver the joint proxy statement/prospectus to its shareholders; or

    a tender offer or exchange offer for the outstanding shares of SureWest common stock is commenced and the SureWest board recommends that the SureWest shareholders tender their shares in connection with such offer or within ten business days after the commencement of such tender or exchange offer, the SureWest board fails to recommend rejection of such offer.

     If the Merger Agreement is terminated as described in “The Merger Agreement—Termination of the Merger Agreement” above, the Merger Agreement will be void, and there will be no liability or obligation of any party except that:

  each party will remain liable for any willful and material breach of the Merger Agreement, and certain provisions of the Merger Agreement, including the provisions relating to the allocation of fees and expenses (including, if applicable, the termination fees described above) and the confidentiality agreement dated January 19, 2012 between SureWest and Consolidated will survive termination.

     Termination Fees. SureWest has agreed to pay Consolidated a termination fee of $14,675,000 if the Merger Agreement is terminated:

  by Consolidated or SureWest if the Mergers has not been consummated by the end date and prior to such termination, an alternative proposal was publicly announced or otherwise communicated to SureWest or the SureWest board and is not withdrawn or otherwise abandoned and such alternative offer is consummated within 12 months following the termination of the Merger Agreement;

  by Consolidated or SureWest if the SureWest shareholder approval has not been obtained and prior to the special meeting an alternative proposal was publicly announced or otherwise communicated to SureWest or the SureWest board and is not withdrawn or otherwise abandoned and such alternative offer is consummated within 12 months following the termination of the Merger Agreement;

  by Consolidated if SureWest fails to perform any covenant or obligation described in “No Solicitation; Changes in Recommendations” above and prior to such termination an alternative proposal was publicly announced or otherwise communicated to SureWest or the SureWest board and is not withdrawn or otherwise abandoned and such alternative offer is consummated within 12 months following the termination of the Merger Agreement;

  by SureWest, in connection with a accepting a superior proposal; or

  by Consolidated, if (i) the SureWest board fails to include in the joint proxy statement/prospectus the recommendation that the shareholders approve the Merger Agreement, the Merger Certificate and the transactions contemplated thereby, including the First Merger, or makes an adverse recommendation change, (ii) the SureWest board approves or recommends an alternative proposal or superior proposal and/or permits SureWest to enter into an alternative acquisition agreement related to an alternative proposal or a superior proposal, (iii) SureWest fails to call a special meeting of its shareholders or to deliver the joint proxy statement/prospectus to its shareholders, or (iv) a tender offer or exchange offer for the outstanding shares of SureWest common stock and the SureWest board recommends that the SureWest shareholders tender their shares in connection with such offer or within ten business days after the commencement of such tender or exchange offer, the SureWest board fails to recommend rejection of such offer.

     Expenses. If SureWest fails promptly to pay any termination fee due to Consolidated, SureWest will also pay the costs and expenses (including reasonable legal fees and expenses) incurred by Consolidated in connection with any legal action take to collect payment, together with interest on the amount of any unpaid fee or obligation from the date such fee was required to be paid. Except as described above, all costs and expenses incurred in connection with the Merger Agreement will be paid by the party incurring the cost or expense.

Specific Performance; Remedies

     The parties to the Merger Agreement agreed that irreparable damage would occur if any provision of the Merger Agreement were not performed in accordance with its terms and that the parties will be entitled to an injunction or injunctions to prevent breaches of the Merger Agreement or to enforce specifically the performance of its terms and provisions in addition to any other remedy to which they are entitled at law or in equity.

Amendment; Extension and Waiver

     Any provision of the Merger Agreement may be amended or waived prior to the effective time if such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to the Merger Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective. After the SureWest shareholder approval has been obtained, however, there will be no amendment or waiver that would require the further approval of SureWest shareholders under California law without such approval having been first obtained.

Governing Law; Venue

     The Merger Agreement is governed by and will be construed in accordance with the laws of the State of California. The parties to the Merger Agreement have submitted to the exclusive jurisdiction and venue of the courts of the State of California or federal courts located in the County of San Francisco, California.

DEBT FINANCING

General

     The Merger Agreement is not subject to any financing contingency. Consolidated intends to finance the cash portion of the Merger Consideration with debt and cash on hand. With respect to the debt financing, Consolidated has obtained a commitment for the financing necessary to complete the transaction from Morgan Stanley Senior Funding, Inc. (“MSSF”). In connection with the execution of the Merger Agreement, Consolidated Communications, Inc., a wholly-owned subsidiary of Consolidated (“CCI”), entered into a Commitment Letter, dated February 5, 2012 (the “Commitment Letter”), from MSSF.

     The commitments and other obligations set forth in the Commitment Letter shall automatically terminate unless the lenders shall in their discretion agree to an extension, upon the earliest to occur of (a) the execution and delivery of financing documentation by all of the parties thereto and the consummation of the Mergers; (b) November 5, 2012, if the financing documentation shall not have been executed and delivered by all such parties thereto; and (c) the date of termination or abandonment of the Merger Agreement.

Bridge Facility

     The Commitment Letter provides for a senior unsecured bridge facility evidenced by promissory notes in an aggregate principal amount of $350,000,000 (the “Bridge Facility”). The Bridge Facility can be used to finance a portion of the aggregate cash consideration of, and to pay the fees and expenses in connection with, the transactions contemplated by the Merger Agreement and to repay existing indebtedness of SureWest.

     Pursuant to the terms of the Commitment Letter, the definitive agreement to be entered into with respect to the Bridge Facility will contain (i) representations and warranties applicable to CCI and its subsidiaries customary and substantially similar to the representations and warranties in the Amended and Restated Credit Agreement, dated as of June 8, 2011, among Consolidated, CCI, the lenders party thereto, Wells Fargo Bank, National Association, as Administrative Agent and other agents party thereto (the “Credit Agreement”), (ii) covenants that are customary for high yield debt securities of issuers of similar size and credit quality as CCI, as determined by the lead arranger thereunder in light of prevailing market conditions and other circumstances, provided that prior to the date which is one year from the closing date, the limitation on restricted payments and on debt will be more restrictive than customary high yield covenants, and (iii) events of default customary and usual for financings of this kind with customary exceptions, baskets and qualifications. The Bridge Facility will be guaranteed by certain subsidiaries of CCI.

     The closing of the Bridge Facility will be subject to the satisfaction of certain conditions, including no material adverse effect having occurred with respect to Consolidated or SureWest and their respective subsidiaries, in each case in the aggregate, the negotiation, execution and delivery of definitive loan documentation for the Bridge Facility and other customary closing conditions. CCI will pay all reasonable costs incurred in connection with the preparation, negotiation, execution and delivery of the Bridge Facility documentation and any security arrangements in connection therewith.

     CCI will indemnify the MSSF, the bridge lenders, the administrative agent and their respective affiliates, and hold them harmless from and against all reasonable out-of-pocket costs, expenses and liabilities arising out of or relating to the transactions described in the Commitment Letter and any actual or proposed use of the proceeds of any loans made under the Bridge Facility. No person will be indemnified for costs, expenses or liabilities to the extent determined by a final, non-appealable judgment of a court of competent jurisdiction to have been incurred solely from the gross negligence or willful misconduct of such person.

     Each lender may assign all or, subject to minimum amounts to be agreed, a portion of its loans and commitments under the Bridge Facility. Assignments will require payment of an administrative fee to the administrative agent and, except for an assignment to an existing lender or an affiliate of an existing lender, the consent of the administrative agent. In addition, each lender may sell participations in all or a portion of its loans and commitments under the Bridge Facility; provided that no purchaser of a participation shall have the right to exercise or to cause the selling lender to exercise voting rights in respect of the Bridge Facility (except as to certain basic issues).

     MSSF reserved the right, prior to or after execution of definitive credit documentation for the Bridge Facility, to syndicate all or part of CCI’s commitment for the Bridge Facility to one or more financial institutions or institutional lenders in consultation with CCI, and the commitment of MSSF shall be reduced as and when commitments are received from such other lenders in respect of the Bridge Facility. Completion of syndication is not a condition MSSF’s commitments under the Commitment Letter. CCI will pay all reasonable costs incurred in connection with the syndication of the Bridge Facility.

Initial Bridge Loans, Extended Term Loans and Exchange Notes

     If loans under the Bridge Facility made at closing (the “Initial Bridge Loans”) have not been repaid in full on or prior to the first anniversary of the closing (the “Rollover Date”) then, subject to payment of a fee and acceleration on certain defaults, the Initial Bridge Loans shall automatically be converted into term loans maturing on the seventh anniversary of the Rollover Date (“Extended Term Loans”), subject to the right of the lenders under the Bridge Facility to convert Initial Bridge Loans to Exchange Notes. Any Initial Bridge Loan not converted into an Extended Term Loan as of the Rollover Date shall mature on the Rollover Date. On and after the Rollover Date, the eligible holders under the Bridge Facility have the right to convert Initial Bridge Loans and Extended Term Loans into notes issued under an indenture which complies with the Trust Indenture Act of 1939, as amended (“Exchange Notes”).

     Prior to the Rollover Date, the Initial Bridge Loans will accrue interest at a rate per annum equal to the three-month LIBOR plus a spread, which will initially be 600 basis points, subject to an increase in an event of default. If the Initial Bridge Loans are not repaid in full within three months following the closing, this spread will increase by 50 basis points at the beginning of the fourth month following the closing and will increase by an additional 50 basis points at the beginning of each three-month period thereafter, provided that LIBOR shall be deemed to be not less than 1.50% per annum. Interest on the Initial Bridge Loans will be payable in arrears at the end of each three-month period and at the Rollover Date.

     Prior to the Rollover Date, the Initial Bridge Loans may be prepaid, in whole or in part, at the option of CCI, at any time with prior notice, at par plus accrued and unpaid interest and breakage costs. CCI will be required to prepay Initial Bridge Loans on a pro rata basis, at par plus accrued and unpaid interest, in an amount equal to 100% of (i) the net proceeds received from the sale or other disposition of assets of CCI or any of its subsidiaries after the closing, (ii) all casualty and condemnation proceeds received by CCI, subject to reinvestment rights, (iii) the net proceeds received by CCI from the issuance of debt or preferred stock after the closing, and (iv) the net proceeds received from the issuance of equity by, or equity contributions to, CCI after the closing. The foregoing prepayment obligation (other than in clause (iii) above) is subject to any prior prepayments required under the Credit Agreement. In addition, upon the occurrence of a change of control of CCI, CCI will be required, to offer to prepay Initial Bridge Loans on a pro rata basis, at a price of 101% of the principal amount thereof, plus accrued and unpaid interest, to the date of prepayment.

     The principal amount of any Exchange Note will equal 100% of the aggregate principal amount of the Initial Bridge Loans or the Extended Term Loans for which it is exchanged. The Extended Term Loans and the Exchange Notes will bear interest at a rate equal to 11.00%, subject to increase in certain circumstances, and will be payable semi-annually in arrears. The Exchange Notes will mature on the seventh anniversary of the Rollover Date. The Exchange Notes will have the same guarantors as the loans under the Bridge Facility. The Exchange Notes will be subject to certain registration rights. Covenants and events of default with respect to the Exchange Notes shall be typical for an indenture governing a high yield note issue of a new issuer, and covenants will not be more restrictive than those set forth in the Credit Agreement.

Alternative Financing

     Before or shortly after the completion of the Mergers, Consolidated expects to conduct a private placement of Rule 144A notes. Consolidated must use commercially reasonable efforts to issue Rule 144A notes, provided that the interest rate does not exceed the interest rate payable on Extended Term Loans or the Exchange Notes, and provided that in no event will the covenants with respect to the Rule 144A notes (take as a whole) be more restrictive than the covenants in Consolidated’s Credit Agreement. Consolidated expects that the Rule 144A notes will result in lower interest expenses than the Initial Bridge Loans.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

     The following unaudited pro forma condensed combined financial statements (“pro forma financial statements”) have been prepared to reflect the Mergers, based on the purchase method of accounting, with Consolidated treated as the acquirer. The pro forma financial statements utilize the historical consolidated financial statements of Consolidated and SureWest, which are incorporated by reference into this proxy statement/prospectus. The historical consolidated financial statements have been adjusted to give effect to pro forma events that are directly attributable to the Mergers and factually supportable and, in the case of the statement of income, that are expected to have a continuing impact. The unaudited pro forma condensed combined statement of income, which has been prepared for the year ended December 31, 2011, gives effect to the Mergers as if they had occurred on January 1, 2011. The unaudited pro forma condensed combined balance sheet has been prepared as of December 31, 2011 and gives effect to the Mergers as if they had occurred on that date.

     As of the date of this proxy statement/prospectus, Consolidated has not finalized the detailed valuation studies necessary to arrive at the required fair market value of the SureWest assets to be acquired and the liabilities to be assumed and the related allocations of the purchase price. As indicated in Note 1 to the pro forma financial statements, Consolidated has made certain pro forma adjustments to the historical book values of the assets and liabilities of SureWest to reflect certain preliminary estimates of the fair value of the net assets acquired, with the excess of the estimated purchase price over the estimated fair values of SureWest’s acquired assets and assumed liabilities recorded as goodwill. Actual results are expected to differ from these preliminary estimates once Consolidated has determined the final purchase price (as determined by the market price of Consolidated common stock on the closing date of the First Merger) for SureWest and completed the valuation studies necessary to finalize the required purchase price allocations. There can be no assurances that such finalization of the valuation studies will not result in material changes. Consolidated performed a preliminary assessment of accounting policies and financial statement presentation which has identified certain adjustments necessary to conform information in SureWest’s historical financial statements to Consolidated’s combined accounting policies and presentation. The review of the accounting policies and presentation is not yet complete and additional policy differences may be identified when completed.

     These pro forma financial statements should be read in conjunction with the historical consolidated financial statements and accompanying notes of Consolidated and SureWest, incorporated by reference into this proxy statement/prospectus.

     The pro forma financial statements are not intended to represent or be indicative of the consolidated results of operations or financial condition of the combined company that would have been reported had the Mergers been completed as of the dates presented and should not be taken as representative of the future consolidated results of operations or financial condition of the combined company.

     The pro forma financial statements do not include the realization of future cost savings or synergies or restructuring charges that are expected to result from Consolidated’s acquisition of SureWest.

CONSOLIDATED COMMUNICATIONS HOLDINGS, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
FOR YEAR ENDED DECEMBER 31, 2011
(amounts in thousands, except per share amounts)

					Pro Forma
					Condensed
					Combined
					Consolidated
					Communications
	Consolidated	SureWest	Pro Forma		and SureWest
	Communications	Communications	Adjustments	Note 4	Communications
Operating revenues	$374,263	$248,053	$1,274	(a)	$623,590
Operating expenses:
Operating expenses (exclusive of depreciation and
amortization)	222,963	169,363	1,274	(a)	393,600
Depreciation and amortization	88,745	63,965	7,311	(b)	160,021
Total operating expenses	311,708	233,328	8,585		553,621
Operating income	62,555	14,725	(7,311)		69,969
Other income (expense):
Interest expense	(49,394)	(11,586)	(23,885)	(c)	(84,865)
Investment income	27,843	39	-		27,882
Other, net	823	(41)	-		782
Income before income taxes	41,827	3,137	(31,196)		13,768
Income tax expense	14,845	1,335	(11,231)	(d)	4,949
Net income	26,982	1,802	(19,965)		8,819
Less: net income attributable to noncontrolling interest	572	-	-		572
Net income attributable to common stockholders	$26,410	$1,802	$(19,965)		$8,247

Net income per common share - basic	$0.88	$0.13	n/a		$0.21

Net income per common share - diluted	$0.88	$0.13	n/a		$0.21

Shares of common stock used to calculate earnings per share:
Basic	29,600	13,876	(5,021)	(e)	38,455
Diluted	29,600	13,936	(5,081)	(e)	38,455

See accompanying notes to the unaudited pro forma condensed combined financial statements.

CONSOLIDATED COMMUNICATIONS HOLDINGS, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF DECEMBER 31, 2011
(amounts in thousands)

					Pro Forma
					Condensed
					Combined
					Consolidated
					Communications
	Consolidated	SureWest	Pro Forma		and SureWest
	Communications	Communications	Adjustments	Note 5	Communications
ASSETS
Current assets:
Cash and cash equivalents	$105,704	$4,208	$(51,131)	(b)	$58,781
Accounts receivable, net	35,492	21,540	-		57,032
Inventories	7,151	-	5,374	(a)	12,525
Income tax receivable	8,988	280	-		9,268
Deferred income taxes	4,825	2,226	198	(f)	7,249
Prepaid expenses and other current assets	6,170	7,668	1,074	(c)	14,912
Total current assets	168,330	35,922	(44,485)		159,767

Property, plant and equipment, net	332,046	522,790	(5,374)	(a)	903,036
			53,574	(c)
Investments	98,069	-	-		98,069

Intangible and other assets:
Tradenames, indefinite life assets and goodwill	532,909	45,814	34,012	(c)	612,735
Customer lists, net	57,811	1,417	23,583	(c)	82,811
Deferred charges and other assets	4,904	6,133	2,935	(d)	13,972
	595,624	53,364	60,530		709,518
	$1,194,069	$612,076	$64,245		$1,870,390

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$13,673	$4,315	$-		$17,988
Other accrued liabilities	28,151	24,376	-		52,527
Advance billings and deferred revenues	20,324	8,051	-		28,375
Dividends payable	11,571	-	-		11,571
Current portion of long-term debt and capital lease
obligations	8,992	7,500	(7,500)	(e)	8,992
Current portion of pension and postretirement
benefit obligations	2,579	-	-		2,579
Total current liabilities	85,290	44,242	(7,500)		122,032

Long-term debt and capital lease obligations	875,719	196,875	153,125	(e)	1,225,719
Deferred income taxes	77,327	49,126	29,059	(f)	155,512
Accrued pension and other post-retirement benefits	93,754	54,354	-		148,108
Other liabilities and deferred revenues	14,167	6,784	-		20,951

Commitments and contingencies

Total stockholders' equity	47,812	260,695	(20,200)	(b)	198,068
			(90,239)	(g)
	$1,194,069	$612,076	$64,245		$1,870,390

See accompanying notes to the unaudited pro forma condensed combined financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
(amounts in thousands, except per share amounts)

1. Description of the Transaction

     On February 5, 2012, Consolidated Holdings, Inc., a Delaware corporation, (“Consolidated”), entered into an Agreement and Plan of Merger (“the Merger Agreement”) by and among SureWest Communications (“SureWest”), WH Acquisition Corp., a California corporation and wholly owned subsidiary of Consolidated (“Merger Sub I”) and WH Acquisition II Corp., a California corporation and wholly owned subsidiary of Consolidated (“Merger Sub II”), pursuant to which Merger Sub I will merge with and into SureWest, (the “First Merger”) and following consummation of the First Merger, SureWest will merge with and into Merger Sub II, and Merger Sub II shall be the surviving corporation (the “Second Merger” and, together with the First Merger, the “Mergers”).

     Pursuant to the terms of the Merger Agreement, SureWest shareholders may elect to exchange each share of SureWest common stock for either $23.00 in cash (without interest) or shares of Consolidated common stock having an equivalent value based on average trading prices for the 20-day period ending two days before the closing of the acquisition, subject to a collar so that there will be a maximum exchange ratio of 1.40565 shares of Consolidated common stock for each share of SureWest common stock and a minimum of 1.03896 shares of Consolidated common stock for each share of SureWest common stock. Overall elections are subject to proration so that 50% of the SureWest shares (treating equity award shares as outstanding) will be exchanged for cash and 50% for stock. The results of applying the collar and proration provisions are subject to adjustment to ensure the transaction will be treated as a tax-free reorganization for federal income tax purposes. Shares of SureWest with respect to which no election is timely made will be converted into the right to receive the cash consideration or the Consolidated common stock, as determined in accordance with the proration described in the Merger Agreement.

     Consolidated will account for its acquisition of SureWest using the purchase method of accounting. The pro forma adjustments reflect preliminary estimates of the purchase price allocation, which are expected to change upon finalization of appraisals and other valuation studies. The final allocation will be based on the actual purchase price and the assets and liabilities that exist as of the date of the SureWest acquisition. The final adjustments could be materially different from the pro forma adjustments presented herein.

     The unaudited pro forma condensed combined statement of income includes certain accounting adjustments related to the acquisition that are expected to have a continuing impact on the combined results, such as increased depreciation and amortization on the acquired tangible and intangible assets, increased interest expense on the debt expected to be incurred to complete the acquisition, amortization of deferred financing fees incurred in connection with the new borrowings and the tax impact of these pro forma adjustments.

     The unaudited pro forma condensed combined statement of income does not reflect certain adjustments that are expected to result from the acquisition that may be significant, such as costs that may be incurred by Consolidated for integration and restructuring efforts, as well as payments under certain Change in Control Agreements with SureWest employees, because they are considered to be of a non-recurring nature.

     Upon completion of the Mergers, various triggering events will have occurred which result in the payment of various Change in Control Agreements to certain SureWest employees. The estimated payments under these agreements will range from approximately $12,000 to $14,000. No adjustment has been included in the pro forma financial statements for these payments.

     Consolidated expects to realize synergies following the acquisition that are not reflected in the pro forma adjustments. The transaction is expected to generate annual operating synergies of approximately $25,000, which will be phased in over the first two years after closing as integration projects are completed. The transaction is also expected to generate annual capital expenditure synergies of $5,000 to $10,000 during the first full fiscal year following the close. Consolidated also expects to incur merger and integration costs, excluding closing costs, of approximately $20,000 to $25,000 over the first two fiscal years following the close. No assurance can be given with respect to the ultimate level of such synergies or the timing of their realization.

2. Estimated Purchase Price

     The following is a preliminary estimate of the purchase price to be paid by Consolidated in the acquisition of SureWest:

Number of shares of SureWest common stock and equity awards
estimated to be outstanding at the effective time of the Merger (a)	14,822
Number of shares convertible into Consolidated common stock (b)	7,411
Exchange ratio (c)	1.1948
Number of shares of Consolidated common stock to be issued to
holders of SureWest common stock (d)	8,855
Multiplied by cost per share of Consolidated common stock (e)	$19.25
Stock portion of the merger consideration		$170,456
Cash portion of the merger consideration (f)		170,456
Repayment of outstanding SureWest debt		204,375
Estimated purchase price		$545,287

(a)	Based on the number of shares of SureWest stock and equity awards outstanding as of February 3, 2012, the last trading day prior to the announcement of the Mergers.

(b)	Represents 50% of the total consideration payable in Consolidated common stock.

(c)	Exchange ratio is subject to adjustment in accordance with the Merger Agreement. The exchange ratio is subject to a collar so that there will be a maximum exchange ratio of 1.40565 shares of Consolidated common stock for each share of SureWest common stock and a minimum of 1.03896 shares of Consolidated common stock for each share of SureWest common stock. As a result of the terms of the exchange ratio, the final purchase price is subject to change and may result in additional or fewer Consolidated common stock being exchanged for SureWest common stock.

(d)	Represents the product of the number of shares of SureWest common stock convertible into Consolidated common stock based on the exchange ratio, which was estimated based on the closing price of Consolidated common stock as of February 3, 2012.

(e)	Represents the closing price of Consolidated common stock as of February 3, 2012, the last trading day prior to the announcement of the Mergers.

(f)	Represents the product of 50% of the estimated number of SureWest shares and equity awards outstanding at the announcement of the Mergers and $23.00 per share.

3. Estimated purchase price allocation

     The estimated purchase price has been allocated to the estimated net tangible and intangible assets acquired and liabilities assumed on a preliminary basis as follows:

Estimated purchase price		$545,287
Current assets	$42,568
Property, plant & equipment	570,990
Customer lists	25,000
Tradenames, indefinite life assets and goodwill	79,826
Other assets	2,968
Current liabilities	(36,742)
Pension & other postretirement benefit obligations	(54,354)
Deferred income taxes	(78,185)
Other liabilities	(6,784)
Net assets acquired		$545,287

     For purposes of preparing the pro forma financial statements, the estimated purchase price stated above has been allocated based on the preliminary estimates of the fair value of the assets acquired and liabilities assumed. The final purchase price allocation will be based on the estimated fair values at the completion of the Mergers and could vary significantly from the pro forma amounts due to various factors, including but not limited to, changes in the composition of SureWest’s assets, liabilities, outstanding equity ownership shares, changes in the exchange ratio and changes in interest rates prior to the completion of the Mergers. Accordingly, the preliminary estimated fair values of the assets and liabilities recorded are subject to change pending additional information that may be developed by Consolidated and SureWest. Allocation of an increased portion of the purchase price to property, plant and equipment or any identifiable intangible asset with a finite life could reduce the amount of goodwill in the pro forma financial statements and may result in increased depreciation and/or amortization expense, which could be material.

4. Pro Forma Adjustments – Statement of Income

     Following are pro forma adjustments included in the unaudited pro forma condensed combined statement of income for the year ended December 31, 2011 and gives effect to the Mergers as if they had occurred on January 1, 2011:

     (a) Accounting Policies and Presentation

In connection with the Mergers, a preliminary review of the accounting policies and presentation of the financial statements of SureWest has been performed to conform to those of Consolidated. Based on this review, certain amounts included in SureWest’s historical financial statements have been reclassified to conform to the Consolidated accounting policies and presentation. The pro forma adjustment reflects the reclassification of SureWest bad debt expense of $1,274 from operating revenues to operating expenses.

The final results of the complete review of accounting policies and presentation may result in additional differences. There can be no assurances that such finalization will not result in material differences.

     (b) Depreciation and Amortization

The pro forma adjustments to depreciation and amortization reflect the removal of the historical basis of depreciation and amortization for the SureWest assets and the increase in depreciation and amortization expense for property and equipment and finite-lived intangible assets acquired in the SureWest acquisition, based on the write-up of these assets to their fair values in accordance with Statement of Financial Accounting Standards Board Accounting Standards Codification Topic 805, Business Combinations. The following table summarizes the pro forma adjustments to depreciation and amortization:

Removing historical depreciation and amortization	$(63,965)
Recording new depreciation and amortization	71,276
$7,311

     (c) Interest Expense

The pro forma adjustments to interest expense are based on the amounts borrowed and the interest rates assumed to be in effect at the closing of the Mergers.

	Estimated
	Principal	Estimated
	Outstanding	Interest Rates
Removal of historical interest expense:
SureWest interest expense			$(11,586)
Recording of new interest expense:
Bridge notes	$350,000	7.50% to 9.0%	29,371
Amortization of debt issuance costs			6,100
Net adjustment to interest expense			$23,885

The London Interbank Offered Rate (“LIBOR”) used for purposes of computing interest expense on the Bridge notes for the year ended December 31, 2011 was 1.50%, which represents the greater of (i) the 3-month LIBOR rate in effect at the closing of the Mergers, or (ii) the minimum LIBOR rate per the terms of the bridge loan facility of 1.50%. Amounts outstanding under the bridge loan facility bear interest at 600 basis points above LIBOR and the pro forma calculation includes required 50 basis point increases at the beginning of each subsequent quarter, assuming that the bridge loan facility was in effect during the entire year ended December 31, 2011. An increase or decrease of 0.125% in the interest rate on the debt would change pro forma interest expense for the year ended December 31, 2011 by $437.

The Bridge notes if not repaid in full or exchanged on or before the first anniversary of the Mergers closing, shall automatically be converted into term loans maturing on the eighth anniversary of the Mergers closing. After the first anniversary of the Mergers closing, a market based fee will be due and payable on the aggregate amount of the Bridge notes.

Before or shortly after the completion of the Mergers, Consolidated expects to conduct a private placement of Rule 144A notes. Consolidated must use commercially reasonable efforts to issue Rule 144A notes, provided that the interest rate does not exceed the interest rate payable on Extended Term Loans or the Exchange Notes, subject to increase in certain circumstances, and provided that in no event will the covenants with respect to the Rule 144A notes (taken as a whole) be more restrictive than the covenants contained in Consolidated’s Credit Agreement. The offering is expected to result in a decrease to pro forma interest expense of approximately $1,000 in the year ended December 31, 2011 and approximately $75,000 over the term of the agreements. The effects of the offering have not been reflected in the pro forma financial statements.

Amortization of deferred debt issuance costs under the Bridge notes is based on a term of one year.

     (d) Income Tax Expense

The blended effective tax rate applied to the pro forma adjustments related to the Mergers and related financing is 36% for the periods presented.

     (e) Earnings Per Share

The pro forma adjustment reflects the change in outstanding shares to calculate basic and dilutive earnings per share based on the Mergers:

Shares Used in Basic Earnings Per Share
Cancellation of SureWest shares	(13,876)
Issuance of Consolidated shares	8,855
(5,021)

Shares Used in Diluted Earnings Per Share
Cancellation of SureWest shares	(13,936)
Issuance of Consolidated shares	8,855
(5,081)

5. Pro Forma Adjustments – Balance Sheet

     The following are the pro forma adjustments included in the unaudited pro forma condensed combined balance sheet as of December 31, 2011 and gives effect to the Mergers as if it had occurred on that date:

     (a) Accounting Policies and Presentation

In connection with the Mergers, a preliminary review of the accounting policies and presentation of the financial statements of SureWest has been performed to conform to those of Consolidated. Based on this review, certain amounts included in SureWest’s historical financial statements have been reclassified to conform to the Consolidated accounting policies and presentation. The pro forma adjustment reflects the reclassification of SureWest construction inventory of $5,374 from property, plant and equipment to current assets.

The final results of the complete review of accounting policies and presentation may result in additional differences. There can be no assurances that such finalization will not result in material differences.

     (b) Cash

Pro forma adjustments to cash are the result of cash used to fund the acquisition of SureWest, estimated transaction costs, and costs associated with entering into the new credit facilities. Following is a preliminary estimate of net cash used for the Mergers:

Cash consideration for acquisition	$(170,456)
Estimated transaction costs — Consolidated	(11,200)
Estimated transaction costs — SureWest	(9,000)
Deferred financing costs	(6,100)
Incremental borrowings	145,625
Net cash used	$(51,131)

The estimated transaction costs of $20,200 expected to be incurred in connection with the Mergers have not been assessed for deductibility for income tax purposes and accordingly are assumed to be nondeductible for pro forma purposes.

     (c) Fair Value Estimates

The pro forma adjustments reflect the preliminary purchase accounting fair value estimates for the net assets to be acquired. This is an estimate based on preliminary purchase price allocation which is subject to final allocation upon completion of the valuation process.

Increase to assets held for sale	$1,074
Increase to property and equipment	53,574
Increase to customer lists	23,583
$78,231

Tradenames, indefinite life assets and goodwill:
Increase to tradenames, indefinite life assets and goodwill	$79,826
Remove historical SureWest goodwill	(45,814)
$34,012

     (d) Deferred Financing Costs

In connection with the Mergers, Consolidated will borrow $350,000 under a bridge loan in order to finance the acquisition. Consolidated expects to incur $6,100 of deferred financing costs related to the new credit facilities:

Write-off of SureWest deferred financing costs	$(3,165)
Recording of new deferred financing costs associated with the new credit facilities	6,100
$2,935

     (e) Debt

The pro forma adjustments reflect the payment and incurrence of debt as follows:

Non-current portion:
Repayment of existing SureWest credit facility	$(196,875)
Borrowings under new credit facilities	350,000
Adjustment to non-current portion of long-term debt	$153,125

Current portion:
Repayment of existing SureWest credit facility	$(7,500)

     (f) Income Taxes

The pro forma adjustments reflect the income tax impact assuming a marginal combined state and federal tax rate of approximately 36% of the pro forma adjustments resulting from the Mergers. The pro forma adjustments to current deferred tax assets and long-term deferred tax liabilities reflect the change in fair value of the net assets to be acquired.

     (g) Stockholders’ Equity

The pro forma stockholders’ equity reflects the following adjustments:

Equity issued to SureWest shareholders	$170,456
Elimination of historical SureWest shareholders’ equity	(260,695)
$(90,239)

DESCRIPTION OF CONSOLIDATED CAPITAL STOCK

     The following summary of the capital stock of Consolidated is subject in all respects to applicable Delaware law, the Consolidated certificate of incorporation and the Consolidated bylaws. See “Comparison of Rights of Common Shareholders of SureWest and Common Stockholders of Consolidated” and “Where You Can Find More Information”.

     The total authorized shares of capital stock of Consolidated consist of (i) 100,000,000 shares of common stock, par value $0.01 per share, and (ii) 10,000,000 shares of preferred stock, par value $0.01 per share. At the close of business on April 23, 2012, 29,951,282 shares of Consolidated common stock were issued and outstanding and no shares of Consolidated preferred stock were issued and outstanding.

     The rights of holders of Consolidated common stock are subject to, and may be adversely affected by, the rights of holders of any Consolidated preferred stock that may be issued in the future. The board of directors of Consolidated is authorized to provide for the issuance from time to time of Consolidated preferred stock in one or more series and, as to each series, to fix the designations, powers, preferences, rights, qualifications, limitations and restrictions thereof (including but not limited to provisions related to dividends, conversion, voting, redemption and liquidation preference, which may be superior to those of the Consolidated common stock).

COMPARISON OF RIGHTS OF COMMON SHAREHOLDERS OF SUREWEST
AND COMMON STOCKHOLDERS OF CONSOLIDATED

     SureWest is a California corporation subject to the provisions of the California Corporations Code, which is referred to in this joint proxy statement/prospectus as “California law”. Consolidated is a Delaware corporation subject to the provisions of the Delaware General Corporation Law, which is referred to in this joint proxy statement/prospectus as “Delaware law”. If the Mergers are completed, SureWest shareholders, whose rights are currently governed by the SureWest articles of incorporation, the SureWest bylaws and California law, will, if and to the extent that they receive Consolidated common stock as Merger Consideration, become stockholders of Consolidated and their rights will be governed by the Consolidated certificate of incorporation, the Consolidated bylaws and Delaware law.

     The following description summarizes material differences that may affect the rights of Consolidated stockholders and SureWest shareholders but does not purport to be a complete statement of all those differences, or a complete description of the specific provisions referred to in this summary. The SureWest articles of incorporation, the Consolidated certificate of incorporation and the SureWest and Consolidated bylaws are subject to amendment in accordance with their terms. Copies of the governing corporate instruments are available, without charge, to any person, including any beneficial owner to whom this document is delivered, by following the instructions listed under “Where You Can Find More Information” on page 176. In addition, the characterization of some of the differences in the rights of SureWest shareholders and Consolidated stockholders as material is not intended to indicate that other differences do not exist or are not important. Shareholders should read carefully the relevant provisions of Delaware law, California law, the Consolidated certificate of incorporation, the Consolidated bylaws, the SureWest articles of incorporation and the SureWest bylaws. SureWest and Consolidated urge you to read carefully this entire joint proxy statement/prospectus for a more complete understanding of the differences between the rights of a SureWest shareholder and the rights of a Consolidated stockholder.

Capitalization

Consolidated

     Consolidated’s authorized capital stock is described above under “Description of Consolidated Capital Stock”.

SureWest

     The total authorized shares of capital stock of SureWest consist of (i) 100,000,000 shares of common stock. At the close of business on April 23, 2012, 14,330,035 shares of SureWest common stock were issued and outstanding.

Number, Election, Vacancy and Removal of Directors

Consolidated

     The Consolidated certificate of incorporation and bylaws provide that the total number of Consolidated directors, which will be not less than three, will be from time to time fixed by resolution adopted by the Consolidated board of directors (subject to the terms of any preferred stock). Consolidated currently has four directors. The board of directors of Consolidated is divided into 3 classes with approximately 1/3 of the board of directors elected each year for a 3-year term. Under Delaware law, directors are elected by a plurality of the votes of the shares present at the meeting.

     Consolidated’s stockholders do not have cumulative voting rights in the election of directors.

     The Consolidated certificate of incorporation and bylaws provide that vacancies on the Consolidated board of directors may be filled only by a majority vote of the directors then in office (subject to the terms of any preferred stock). The Consolidated certificate of incorporation and bylaws provide that directors may be removed at any time, but only for cause, by vote of 66-2/3% of the outstanding common stock (subject to the terms of any preferred stock).

SureWest

     The SureWest bylaws provide that the total number of SureWest directors will not be less than five nor more than nine, as determined by the SureWest board of directors from time to time and that, except in the case of a vacancy, all directors are elected at each annual meeting of shareholders to serve until the next annual meeting. SureWest currently has seven directors. California law permits classification of the board of directors of corporations whose stock is listed on a national stock exchange, if the corporation adopts an amendment to its articles of incorporation or bylaws setting forth the classification provisions. SureWest does not have a classified board.

     Under California law, those candidates for director who receive the highest number of affirmative votes are elected. Most California corporations are required by California law to give shareholders the option to cumulate such shareholder’s votes for the election of directors (although those listed on a national stock exchange can eliminate cumulative voting with shareholder approval). SureWest currently permits cumulative voting for the election of directors, and the SureWest bylaws provide that the candidates receiving the highest number of affirmative votes, up to the number of directors to be elected, shall be elected.

     The SureWest bylaws provide that vacancies on the SureWest board of directors may be filled by a majority vote of the directors then in office, except that a vacancy created by the removal of a director may only be filled by the affirmative vote of the holders a majority of the shares entitled to vote.

Amendments to Charter Documents

Consolidated

     Under Delaware law, a proposed amendment to a corporation’s certificate of incorporation requires (i) approval by its board of directors and (ii) adoption by an affirmative vote of a majority of the outstanding stock entitled to vote on the amendment (subject to any class voting rights required by the corporation’s certificate of incorporation, the terms of any preferred stock, or Delaware law). The Consolidated certificate of incorporation provides that it may be amended in any manner prescribed by Delaware law, provided that the amendment of provisions dealing with the board of directors, stockholder action by written consent, amendment of the bylaws, director indemnification and liability and the approval of any merger, consolidation or sale of all or substantially all of the assets would require the affirmative vote of not less than 66-2/3% of the outstanding common stock.

SureWest

     Under California law, every amendment to a corporation’s articles of incorporation must be (i) approved by the corporation’s board of directors and (ii) approved by the affirmative vote of a majority of the outstanding shares entitled to vote.

Amendments to Bylaws

Consolidated

     The Consolidated certificate of incorporation and bylaws provide that the Consolidated bylaws may be amended, altered or repealed, in whole or in part, by the vote of a majority of the whole board of directors or by the affirmative vote of a majority of the outstanding shares of Consolidated common stock, provided that the amendment of provisions dealing with annual or special meetings of stockholders, board vacancies and removal of directors, and amending of the bylaws would require the affirmative vote of not less than 66-2/3% of the outstanding common stock.

SureWest

     SureWest’s bylaws provide that the bylaws may be adopted, amended or repealed by the shareholders holding a majority of the outstanding shares entitled to vote or by the entire board of directors. However, under California law and SureWest’s bylaws, an amendment of the bylaws (i) specifying or changing a fixed number of directors or the maximum or minimum number of directors or (ii) changing from a fixed to a variable board or vice versa, may be adopted only by the shareholders.

Action by Written Consent

Consolidated

     Under Delaware law, unless otherwise provided in the certificate of incorporation, any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting, without prior notice and without a vote, upon the written consent of stockholders who would have been entitled to cast the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. The Consolidated certificate of incorporation does not modify or eliminate the right of Consolidated’s stockholders to take action by written consent as permitted by Delaware law.

SureWest

     Under California law, unless otherwise provided in a corporation’s articles of incorporation, any action required to be taken or which may be taken at an annual or special meeting of shareholders may be taken without a meeting if a consent in writing is signed by the holders of outstanding stock having at least the minimum number of votes required to authorize such action. If consent is sought for less than all shareholders entitled to vote, notice as required under the California law shall be given. SureWest’s bylaws provide that directors may not be elected by written consent except by unanimous written consent of all shares entitled to vote for the election of directors.

Notice of Stockholder/Shareholder Actions

Consolidated

     Delaware law and the Consolidated bylaws provide that written notice of the time, place and purpose or purposes of any annual or special meeting of stockholders must be given not less than 10 days and not more than 60 days before the date of the meeting to each stockholder entitled to vote at the meeting. The Consolidated bylaws further provide that the only matters, including election of directors, that may be considered and acted upon at an annual meeting of stockholders are those matters brought before the meeting:

  through the notice of meeting;

  by or at the direction of the Chairman of the board of directors of Consolidated; or

  by a stockholder entitled to vote at such meeting.

     Generally, the Consolidated bylaws require a stockholder who intends to bring matters, including election of directors, before an annual meeting to provide advance notice of such intended action not less than 90 days nor more than 120 days prior to the first anniversary of the date of the proxy statement relating to the prior year’s annual meeting of stockholders. The notice must contain, among other things, a brief description of the business desired to be brought before the meeting and must identify any material interest of the stockholder in such proposed business. The person presiding at the meeting is required by the bylaws to refuse to permit any business proposed by a stockholder to be brought before the meeting without compliance with these procedures.

SureWest

     California law provides that written notice of the place, date and hour of a meeting of shareholders must be given or sent to each shareholder of record entitled to vote at the meeting at least 10 days prior to the day named for a meeting. The SureWest bylaws require that notice of a special meeting of shareholders state the general nature of the business to be transacted (and no other business may be transacted), and the notice of an annual meeting state those matters which the board of directors intends to present for action by the shareholders.

     The SureWest bylaws do not require a shareholder who intends to bring any matter before an annual meeting to provide advance notice of such intended action.

Special Stockholder/Shareholder Meetings

Consolidated

     Under the Consolidated bylaws (subject to the terms of any preferred stock), a special meeting of the stockholders may be called only by (i) the Chairman of the board of directors or the President of Consolidated, (ii) the Secretary of Consolidated upon the direction of a majority of the directors then in office or (iii) the Secretary of Consolidated upon the request of stockholders owning in the aggregate at least 50% of the outstanding shares of Consolidated common stock.

SureWest

     Under California law, special meetings of the shareholders may be called by the board, the chairman of the board, the president or the holders of shares entitled to cast not less than 10% of the votes at the meeting or such additional persons as may be provided in the articles or bylaws. SureWest’s bylaws do not specify any such other persons.

Stockholder/Shareholder Inspection Rights

Consolidated

     Under Delaware law, a record or beneficial stockholder of a corporation has the right, for any proper purpose and upon written demand under oath stating the purpose for such demand, to inspect and make copies and extracts from the corporation’s stock ledger, a list of its stockholders, and its other books and records. A proper purpose is any purpose reasonably related to such person’s interest as a stockholder.

SureWest

     Under California law, a shareholder or shareholders of a corporation holding at least 5% in the aggregate of the outstanding voting shares of the corporation (or 1% in the case of companies, like SureWest, that have filed a proxy statement with the SEC) has an absolute right to inspect and copy the records of shareholders’ names and addresses and shareholdings during usual business hours on five days’ prior written demand upon the corporation. Under California law, a shareholder of a corporation has the right, for any purpose relating to its interests, and upon written demand at any reasonable time during normal business hours, to inspect and make copies and extracts from the corporation’s accounting books and records and minutes of shareholder, board and committee proceedings.

Limitation of Personal Liability and Indemnification of Directors and Officers

Consolidated

     Under Delaware law, a corporation may indemnify any directors, officers, employees and agents of the corporation against expenses and, except in the case of an action by or in the right of the corporation, liabilities actually and reasonably incurred by such person in connection with any action, suit or proceeding involving such person by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, provided that (i) such person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal proceeding, such person had no reasonable cause to believe his conduct was unlawful and (ii) in the case of an action by or in the right of the corporation, no indemnification of expenses may be made in respect of any matter as to which such person is adjudged liable to the corporation unless and only to the extent such indemnification is approved by a court. Delaware law mandates such indemnification of expenses to the extent that a present or former director or officer of the corporation has been successful in defense of any proceeding described above, and permits advancement of expenses to a director or officer if the corporation receives an undertaking that the amount advanced will be repaid if it is determined that such person is not entitled to indemnification. Delaware law also provides that the permitted indemnifications described above are not exclusive.

     Delaware law permits a corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director of a corporation to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the directors’ duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for acts relating to unlawful payment of a dividend or an unlawful stock purchase or redemption or (iv) for any transaction from which the director derived an improper personal benefit.

     The Consolidated certificate of incorporation provides that, to the fullest extent permitted by Delaware law and except as otherwise provided in the Consolidated bylaws, none of Consolidated’s directors will be liable to Consolidated or its stockholders for monetary damages for a breach of fiduciary duty. In addition, the Consolidated certificate of incorporation permits indemnification of any person who was or is made, or threatened to be made, a party to any action, suit or other proceeding, whether criminal, civil, administrative or investigative, because of his or her status as a director or officer of Consolidated, or service as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise at Consolidated’s request to the fullest extent authorized under Delaware law against all expenses, liabilities and losses reasonably incurred by such person. The Consolidated bylaws provide that such indemnification must be provided to directors and officers of Consolidated. Further, the Consolidated bylaws provide that Consolidated may purchase and maintain insurance on Consolidated’s own behalf and on behalf of any other person who is or was a director, officer or agent of Consolidated or was serving at Consolidated’s request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

SureWest

     Under California law, a corporation’s articles of incorporation may include a provision limiting a director’s personal liability to the corporation or its stockholders for monetary damages for a director’s breach of certain duties. California law does not permit the elimination of monetary liability where such liability is based on:

  intentional misconduct or knowing and culpable violation of law;

  acts or omissions that a director believes to be contrary to the best interests of the corporation or its stockholders, or that involve the absence of good faith on the part of the director;

  receipt of an improper personal benefit;

  acts or omissions that show reckless disregard for the director’s duty to the corporation or its stockholders, where the director in the ordinary course of performing a director’s duties should be aware of a risk of serious injury to the corporation or its stockholders;

  acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director’s duty to the corporation and its stockholders;

  interested transactions between the corporation and a director in which a director has material financial interest; or
  liability for improper distributions, loans or guarantees.

     California law requires a corporation to indemnify a director or officer who successfully defends himself in such a proceeding.

     SureWest’s articles of incorporation authorize SureWest to provide indemnification of directors, officers, employees or other agents in excess of the limits required by California law, but subject to the limitations with respect to actions for breach of duty to SureWest or its stockholders.

     SureWest’s bylaws provide that the corporation must indemnify any director, officer, employee or other agent, subject to the limitations noted above, as to those liabilities and on those terms and conditions as appropriate.

Dividends

Consolidated

     Under Delaware law, subject to certain limitations, the board of directors of a corporation may declare and pay dividends to the corporation’s stockholders either out of surplus (generally net assets in excess of capital) or, if there is no surplus, out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year.

     The Consolidated certificate of incorporation and bylaws provide that the board of directors of Consolidated may declare dividends on Consolidated’s outstanding shares out of assets or funds of Consolidated available for such purpose under Delaware law.

SureWest

     California law permits the payment of dividends to shareholders if a corporation’s retained earnings equal at least the amount of the proposed dividend. If the corporation does not have sufficient retained earnings available for the proposed dividend, it may pay a dividend to its shareholders if immediately after giving effect to the dividend, the value of its assets equals or exceeds the sum of (a) its total liabilities plus (b) the liquidation preference of any shares which have a preference upon dissolution over the rights of shareholders receiving the distribution.

     The SureWest articles of incorporation and bylaws do not limit its ability to declare and pay dividends.

Conversion; Preemptive Rights

Consolidated

     Holders of Consolidated common stock have (i) no rights to convert their shares into any other securities and (ii) no preemptive rights to subscribe for any additional securities which may be issued by Consolidated.

SureWest

     Holders of SureWest common stock have (i) no rights to convert their shares into any other securities and (ii) no preemptive rights to subscribe for any additional securities which may be issued by SureWest.

Rights Plan

Consolidated

     Consolidated does not have a stockholder rights plan.

SureWest

     SureWest does not have a shareholder rights plan.

Voting Rights; Required Vote for Authorization of Certain Actions

Consolidated

     Voting Rights. Each holder of Consolidated common stock is entitled to one vote for each share held of record.

     Merger, Consolidation or Sale of Assets — General. Under Delaware law, the consummation of a merger or consolidation requires the approval of the board of directors of the corporation which desires to merge or consolidate and requires that the agreement and plan of merger be adopted by the affirmative vote of a majority of the stock of the corporation entitled to vote thereon at an annual or special meeting for the purpose of acting on the agreement. However, no such approval and vote are required if such corporation is the surviving corporation and:

  such corporation’s certificate of incorporation is not amended;

  the stockholders of the surviving corporation whose shares were outstanding immediately before the effective date of the merger will hold the same number of shares, with identical designations, preferences, limitations, and rights, immediately after the effective date of the merger; and

  either no shares of common stock of the surviving corporation and no shares, securities or obligations convertible into such stock are to be issued or delivered under the plan of merger, or the authorized unissued shares or the treasury shares of common stock of the surviving corporation to be issued or delivered under the plan of merger do not exceed 20% of the shares of common stock of such corporation outstanding immediately prior to the effective date of the merger.

     Under Delaware law, a sale of all or substantially all of a corporation’s assets requires the approval of such corporation’s board of directors and the affirmative vote of a majority of the outstanding stock of the corporation entitled to vote thereon.

     Business Combinations with Interested Stockholder. Consolidated is subject to Section 203 of Delaware law (“Section 203”), which, subject to certain exceptions, prohibits a Delaware corporation from engaging in any “business combination” with an “interested stockholder” for a period of 3 years following the time that such stockholder became an interested stockholder, unless:

  prior to the time that such stockholder became an interested stockholder, the board of directors of the corporation approves either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

  upon the closing of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned (i) by persons who are directors and also officers and (ii) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

  at or subsequent to the time that such stockholder became an interested stockholder, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 2/3 of the outstanding voting stock that is not owned by the interested stockholder.

     Subject to certain exceptions, an “interested stockholder” is a person or group who or which owns 15% or more of the corporation’s outstanding voting stock (including any rights to acquire stock pursuant to an option, warrant, agreement, arrangement or understanding, or upon the exercise of conversion or exchange rights, and stock with respect to which the person has voting rights only), or is an affiliate or associate of the corporation and was the owner of 15% or more of such voting stock at any time within the previous 3 years. In general, Section 203 defines a “business combination” to include:

  any merger or consolidation involving the corporation and the interested stockholder;

  any sale, lease, exchange, mortgage, pledge, transfer or other disposition to or with the interested stockholder of assets of the corporation having an aggregate market value equal to 10% or more of either the aggregate market value of all the assets of the corporation determined on a consolidated basis or the aggregate market value of all the outstanding stock of the corporation;

  subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

  any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

  the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

     A Delaware corporation may “opt out” of Section 203 with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or bylaws resulting from a stockholders’ amendment approved by at least a majority of the outstanding voting shares. Consolidated has not “opted out” of this provision.

SureWest

     Voting Rights. Each holder of SureWest common stock is entitled to one vote for each share held of record.

     Merger, Consolidation or Sale of Assets — General. California law generally requires a majority of the holders of the shares of each of the acquiring and target corporations to approve reorganizations. California law contains an exception to its voting requirements for reorganizations where shareholders or the corporation itself, or both, immediately prior to the reorganization own, immediately after the reorganization, equity securities constituting more than five-sixths of the voting power of the surviving or acquiring corporation or its parent entity. With certain exceptions, California law requires that mergers, reorganizations, certain sales of assets and similar transactions be approved by a majority vote of each class of shares outstanding.

     Business Combinations with Interested Shareholder. California law does not have an anti-takeover law similar to Section 203. However, California law does provide that, except where the fairness of the terms and conditions of the transaction has been approved by the California Commissioner of Corporations and except in a “short-form” merger

(the merger of a parent corporation with a subsidiary in which the parent owns at least 90% of the outstanding shares of each class of the subsidiary’s stock), if the surviving corporation or its parent corporation owns, directly or indirectly, shares of the target corporation representing more than 50% of the voting power of the target corporation prior to the merger, the nonredeemable common stock of a target corporation may be converted only into nonredeemable common stock of the surviving corporation or its parent corporation, unless all of the shareholders of the class consent.

Appraisal Rights and Dissenters’ Rights

Consolidated

     Under Delaware law, stockholders have the right to dissent from any plan of merger or consolidation to which the corporation is a party, and to demand payment for the fair value of their shares pursuant to, and in compliance with procedures set forth in, the “appraisal rights” provisions of Delaware law. However, unless the certificate of incorporation otherwise provides, Delaware law states that stockholders do not have such appraisal rights in connection with a merger or consolidation with respect to shares:

  listed on a national securities exchange or held of record by more than 2,000 holders; and

  for which, pursuant to the plan of merger or consolidation, stockholders will receive only (i) shares or depository receipts of another corporation which at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders, (ii) shares of stock or depositary receipts of the surviving corporation in the merger or consolidation, (iii) cash in lieu of fractional shares or (iv) any combination of the foregoing.

     In addition, Delaware law provides that, unless the certificate of incorporation provides otherwise, stockholders of a surviving corporation do not have appraisal rights in connection with a plan of merger if the merger did not require for its approval the vote of the surviving corporation’s stockholders. The Consolidated certificate of incorporation does not contain any provisions with respect to appraisal rights.

SureWest

     Under California law, if a merger is consummated and a shareholder of a California corporation elects to exercise dissenters’ rights by complying with the procedures set forth in the California Corporations Code, that shareholder will be entitled to receive an amount equal to the fair market value of such shareholder’s shares. Fair market value shall be determined as of the business day before the public announcement of the merger.

     The shares must be purchased from a dissenting shareholder if all applicable requirements are complied with, but only if demands are made by shareholders for payment with respect to 5% or more of the outstanding shares of the common stock.

     In addition, a company will be required to purchase dissenting shares only if the following conditions exist:

  The shareholder must have shares of common stock outstanding as of the record date of the shareholder’s meeting;

  The shareholder must not vote the shares for the merger proposal.

  If the shareholder did not vote for the merger and wishes to have purchased shares that were not voted for the merger proposal, the shareholder must make a written demand to have the corporation purchase those shares of common stock for cash at their fair market value. The demand must meet the requirements of the California Corporations Code and must be received by the corporation or its transfer agent, no later than the date of the shareholder meeting at which the shareholder may vote such shares.

     See “Dissenters’ Rights of SureWest Shareholders”.

Interested Directors

Consolidated

     Delaware law and the Consolidated bylaws provide that no contract or transaction between Consolidated and 1 or more of its directors or officers, or between Consolidated and any other corporation, partnership, association, or other organization in which 1 or more of its directors or officers are directors or officers, or have a financial interest, will be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board of directors or committee of the board of directors which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose if (i) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the board of directors or the committee, and the board of directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors are less than a quorum; or (ii) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to Consolidated as of the time it is authorized, approved or ratified by the board of directors, committee or stockholders.

SureWest

     Under California law certain contracts or transactions in which one or more of a corporation’s directors has an interest are not void or voidable solely because of such interest provided that certain conditions, such as obtaining the required approval and fulfilling the requirements of good faith and full disclosure, are met. California law requires, (1) either the shareholders or the board of directors must approve any such contract or transaction after full disclosure of the material facts, and, in the case of board approval, the contract or transaction must also be “just and reasonable”, or (2) the contract or transaction must have been just and reasonable or fair as to the corporation at the time it was approved. In the latter case, California law explicitly places the burden of proof on the interested director. Under California law, to shift the burden of proof on the validity of the contract by shareholder approval, the interested director would not be entitled to vote his or her shares at a shareholder meeting with respect to any action regarding such contract or transaction. To shift the burden of proof on the validity of the contract by board approval under California law, the contract or transaction must be approved by a majority vote of a quorum of the directors, without counting the vote of any interested directors (except that interested directors may be counted for purposes of establishing a quorum).

DISSENTERS’ RIGHTS OF SUREWEST SHAREHOLDERS

     If the Mergers are completed, you may be entitled to dissenters’ rights under Chapter 13 of the California Corporations Code (“Chapter 13”) as long as you comply with the conditions established by Chapter 13 and the other requirements of Chapter 13 are satisfied. Under California law, no dissenters’ rights are available for shares listed on any national securities exchange, including the NASDAQ Global Select Market, such as SureWest’s common stock, unless demands for payment are filed by at least five percent of the outstanding shares of SureWest’s common stock.

     If you have a beneficial interest in shares of SureWest common stock that are held of record in the name of another person, such as a broker, bank or other nominee, and you desire to perfect any dissenters’ rights, you must act promptly to cause the holder of record timely and properly to follow the steps summarized below. Dissenters’ rights cannot be validly exercised by persons other than shareholders of record regardless of the beneficial ownership of the shares.

     The discussion below is not a complete summary regarding dissenters’ rights of SureWest shareholders under California law and is qualified in its entirety by reference to the text of the relevant provisions of California law, which are attached to this proxy statement as Annex IV. You should review this summary and Chapter 13 carefully if you wish to exercise dissenters’ rights or if you want to preserve your right to do so in the future, because failure to comply with the required procedures within a certain time frame will result in the loss of your dissenters’ rights.

     If the Mergers are completed, SureWest shareholders who do not vote in favor of the approval of the Merger Agreement, the Merger Certificate and the transactions contemplated thereby, including the First Merger, may become entitled to be paid cash for the fair market value of their stock in lieu of the Merger Consideration set forth in the Merger Agreement.

     The Merger Agreement provides that shares of SureWest common stock held by a holder who is entitled to demand and has properly demanded dissenters’ rights in accordance with Chapter 13 shall not be converted into the right to receive the $23.00 per share Merger Consideration. At the effective time of the Mergers, such holders will cease to have any rights with respect to such dissenting shares, except the right to receive payment of the fair market value of such shares determined in accordance with Chapter 13.

     Section 1301(a) of the California Corporations Code requires SureWest to give notice that the Mergers was approved to each of its shareholders who did not vote in favor of the approval of the Merger Agreement, the Merger Certificate and the transactions contemplated thereby, including the First Merger, and requires SureWest to provide a statement of the fair market value (excluding any appreciation or depreciation in consequence of the Mergers) of the shares on February 3, 2012, the day before the first announcement of the terms of the Mergers. If you do not wish to pursue your dissenters’ rights, you will be entitled to receive the Merger Consideration set forth in the Merger Agreement in exchange for your shares of SureWest common stock. All of SureWest’s shareholders who desire to pursue their dissenters’ rights must follow the procedures to perfect such rights as described below.

     Should you wish to become a dissenting shareholder:

     1. you must continuously hold your shares from the record date for shareholders entitled to consent to the Mergers;

     2. you must not vote any of the shares you wish to qualify as dissenting shares in favor of the approval of the Merger Agreement, the Merger Certificate and the transactions contemplated thereby, including the First Merger;

     3. you must make a written demand of SureWest not later than 30 days after the date SureWest provides you with notice that the Mergers were approved (the “Approval Notice”). Please note that the 30-day time period begins on the date the Approval Notice was mailed, not on the date you receive it. In your written demand to SureWest, include the number of shares you are qualifying as dissenting shares and state the amount you believe to be the fair market value of those shares as of the day before the announcement of the Mergers. This statement of the fair market value of your shares will constitute an offer to sell your dissenting shares to SureWest at such price. You should send your written demand to Corporate Secretary at SureWest Communications, 8150 Industrial Avenue, Building A,

Roseville, California 95678. Even if you did not vote in favor of the approval of the Merger Agreement, the Merger Certificate and the transactions contemplated thereby, including the First Merger, or if you gave a proxy to someone directing a vote against approval of the Merger Agreement, the Merger Certificate and the transactions contemplated thereby, including the First Merger, you must still make the written demand to SureWest as described above in order to qualify your shares as dissenting shares;

     4. you must submit the certificates representing your dissenting shares to Corporate Secretary at SureWest Communications, 8150 Industrial Avenue, Building A, Roseville, California 95678. You must submit your certificates within the same 30-day time limit as for the written demand; and

     5. demands must be filed in accordance with the requirements of Chapter 13 with respect to at least five percent of the outstanding shares of SureWest’s common stock.

     If SureWest agrees that your shares have been validly qualified as dissenting shares, and you and SureWest agree upon the price of the shares, you will be entitled to the agreed upon price, plus any interest that may accrue at the legal rate on judgments from the date of such agreement.

     If SureWest does not agree that your shares were validly qualified as dissenting shares, or if you and SureWest fail to agree upon the fair market value of your shares, you may file a complaint with the California Superior Court within six months after the Approval Notice is mailed to you, requesting that the court determine the fair market value of the dissenting shares and/or whether your shares qualify as dissenting shares.

     If demands are received with respect to less than five percent of the outstanding shares of SureWest’s common stock, or if you fail to perfect your dissenters’ rights or effectively waive, withdraw or lose such rights, or if a court of competent jurisdiction determines that you are not entitled to relief under Chapter 13, your shares of common stock will thereupon be deemed to have been canceled and converted into the right to receive the Merger Consideration.

     You may submit a form of election even if you do not vote for the approval of the Merger Agreement, the Merger Certificates and the transactions contemplated thereby, including the First Merger. If your shares of common stock are deemed to have been canceled and converted in to the right to receive the Merger Consideration pursuant to the preceding paragraph, such form of election will be considered together with all other forms of election properly completed and submitted, subject to the proration procedures contained in the Merger Agreement and described under “The Mergers—SureWest Shareholders Making Cash and Stock Elections”.

     YOU SHOULD BE AWARE THAT IF YOU SEEK TO EXERCISE DISSENTERS’ RIGHTS, THE FAIR MARKET VALUE OF YOUR SHARES, AS FINALLY DETERMINED UNDER CALIFORNIA LAW, COULD BE MORE THAN, THE SAME AS, OR LESS THAN THE AMOUNT OF THE MERGER CONSIDERATION THAT YOU WOULD RECEIVE PURSUANT TO THE MERGER AGREEMENT. IF THE FAIR MARKET VALUE AS FINALLY DETERMINED EXCEEDS THE MERGER CONSIDERATION THAT WAS OFFERED BY SUREWEST COMMUNICATIONS, THE COSTS AND EXPENSES OF THE APPRAISAL PROCEEDING WILL BE ASSESSED AGAINST SUREWEST COMMUNICATIONS. OTHERWISE, THE COSTS MAY BE APPORTIONED AT THE DISCRETION OF THE COURT.

     IN VIEW OF THE COMPLEXITY OF THE PROVISIONS OF CALIFORNIA LAW RELATING TO DISSENTERS’ RIGHTS, ALL SUREWEST COMMUNICATIONS SHAREHOLDERS THAT WISH TO EXERCISE DISSENTERS’ RIGHTS OR THAT WISH TO PRESERVE THEIR RIGHT TO DO SO SHOULD CAREFULLY REVIEW CHAPTER 13 OF THE CALIFORNIA CORPORATIONS CODE, BECAUSE FAILURE TO COMPLY WITH THE PROCEDURES SET FORTH THEREIN WILL RESULT IN THE LOSS OF SUCH RIGHTS. THOSE WISHING TO DISSENT SHOULD CONSULT WITH THEIR OWN LEGAL COUNSEL IN CONNECTION WITH COMPLIANCE UNDER CHAPTER 13.

THE SUREWEST SPECIAL MEETING

Date, Time and Place

     The SureWest special meeting will be held at 10:00 a.m., Pacific time on June 12, 2012, at SureWest’s offices at 8150 Industrial Avenue, Building A, Roseville, California 95678.

Purpose of the SureWest Special Meeting

     At the special meeting, SureWest shareholders will be asked to:

  approve the Merger Agreement, the Merger Certificate and the transactions contemplated thereby, including the First Merger;

  approve, by an advisory vote, the change in control severance payments to SureWest’s named executive officers; and

  approve the adjournment or postponement of the special meeting, if necessary or appropriate, for, among other reasons, the solicitation of additional proxies in the event that there are not sufficient votes at the time of the special meeting to approve the Merger Agreement.

     SureWest does not expect that any matter other than the proposals listed above will be brought before the special meeting. If, however, other matters are properly brought before the special meeting, or any adjournment or postponement of the special meeting, the persons named as proxies will vote in accordance with their judgment.

SureWest Board Recommendation

     The board, by unanimous vote, has determined that it is in the best interests of SureWest and its shareholders to consummate the Mergers contemplated by the Merger Agreement, and unanimously recommends that shareholders vote “FOR” the proposal to approve the Merger Agreement, the Merger Certificate and the transactions contemplated thereby, including the First Merger, “FOR” the proposal to approve, by an advisory vote, the change in control severance payments to SureWest’s named executive officers and “FOR” the proposal to adjourn or postpone the special meeting, if necessary or appropriate, to, among other reasons, solicit additional proxies.

Who Can Vote at the SureWest Special Meeting

     Only holders of record of SureWest common stock, as of the close of business on April 23, 2012, which is the record date for the special meeting, are entitled to receive notice of and to vote at the special meeting. If you own shares that are registered in the name of someone else, such as a broker, you need to direct that person to vote those shares or obtain an authorization from them and vote the shares yourself at the meeting. On the record date, there were 14,330,035 shares of SureWest common stock outstanding.

Vote Required; Quorum

     The approval of the Merger Agreement, the Merger Certificate and the transactions contemplated thereby, including the First Merger, requires SureWest to obtain the SureWest shareholder approval. The SureWest shareholder approval requires the affirmative vote of the holders of a majority of the outstanding shares of SureWest’s common stock. Because the required votes of SureWest’s shareholders are based upon the number of outstanding shares of common stock and not based on the number of outstanding shares represented in person or by proxy at the special meeting, failure to submit a proxy or to vote in person will have the same effect as a vote AGAINST approval of the Merger Agreement, the Merger Certificate and the transactions contemplated thereby, including the First Merger. A vote to abstain will have the same effect.

     The affirmative vote of a majority of the votes cast at the special meeting and entitled to vote thereon will be required to approve, by an advisory vote, the change in control severance payments. Because the vote is advisory in nature only, it will not be binding on SureWest, and failure to receive the vote required for approval will not in itself change SureWest’s obligations to make the change in control severance payments. Abstentions or broker non-votes will have no effect on this proposal.

     The affirmative vote of a majority of the votes cast at the special meeting and entitled to vote thereon will be required to approve the adjournment or postponement of the special meeting, if necessary or appropriate, for, among other reasons, the solicitation of additional proxies. Abstentions or broker non-votes will have no effect on this proposal.

     If your shares of common stock are held in “street name” by your broker, you should instruct your broker how to vote your shares using the instructions provided by your broker. Under applicable regulations, brokers who hold shares in “street name” for customers may not exercise their voting discretion with respect to non-routine matters such as the approval of the Merger Agreement. As a result, if you do not instruct your broker to vote your shares of common stock, your shares will not be voted on and will have the same effect as a vote AGAINST the proposal to approve the Merger Agreement, the Merger Certificate and the transactions contemplated thereby, including the First Merger, and will have no effect on the proposals to approve, by an advisory vote, of the change in control severance payments and to adjourn or postpone the special meeting, if necessary or appropriate, to, among other reasons, solicit additional proxies.

     For purposes of transacting business at the special meeting, a majority of the outstanding shares of common stock entitled to vote being present in person or represented by proxy, will constitute a quorum.

Shares Owned by SureWest Directors and Executive Officers

     At the close of business on the record date, directors and executive officers of SureWest beneficially owned and were entitled to vote, in the aggregate, 861,384 shares of SureWest common stock, which represented approximately 6.01% of the shares of SureWest common stock outstanding on that date. The directors and executive officers of SureWest have informed SureWest that they intend to vote all of their shares of SureWest common stock “FOR” the Merger Agreement, the Merger Certificate and the transactions contemplated thereby, including the First Merger.

Voting by Proxy

     This joint proxy statement/prospectus is being sent to you on behalf of the SureWest board for the purpose of requesting that you allow your shares of SureWest common stock to be represented at the special meeting by the persons named in the enclosed proxy card. All shares of SureWest common stock represented at the meeting by properly executed proxy cards or by proxies submitted over the telephone or over the Internet will be voted in accordance with the instructions indicated on those proxies. If you sign and return a proxy card without giving voting instructions, your shares will be voted as recommended by the SureWest board. The SureWest board recommends a vote “FOR” approval of the Merger Agreement, the Merger Certificate and the transactions contemplated thereby, including the First Merger, “FOR” the proposal to approve, by an advisory vote, the change in control severance payments and “FOR” the proposal to adjourn or postpone the special meeting, if necessary or appropriate, to, among other reasons, solicit additional proxies.

     If you are a SureWest shareholder of record after carefully reading and considering the information contained in this joint proxy statement/prospectus you may vote by any of the following methods:

  Internet. Electronically through the Internet by accessing www.voteproxy.com. To vote through the Internet, you should sign on to this website and follow the procedures described at the website. Internet voting is available 24 hours a day, and the procedures are designed to authenticate votes cast by using a control number located on your proxy card. These procedures allow you to give a proxy to vote your shares and to confirm that your instructions have been properly recorded. If you vote through the Internet, you should not return your proxy card. If you vote through the Internet, your proxy will be voted as you direct on the website.

  Mail. By returning your proxy through the mail. If you complete and properly sign the accompanying proxy card and return it to SureWest, it will be voted as you direct on the proxy card. You should follow the instructions set forth on the proxy card, being sure to complete it, to sign it and to mail it in the enclosed postage-paid envelope.

  Telephone. By calling 1-800-PROXIES (1-800-776-9437). This toll free number is also included on the proxy card. Telephone voting is available 24 hours a day, and the procedures are designed to authenticate votes cast by using a control number located on your proxy card. These procedures allow you to give a proxy to vote your shares and to confirm that your instructions have been properly recorded. If you vote by telephone, you should not return your proxy card.

  In Person. In person at the meeting.

     SureWest recommends that you vote in advance even if you plan to attend the meeting so that SureWest will know as soon as possible that enough votes will be present for SureWest to hold the meeting. If you are a shareholder of record and attend the meeting, you may vote at the meeting or deliver your completed proxy card in person. If you properly return or submit your proxy but do not indicate how you wish to vote, SureWest (or the KSOP trustee) will count your proxy as a vote “FOR” the approval of the Merger Agreement, the Merger Certificate and the transactions contemplated thereby, including the First Merger, “FOR” the approval, by advisory vote, of the change in control severance payments and “FOR” the proposal to adjourn or postpone the special meeting, if necessary or appropriate, to, among other reasons, solicit additional proxies.

     If your shares are held in “street name,” please refer to the information forwarded to you by your bank, broker or other holder of record to see what you must do in order to vote your shares, including whether you may be able to vote electronically through your bank, broker or other record holder. If so, instructions regarding electronic voting will be provided by the bank, broker or other holder of record to you as part of the package that includes this joint proxy statement/prospectus. If you are a “street name” stockholder and you wish to vote in person at the meeting, you will need to obtain a proxy from the institution that holds your shares and present it to the inspector of elections with your ballot when you vote at the annual meeting.

     You may revoke your proxy at any time before the vote is taken at the special meeting. To revoke your proxy, you must either advise SureWest’s secretary in writing, deliver a proxy dated after the date of the proxy you wish to revoke, or attend the special meeting and vote your shares in person. Attendance at the special meeting will not by itself constitute revocation of a proxy. If you have instructed your broker to vote your shares, you must follow the directions provided by your broker to change those instructions.

SureWest KSOP Participants

     If you hold any shares in the SureWest KSOP, your completed proxy card or telephonic or Internet Proxy vote will serve as voting instructions to the plan Trustee. However, your voting instructions must be received by the date prescribed by the plan Trustee in order to count. In accordance with the terms of the plan, the Trustee will vote all of the shares held in the plan in proportion to the actual Proxy votes timely submitted by plan participants. Voting by KSOP participants will close at 11:59 p.m. Eastern time on June 7, 2012. The Trustee will then vote all shares of common stock held in the KSOP by the established deadline.

Solicitation of Proxies

     The solicitation of proxies from SureWest shareholders is made on behalf of the SureWest board. SureWest and Consolidated will generally equally share the costs and expenses of printing, filing, assembling and mailing this joint proxy statement/prospectus and all fees paid to the SEC. In addition to soliciting proxies by mail, directors, officers and employees of SureWest may solicit proxies personally and by telephone, e-mail or otherwise. None of these persons will receive additional or special compensation for soliciting proxies. SureWest will, upon request, reimburse brokers, banks and other nominees for their expenses in sending proxy materials to their customers who are beneficial owners of SureWest common stock and obtaining their voting instructions.

     SureWest has engaged the firm of Okapi Partners to assist in the solicitation of proxies for the special meeting and will pay Okapi Partners a fee of approximately $12,500, plus reimbursement of out-of-pocket expenses. The address of Okapi Partners is 437 Madison Avenue 28th Floor, New York, New York 10022. If you need assistance in completing your proxy card or have questions regarding the special meeting, please contact Okapi Partners at (877) 796-5274 (toll-free) or (212) 297-0720 collect or at info@okapipartners.com.

SUREWEST PROPOSAL NO. 1: APPROVAL OF THE MERGER AGREEMENT, THE MERGER CERTIFICATE AND THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE FIRST MERGER

     For a detailed discussion of the terms and conditions of the Mergers, see “The Merger Agreement” beginning on page 89. As discussed in “The Mergers—SureWest’s Reasons for the Mergers and Recommendation of the SureWest Board of Directors” beginning on page 51, the SureWest board determined that the Mergers, the Merger Agreement and the transactions contemplated by the Merger Agreement are advisable and fair to, and in the best interests of, SureWest and its shareholders, and approved the Merger Agreement, the Merger Certificate and the transactions contemplated thereby, including the First Merger.

     SureWest is asking its shareholders to approve the Merger Agreement, the Merger Certificate and the transactions contemplated thereby, including the First Merger. The approval of the proposed Mergers is required for completion of the Mergers.

The SureWest board of directors unanimously recommends a vote “FOR” the approval of the Merger Agreement, the Merger Certificate and the transactions contemplated thereby, including the First Merger (SureWest Proposal No. 1).

SUREWEST PROPOSAL NO. 2: APPROVAL, BY AN ADVISORY VOTE, OF THE CHANGE IN CONTROL SEVERANCE PAYMENTS

     For a detailed discussion of the agreements and understandings of SureWest and its named executed officers concerning compensation that is based on or otherwise relates to the Mergers, and the aggregate total of all such compensation that may be paid or become payable to or on behalf of such executive officers, see “The Mergers—Interests of SureWest Directors and Executive Officers in the Mergers” beginning on page 176.

     SureWest is asking its shareholders to approve, by an advisory vote, the change in control severance payments to its named executive officers as described above.

The SureWest board of directors unanimously recommends a vote “FOR” the approval, by an advisory vote, of the change in control severance payments to SureWest’s named executive officers (SureWest Proposal No. 2).

SUREWEST PROPOSAL NO. 3: APPROVAL OF THE ADJOURNMENT OR POSTPONEMENT OF THE SUREWEST
SPECIAL MEETING, IF NECESSARY OR APPROPRIATE

     SureWest is asking its shareholders to approve the adjournment or postponement of the special meeting, if necessary or appropriate, for, among other reasons, the solicitation of additional proxies in the event that there are not sufficient votes at the time of the special meeting to approve the Merger Agreement, the Merger Certificate and the transactions contemplated thereby, including the First Merger.

The SureWest board of directors unanimously recommends a vote “FOR” this proposal (SureWest Proposal No. 3) to adjourn or postpone the SureWest special meeting, if necessary or appropriate.

THE CONSOLIDATED ANNUAL MEETING

Date, Time and Place

     The annual meeting of stockholders of Consolidated will be held on June 12, 2012 at 9:00 a.m., Central time, at Consolidated’s corporate headquarters, 121 South 17th Street, Mattoon, Illinois 61938.

Purpose of the Consolidated Annual Meeting

     The annual meeting will be held for the purpose of considering and acting upon the following matters:

  the approval of the issuance of Consolidated common stock to SureWest shareholders in the First Merger contemplated by the Merger Agreement (Consolidated Proposal No. 1);

  the election of Richard A. Lumpkin as Class I director, to serve for a term of three years, in accordance with Consolidated’s amended and restated certificate of incorporation and amended and restated bylaws (Consolidated Proposal No. 2);

  the ratification of the appointment of Ernst & Young LLP as Consolidated’s independent registered public accounting firm for the fiscal year ending December 31, 2012 (Consolidated Proposal No. 3);

  the proposal to adjourn or postpone the Consolidated annual meeting, if necessary or appropriate, for, among other reasons, the solicitation of additional proxies (Consolidated Proposal No. 4); and

  any other business properly coming before the annual meeting and any adjournment or postponement thereof.

Record Date; Shares Entitled to Vote; Required Vote; Quorum

     The board of directors of Consolidated has fixed the close of business on April 23, 2012 as the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting.

     Only stockholders of record at the close of business on the record date, April 23, 2012, are entitled to receive notice of the annual meeting and to vote the shares of common stock that they held on that date at the meeting, or any adjournment or postponement of the meeting.

     Each outstanding share of Consolidated’s common stock entitles its holder to cast one vote on each matter to be voted upon at the annual meeting. The vote required for the approval of the issuance of Consolidated common stock to SureWest shareholders in the First Merger contemplated by the Merger Agreement, the ratification of the appointment of Consolidated’s independent registered public accounting firm and the approval of any other proposal not presently anticipated that may properly come before the annual meeting or any adjournment or postponement of the meeting, is the approval of a majority of the votes present, in person or by proxy, and entitled to vote on the matter. Directors are elected by a plurality vote. Accordingly, the director nominee who receives the greatest number of votes cast will be elected.

     A quorum of stockholders is necessary to hold the annual meeting. The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date will constitute a quorum. As of April 23, 2012, the record date, 29,951,282 shares of Consolidated’s common stock were outstanding. Proxies received but marked as withheld, abstentions or broker non-votes will be included in the calculation of the number of shares considered present at the meeting for purposes of establishing a quorum. In the event that a quorum is not present at the annual meeting, Consolidated expects that the annual meeting will be adjourned or postponed to solicit additional proxies.

     If a stockholder abstains from voting on Consolidated Proposal No. 1, Consolidated Proposal No. 3 or Consolidated Proposal No. 4, it will have the same effect as a vote “AGAINST” that proposal. With respect to Consolidated Proposal No. 2, abstentions will have no effect. Broker non-votes and shares as to which proxy authority has been withheld with respect to any matter are not entitled to vote for purposes of determining whether stockholder approval for that matter has been obtained and, therefore, will have no effect on the outcome of the vote on any such matter. A broker “non-vote” occurs on a proposal when shares held of record by a broker are present or represented at the meeting but the broker is not permitted to vote on that proposal without instruction from the beneficial owner of the shares and no instruction has been given.

Shares Owned by Consolidated Directors and Executive Officers

     At the close of business on the record date, directors and executive officers of Consolidated beneficially owned and were entitled to vote, in the aggregate, 2,519,149 shares of Consolidated common stock, which represented approximately 8.4% of the shares of Consolidated common stock outstanding on that date. The directors and executive officers of Consolidated have informed Consolidated that they intend to vote all of their shares of Consolidated common stock:

  “FOR” the approval of the issuance of Consolidated common stock to SureWest shareholders in the First Merger contemplated by the Merger Agreement;

  “FOR” the election of Richard A. Lumpkin as Class I director; and

  “FOR” the ratification of the appointment of Ernst & Young LLP as Consolidated’s independent registered public accounting firm for the fiscal year ending December 31, 2012.

  “FOR” the proposal to adjourn or postpone the annual meeting, if necessary or appropriate, to, among other reasons, solicit additional proxies.

Voting of Proxies

     This joint proxy statement/prospectus is being sent to Consolidated stockholders on behalf of the board of directors of Consolidated for the purpose of requesting that you allow your shares of Consolidated common stock to be represented by the persons named in the enclosed proxy card. If you are a stockholder of record, you may vote by any of the following methods:

  Internet. Electronically through the Internet by accessing Consolidated’s materials using the information on your proxy card. To vote through the Internet, you should sign on to this website and follow the procedures described at the website. Internet voting is available 24 hours a day, and the procedures are designed to authenticate votes cast by using a personal identification number located on your proxy card. These procedures allow you to give a proxy to vote your shares and to confirm that your instructions have been properly recorded. If you vote through the Internet, you should not return your proxy card. If you vote through the Internet, your proxy will be voted as you direct on the website.

  Mail. By returning your proxy through the mail. If you complete and properly sign the accompanying proxy card and return it to Consolidated, it will be voted as you direct on the proxy card. You should follow the instructions set forth on the proxy card, being sure to complete it, to sign it and to mail it in the enclosed postage-paid envelope.

  Telephone. By calling 1-800-652-VOTE (1-800-652-8683). This toll free number is also included on the proxy card. Telephone voting is available 24 hours a day, and the procedures are designed to authenticate votes cast by using a personal identification number located on your proxy card. These procedures allow you to give a proxy to vote your shares and to confirm that your instructions have been properly recorded. If you vote by telephone, you should not return your proxy card.

  In Person. In person at the meeting.

     Consolidated recommends that you vote in advance even if you plan to attend the meeting so that Consolidated will know as soon as possible that enough votes will be present for Consolidated to hold the meeting. If you are a stockholder of record and attend the meeting, you may vote at the meeting or deliver your completed proxy card in person.

     If your shares are held in “street name,” please refer to the information forwarded to you by your bank, broker or other holder of record to see what you must do in order to vote your shares, including whether you may be able to vote electronically through your bank, broker or other record holder. If so, instructions regarding electronic voting will be provided by the bank, broker or other holder of record to you as part of the package that includes this joint proxy statement/prospectus. If you are a “street name” stockholder and you wish to vote in person at the meeting, you will need to obtain a proxy from the institution that holds your shares and present it to the inspector of elections with your ballot when you vote at the annual meeting.

     Stockholders should specify their choice for each matter on the enclosed proxy. If no specific instructions are given, proxies that are signed and returned will be voted:

  “FOR” the approval of the issuance of Consolidated common stock to SureWest shareholders in the First Merger contemplated by the Merger Agreement;

  “FOR” the election of Richard A. Lumpkin as Class I director;

  “FOR” the ratification of the appointment of Ernst & Young LLP as Consolidated’s independent registered public accounting firm for the fiscal year ending December 31, 2012; and

  “FOR” the proposal to adjourn or postpone the annual meeting, if necessary or appropriate, to, among other reasons, solicit additional proxies.

     Other than the four proposals described in this joint proxy statement/prospectus, Consolidated is not aware of any other business to be acted upon at the annual meeting. If you grant a proxy, the persons named as proxy holders on the enclosed proxy card will vote your shares on any additional matters properly presented for a vote at the meeting as recommended by the board or, if no recommendation is given, in their own discretion.

     Pursuant to the provisions of Rule 14a-4(c) under the Exchange Act, with respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the board of directors or, if no recommendation is given, in their own discretion.

Changing Your Vote

     Even after you have submitted your proxy, you may change your vote at any time before the proxy is voted by:

  delivering to Consolidated’s Secretary at the address on the first page of this joint proxy statement/prospectus a written notice of revocation of your proxy by mail, by telephone or through the Internet;

  delivering a duly executed proxy bearing a later date; or

  voting in person at the annual meeting.

     If your shares are held in “street name,” you may vote in person at the annual meeting if you obtain a proxy as described in the answer to the previous question.

Solicitation of Proxies

     This joint proxy statement/prospectus is also the document used by Consolidated’s board to solicit proxies to be used at the 2012 annual meeting. Proxies are solicited by Consolidated’s board to give all stockholders of record an opportunity to vote on the matters to be presented at the annual meeting, even if the stockholders cannot attend the meeting. The board has designated Steven J. Shirar and Matthew K. Smith as proxies, who will vote the shares represented by proxies at the annual meeting in the manner indicated by the proxies.

     The Company has retained Morrow & Co., LLC, 470 West Ave., Stamford, CT 06902 to aid in the solicitation of proxies and to verify certain records related to the solicitation. The Company will pay Morrow & Co., LLC a fee of $8,500 as compensation for its services and will reimburse it for its reasonable out-of-pocket expenses. Such solicitations may be made by mail, telephone, facsimile, e-mail, the Internet or personal interviews.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF CONSOLIDATED

     The following table sets forth certain information that has been provided to us with respect to the beneficial ownership of shares of our common stock for (i) each stockholder who is known by us to own beneficially more than 5.0% of the outstanding shares of our common stock, (ii) each of our directors, (iii) each of our executive officers named in the Summary Compensation Table on page 166, and (iv) all of our directors and executive officers as a group. Unless otherwise indicated, each stockholder shown on the table has sole voting and investment power with respect to all shares shown as beneficially owned by that stockholder. Unless otherwise indicated this information is current as of March 5, 2012, and the address of all individuals listed in the table is as follows: Consolidated Communications Holdings, Inc., 121 South 17th Street, Mattoon, Illinois 61938-3987.

	Aggregate Number of
	Shares Beneficially	Percentage of
Name of Beneficial Owner	Owned	Shares Outstanding
Central Illinois Telephone, LLC(1)	1,987,922	6.7%
BlackRock, Inc.(2)	1,825,353	6.1%
Richard A. Lumpkin(3)	1,987,922	6.7%
The Vanguard Group, Inc.(4)	1,722,359	5.8%
Robert J. Currey(5)	211,853	*
Steven J. Shirar	81,408	*
Steven L. Childers	84,450	*
Christopher A. Young	46,750	*
C. Robert Udell, Jr.	61,219	*
Maribeth S. Rahe	26,490	*
Roger H. Moore	19,057	*
All directors and executive officers as a group (8 persons)	2,519,149	8.4%

*	Less than 1.0% ownership.

1.	The equity interests in Central Illinois Telephone, LLC (“Central Illinois Telephone”) are owned by SKL Investment Group, LLC, a Delaware limited liability company (“SKL Investment Group”). Richard A. Lumpkin and members of his family own all of the equity interests in SKL Investment Group. Mr. Lumpkin is the sole manager of the SKL Investment Group fund that owns Central Illinois Telephone and he has the sole power to direct the voting and disposition of its investments. Mr. Lumpkin is also the sole manager of Central Illinois Telephone and has the sole investment and voting power with respect to the shares of common stock held by Central Illinois Telephone. As a result of the above, Mr. Lumpkin may be deemed to have beneficial ownership of the shares owned by Central Illinois Telephone. He disclaims this beneficial ownership except to the extent of his pecuniary interest in those securities. The address of Central Illinois Telephone and Mr. Lumpkin is P.O. Box 1234, Mattoon, Illinois 61938.

2.	Beneficial and percentage ownership information is based on information contained in a Schedule 13G/A filed with the SEC on February 13, 2012 by BlackRock, Inc. The address of BlackRock, Inc. is 40 East 52nd Street, New York, New York 10022.

3.	Includes shares owned by Central Illinois Telephone (see note (a) above) and 3,500 shares owned by Mr. Lumpkin’s wife.

4.	Beneficial and percentage ownership information is based on information contained in a Schedule 13G filed with the SEC on February 8, 2012 by The Vanguard Group, Inc. The address of The Vanguard Group, Inc. is Vanguard Blvd., Malvern, Pennsylvania 19355.

5.	Includes 123,573 shares held by the Robert J. Currey Revocable Trust, and 88,280 shares directly owned by Mr. Currey.

CONSOLIDATED PROPOSAL NO. 1: APPROVAL OF THE ISSUANCE OF CONSOLIDATED COMMON STOCK IN CONNECTION WITH THE FIRST MERGER

     The issuance of Consolidated common stock to SureWest shareholders pursuant to the Merger Agreement and the First Merger is subject to approval by Consolidated’s stockholders as required by applicable rules of The NASDAQ Stock Market. If the issuance of Consolidated common stock in connection with the First Merger is approved by Consolidated’s stockholders and the conditions to completing the Mergers as set forth in the Merger Agreement are satisfied or waived, each issued and outstanding share of SureWest common stock will be converted into the right to receive either $23.00 in cash or shares of Consolidated common stock having an equivalent value based on average trading prices for the 20-day period ending two days before the closing date of the First Merger, subject to a collar so that there will be a maximum exchange ratio of 1.40565 shares of Consolidated common stock for each share of SureWest common stock and a minimum of 1.03896 shares of Consolidated common stock for each share of SureWest common stock. Overall elections are subject to proration so that 50% of the SureWest shares will be exchanged for cash and 50% for stock (treating equity award shares as outstanding). In order to preserve the tax-free nature of the transaction, the Merger Agreement also provides for a general consideration adjustment in certain circumstances, as further described under “The Mergers — SureWest Shareholders Making Cash and Stock Elections — General Consideration Adjustment” on page 81. For a detailed discussion of the terms and conditions of the Mergers, see “The Mergers” beginning on page 43.

     Under the NASDAQ Listing Rules, a company listed on The NASDAQ Stock Market is required to obtain stockholder approval for an acquisition of stock of another company if the present or potential issuance of common stock, other than a public offering for cash, may equal or exceed 20% of the voting power or the total shares outstanding on a pre-transaction basis. If the Mergers are completed, Consolidated will issue a maximum of 10,417,450 million shares of Consolidated common stock in connection with the Mergers. On an as converted basis, the aggregate number of shares of Consolidated common stock to be issued in the First Merger will exceed 20% of the shares of Consolidated common stock outstanding before such issuance and for this reason Consolidated must obtain the approval of Consolidated stockholders for the issuance of shares of Consolidated common stock to SureWest shareholders pursuant to the Merger Agreement and the First Merger. Consolidated is asking its stockholders to approve the issuance of Consolidated common stock pursuant to the Merger Agreement and the First Merger. The issuance of Consolidated common stock to SureWest shareholders is necessary to effect the First Merger, and the approval of the share issuance proposal is required for the completion of the First Merger.

Board Recommendation and Stockholder Vote Required

     The board of directors recommends a vote “FOR” the issuance of Consolidated common stock to SureWest shareholders pursuant to the Merger Agreement and the First Merger (Consolidated Proposal No. 1 on the accompanying proxy card). The affirmative vote of a majority of the votes cast at the meeting at which a quorum is present is required for the approval of the issuance of Consolidated common stock to SureWest shareholders pursuant to the Merger Agreement and the First Merger.

CONSOLIDATED PROPOSAL NO. 2: ELECTION OF RICHARD A. LUMPKIN AS DIRECTOR

     Our amended and restated certificate of incorporation provides for the classification of our board of directors into three classes of directors, designated Class I, Class II and Class III, as nearly equal in size as is practicable, serving staggered three-year terms. One class of directors is elected each year to hold office for a three-year term or until successors of such directors are duly elected and qualified. The corporate governance committee has recommended, and the board of directors also recommends, that the stockholders elect Mr. Lumpkin, the nominee designated below as the Class I director, at this year’s annual meeting to serve for a term of three years expiring in 2015 or until his successor is duly elected and qualified. The nominee for election to the position of Class I director, and certain information with respect to his background and the backgrounds of non-nominee directors, are set forth below.

     It is the intention of the persons named in the accompanying proxy card, unless otherwise instructed, to vote to elect the nominee named herein as the Class I director. The nominee named herein presently serves on our board of directors, and has consented to serve as a director if elected at this year’s annual meeting. In the event that the nominee named herein is unable to serve as a director, discretionary authority is reserved to the board to vote for a substitute. The board has no reason to believe that the nominee named herein will be unable to serve if elected.

     On February 29, 2012, Jack W. Blumenstein, an independent director of the Company, the Chairperson of the Company’s Audit Committee and a member of the Consolidated’s Corporate Governance Committee and Compensation Committee, passed away. Mr. Blumenstein had served as a director since July 2005. See “The Mergers—Board of Directors of Consolidated after Completion of the Mergers” for further information.

Nominee standing for election to the board

Name	Age	Current Position With Consolidated
Richard A. Lumpkin
(Class I Director - term expiring in 2015)	77	Chairman of the Board and Director

Directors continuing to serve on the board

Name	Age	Current Position With Consolidated
Roger H. Moore
(Class II Director — term expiring in 2013)	70	Director
Robert J. Currey
(Class III Director – term expiring in 2014)	66	President, Chief Executive Officer and Director
Maribeth S. Rahe
(Class III Director — term expiring in 2014)	63	Director

     Set forth below is information with respect to the nominee to the board and each continuing director regarding their experience. After the caption “Board Contributions,” we describe some of the specific experience, qualifications, attributes or skills that led to the conclusion that the person should serve as a director for the Company.

Business experience of nominee to the board

     Richard A. Lumpkin is our Chairman of the board and a director. Mr. Lumpkin has served in this position and as a director with us and our predecessor since 2002. From 1997 to 2002, Mr. Lumpkin served as Vice Chairman of McLeodUSA, which acquired our predecessor in 1997. From 1963 to 1997, Mr. Lumpkin served in various positions at our predecessor, including Chairman, Chief Executive Officer, President and Treasurer. Mr. Lumpkin is currently a director of Agracel, Inc., a real estate investment company and is Treasurer and formerly a Trustee of The Lumpkin Family Foundation. Mr. Lumpkin is also a former director, former President and former Treasurer of the USTelecom Association, a former president of the Illinois Telecommunications Association, a former director of First Mid-Illinois Bancshares, Inc. (“First Mid-Illinois”), a financial services holding company and a former director of Ameren Corp., a public utility holding company. Mr. Lumpkin has also served on the University Council Committee on Information Technology for Yale University.

     Mr. Lumpkin was employed by McLeodUSA during 2002. In January 2002, in order to complete a recapitalization, McLeodUSA filed a pre-negotiated plan of reorganization through a Chapter 11 bankruptcy petition in the United States Bankruptcy Court for the District of Delaware. In April 2002, McLeodUSA’s plan of reorganization became effective and McLeodUSA emerged from Chapter 11 protection. Mr. Lumpkin resigned from McLeodUSA in April 2002.

     Board Contributions: Mr. Lumpkin is a long-time telecommunications industry veteran, has long experience in the executive leadership of the Company and its predecessor and is a significant stockholder in the Company. He is well known and respected by other industry participants and enjoys access to, and a long-standing relationship with, the senior executives, ownership, and board members of many public and private telecommunications companies with whom the Company considers its relationships to be important. By virtue of his significant ownership, Mr. Lumpkin represents a strong voice for stockholders in the board’s deliberations.

Business experience of continuing directors

     Roger H. Moore has served as a director since July 2005. Mr. Moore was President and Chief Executive Officer of Illuminet Holdings, Inc., a provider of network, database and billing services to the communications industry, from October 1998 to December 2001, a member of its board of directors from July 1998 to December 2001, and its President and Chief Executive Officer from January 1996 to August 1998. In December of 2001, Illuminet was acquired by VeriSign, Inc. and Mr. Moore retired at that time. In September 1998 and October 1998, he served as President, Chief Executive Officer and a member of the board of directors of VINA Technologies, Inc., a telecommunications equipment company. From June 2007 to November 2007 Mr. Moore served as interim President and CEO of Arbinet. From December 2007 to May 2009, Mr. Moore served as a consultant to VeriSign Corporation. Mr. Moore also presently serves as a director of VeriSign, Inc. and Western Digital Corporation.

     Board Contributions: Mr. Moore is a seasoned telecommunications executive with deep background in the industry and very strong technical aptitude. He has a strong entrepreneurial bent and is a knowledgeable analyst of the evolution of telecommunications and the impact of new technologies on our business. He brings perspective from service on other boards. He also qualifies as an “audit committee financial expert” under SEC guidelines.

     Robert J. Currey serves as our President, Chief Executive Officer and a director. Mr. Currey has served as one of the Company’s directors and as a director of our predecessors since 2002 and as our President and Chief Executive Officer since 2002. From 2000 to 2002, Mr. Currey served as Vice Chairman of RCN Corporation, a competitive telephone company providing telephony, cable and Internet services in high-density markets nationwide. From 1998 to 2000, Mr. Currey served as President and Chief Executive Officer of 21st Century Telecom Group. From 1997 to 1998, Mr. Currey served as Director and Group President of Telecommunications Services of McLeodUSA, which acquired our predecessor in 1997. Mr. Currey joined our predecessor in 1990 and served as President through its acquisition in 1997. Mr. Currey is also a director of The Management Network Group, Inc. (a professional services company), the USTelecom Association and the Illinois Business RoundTable.

     Mr. Currey was employed by RCN Corporation from 2000 to 2002. In May 2004, RCN filed a plan of reorganization through a Chapter 11 bankruptcy petition on a voluntary basis.

     Board Contributions: Mr. Currey is a long-time industry veteran and has significant experience leading other companies in the telecommunications and media sector. He is well known throughout the telecommunications industry and is respected as an opinion leader especially among the mid-sized telecom carriers. Because of his experience and his role as Chief Executive Officer, Mr. Currey also has substantial institutional knowledge regarding the Company, including its operations and strategies.

     Maribeth S. Rahe has served as a director since July 2005. Ms. Rahe has served as President and Chief Executive Officer of Fort Washington Investment Advisors, Inc. since November 2003. Ms. Rahe is currently a member of the board of directors of First Financial Bancorp and First Financial Bank. From January 2001 to October 2002, Ms. Rahe was President and a member of the board of directors of U.S. Trust Company of New York, and from June 1997 to January 2001, was its Vice Chairman and a member of the board of directors.

     Board Contributions: Ms. Rahe has deep background as a senior executive in the banking industry and is well attuned to developments in the capital markets and their potential impact on the Company. She provides a strong risk-management perspective and oversees the Board’s succession planning efforts. She also qualifies as an “audit committee financial expert” under SEC guidelines.

Board recommendation and stockholder vote required

     The board of directors recommends a vote “FOR” the election of the nominee named above (Consolidated Proposal No. 2 on the accompanying proxy card). The affirmative vote of a plurality of the votes cast at the meeting at which a quorum is present is required for the election of the nominee named above.

CORPORATE GOVERNANCE AND BOARD COMMITTEES

Are a majority of the directors independent?

     Until the death of Mr. Blumenstein, as described below, a majority of the directors were independent. The corporate governance committee undertook its annual review of director independence and reviewed its findings with the board of directors. During this review, the board of directors considered relationships and transactions between each director or any member of his or her immediate family and Consolidated and its subsidiaries and affiliates, including those reported under “Certain Relationships and Related Transactions” below. The board of directors also examined relationships and transactions between directors or their affiliates and members of our senior management. The purpose of this review was to determine whether any such transactions or relationships compromised a director’s independence.

     As a result of this review, our board of directors affirmatively determined that Mr. Moore and Ms. Rahe are independent for purposes of both Rule 5605(a)(2) of NASDAQ’s Marketplace Rules and Rule 10A-3(b)(1) of the Exchange Act. During Mr. Blumenstein’s service on the Consolidated board of directors, the board of directors also determined that Mr. Blumenstein was independent for purposes of both Rule 5605(a)(2) of NASDAQ’s Marketplace Rules and Rule 10A-3(b)(1) of the Exchange Act.

     On March 1, 2012, Consolidated notified NASDAQ that Jack W. Blumenstein passed away on February 29, 2012. As a result of Mr. Blumenstein’s death, Consolidated’s board of directors is no longer comprised of a majority of independent directors and Consolidated’s Audit Committee is no longer comprised of at least three independent directors, as required for continued listing by NASDAQ Listing Rules 5605(b)(1) and 5605(c)(2)(A), respectively. On March 5, 2012, Consolidated received a deficiency letter from NASDAQ acknowledging the failure of Consolidated to continue to satisfy the aforementioned NASDAQ Listing Rules. In accordance with NASDAQ Listing Rules 5605(b)(1)(A) and 5605(c)(4)(A) and the NASDAQ deficiency letter, and given the date set for Consolidated’s annual meeting of stockholders, Consolidated has until August 28, 2012 to regain compliance with NASDAQ Listing Rules.

     Prior to the expiration of the applicable cure period, Consolidated’s board intends to replace Mr. Blumenstein with either (i) the individual to be designated by SureWest or (ii) another new director, or both. The director or directors so appointed would not only satisfy the independence requirements of the NASDAQ Listing Rules, but would have no material connection to Consolidated (that is, no material financial, personal, business, or other relationship that a reasonable person could conclude could potentially influence boardroom objectivity) prior to being appointed to Consolidated’s board of directors. Consolidated’s board would increase the size of the board as necessary to accommodate the addition or additions to the board.

How are directors compensated?

     The director compensation described below is based on a study conducted by the outside consultant engaged by the compensation committee in 2008 to complete a benchmark study. The outside consultant developed a peer group of 16 companies, which are similar in size and scope to the Company, and with whom we compete for investors. For more information regarding the consultant and our peer group, see “Compensation Discussion and Analysis — Executive Compensation Objectives.”

     Directors receive the following compensation: (1) $25,000 annual cash retainer; (2) $1,250 for board meetings attended in person and $750 for committee meetings attended in person, with meeting fees halved for each board or board committee meeting attended by means of telephone conference call; (3) $15,000 additional annual cash retainer for the chairperson of the audit committee; and (4) $10,000 additional annual cash retainer for the chairperson of each of the compensation committee and the corporate governance committee. We reimburse all non-employee directors for reasonable expenses incurred to attend board or board committee meetings. In addition, a restricted share award of 2,205 shares was made to each of the independent directors in March 2011 pursuant to the Amended and Restated Consolidated Communications Holdings, Inc. 2005 Long-Term Incentive Plan. This number of shares was determined by dividing $40,000 by the 20 day average closing price of the stock as of two trading days before the award date. One quarter of such shares vested on December 5, 2011, and one quarter of such shares will vest on each December 5th from 2012 through 2014. In March 2012, the Company modified its director compensation program, as follows: (1) the annual restricted share awards will be determined by using a value of $45,000, which is an increase from the previous $40,000 amount, as described above, and (2) all of the restricted shares will vest on the December 5th following the date of the award instead of the current vesting schedule described above.

     Mr. Lumpkin and Mr. Currey, a director who also serves as Chief Executive Officer, do not receive any additional compensation for their service on the board. Mr. Currey’s compensation is set forth in the Summary Compensation Table. Mr. Lumpkin is not a named executive officer.

     This table discloses all compensation provided to each non-employee director of the Company in 2011.

	Fees Earned	Stock
	or Paid	Awards	Total
Name	in Cash ($)	($)(1)	($)
Jack W. Blumenstein	$56,125	$43,175	$98,675
Roger H. Moore	$51,750	$43,175	$96,425
Maribeth S. Rahe	$50,750	$43,175	$96,425
____________________

1.	Stock Awards. The amounts in this column represent the grant date fair value of the restricted share award made on March 8, 2011, computed in accordance with Financial Accounting Standards Board Statement Accounting Standards Codification Topic 718. Also see Footnote 17 to the Consolidated Financial Statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 for an explanation of the assumptions made by the Company in the valuation of these awards. At December 31, 2011, Ms. Rahe had 24,124 restricted shares outstanding, and each of Mr. Blumenstein and Mr. Moore had 16,691 restricted shares outstanding.

How often did the board meet during 2011?

     The board met eight times during calendar 2011. Each director attended at least 75% of the board meetings and meetings of board committees on which they served. During 2011, the independent directors held four meetings at which only independent directors were present in connection with regularly scheduled meetings of the board or committees of the board.

What is the policy regarding director attendance at annual meetings?

     Absent special circumstances, each director is expected to attend the annual meeting of stockholders. All of the Company’s directors attended the 2011 annual meeting of stockholders.

What is the leadership structure of the board?

     The board currently separates the Chairman’s role from the Chief Executive Officer’s role. The merits of various structural features were discussed at the time of the Company’s initial public offering in 2005, and that discussion has been refreshed from time to time by the corporate governance committee in the context of its periodic review of succession planning. Accordingly, the board may, at any time, change the structure in the event that the board determines a different structure would be in the best interest of the Company under then-existing circumstances. In the event that the Chairman and Chief Executive Officer positions were to be held by the same person, the board would appoint a lead independent director. The particular attributes that our current Chairman, Richard A. Lumpkin, brings to the board — a profile and relationships in the industry developed over many years of industry experience, long experience with the Company and its predecessor and a substantial equity stake in the Company — make his service as Chairman particularly useful. At the same time, Mr. Currey, our President and Chief Executive Officer, is himself a long-time industry veteran. The separation of their roles, on the one hand, and their long-standing mutual respect and open working relationship, on the other, provides the board with a climate of informed and open dialogue, debate, and decisionmaking on topics important to the Company and its stockholders.

What committees has the board established?

     The board has standing audit, corporate governance and compensation committees. The membership of the standing committees was as of December 31, 2011, and currently is, as follows:

Corporate
	Audit	Governance	Compensation
Name	Committee	Committee	Committee
Roger H. Moore	*	*	Chairperson
Maribeth S. Rahe	Chairperson	Chairperson	*
____________________

*	indicates member

     Audit Committee. The audit committee consists of Mr. Moore, Ms. Rahe and, until his death on February 29, 2012, Mr. Blumenstein, who was chairperson of the audit committee. The board has determined that all members of the audit committee are independent for purposes of Rule 5605(a)(2) of NASDAQ’s Marketplace Rules and Rule 10A-3(b)(1) of the Exchange Act and that Mr. Blumenstein was independent for purposes of Rule 5605(a)(2) of NASDAQ’s Marketplace Rules and Rule 10A-3(b)(1) of the Exchange Act. Each of the audit committee members is financially literate as determined by our board in its business judgment. The board has also determined that in addition to being independent, each of Mr. Moore and Ms. Rahe is an “audit committee financial expert” as such term is defined under the applicable SEC rules.

     The audit committee met five times during 2011. The board has adopted an audit committee charter, which may be found by accessing the investor relations section of our website at http://ir.consolidated.com and clicking on the “Corporate Governance” link.

     The principal duties and responsibilities of the audit committee are to assist the board in its oversight of:

  the integrity of our financial statements and reporting process;

  our compliance with legal and regulatory matters;

  the independent auditor’s qualifications and independence;

  general oversight of risk management of the Company, including reviewing risks and exposures relating to financial reporting, particularly disclosure and SEC reporting, disclosure controls, internal control over financial reporting, accounting, internal and independent auditors, financial policies, and tax, investment, credit and liquidity matters; and the performance of our independent auditors.

     Our audit committee is also responsible for the following:

  conducting an annual performance evaluation of the audit committee;

  compensating, retaining, and overseeing the work of our independent auditors;

  establishing procedures for (a) receipt and treatment of complaints on accounting and other related matters and (b) submission of confidential employee concerns regarding questionable accounting or auditing matters;

  reviewing and overseeing all related party transactions required to be disclosed in our proxy statement pursuant to our Related Person Transactions Policy, which we describe beginning on page 173; and

  preparing reports to be included in our public filings with the SEC.

     The audit committee has the power to investigate any matter brought to its attention within the scope of its duties. It also has the authority to retain counsel and advisors to fulfill its responsibilities and duties. See the “Report of the Audit Committee of the Board of Directors” on page 150.

     Corporate Governance Committee. The corporate governance committee consists of Mr. Moore, Ms. Rahe, who serves as the Chairperson, and, until his death on February 29, 2012, Mr. Blumenstein. The board has determined that each of Ms. Rahe, Mr. Moore are independent for purposes of Rule 5605(a)(2) of NASDAQ’s Marketplace Rules and that Mr. Blumenstein was independent for purposes of Rule 5605(a)(2) of NASDAQ’s Marketplace Rules.

     The corporate governance committee met three times during 2011. The board has adopted a corporate governance committee charter, a copy of which may be found by accessing the investor relations section of our website at http://ir.consolidated.com and clicking on the “Corporate Governance” link.

     The principal duties and responsibilities of the corporate governance committee are as follows:

  to identify individuals qualified to become directors and to select, or recommend that the board select, director nominees;

  to develop and recommend to the board the content of our corporate governance principles, a copy of which may be found by accessing the investor relations section of our website at http://ir.consolidated.com and clicking on the “Corporate Governance” link;

  to review with management and, as the compensation committee deems useful, consultants or legal counsel, the areas of material risk to the corporation relating to (i) management continuity and succession planning, (ii) board and board committee selection, composition, evaluation, continuity and succession planning, (iii) directors’ and officers’ liability insurance, and (iv) other corporate governance matters; and

  to oversee the evaluation of our board and management team.

     In evaluating candidates for directorships, our board, with the assistance of the corporate governance committee, will take into account a variety of factors it considers appropriate, which may include strength of character and leadership skills; general business acumen and experience; broad knowledge of the telecommunications industry; knowledge of strategy, finance, internal business and relations between telecommunications companies and government; age; number of other board seats; and willingness to commit the necessary time to ensure an active board whose members work well together and possess the collective knowledge and expertise required by the board. We have not previously paid a fee to any third party in consideration for assistance in identifying potential nominees for the board. While the board has not adopted a specific policy regarding diversity, it believes the diverse backgrounds and perspectives of its current directors, as described above for each nominee and current director under the heading “Board Contributions,” are well suited to the oversight of the Company’s management team, its business plans, and performance.

     Compensation Committee. The compensation committee consists of Mr. Moore, who serves as its Chairperson, Ms. Rahe and, until his death on February 29, 2012, Mr. Blumenstein. The board has determined that each of Mr. Moore and Ms. Rahe is independent for purposes of Rule 5605(a)(2) of NASDAQ’s Marketplace Rules and that Mr. Blumenstein was independent for purposes of Rule 5605(a)(2) of NASDAQ’s Marketplace Rules.

     The compensation committee met five times during 2011. The board has adopted a compensation committee charter, a copy of which may also be found by accessing the investor relations section of our website at http://ir.consolidated.com and clicking on the “Corporate Governance” link.

     The principal duties and responsibilities of the compensation committee are as follows:

  to review and approve goals and objectives relating to the compensation of our Chief Executive Officer and, based upon a performance evaluation, to determine and approve the compensation of the Chief Executive Officer and other senior officers;

  to review compensation risk to determine whether compensation policies and practices for employees are reasonably likely to have a material adverse effect on the Company, including whether the design or operation of the Company’s compensation programs encourage employees to engage in excessive risk-taking, is aligned to the interests of stockholders, promotes effective leadership and leadership development and appropriately awards pay for performance;

  to approve the grant of long term incentive awards Company-wide and recommend amendments to the Company’s executive compensation programs to the board for approval;

  to review and recommend to the board of directors, or approve, new executive compensation programs, based on its periodic review of the operations of the Company’s executive compensation programs to determine whether they are properly coordinated and achieving their intended purpose;

  to establish and periodically review policies in the area of senior management perquisites;

  to make recommendations to our board on incentive compensation and equity-based plans; and

   to prepare reports on executive compensation to be included in our public filings with the SEC.

     Additional information on the compensation committee’s processes and procedures for the consideration and determination of executive and director compensation are addressed in the “Compensation Discussion and Analysis – Processes and Procedures for the Consideration and Determination of Executive and Director Compensation” section of this proxy statement.

Role of Independent Compensation Consultant

     The compensation committee has directly engaged Towers Watson as its outside consultant to assist it in reviewing the effectiveness and competitiveness of the Company’s executive compensation and outside director programs and policies, for which the Company paid Towers Watson $35,100 in 2010, and $3,499 in 2011. In particular, Towers Watson assisted the compensation committee with the following in 2010, with a view toward compensation decisions for 2011:

  construction of the benchmark group companies to be used in compensation analysis;

  analysis of the Company’s total direct compensation, including base salary, annual bonus, and long-term incentives;

  review and consulting on compensation design and performance linkage;

  evaluation of the compensation program for the Company’s non-executive senior management team, including total direct compensation and Employment Security Agreements relative to broad market and telecom industry trends, as described below; and

  ad hoc issue analysis as requested by the compensation committee.

     Towers Watson’s work in 2011 consisted principally of performing analysis and providing recommendations concerning the compensation programs for the Company’s senior management personnel, including:

  evaluation and benchmarking certain of the Company’s senior management jobs relative to the peer group and to broad marketplace trends;

   review of the non-executive senior management change-in-control agreements;

  analysis of total direct compensation programs including salary, bonus, and long term incentives; and

  evaluation and recommendations concerning the type, amount, and frequency of long term incentive compensation to be offered to the non-executive senior management personnel going forward.

     Towers Watson also provided pension actuarial services and individual employee pension benefit calculations support to the Company during 2011 for which the Company paid Towers Watson $129,011. The decision to engage Towers Watson for these other services was made by management. This is a long-standing relationship pre-dating the Company’s initial public offering of stock whereby Towers Watson performs ad hoc issue analysis as requested from time-to-time by management, and neither the compensation committee nor the board approved such other services.

Board oversight of risk

     The Company’s board of directors has responsibility for general oversight of risk management of the Company and has delegated oversight of certain risks, as appropriate, to the audit committee, compensation committee and the corporate governance committee, as further described below.

     As set forth in the audit committee charter, the audit committee reviews with management and, to the extent the audit committee deems it appropriate, with the independent auditors or counsel to the Company, compliance with laws and regulations, major pending litigation, and risks and exposures relating to financial reporting, particularly disclosure and SEC reporting, disclosure controls, internal control over financial reporting, accounting, internal and independent auditors, financial policies, and tax, investment, credit and liquidity matters.

     The compensation committee reviews executive compensation risk to determine whether compensation policies and practices for its employees are reasonably likely to have a material adverse effect on the Company, including whether the design or operation of the Company’s executive compensation program encourages executives to engage in excessive risk-taking, is aligned to the interests of stockholders, and appropriately awards pay for performance. In doing so the compensation committee reviews the overall program design, as well as the balance between short-term and long-term compensation, the metrics used to measure performance and the award opportunities under the Company’s incentive compensation program, and the implementation of other administrative features designed to mitigate risk such as vesting requirements.

     The corporate governance committee reviews with management and, as the corporate governance committee deems useful, consultants or legal counsel, the areas of material risk to the Company relating to (i) management continuity and succession planning, (ii) board and board committee continuity and succession, (iii) directors’ and officers’ liability insurance, and (iv) other corporate governance matters. These matters are reviewed in meetings in which, except for executive session portions, management directors participate with all of the Company’s independent directors, and can be the subject of discussion at board meetings as well.

     Management has an active Enterprise Risk Management (“ERM”) steering committee in place which includes the Chief Executive Officer, Chief Financial Officer and other key executives and a representative from the Company’s outside counsel. The Chief Financial Officer, as Committee Chairman, is the primary liaison between management and the board regarding the ERM implementation and process. The steering committee has responsibility for the implementation and oversight of the ongoing ERM process including identifying, prioritizing, and assigning ownership of key risks. The management team has primary responsibility for monitoring and managing these key risks which could affect the Company’s operating and financial performance. ERM is a standing agenda item on the quarterly board meeting agenda. At least annually, upon reviewing and establishing the financial and operating targets for the next fiscal year, the management team reviews with the full board the key risks facing the Company during the upcoming year and the plans the Company has put in place to mitigate those risks.

Stockholder recommendations for director nominations

     As noted above, the corporate governance committee considers and establishes procedures regarding recommendations for nomination to the board, including nominations submitted by stockholders. Recommendations of stockholders should be timely sent to us, either in person or by certified mail, to the attention of the Secretary, Consolidated Communications Holdings, Inc., 121 South 17th Street, Mattoon, Illinois 61938-3987. Any recommendations submitted to the Secretary should be in writing and should include whatever supporting material the stockholder considers appropriate in support of that recommendation, but must include the information that would be required to be disclosed under the SEC’s rules in a proxy statement soliciting proxies for the election of such candidate and a signed consent of the candidate to serve as our director if elected. The corporate governance committee will evaluate all potential candidates in the same manner, regardless of the source of the recommendation. Based on the information provided to the corporate governance committee, it will make an initial determination whether to conduct a full evaluation of a candidate. As part of the full evaluation process, the corporate governance committee may, among other things, conduct interviews, obtain additional background information and conduct reference checks of the candidate. The corporate governance committee may also ask the candidate to meet with management and other members of the board.

Communications with directors

     Stockholders interested in communicating directly with the board or the independent directors may do so by writing to the Secretary, Consolidated Communications Holdings, Inc., 121 South 17th Street, Mattoon, Illinois 61938-3987. The Secretary will review all such correspondence and forward to the board or the independent directors a summary of that correspondence and copies of any correspondence that, in his opinion, deals with functions of the board or that he otherwise determines requires their attention. Any director or any independent director may at any time review a log of all correspondence received by the Company that is addressed to members of the board or independent directors and request copies of such correspondence. Any concerns relating to accounting, internal controls or auditing matters will be brought to the attention of the audit committee and handled in accordance with the procedures established by the audit committee with respect to such matters.

Code of Business Conduct and Ethics

     The board has adopted a Code of Business Conduct and Ethics (the “Code”), a copy of which may be found by accessing the investor relations section of our website at http://ir.consolidated.com and clicking on the “Corporate Governance” link. Under the Code, we insist on honest and ethical conduct by all of our directors, officers, employees and other representatives, including the following:

  Our directors, officers and employees are required to deal honestly and fairly with our customers, collaborators, competitors and other third parties.

  Our directors, officers and employees should not be involved in any activity that creates or gives the appearance of a conflict of interest between their personal interests and the interests of Consolidated.

  Our directors, officers and employees should not disclose any of our confidential information or the confidential information of our suppliers, customers or other business partners.

     We are also committed to providing our stockholders and investors with full, fair, accurate, timely and understandable disclosure in the documents that we file with the SEC. Further, we will comply with all laws, rules and regulations that are applicable to our activities and expect all of our directors, officers and employers to obey the law.

     Our board of directors and audit committee have established the standards of business conduct contained in this Code and oversee compliance with this Code. Training on this Code is included in the orientation of new employees and has been provided to existing directors, officers and employees.

     If it is determined that one of our directors, officers or employees has violated the Code, we will take appropriate action including, but not limited to, disciplinary action, up to and including termination of employment. If it is determined that a non-employee (including any contractor, subcontractor or other agent) has violated the Code, we will take appropriate corrective action, which could include severing the contractor, subcontractor or agency relationship.

REPORT OF THE AUDIT COMMITTEE TO THE BOARD OF DIRECTORS

     The audit committee is made up solely of independent directors, as defined in the applicable NASDAQ and SEC rules, and it operates under a written charter, dated February 28, 2011, which is available by accessing the investor relations section of our website at http://ir.consolidated.com. The charter of the audit committee specifies that the purpose of the audit committee is to assist the board in fulfilling its oversight responsibility for:

  the quality and integrity of the company’s financial statements;

  the company’s compliance with legal and regulatory requirements;

  the independent auditors’ qualifications and independence; and

  the performance of the company’s independent auditors.

     In carrying out these responsibilities, the audit committee, among other things, supervises the relationship between the Company and its independent auditors including making decisions with respect to their appointment or removal, reviewing the scope of their audit services, pre-approving audit engagement fees and non-audit services and evaluating their independence. The audit committee oversees and evaluates the adequacy and effectiveness of the Company’s systems of internal and disclosure controls and internal audit function. The audit committee has the authority to investigate any matter brought to its attention and may engage outside counsel for such purpose.

     The Company’s management is responsible, among other things, for preparing the financial statements and for the overall financial reporting process, including the Company’s system of internal controls. The independent auditor’s responsibilities include (i) auditing the financial statements and expressing an opinion on the conformity of the audited financial statements with U.S. generally accepted accounting principles and (ii) auditing the financial statements and expressing an opinion on management’s assessment of, and the effective operation of, the Company’s internal control over financial reporting.

     The audit committee met five times during fiscal year 2011. The audit committee schedules its meetings with a view to ensuring that it devotes appropriate attention to all of its tasks. The audit committee’s meetings include executive sessions with the Company’s independent auditor and, at least quarterly and at other times as necessary, sessions without the presence of the Company’s management.

     As part of its oversight of the Company’s financial statements, the audit committee reviewed and discussed with management and Ernst & Young LLP, the Company’s independent auditor, the audited financial statements of the Company for the fiscal year ended December 31, 2011. The audit committee discussed with Ernst & Young LLP, such matters as are required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T, relating to the conduct of the audit. The audit committee also has discussed with Ernst & Young LLP, the auditor’s independence from the Company and its management, including the matters in the written disclosures and the letter the audit committee received from the independent auditor as required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and discussed with the independent auditor the independent auditor’s independence.

     Based on its review and discussions referred to above, the audit committee has recommended to the board of directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, for filing with Securities and Exchange Commission. The audit committee has also selected Ernst & Young LLP as the Company’s independent auditors for 2012.

MEMBERS OF THE AUDIT COMMITTEE

Maribeth S. Rahe, Chairperson
Roger H. Moore

PRINCIPAL INDEPENDENT ACCOUNTANT FEES AND SERVICES

Audit Committee’s Pre-Approval Policies and Procedures

     In accordance with the requirements of the Sarbanes-Oxley Act of 2002 and the Audit Committee Charter, all audit and audit-related work performed by the independent public registered accounting firm, Ernst & Young LLP, must be submitted to the audit committee for specific approval in advance by the audit committee, including the proposed fees for such work. The audit committee has not delegated any of its responsibilities under the Sarbanes-Oxley Act of 2002 to management.

Principal Accounting Firm Fees

     Fees (including reimbursement for out-of-pocket expenses) paid to our independent registered public accounting firm for services in 2011 and 2010 were as follows:

		Audit		All
		Related		Other
	Audit Fees	Fees	Tax Fees	Fees
	(In millions)
2011	$0.8	—	$0.1	—
2010	0.8	—	0.1	—

     Audit Fees include fees billed for professional services rendered by Ernst & Young LLP for the audit of our consolidated financial statements for fiscal 2011 and 2010, including the audit of internal controls over financial reporting under Sarbanes-Oxley Act of 2002.

     There were no audit-related services rendered by Ernst & Young LLP during fiscal 2011 and 2010.

     Tax Fees include fees billed for professional services rendered by Ernst & Young LLP related to tax consulting and tax compliance services.

     For fiscal 2011, no Audit-Related Fees, Tax Fees or All Other Fees disclosed above were approved in the reliance on the exceptions to the pre-approval process set forth in 17 CFR 210.2-01(c)(7)(i)(C).

CONSOLIDATED PROPOSAL NO. 3: RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     The audit committee of the board of directors has appointed Ernst & Young LLP as our independent auditors for the year ending December 31, 2012. Our stockholders are being asked to ratify this appointment at the annual meeting. Ernst & Young LLP has served as our auditors since December 31, 2002, when Homebase Acquisition, LLC, one of our predecessors, acquired our Illinois operations from McLeodUSA.

Board Recommendation and Stockholder Vote Required

     The board of directors recommends a vote “FOR” the ratification of the appointment of Ernst & Young LLP as our independent auditors for the year ending December 31, 2012 (Consolidated Proposal No. 3 on the proxy card).

     The affirmative vote of the holders of a majority of the votes represented at the annual meeting in person or by proxy will be required for approval. Representatives of Ernst & Young LLP, expected to be present at the 2012 annual meeting, will have the opportunity to make a statement at the meeting if they desire to do so and are expected to be available to respond to appropriate questions.

     If the appointment is not ratified, the audit committee will reconsider the appointment.

CONSOLIDATED PROPOSAL NO. 4: APPROVAL OF THE ADJOURNMENT OR POSTPONEMENT OF THE
CONSOLIDATED ANNUAL MEETING, IF NECESSARY OR APPROPRIATE

     Consolidated is asking its stockholders to approve the adjournment or postponement of the annual meeting, if necessary or appropriate, for, among other reasons, the solicitation of additional proxies in the event that there are not sufficient votes at the time of the annual meeting to approve the issuance of Consolidated common stock to SureWest shareholders in the First Merger contemplated by the Merger Agreement.

The Consolidated board of directors unanimously recommends a vote “FOR” this proposal (Consolidated Proposal No. 4)
to adjourn or postpone the Consolidated annual meeting, if necessary or appropriate.

BUSINESS EXPERIENCE OF EXECUTIVE OFFICERS

     The following is a description of the background of our continuing executive officers who are not directors:

     Steven L. Childers, age 56, serves as our Senior Vice President & Chief Financial Officer. Mr. Childers has served in this position since April 2004. From April 2003 to April 2004, Mr. Childers served as Vice President of Finance. From January 2003 to April 2003, Mr. Childers served as the Director of Corporate Development. From 1997 to 2002, Mr. Childers served in various capacities at McLeodUSA, including as Vice President of Customer Service and, a Vice President of Sales as a member of its Business Process Teams, leading an effort to implement new revenue assurance processes and controls. Mr. Childers joined our predecessor in 1986 and served in various capacities through its acquisition by McLeodUSA in 1997, including as President of its former Market Response division and in various finance and executive roles. Mr. Childers is a director of the Illinois State Chamber of Commerce and recently completed a six-year term on the Board of Directors of the Eastern Illinois University Foundation, including serving as President for three years.

     Steven J. Shirar, age 53, serves as our Senior Vice President and Corporate Secretary. Mr. Shirar has served as our Secretary since February 2006 and has served as Senior Vice President since 2003. From 1997 to 2002, Mr. Shirar served in various capacities at McLeodUSA, progressing from Chief Marketing Officer to Chief Sales and Marketing Officer. From 1996 to 1997, Mr. Shirar served as President of the predecessor the Company’s then existing software development subsidiary, Consolidated Communications Systems and Services, Inc.

     C. Robert Udell, Jr., age 46, serves as a Senior Vice President and Chief Operating Officer. Mr. Udell has served as Senior Vice President position since 2004 and has served as Chief Operating Officer since May 2011. From 1999 to 2004, Mr. Udell served in various capacities at the predecessor of our Texas operations, including Executive Vice President and Chief Operating Officer. Prior to joining the predecessor of our Texas operations in March 1999, Mr. Udell was employed by our predecessor from 1993 to 1999 in a variety of senior roles, including Senior Vice President, Network Operations, and Engineering. Mr. Udell is a member of the USTelecom Association Advisory Committee. He serves on the boards of the Katy Economic Development Council, Greater Conroe Economic Development Council, and the Montgomery County United Way and Board of trustees for The John Cooper School.

     Christopher A. Young, age 56, serves as our Chief Information Officer. Mr. Young has served in this position since 2003. From 2000 to 2003, Mr. Young served as Chief Information Officer of NewSouth Communications, Inc., a broadband communications provider. From 1998 to 2000, Mr. Young served as Chief Information Officer for 21st Century Telecom Group.

     Messrs. Shirar and Childers were employed by McLeodUSA during 2002. In January 2002, in order to complete a recapitalization, McLeodUSA filed a pre-negotiated plan of reorganization through a Chapter 11 bankruptcy petition in the United States Bankruptcy Court for the District of Delaware. In April 2002, McLeodUSA’s plan of reorganization became effective and McLeodUSA emerged from Chapter 11 protection. Mr. Shirar resigned from McLeodUSA in June 2002.

EQUITY COMPENSATION PLAN INFORMATION

     Immediately prior to the closing of our initial public offering in July 2005, our stockholders approved the 2005 Long-Term Incentive Plan, which was effective upon completion of our initial public offering. At the 2009 annual meeting of stockholders, the stockholders approved the Amended and Restated Consolidated Communications Holdings, Inc. 2005 Long-Term Incentive Plan (the “LTIP”). At the 2010 annual meeting of stockholders, stockholders approved an amendment to the LTIP increasing the number of shares available under the LTIP.

     The following table sets forth information regarding the LTIP, the Company’s only equity compensation plan, as of December 31, 2011:

Number of Securities
Remaining Available
for Future Issuance
	Number of Securities to		Under Equity
	be Issued Upon	Weighted-Average Exercise	Compensation Plans
	Exercise of Outstanding	Price of Outstanding	(Excluding Securities
	Options, Warrants and	Options, Warrants and	Reflected in Column
	Rights	Rights	(a))
Plan Category	(a)	(b)	(c)(1)
Equity compensation plans approved
by security holders	—	—	999,990
Equity compensation plans not
approved by security holders	—	—	—

Total	—	—	999,990 (1)
____________________

(1)	999,990 shares remain available for future issuance under the LTIP as described above.

COMPENSATION COMMITTEE REPORT

     The compensation committee of the board of directors has furnished the following report to the stockholders of the Company in accordance with rules adopted by the Securities and Exchange Commission.

     The compensation committee reviewed and discussed with management the Company’s Compensation Discussion and Analysis contained in this Proxy Statement.

     Based upon the review and discussions referred to above, the compensation committee recommended to the board of directors that the Company’s Compensation Discussion and Analysis be included in this Proxy Statement.

     The information in this report is not “soliciting material,” is not deemed filed with the SEC and is not to be incorporated by reference in any of our filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filings.

     This report is submitted on behalf of the members of the compensation committee:

Roger H. Moore, Chairperson
Maribeth S. Rahe

COMPENSATION DISCUSSION AND ANALYSIS

Executive Compensation Objectives

     Our compensation committee has designed our executive compensation program to achieve the following objectives:

  provide incentives to our executives to maximize stockholder return;

  enable us to attract, retain and reward talented, results-oriented managers capable of leading key areas of the Company’s business; and

  reward the management team for achieving key financial and operational objectives which will promote the long-term health of the business.

     Each key element of total compensation serves a specific purpose that helps achieve the objectives of the executive compensation program.

     The three key elements of the current executive compensation program are annual base salary, cash bonuses, and long-term, equity-based incentives. The Company also provides its executive officers with severance and change-in-control benefits as well as a limited number of perquisites and other personal benefits. Our discussion below, under the caption “Elements of Executive Compensation” contains an additional explanation of each of these elements. In evaluating the mix of these compensation components, as well as the short-term and long-term value of the executive compensation plans, the compensation committee considers both the performance and skills of each executive, as well as the compensation paid to those in similar organizations with similar responsibilities.

     The following discussion explains how the compensation committee uses the three key compensation elements to meet the objectives of its executive compensation program.

     Objective #1: Provide incentives to our executives to maximize stockholder return. The compensation committee uses restricted shares in an effort to unify the interests of the Company’s executives and stockholders. The Company granted restricted shares to our Chief Executive Officer, Mr. Currey, in March, 2011, as described under the caption “Long-Term, Equity-Based Incentives” on page 162. These shares vest over a two-year period beginning at the end of the year in which the award was granted. Each of our other named executive officers had previously received a restricted share award in 2010, with vesting over a four-year period. The compensation committee believes that granting restricted shares that vest incrementally over time, but only so long as an executive remains employed by the Company, encourages an executive to increase the Company’s stock value over time so the executive can realize a greater value of those shares once they vest. We also granted performance shares to all of our executives in March 2010, pursuant to which restricted shares were awarded in March 2011 based on the attainment of certain performance goals for 2010, and we granted performance shares to all of our executive officers in March 2011, pursuant to which restricted shares were awarded in March 2012 based on the attainment of certain performance goals for 2011. The time-based vesting schedule attached to these restricted shares serves the same purpose.

     Objective #2: Enable us to attract, retain and reward talented, results-oriented managers capable of leading key areas of the Company’s business. In order to achieve this objective, the compensation committee believes that we should pay our executives competitive compensation, although other business needs may affect the ability to achieve that goal in particular years. In order to assist the compensation committee in setting compensation levels, the compensation committee has obtained from time to time from Towers Watson, its outside consultant, information regarding compensation paid by certain of the Company’s peer companies.

     As background, in order to assist the compensation committee in setting compensation levels for 2009, the compensation committee had first obtained from Towers Watson in October 2008 a custom survey of compensation paid by the following companies (our “benchmark group”) that, at that time, operated in the integrated communications, wireless telecommunications, communications equipment and broadcasting and cable television industries and that had annual revenues ranging from $150 million to $1.3 billion.

— Alaska Communications Systems	— Centennial Communications	— Syniverse Holdings, Inc.
Group, Inc.	Corp.

— Ntelos Holdings Corp.	— D&E Communications, Inc.	— Mediacom Communications
Corporation

— Fairpoint Communications, Inc.	— General Communication, Inc.	— Shenandoah
Telecommunications Company

— Iowa Telecommunications	— Mediacom Communications	— Cincinnati Bell Inc.
Services, Inc.	Corporation

— Rural Cellular Corporation	— SureWest Communications	— PAETEC Holding Corp.

— tw telecom inc. (f/k/a Time Warner
Telecom, Inc.)

     The compensation committee selected these companies because the Company competes with them for executive talent, and because these companies also compete with the Company in the capital markets for investors.

     In November 2009 and again in November 2010, in order to assess any changes in the compensation practices among the benchmark group, the compensation committee directed Towers Watson to refresh its October 2008 study of the benchmark group companies still in existence at the time of the refreshed study. Based on its proprietary database and broad knowledge of the telecom industry and overall market dynamics, Towers Watson completed a top down projection of how the Company’s executive compensation programs compared with the benchmark group.

     This information provided guidance for decisions regarding various elements of the Company’s executive compensation program for 2011, including:

  levels of salary, annual bonus, long-term incentives and total direct compensation;

  percentage of total compensation that is cash and percentage that is equity;

  percentage of total compensation that is current and percentage that is long-term;

  types and features of equity-based compensation awards;

  amounts and types of perquisites and other personal benefits; and

  components of potential change-in-control benefits.

     The Committee made no changes in these elements for 2011.

     In future years, the compensation committee will continue to assess the benchmark group and update it as appropriate to reflect both the changing market dynamics and the changes which have occurred within the benchmark group itself.

     In general, the Company’s compensation structure encourages executives to remain with the Company by paying annual cash bonuses, which motivates executives to remain employed through the year, and by granting restricted shares and performance shares, which grants require a long-term commitment to the Company since executives must generally remain employees for at least four years (in the case of restricted shares) or five years (in the case of performance shares) in order to realize the full value of the shares when they vest.

     Objective #3: Reward the management team for achieving key financial and operational objectives which will promote the long-term health of the business. Our cash incentive bonus plan ties the level of achievement of Company annual financial and operational performance goals to the amount of annual incentive compensation that we pay to each of our executives. In addition, the Company makes annual LTIP awards in the form of performance shares which are only earned when performance criteria are met. This provides a strong linkage between the number of restricted shares ultimately awarded and the Company’s achievement of its performance goals. As a result, a significant portion of our executives’ total compensation is dependent on the degree to which we achieve these performance goals. This provides an incentive for our executives to increase our performance with respect to these measures, and in turn increase stockholder value.

Processes and Procedures for the Consideration and Determination of Executive and Director Compensation

     The board of directors approves and establishes the annual operating and performance goals for the Company, and the compensation committee then determines the appropriate criteria for linking compensation of the named executive officers and the non-employee directors to this performance, including the establishment of:

  base salary amounts for the Company’s executive officers;

  annual incentive programs for the Company’s executive officers;

  long-term equity incentive compensation and all policies related to the issuance of restricted shares and performance shares by the Company, including grants of restricted shares to directors;

  annual performance goals and payouts for the Company under the bonus plan and the Company’s long-term incentive plan; and

  amounts of the annual retainers and other fees for the Company’s non-employee directors.

Role of Executive Officers, Management and Independent Compensation Consultant

     The Chairman of the Board conducts an annual review of the Chief Executive Officer’s performance, and reviews it with the Board of Directors. The Chief Executive Officer prepares a performance review for each of the other executives for each completed calendar year. Based on his assessment of each individual’s performance during the preceding calendar year, as well as a review of how each executive’s compensation compares with the benchmark group companies, the Chief Executive Officer recommends to the compensation committee, for each such executive, base salary amounts, restricted share and performance share awards and annual performance goals under the bonus plan and the long-term incentive plan.

     Please see the caption “Corporate Governance and Board Committees – Role of Independent Compensation Consultant” on page 147 for an explanation of the role of the compensation’s outside consultant, Towers Watson.

Elements of Executive Compensation for 2011

     The key elements of the compensation committee’s executive compensation program for 2011 were:

  an annual base salary;

  cash bonuses directly linked to achievement of the Company’s annual financial and operational performance goals; and

  (i) an award of time-vesting restricted shares for our Chief Executive Officer, Mr. Currey; (ii) the continued vesting of previously awarded time-vesting restricted shares for all named executive officers; and (iii) a 2011 grant of performance-based restricted shares for all of our executive officers

     In addition, the Company provides severance and change-in-control benefits, as well as a limited number of perquisites and other personal benefits to all of its executive officers.

     The Summary Compensation Table shows the compensation of each of the named executive officers for 2009, 2010, and 2011.

     In general, the compensation committee reviews executive compensation and executive performance on an annual basis, in the first quarter, following the completion of the previous performance year. For 2011 performance, the review took place in February 2012.

Salary

     The Company pays all of its executive officers a fixed, annual salary, which the compensation committee believes provides financial stability for executives and reflects their level of responsibility with the Company. The compensation committee also believes that that salary increases should reward an individual’s contributions to the Company and may reflect business conditions.

     The compensation committee reviews, and may revise at its discretion, salaries for executive officers when it feels those changes are warranted. In its annual review of the salaries of executive officers for 2011, the committee considered the following principal factors:

  performance of the executive during the previous year, including that individual’s contribution to the Company’s attainment of its pre-established performance goals;

  achievement by the Company during the previous year of its performance goals; and

  salary levels of comparable positions at companies in the Company’s benchmark group.

     For 2011, despite the fact that the executive officers’ individual and collective performance was deemed satisfactory, and notwithstanding the outside compensation consultant’s report indicating that the total compensation paid to the Company’s executives averaged 15% below the market 50th percentile among the benchmark companies as of December 2009, the compensation committee declined to make any changes to executive base salaries for 2011. The principal reason for this was the Chief Executive Officer’s recommendation that in view of challenging market conditions and the desire to contain costs during the recessionary period, no increases were warranted. The executive management team concurred, and the compensation committee agreed with this recommendation. In addition, the compensation committee determined that the grant of new performance-based restricted shares, as described on page 163, and the continued vesting of previously-granted time-based restricted shares would provide a means to aid in retention of the Company’s executive team and keep their interests aligned with the Company’s stockholders.

Cash Bonuses

     The Company maintains a cash incentive bonus plan that is designed to reward achievement of annual Company performance goals. The compensation committee believes that consistent attainment of these goals is critical to the Company’s long-term success. In 2011, each of the named executive officers was eligible to participate in the bonus plan, which provided them with the opportunity to earn a cash bonus payment. The payment was measured as a percentage of the named executive officer’s salary and was based on the achievement of criteria established by the compensation committee.

     For the named executive officers, other than the Chief Executive Officer, the compensation committee added for 2011 a video profitability goal and based its performance targets on the following measures and in the following amounts:

  40% on the Company’s adjusted earnings before interest, taxes, depreciation and amortization (adjusted EBITDA) for 2011 (target of $181.5 million);

  20% on dividend payout ratio for 2011 (target of 59.9% or less);

  15% on broadband subscriber net additions for 2011 (target of 10,400 net additions), which consisted of the number of the Company’s subscribers to its digital subscriber lines (DSL) and Internet protocol television (IPTV) lines;

  15% on video profitability target of 10% gross margin; and

  10% on a set of eight related “other operating goals” which the compensation committee set for the Company’s executive team to meet as a group. These “other operating goals” contain a mix of qualitative and quantitative goals which are established by the compensation committee to guide the management team in achieving the company’s operating, strategic and public policy goals. The goals are the same for all the named executive officers reporting to the Chief Executive Officer, and the achievement score is determined by the compensation committee as a part its annual evaluation of the Chief Executive Officer’s team’s performance. For 2011 these “other operating goals” included, among other items, specific goals related to the Company’s planned capital expenditures and network development, quality of service metrics, advancement of the Company’s interests in the regulatory and public policy arena, management development and succession, fine-tuning of the Company’s capital structure, product-development initiatives and corporate development/business development.

     As described above under the caption “Role of Executive Officers, Management and Independent Compensation Consultant,” the Chief Executive Officer prepares a performance review for each of the other executives for each completed calendar year. This includes his assessment of each other named executive officer’s performance during the preceding calendar year with respect to the level of attainment of the “other operating goals.”

     For the Chief Executive Officer, the compensation committee used the same measures and targets as described above for the other named executive officers, except that the committee did not use the “other operating goals” measure, some of which require subjective assessment. Accordingly, the compensation committee weighted the measures for the Chief Executive Officer as follows:

  40% on the Company’s adjusted earnings before interest, taxes, depreciation and amortization (adjusted EBITDA) for 2011;

  20% on dividend payout ratio for 2011;

  20% on broadband subscriber net additions for 2011; and

  20% on video gross margin (target of 10% improvement).

     In February 2011, the compensation committee determined these measures and established a formula to link the results with payout levels. The compensation committee used these specific performance measures, target levels and a simple weighting of the measures because it believed that they served to most effectively promote the Company’s primary short-term goals of increasing earnings, sustaining its dividend, and adding broadband subscribers.

     For 2011, the compensation committee also established the bonus payouts for each executive, as a percentage of 2011 salary level, based on its assessment of appropriate balance and mix between base salary and short-term bonus in determining the total cash to be paid to each executive.

     For 2011, as in prior years, the bonus payout target for our Chief Executive Officer was 120% of salary, and in the case of the other named executive officers, 50% of salary. The compensation committee used these levels because, in 2008 and prior years, achieving the targeted payouts at those levels resulted in an annual bonus payout such that each officer’s total direct compensation would be at roughly the 50th percentile of the total compensation paid to executives in comparable positions at companies in the benchmark group. In the case of the Chief Executive Officer, his higher target payout level reflects the difference in the level of his responsibilities and accountability for overall Company performance.

     The compensation committee also set a maximum payment equal to 120% of the target amount if the goals were attained above 105% of the target level and a threshold level such that attainment of 90% of the target level would have resulted in a payment of 50% of the target amount and attainment of below 90% of the target level would have resulted in no bonus payment. Straight line interpolation is used to determine achievement between threshold and target and between target and maximum.

     As previously discussed, the compensation committee had not made any changes to the target and maximum bonus payout levels for several years, including 2011, due to its overarching goal of prudently managing expenses during what was then a continuing period of considerable economic uncertainty.

     For 2011, the Company and the named executive officers achieved the Company performance targets at the following levels:

Performance Measure	Actual	Target	% of Target
Adjusted EBITDA	$189.5 million	$181.5 million	104.4%
Dividend Payout Ratio	51.0%	59.9%	114.9%
Broadband Subscriber Net Adds	9,641	10,400	92.7%
Video Profitability	7.5%	10%	75%
Other Operating Goals	87.5%	100.0%	87.5%

     In the compensation committee’s review of 2011 performance, the compensation committee first determined the amounts earned by the executives by computing the weighted average of the actual achievement of the performance targets at the levels described above. For the Chief Executive Officer, this weighted average was 98.3% of target, and for the other named executive officers (“NEOs”), this weighted average was 98.6% of target. This weighted averages consisted of the following components, reflecting the weighting of the performance measures described above and the actual level of achievement of those measures:

	CEO’s	Other NEOs’
	Component	Component
Performance Measure	Percentage	Percentage
Adjusted EBITDA	41.8%	41.8%
Dividend Payout Ratio	23.0%	23.0%
Broadband Subscriber Net Adds	18.5%	13.9%
Video Gross Margin	15.0%	11.2%
Other Operating Goals	N/A	8.7%
Weighted Average	98.3%	98.6%

     At the outset of 2011, the compensation committee determined the following payout table would be used to convert the weighted average component percentages to a bonus payout:

Performance	Payout (as a % of Target)
< 90%	0%
90% - 94.9%	50%
95% - 97.9%	75%
98% - 101.9%	Weighted Achievement Score
102% - 104.9%	110%
> 105%	120%

     The resulting bonuses, all of which were paid in March 2012, represented the following percentages of each named executive officer’s respective 2011 annual salary level:

	2011 Bonus Payout as a Percentage of 2011 Salary
	Actual Percentage of	Target Opportunity, as
Name	Salary Paid	a Percentage of Salary
Robert J. Currey	117.6%	120.0%
C. Robert Udell, Jr.	49.0%	50.0%
Steven J. Shirar	49.0%	50.0%
Steven L. Childers	49.0%	50.0%
Christopher A. Young	39.2%	40.0%

     The “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table shows the cash bonus the compensation committee awarded to each of the named executive officers for 2011 pursuant to this bonus plan.

     The compensation committee believes that the level of the cash bonus opportunities and the cash bonuses actually paid for 2011 to the named executive officers helped serve the compensation committee’s executive compensation program objectives to:

  retain and reward its named executive officers by providing them with a cash bonus opportunity at a level competitive with the Company’s benchmark group; and

  reward the named executive officers for operational and financial performance.

Long-Term, Equity-Based Incentives

     The Company maintains the stockholder-approved LTIP that provides for grants of stock options, stock, stock units and stock appreciation rights and for the adoption of one or more cash incentive programs. Our non-employee directors and certain employees, including each of the named executive officers, are eligible for grants under the LTIP. The principal purposes of the LTIP are to:

  provide these individuals with incentives to maximize stockholder return and otherwise contribute to our success; and

  enable us to attract, retain and reward the best available individuals for positions of responsibility.

     Our compensation committee administers the LTIP and determines if, when, and in what amount awards should be granted.

     In February 2007 the compensation committee adopted the Executive Long-Term Incentive Program (the “program”), which provides a methodology for determining the equity compensation to be granted each year under the LTIP. Under the program, each year the compensation committee determines for each executive eligible to participate, including each named executive officer, and by comparable job position, the economic value of target annualized long-term incentive compensation at the 50th percentile of the benchmark group. The Company pays 50% of this annualized target to the executives in the form of performance shares. If in any year the compensation committee decides to make restricted share grants, the awards will be based on 50% of this annualized target value.

Performance Shares

     In March 2011, the compensation committee established a target value of long-term incentive compensation and made performance share awards equal to 50% of this target value. The compensation committee also approved Company performance goals and minimum, target and maximum payouts. The goals and pay out levels were the same as those approved for the cash incentive bonus plan.

     The 2011 performance share target award levels were determined by taking half of the annual target LTIP grant value for each of the named executive officers, and converting that value to a number of shares based on the 20-day average closing price for our stock as of two trading days before the award date (discounted 10% to reflect the challenge associated with attaining the performance goals).

     The performance share awards entitled the executives to receive awards of restricted shares in 2012 depending on the level of attainment of the performance goals. Attainment of the goals at the target levels would result in the target number of performance shares awarded as restricted shares, and attainment of the goals at above or below the target levels would result in an increased or decreased number of restricted shares awarded, using the same formulas as those with respect to annual cash bonuses.

     In March 2012, the compensation committee approved awards of restricted shares based on 2011 performance, as follows:

	2011 Performance	March 2012 Restricted
Named Executive Officer	Share Target	Shares Earned/Awarded
Robert J. Currey	20,494	20,084
C. Robert Udell	6,704	6,570
Steven J. Shirar	6,704	6,570
Steven L. Childers	6,704	6,570
Christopher A. Young	4,970	4,871

     Under the terms of the performance share awards, the number of restricted shares granted in March 2012 were to be determined, for our Chief Executive Officer, as 98% of the 2011 performance share target based on the achievement level of 98.3% of the target performance goals, and for the other named executive officers, as 98% of the 2011 performance share target based on an achievement level of 98.6% of the target performance goals, in each case as previously described in the “Cash Bonus” section above. The restricted shares also vest at a rate equal to 25% per year on each December 5th following the date of grant, except for our Chief Executive Officer, which vest 100% on the first December 5th following the date of grant.

Restricted Stock

     All the named executive officers, except Mr. Currey, received a time-based restricted stock award in 2010. The awards to the named executive officers other than Mr. Currey vested at a rate equal to 25% per year on December 5th following the date of the grant, with the last shares vesting on December 5, 2013, and were made for an amount equal to 50% of the annual target value of long-term incentive compensation, multiplied by three. Accordingly, no time-based restricted stock awards were granted to these named executive officers in 2011.

     Because the 2009 grant to Mr. Currey covered a two-year period (2009-2010), the compensation committee in 2011 approved an award to him of 37,262 shares of restricted stock. The award covered a two-year period (2011-2012) and was made for an amount equal to 50% of the annual target value multiplied by two. The 2011 grant to Mr. Currey vested at a rate equal to 50% on each December 5th following the date of grant, with the last shares vesting on December 5, 2012.

     The compensation committee believes that the long-term, equity-based incentives it awarded to its named executive officers in 2011 helped meet its objectives to:

  retain and reward its named executive officers by providing them with long-term, equity-based compensation at a level competitive with the Company’s benchmark group; and

  reward the named executive officers for achieving key financial and operational objectives, which were attained, for our Chief Executive Officer, at a 98.3% level in 2011, and for our other named executive officers, at a 98.6% level in 2011.

All Other Compensation

     As part of our executive compensation program, we provide certain of our executives with the following other benefits:

  personal use of a Company automobile;

  living expenses if the executive’s responsibilities require repeated and extended stays away from home;

  expenses paid for business related meals and travel for spouses;

  tax reimbursement for Company automobile and business related travel; and

  Company matching contributions to its 401(k) plan.

     The “All Other Compensation” column of the Summary Compensation Table on page 166 shows the aggregate amounts of such compensation paid for 2010 to each of the named executive officers.

     The compensation committee reviewed the amounts and types of perquisites and other benefits the Company provides to its executive officers as part of its initial benchmark group survey in the fourth quarter of 2006 and expects to revisit it periodically to determine if adjustments are appropriate.

Separation Agreement with Mr. Dively

     Effective as of May 8, 2011, Joseph Dively resigned as Senior Vice President of the Company in order to accept the positions of Senior Executive Vice President of First Mid-Illinois Bancshares, Inc. and President of its subsidiary, First Mid-Illinois Bank & Trust, N.A. In connection with Mr. Dively’s resignation, on May 3, 2011, the Company entered into a Separation Agreement with Mr. Dively. The Separation Agreement provides: (i) a lump sum payment of $170,769.00, which represents an amount equal to 40 weeks of Mr. Dively’s then-current base salary; (ii) continued vesting in the portion of Mr. Dively’s outstanding restricted stock awards granted to him under the Company’s 2005 Long-Term Incentive Plan that were to vest on December 5, 2011 and that all other outstanding awards or portions thereof shall be forfeited as of the separation date; and (iii) that for two years following the separation date, Mr. Dively is prohibited from competing with the Company and from soliciting any customer, representative, agent or employee of the Company to terminate such person’s relationship with the Company or to violate the terms of any agreement between such customer, representative, agent or employee and the Company.

Employment Security Agreements

     On February 20, 2007 the Company adopted Employment Security Agreements (“ESAs”) with each of its named executive officers, as well as certain other executives. The ESAs were further amended in December 2009 as a result of the Company’s outside compensation consultant’s evaluation of the ESAs compared to general market and peer company best practices. Please see the caption “Potential Payments upon Termination or Change in Control of the Company — Employment Security Agreements” below for an explanation of the terms of the ESAs.

     The Company believes that the protections afforded by the agreements are a valuable incentive for attracting and retaining top managers. It believes that the agreements are particularly important because the Company does not have employment agreements or long-term arrangements with its executives. The Company also believes that, in the event of an extraordinary corporate transaction, the agreements could prove crucial to the Company’s ability to retain top management through the transaction process.

Deductibility of Compensation

     Section 162(m) of the Internal Revenue Code limits the deductibility of executive compensation paid to the chief executive officer and to each of the three other most highly compensated officers of a public company (other than the chief financial officer) to $1 million per year. However, compensation that is considered qualified “performance-based compensation” generally does not count toward the $1 million deduction limit. Section 162(m) contains a transition rule that delays the application of its deductibility limits to compensation paid by a company that becomes public pursuant to an initial public offering. The Company relied upon this transition rule with respect to its compensation arrangements until the 2009 annual meeting of stockholders. At the 2009 annual meeting of stockholders, the Company obtained stockholder approval of the LTIP to assure future deductibility of its performance-based compensation.

     The Company annually reviews the compensation paid to its Chief Executive Officer and each of the three other most highly compensated officers other than the Chief Financial Officer to determine the deductibility of compensation under Section 162(m). Base salary, by its nature, does not qualify as performance-based under Section 162(m). The Company’s grant of performance-based restricted stock and annual cash bonus payments under the LTIP to the Chief Executive Officer after the 2009 annual meeting would qualify as performance-based compensation, and the annual cash bonus payments under the LTIP to the other officers were in amounts that are not expected to raise deductibility issues under Section 162(m). The values realized on vesting of time-based restricted stock awards to all named executive officers were also in amounts not expected to raise deductibility issues under Section 162(m).

     For 2011, the Company believes all compensation paid to its executives is fully deductible by the Company without regard to Code Section 162(m).

Changes for 2012

     In connection with Mr. Udell’s appointment to the additional position of Chief Operating Officer, the compensation committee determined to increase his annual base salary from $222,000 to $250,000; and to increase his annual cash bonus target from 50% of his base salary to 60% of his base salary. These changes were effective at January 1, 2012. The compensation committee also determined to make a change in his annual Performance Share Grant target value from $110,500 to $150,000. This change was made effective on March 5, 2012.

EXECUTIVE COMPENSATION

2011 Summary Compensation Table

     The following table lists information regarding the compensation for the years ended December 31, 2011, 2010 and 2009, of our Chief Executive Officer, Chief Financial Officer and each of the other executive officers named in this section, to whom we refer to, collectively, as the named executive officers.

Name and				Non-Equity
Principal			Stock	Incentive Plan	All Other
Position	Year	Salary($)	Awards($)(1)	Compensation($)	Compensation($)		Total($)
Robert J. Currey,	2011	$370,000	$1,034,988	$435,120	$15,756		$1,855,864
President and	2010	$370,000	$401,217	$333,000	$16,353	(2)	$1,120,570
Chief Executive
Officer	2009	$370,000	$988,712	$448,884	$17,673		$1,825,269

C. Robert Udell,	2011	$222,000	$120,136	$108,780	$18,112		$469,028
Jr., Senior
Vice President	2010	$222,000	$489,227	$83,250	$11,140	(3)	$805,617
	2009	$222,000	$85,649	$112,221	$14,327		$434,197

Steven J. Shirar,	2011	$222,000	$120,136	$108,780	$32,520		$484,436
Senior Vice	2010	$222,000	$489,227	$83,250	$36,894	(4)	$831,371
President and
Secretary	2009	$222,000	$85,649	$112,221	$36,207		$456,077

Steven L. Childers,	2011	$222,000	$120,136	$108,780	$14,700		$465,616
Senior Vice	2010	$222,000	$489,227	$83,250	$12,903	(5)	$807,380
President and
Chief Financial	2009	$222,000	$85,649	$112,221	$13,620		$433,490
Officer
Christopher A.	2011	$196,000	$89,062	$76,832	$15,300	(6)	$377,194
Young, Chief
Information
Officer
Joseph R. Dively,	2011	$111,262	$120,136	$0	$188,600		$419,999
Senior Vice	2010	$222,000	$489,227	$83,250	$19,206		$813,683
President(7)
	2009	$222,000	$85,649	$112,221	$18,349		$438,409
____________________

1.	Stock Awards. The amounts in this column represent the aggregate grant date fair value, computed in accordance with Financial Accounting Standards Board Statement Accounting Standards Codification Topic 718, of the restricted stock granted in 2011, 2010 and 2009 and the target number of performance shares granted in 2011, 2010 and 2009. The grant date value of the performance shares in 2011, assuming the performance conditions were met at the maximum level was, for Mr. Currey, $440,707 ; was for Mr. Udell, Mr. Childers, Mr. Shirar, and Mr. Dively $144,166; and was for Mr. Young $106,875. See the discussion below under the caption “Stock Awards.” Also, see Footnote 17 to the Consolidated Financial Statements contained in the Company’s Annual Report on Form 10-K for the years ended December 31, 2011; December 31, 2010; and December 31, 2009 for an explanation of the assumptions made by the Company in the valuation of these awards.

2.	All Other Compensation — Robert J. Currey. This column includes $14,700 of matching contributions made in 2011 under the Company’s 401(k) Plan on behalf of Mr. Currey. Mr. Currey is also provided with personal use of a Company automobile ($777) and a tax “gross-up” reimbursement in connection with payment for his personal use of a Company automobile ($279).

3.	All Other Compensation — C. Robert Udell. This column includes $14,643 of matching contributions made in 2011 under the Company’s 401(k) Plan on behalf of Mr. Udell. Mr. Udell is also provided with personal use of a Company automobile ($2,551) and a tax “gross-up” reimbursement in connection with payment for his personal use of a Company automobile ($917).

4.	All Other Compensation — Steven J. Shirar. This column includes $14,700 of matching contributions made in 2011 under the Company’s 401(k) Plan on behalf of Mr. Shirar. The Company also provides Mr. Shirar with living expenses while working at its Mattoon headquarters location ($6,000), with personal use of a Company automobile ($5,065.19) and a tax “gross-up” reimbursement in connection with payment for his Mattoon living expenses and his personal use of a Company automobile ($6,756).

5.	All Other Compensation — Steven L. Childers. This column includes $14,700 of matching contributions made in 2011 under the Company’s 401(k) Plan.

6.	All Other Compensation –Christopher A. Young. This column includes $14,700.00 of matching contributions made in 2011 under the Company’s 401(k) Plan. Mr. Young is provided $600.00 for cell phone allowance.

7.	All Other Compensation — Joseph R, Dively. This column represents $170,769 of severance, $11,671 of matching contributions made in 2011 under the Company’s 401(k) plan, $4222 for personal use of a Company automobile, and a $1937 tax “gross-up” reimbursement in connection with payment for his personal use of a Company automobile. Mr. Dively served as Senior Vice President until May 8, 2011, when he resigned from the position and entered into a Separation Agreement. For a description of this agreement, see “2011 Summary Compensation Table – Separation Agreement with Mr. Dively.”

     Salary. The “Salary” column of the Summary Compensation Table shows the salaries paid in 2011, 2010 and 2009 to each of the named executive officers, except for Mr. Young, who was not a named executive officer in 2010 or 2009. Annual salary increases are effective approximately as of March 1st of each year, although no salaries were increased for 2011. The salary rates in effect as of March 1, 2011 were:

Robert J. Currey	$370,000
C. Robert Udell, Jr.	$222,000
Steven J. Shirar	$222,000
Steven L. Childers	$222,000
Christopher A. Young	$196,000
Joseph A. Dively	$222,000

     Stock Awards. In March 2011, the Company granted restricted stock to Mr. Currey and performance shares to all named executive officers pursuant to the LTIP. Please see the caption “Long-Term, Equity-Based Incentives” of the Compensation Discussion and Analysis on page 162 for an explanation of these stock awards.

     Non-Equity Incentive Compensation. The “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table shows the cash bonus the Company awarded to each of the named executive officers for 2011, 2010 and 2009 pursuant to the Company’s bonus plan. For more information, please refer to the Compensation Discussion and Analysis section of this proxy statement on page 156. The Company paid all of these amounts in March 2012, March 2011 and March 2010, respectively.

     Separation Agreement with Mr. Dively. Effective as of May 8, 2011, Mr. Dively resigned from the Company in order to accept the positions of Senior Executive Vice President of First Mid-Illinois Bancshares, Inc. and President of its subsidiary, First Mid-Illinois Bank & Trust, N.A. In connection with Mr. Dively’s resignation, on May 3, 2011, the Company entered into a Separation Agreement with Mr. Dively. The Separation Agreement provides: (i) a lump sum payment of $170,769, which represents an amount equal to 40 weeks of Mr. Dively’s then-current base salary; (ii) continued vesting in the portion of Mr. Dively’s outstanding restricted stock awards granted to him under the Company’s 2005 Long-Term Incentive Plan that were to vest on December 5, 2011 and that all other outstanding awards or portions thereof shall be forfeited as of the separation date; and (iii) that for two years following the separation date, Mr. Dively is prohibited from competing with the Company and from soliciting any customer, representative, agent or employee of the Company to terminate such person’s relationship with the Company or to violate the terms of any agreement between such customer, representative, agent or employee and the Company.

2011 Grants of Plan-Based Awards

     This table sets forth information for each named executive officer with respect to (1) estimated possible payouts under non-equity incentive plan awards and (2) equity incentive plan awards that could have been earned for 2011.

								All Other
								Stock
								Awards:	Grant Date
					Estimated Possible Payouts			Number of	Fair Value
		Estimated Possible Payouts Under			Under Equity Incentive Plan			Shares of	of Stock and
	Grant	Non-Equity Incentive Plan Awards(1)			Awards(2)			Stock or	Option
Name	Date	Threshold($)	Target($)	Maximum($)	Threshold	Target	Maximum	Units(3)	Awards(4)
Robert J. Currey		$222,000	$444,000	$532,800
					10,247	20,494	24,593
	3/8/11							37,262	$1,034,988
C. Robert Udell, Jr.		$55,500	$111,000	$133,200
					3,352	6,704	8,045
									$120,136
Steven J. Shirar		$55,500	$111,000	$133,200
					3,352	6,704	8,045

Steven L. Childers		$55,500	$111,000	$133,200
					3,352	6,704	8,045
									$120,136
Christopher A.
Young		$55,500	$111,000	$133,200
					2,485	4,970	5,964
									$89,062
Joseph A. Dively		55,500	$111,000	$133,200
					3,352	6,704	8,045
									$120,136
____________________

1.	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards. Payouts under the bonus plan were based on performance in 2011, which has now occurred. The performance targets were set in February 2011, as described in the Compensation Discussion and Analysis section under the caption “Annual Incentive Compensation.” The amounts actually paid under the bonus plan for 2011 appear in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table. Pursuant to the bonus plan for 2011, the compensation committee established a performance award formula which linked the payouts to the weighted average achievement across the four goal areas it had established. Target payout was to be made if the performance goals were attained at target level, and the payout was to be capped at a maximum payment of 120% of the target level if the goals were attained at or above the 105% level and payout was to be zero if the performance goals were attained below the 90% level (payout at the 90% level of attainment resulted in a payment of 50% of the target payout level). The compensation committee had discretion to determine payouts for achievement between threshold and target, and target and maximum.

2.	Estimated Possible Payouts Under Equity Incentive Plan Awards. These columns show the threshold, target and maximum number of shares of restricted stock that could have been awarded in 2012 pursuant to performance shares previously granted in March 2011. These awards of restricted stock were based on performance in 2011, which has now occurred. Pursuant to the LTIP for 2011, the compensation committee granted performance shares to executives, which reflected the target number of shares of restricted stock to be granted in 2012 if target performance goals set by the compensation committee for 2011 were met. The target award was subject to adjustment based on the weighted average level of attainment of the performance goals, subject to a maximum award of 120% of the target number of shares if the goals were attained at a

105% level and a minimum of zero shares if the goals were attained below an 90% level (attainment of goals at the 90% level resulted in an award of 50% of the target number of shares). The LTIP is described in the Compensation Discussion and Analysis section under the caption “Long-Term, Equity Based Incentives.”

3.	All Other Stock Awards: Number of Shares of Stock or Units. This column shows the number of time-based restricted shares awarded to the named executive officers in 2011, which consisted of 37,262 shares for Mr. Currey. Not included in this column were grants of time-based restricted shares made on March 8, 2011 to named executives pursuant to 2010 performance share awards based on 2010 performance, which were reported in this table in the Company’s 2011 Proxy Statement. These grants consisted of 16,134 restricted shares based on 2010 performance for Mr. Currey and 5,278 for each of the other named executive officers, with the exception of Mr. Young who received 3,912 restricted shares.

4.	Grant Date Fair Value of Stock and Option Awards. This column shows the grant date fair value, computed in accordance with Financial Accounting Standards Board Statement Accounting Standards Codification Topic 718, of the restricted stock award made to Mr. Currey and the target number of performance shares for 2011 to the named executive officers. Does not include the adjustment in grant date fair value made upon the March 8, 2011 grant of time-based restricted shares pursuant to 2010 performance share awards based on 2010 performance, which consisted of a $100,818 reduction for Mr. Currey and a $32,824 reduction for the other named executive officers. See Footnote 17 to the Consolidated Financial Statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 for an explanation of the assumptions made by the Company in the valuation of these awards.

Outstanding Equity Awards at 2011 Fiscal Year-End

     This table sets forth information for each named executive officer with respect to each award of restricted shares that had been made at any time, had not vested, and remained outstanding at December 31, 2011.

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)
Robert J. Currey	18,631	$354,921
C. Robert Udell, Jr.	19,817	$377,514
Steven J. Shirar	19,817	$377,514
Steven L. Childers	19,817	$377,514
Christopher A. Young	14,792	$281,788
Joseph A. Dively	0	$0
____________________

1.	Number Of Shares Or Units Of Stock That Have Not Vested. The Company granted Mr. Currey, 37,262 restricted shares in March 2011, 50% of which award vested on December 5, 2011. For each of the other named executive officers, the unvested shares represent a mix of time-based restricted shares from the grant made in March 2010; and unvested performance-based shares from grants made in March 2009; March 2010; and March 2011. Market Value Of Shares Or Units Of Stock That Have Not Vested. Represents the number of shares of common stock covered by the restricted shares valued using $19.05 (the closing market price of the Company’s common stock as reported in The Wall Street Journal for December 30, 2011, which was the last trading day of fiscal year 2011).

2011 Option Exercises and Stock Vested

     This table sets forth information concerning the number of restricted shares that vested during 2011 and the value of those vested shares. The Company has not granted options.

	Stock Awards
	Number of Shares
	Acquired On	Value Realized
Name	Vesting (#)	On Vesting ($)(1)
Robert J. Currey	34,765	$647,324
C. Robert Udell, Jr.	11,292	$210,257
Steven J. Shirar	11,292	$210,257
Steven L. Childers	11,292	$210,257
Christopher A. Young	8,454	$157,413
Joseph A. Dively	11,292	$210,257
____________________

1.	Value Realized on Vesting. Represents the number of shares of common stock covered by the restricted shares acquired on vesting of such restricted shares on December 5, 2011, as shown in the “Number of Shares Acquired on Vesting” column valued using the closing market price of the common stock as reported in The Wall Street Journal for the date of vesting of the restricted shares ($18.62).

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL OF THE COMPANY

     Pursuant to its Employment Security Agreements and the LTIP, the Company provides eligible employees, including the named executive officers (other than Mr. Dively), with certain benefits upon a change in control of the Company or upon certain types of termination of employment following a change in control of the Company. These benefits are in addition to those benefits to which employees would be entitled upon a termination of employment generally (i.e., vested retirement benefits accrued as of the date of termination, stock awards that are vested as of the date of termination, and the right to elect continued health benefits pursuant to COBRA). Those incremental benefits as they pertain to the named executive officers (other than Mr. Dively) are described below:

Employment Security Agreements

     The Company has Employment Security Agreements with the named executive officers (other than Mr. Dively) and certain other executives, which provide benefits upon the occurrence of certain terminations of employment following a change in control of the Company. The Agreements with named executive officers (other than Mr. Dively) provide for benefits upon the following types of employment termination:

  an involuntary termination of the executive’s employment by the Company without “cause” that occurs within 24 months after a change in control of the Company; or

  a voluntary termination of employment by the executive for “good reason” that occurs within 24 months after a change in control of the Company.

     The benefits provided upon such a termination of employment include the following:

  A lump sum cash payment, payable within 30 days of the termination of employment, equal to two times (three times in the case of the Chief Executive Officer) the sum of (i) the executive’s annual base salary rate, determined as of the date of the change in control or, if higher, the date of employment termination. and (ii) the annual target amounts payable to the executive under all cash-based incentive plans of the Company for the year in which the change in control occurs, or if higher, the date of employment termination.

  A pro rata portion of the amounts that would have been paid to the executive under the Company’s cash-based incentive plans for the year in which the termination of employment occurs (determined at the target levels), if such amounts would not otherwise be paid to the executive.

  Continuation of coverage under all welfare plans of the Company during the two-year severance period (three years for the Chief Executive Officer), or if earlier, until the executive is eligible for coverage under similar plans from a new employer. Such coverage will be on the same basis and at same cost as in effect prior to the change in control, or anytime after, if more favorable to the executive. If such coverage is not available under the plan, the Company shall provide substantially similar benefits. The COBRA period for benefit continuation begins after the end of the initial continuation period described above.

  Reimbursement of out-of-pocket expenses, including attorney’s fees, incurred by the executive in connection with the successful enforcement of any provision of the Agreement.

     The Agreements will reduce the benefits described above to the extent necessary to avoid the payment of any excess parachute payments under Section 280G of the Internal Revenue Code and the imposition of any excise tax pursuant to Section 4999 of the Internal Revenue Code.

     The Agreements contain restrictive covenants that prohibit the executive from (i) associating with a business that is competitive with any line of business of the Company for which the executive provided substantial services, in any geographic area in which such line of business was active at the time of the executive’s termination, without the Company’s consent and (ii) soliciting the Company’s customers, agents or employees. These restrictive covenants remain in effect during the 12-month period following termination of employment.

     For purposes of the Agreements:

     (a) change in control” means (i) the acquisition, by a person other than an affiliate of Richard A. Lumpkin, of a majority of the voting power of the Company’s outstanding securities; (ii) during any period of two consecutive years or less, the incumbent directors cease to constitute a majority of the board, unless any new direction’s election or nomination was approved by at least 2/3 of the incumbent directors; (iii) a reorganization, merger, consolidation or share exchange resulting in the conversion or exchange of the Company’s common stock into securities of another company, or any dissolution or liquidation, or a sale of 50% or more of all the Company’s assets; or (iv) a merger, consolidation, reorganization or share exchange, unless following such transaction at least a majority of the voting power of the outstanding securities of the surviving entity is owned, in the same proportion, by substantially the persons who owned the Company’s outstanding voting securities immediately prior to the transaction.

     (b) cause means the executive’s (i) conviction or admission of guilt with respect to any felony, fraud, misappropriate or embezzlement, (ii) malfeasance or gross negligence in the performance of his duties that is materially detrimental to the Company, or (iii) breach of any Company code of conduct, if the consequence would be termination of employment. In each case, the Company must give the executive written notice of the existence of cause, and if the act is capable of being cured, 30 days in which to cure.

     (c) good reason” means (i) a reduction in the executive’s base salary and/or bonus opportunity without his consent, (ii) a reduction in the scope or importance of the executive’s duties and responsibilities without his consent, or (iii) a transfer of the executive’s primary worksite of more than 30 miles (unless the new worksite is closer to the executive’s residence). In each case, the executive must give written notice within 90 days and the Company has 30 days in which to cure the action constituting good reason.

Amended and Restated Consolidated Communications Holdings, Inc. 2005 Long-Term Incentive Plan

     The LTIP provides that if there is a change in control of the Company, and there is no assumption of outstanding awards by the successor entity, or conversion of outstanding awards into comparable equity awards of the successor entity, then as of the effective date of the change in control all stock options and stock appreciation rights will vest and all restrictions on all outstanding stock awards and stock unit awards will lapse, and if any restrictions relate to satisfying performance goals, the performance goals will be deemed satisfied at target levels (unless the target level was exceeded for any performance goal before the effective date of the change in control, in which case the restrictions will lapse based on actual attainment of the performance goal). The LTIP also provides that if in connection with the change in control the LTIP awards are assumed or converted by the successor entity as described above, and within 24 months following the effective date of the change in control the participant’s employment is terminated without cause or the participant terminates employment for good reason, or a participant who is a director is asked to resign for other than cause, all stock options and stock appreciation rights will vest and all restrictions on all outstanding stock awards and stock unit awards will lapse, and if any restrictions relate to satisfying performance goals, the performance goals will be deemed satisfied at target levels (unless the target level was exceeded for any performance goal before the date of termination of employment or service, in which case the restrictions will lapse based on actual attainment of the performance goal).

     The LTIP uses the same definitions of change in control, cause and good reason as set forth in the Employment Security Agreements.

     The tables set forth below quantify the additional benefits as described above that would be payable to each named executive officer (other than Mr. Dively) under the arrangements described above.

Termination of Employment Following a Change in Control

     The additional amounts set forth in this table would be payable pursuant to the Employment Security Agreements, assuming a change in control of the Company and that the named executive officer (other than Mr. Dively) became eligible for benefits following a termination of employment on December 31, 2011. The Employment Security Agreements will reduce the benefits described below to the extent necessary to avoid the payment of any excess parachute payments under Section 280G of the Internal Revenue Code and the imposition of any excise tax pursuant to Section 4999 of the Internal Revenue Code.

	Robert J.	C. Robert	Steven J.	Christopher A.	Steven L.
Name	Currey	Udell, Jr.	Shirar	Young	Childers
Base Salary(1)	$1,110,000	$444,000	$444,000	$392,000	$444,000
Bonus(1)	$1,332,000	$222,000	$222,000	$156,800	$222,000
Welfare Benefits for
Severance Period(2)	$19,322	$18,979	$24,054	$16,325	$16,325
____________________

1.	Base Salary and Bonus. These amounts represent, in the case of Mr. Currey, three times base salary and target bonus, and in the case of all other named executive officers (other than Mr. Dively), two times base salary and target bonus.

2.	Welfare Benefits for Severance Period. Amounts in this row consist of projected Company premiums for health (including medical, dental, vision), life, AD&D and disability policies, reduced by the amount of projected employee premiums during the severance period for each named executive officer (other than Mr. Dively).

Benefits Upon Change in Control

     The additional amounts set forth in this table would be realized by each named executive officer (other than Mr. Dively) under the LTIP, assuming a change of control of the Company occurred on December 31, 2011.

	Robert J.	C. Robert	Steven J.	Christopher A.	Steven L.
Name	Currey	Udell, Jr.	Shirar	Young	Childers
Value of Unvested Restricted Shares(1)	$745,332	$505,225	$505,225	$376,467	$505,225

____________________

(1)	Amounts in this row represent the value of the restricted shares that would vest upon the change in control on December 31, 2011 under the terms of the LTIP. The value of the restricted shares is based on the closing market price of the Company’s stock as reported in The Wall Street Journal for December 30, 2011 ($19.05), which was the last trading day of fiscal year 2011.

     As a result of Mr. Dively’s resignation from the Company, effective as of May 8, 2011, and his Separation Agreement with the Company, Mr. Dively would not have been entitled to any benefits under a change in control. See “2011 Summary Compensation Table – Separation Agreement with Mr. Dively.”

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

SKL Investment Group

     Mr. Lumpkin, together with members of his family, beneficially owns 100% of SKL Investment Group, LLC, a Delaware limited liability company (“SKL”), which is an investment company serving the Lumpkin family. Mr. Lumpkin and members of his family are the sole voting members of SKL. SKL and its related entities paid $56,367 to the Company in 2011 for the use of office space, computers, telephones and for other office related equipment. This amount is based upon actual usage incurred by SKL. For example, in 2011, SKL paid $37,428 to rent approximately 2,191 square feet of office space, which is equivalent to the Company’s base rent per square foot plus a prorated share of real-estate taxes, utilities, and maintenance. The charges for use of equipment and other office related expenses were based on actual third-party charges or SKL’s estimated share of usage. The Company believes these terms are reasonable and customary, and are comparable to those which would have been obtained in an arms-length transaction.

LATEL Sale/Leaseback

     The Company paid $917,018 during 2011 to lease office and warehouse space from LATEL, LLC, a limited liability company of which Mr. Lumpkin and his immediate family have a beneficial ownership of 70.7%. Agracel Inc. (“Agracel”) is a real estate investment company of which Mr. Lumpkin, together with his family, beneficially owns 41.3%. In addition, Mr. Lumpkin is a director of Agracel. Agracel is the sole managing member and 50% owner of LATEL, LLC. These payments represent 82% of the total revenue of LATEL, LLC.

First Mid-Illinois Bancshares, Inc.

     Pursuant to various agreements with Consolidated Communications, Inc. (“CCI”), First Mid-Illinois Bancshares, Inc. (“First Mid-Illinois”) provides the Company with general banking services, including depository, disbursement and payroll accounts, on terms comparable to those available to other large unaffiliated business accounts. Mr. Lumpkin and members of his family own approximately 30.6% of the common stock and 30.4% of the Series B Non-Cumulative Perpetual Convertible Preferred Stock of First Mid-Illinois. Certain individual members of the Lumpkin family and entities controlled by and trusts created for the benefit of individuals who are members of the Lumpkin family have also subscribed for but have not yet been issued $8,250,000 of First Mid-Illinois’s Series C Non-Cumulative Perpetual Convertible Preferred Stock. The individuals, entities and trusts are The Lumpkin Family Foundation, Elizabeth L. Celio, Benjamin I. Lumpkin, Mary Lee Sparks 1970 Trust, Christina S. Duncan, Anne S. Whitten NIM-CRUT, Barbara S. Federico CRUT, Christina S. Duncan CRUT, John W. Sparks CRUT, Margaret L. Keon 1970 Trust, Margaret K. Partridge-Hicks, Katherine S. Keon, Susan K. DeWyngaert, Pamela R. Keon and Joseph J. Keon III. In addition, Benjamin I. Lumpkin, the son of Richard A. Lumpkin, is a director of First Mid-Illinois. During 2011, the Company paid maintenance and activity related charges of $4,157 to First Mid-Illinois and earned $7,631 of interest on its deposits. In addition, First Mid-Illinois provides trustee and financial advisory services to the Company’s hourly 401(k) plan. During 2011, CCI paid $14,377 to First Mid-Illinois for this service, which is a competitive market rate based on assets under management that the Company believes is comparable to rates charged by independent third parties. The fees charged and earnings received on deposits, through repurchase agreements, are based on First Mid-Illinois’s standard schedule for large customers.

     ICTC provides First Mid-Illinois with local dial tone, custom calling features, long distance and other telecommunications services. In 2011, First Mid-Illinois paid ICTC approximately $531,917 for these services. These services are based on standard prices for strategic business customers.

     The Company’s payments to First Mid-Illinois and its subsidiaries did not exceed 1% of the gross revenue of First Mid-Illinois. Also, payments from First Mid-Illinois did not exceed 1% of the Company’s gross revenue.

Related Person Transactions Policy

     Our audit committee has adopted a written Related Person Transactions Policy, which provides for procedures for review and oversight of transactions involving the Company and “related persons” (which consists of directors, director nominees, executive officers and stockholders owning five percent or more of the Company’s outstanding stock, any of their immediate family members, and any firm, corporation or other entity in which any of the foregoing persons is employed, is a general partner, principal or in a similar position or has, together with the beneficial ownership interests of all other “related persons,” a 10% or greater beneficial ownership interest). The policy covers any related person transaction that would be required to be disclosed in our proxy statement under applicable SEC rules (generally, transactions in which the Company is a participant, the amount involved exceeds $120,000 and in which a “related person” has a direct or indirect material interest).

     Certain transactions are not subject to specific review under the policy by virtue of being exempt from the set of related person transactions that must be disclosed pursuant to applicable SEC rules (“exempt transactions”). In addition, the audit committee has approved in the policy the provision of products or services by the Company and its subsidiaries to “related persons,” if conducted in the ordinary course of business and on terms that are no less favorable to the Company than those available to customers who are not related to the Company.

     The policy requires, prior to a party entering into any related person transaction (other than an exempt transaction), to provide, to the extent practicable, notice to the Company of the proposed related person transaction. The audit committee or its chairperson may approve only those related person transactions that are in, or are not inconsistent with, the best interests of the Company and its stockholders, as the audit committee or its chairperson, as applicable, determines in good faith. In the event the Company becomes aware of a related person transaction that has not been previously approved or previously ratified under the policy that is pending or ongoing, it will be submitted to the audit committee or its chairperson, as applicable, which shall evaluate all options, including but not limited to ratification, amendment or termination of the related person transaction, and (if appropriate) any disciplinary actions recommended. No member of the audit committee may participate in the consideration, approval or ratification of any related person transaction with respect to which such member or any of his or her immediate family members is the “related person” or in which he, she or they otherwise have an interest.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During 2011, Roger H. Moore, Jack W. Blumenstein and Maribeth S. Rahe served on the compensation committee. No member of the compensation committee was, during 2011, an officer or employee of the Company, was formerly an officer of the Company, or had any relationship requiring disclosure by the Company as a related party transaction under Item 404 of Regulation S-K. During 2011, none of the Company’s executive officers served on the board of directors or the compensation committee of any other entity, any officers of which served either on the Company’s board of directors or its compensation committee.

ANNUAL REPORT TO STOCKHOLDERS

     Our combined 2011 annual report to stockholders and annual report on Form 10-K for the year ended December 31, 2011 accompanies this proxy statement.

GENERAL

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Exchange Act requires our directors and executive officers, and any persons who beneficially own more than 10% of our stock, to file with the SEC initial reports of ownership and reports of changes in ownership of our stock. Such persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. As a matter of practice, our administrative staff assists our executive officers and directors in preparing and filing such reports with the SEC.

     To our knowledge, based solely upon a review of filings with the SEC and written representations that no other reports were required, we believe that all of our directors and executive officers complied during 2011 with the reporting requirements of Section 16(a) of the Exchange Act, except that due to inadvertent administrative errors, each of Robert J. Currey, Joseph R. Dively, Steven J. Shirar and C. Robert Udell, Jr. and Christopher A. Young inadvertently filed one late Form 4.

LEGAL MATTERS

     The legality of the securities offered by this joint proxy statement/prospectus will be passed upon for Consolidated by Schiff Hardin LLP.

EXPERTS

     The consolidated financial statements of Consolidated Communications Holdings, Inc. appearing in Consolidated Communications Holdings, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2011, (including the schedule appearing therein), and the effectiveness of Consolidated Communications Holdings, Inc.’s internal control over financial reporting as of December 31, 2011, have been audited by Ernst & Young, LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated by reference in the Proxy Statement of Consolidated Communications Holdings, Inc., which is referred to and made a part of this Prospectus and Registration Statement. Such consolidated financial statements and the assessment of the effectiveness of internal control over financial reporting as of December 31, 2011 are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

     The consolidated financial statements of SureWest Communications appearing in SureWest Communications’ Annual Report (Form 10-K) for the year ended December 31, 2011, and the effectiveness of SureWest Communications’ internal control over financial reporting as of December 31, 2011 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

OTHER MATTERS

     Consolidated’s board does not know of any other matters that are to be presented for action at the 2012 annual meeting. Should any other matter come before the annual meeting, however, the persons named in the enclosed proxy will have discretionary authority to vote all proxies with respect to such matter in accordance with their judgment.

FUTURE STOCKHOLDER PROPOSALS

Consolidated

     The proxy rules of the SEC permit our stockholders, after notice to the Company, to present proposals for stockholder action in our proxy statement where such proposals are consistent with applicable law, pertain to matters appropriate for stockholder action and are not properly omitted by our action in accordance with the proxy rules. In order for any stockholder proposal to be considered for inclusion in our proxy statement to be issued in connection with our 2013 annual meeting of stockholders, that proposal must be received at our principal executive offices, 121 South 17th Street, Mattoon, Illinois 61938-3987 (Attention: Secretary), no later than December 31, 2012.

     Our amended and restated bylaws provide that certain additional requirements be met in order that business may properly come before the stockholders at the annual meeting. Among other things, stockholders intending to bring business before the annual meeting must provide written notice of such intent to the Secretary of the Company. Such notice must be given not less than 90 days nor more than 120 days prior to the first anniversary of the date on which we mailed our proxy materials for the preceding year’s annual meeting. In addition, the following information must be provided regarding each proposal: as to each person whom the stockholder proposes to nominate for election as a director, the name, age, business address and, if known, residential address, principal occupation or employment, the class, series and number of shares beneficially owned by such nominee and all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required by Regulation 14A of the Exchange Act, including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; a brief description of the business desired to be brought before the meeting; the text of any resolution proposed to be adopted at the meeting; and the reasons for conducting such business at the meeting; and a statement of any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made and, in the case of director nominations, a description of all arrangements or understandings between the stockholder and each nominee and any other persons (naming them) pursuant to which the nominations are to be made by the stockholder.

     In addition, the following information must be provided regarding the stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made: the name and address of such stockholder, as it appears on the Company’s stock transfer books, and of such beneficial owner; the class, series and number of shares of the Company which are owned beneficially and of record by such stockholder and such beneficial owner; a representation that the stockholder giving the notice is a stockholder of record and intends to appear in person or by a qualified representative at the annual meeting to bring the business proposed in the notice before the meeting; a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends to solicit proxies from stockholders in support of such proposal or nomination; and any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to the Exchange Act and the rules and regulations promulgated thereunder.

WHERE YOU CAN FIND MORE INFORMATION

     Consolidated and SureWest file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any report, statement or other information that Consolidated and SureWest file with the SEC at the SEC’s public reference room at the following location: Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. These SEC filings are also available to the public from commercial document retrieval services and at the website maintained by the SEC at www.sec.gov. Reports, proxy statements and other information concerning Consolidated may also be obtained at its website at www.consolidated.com and at the offices of The NASDAQ Stock Market LLC at One Liberty Plaza, New York, New York 10006. Reports, proxy statements and other information concerning SureWest may also be obtained at its website at www.surewest.com and at the offices of The NASDAQ Stock Market LLC at One Liberty Plaza, New York, New York 10006.

     The SEC allows Consolidated and SureWest to “incorporate by reference” information into this joint proxy statement/prospectus, which means that the companies can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is considered part of this joint proxy statement/prospectus, except for any information superseded by information contained directly in this joint proxy statement/prospectus or in later filed documents incorporated by reference into this joint proxy statement/prospectus.

     This joint proxy statement/prospectus incorporates by reference the documents set forth below that Consolidated and SureWest have previously filed with the SEC.

Consolidated
Filings	Period
Annual Report on Form 10-K	Fiscal Year ended December 31, 2011
Current Reports on Form 8-K	Filed on February 6, 2012, February 8, 2012, February 23, 2012 and March 7, 2012
Registration Statement on Form 8-A	Filed on July 19, 2005

SureWest Filings	Period
Annual Report on Form 10-K	Fiscal Year ended December 31, 2011
Current Reports on Form 8-K	Filed on January 26, 2012, February 6, 2012, February 8, 2012, February 10, 2012, February 22, 2012, March 1, 2012, March 5, 2012, March 29, 2012 and April 2, 2012

     Consolidated and SureWest also incorporate by reference additional documents that may be filed with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this joint proxy statement/prospectus and the date of the completion of the Mergers. These include Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and proxy statements.

     Consolidated has supplied all information contained in or incorporated by reference into this joint proxy statement/prospectus relating to Consolidated, and SureWest has supplied all such information relating to SureWest.

     You may have previously received some of the documents incorporated by reference into this joint proxy statement/prospectus, but you can obtain any of them through Consolidated or SureWest, as applicable, or the SEC or the SEC’s website as described above. Documents incorporated by reference are available from the appropriate company without charge, excluding all exhibits, except that if the companies have specifically incorporated by reference an exhibit in this joint proxy statement/prospectus, the exhibit will also be provided without charge. Shareholders may obtain documents incorporated by reference into this joint proxy statement/prospectus by requesting them in writing or by telephone from the appropriate company at the following addresses:

SureWest Communications P.O. Box 969 Roseville, CA 95661 Attention: Investor Relations Telephone: (916) 786-1831	Consolidated Communications Holdings, Inc. 121 South 17th Street Mattoon, Illinois 61938 Attention: Investor Relations Telephone: (217) 235-3311

     You should rely only on the information contained in or incorporated by reference into this joint proxy statement/prospectus. Consolidated and SureWest have not authorized anyone to provide you with information that is different from what is contained in this joint proxy statement/prospectus. This joint proxy statement/prospectus is dated April 24, 2012. You should not assume that the information contained in this joint proxy statement/prospectus is accurate as of any date other than that date. Neither the mailing of this joint proxy statement/prospectus to stockholders of Consolidated or shareholders of SureWest nor the issuance of Consolidated common stock in the First Merger creates any implication to the contrary.

Annex I

Merger Agreement

EXECUTION VERSION

AGREEMENT AND PLAN OF MERGER

by and among

SUREWEST COMMUNICATIONS,

CONSOLIDATED COMMUNICATIONS HOLDINGS, INC.,

WH ACQUISITION CORP.

and

WH ACQUISITION II CORP.

Dated as of February 5, 2012

-i-

-ii-

-iii-

Index of Defined Terms

Page
Acceptable Confidentiality Agreement	53
Affiliate	14
Agreement	1
Agreement of Merger	2
Alternative Acquisition Agreement	51
Alternative Proposal	53
Bankruptcy and Equity Exceptions	18
Business Day	3
California Secretary	2
Capitalization Date	16
Cash Consideration	4
Cash Conversion Number	7
Cash Electing Company Share	4
Cash Election	4
Cash Election Number	7
CCI	38
Certificate	5
CGCL	2
Claim	48
Closing	3
Closing Date	3
Code	14
Company	1
Company Benefit Plans	22
Company Board	17
Company Common Stock	4
Company Contract	24
Company Designee	57
Company Disclosure Schedule	14
Company Equity Awards	11
Company Material Adverse Effect	15
Company Option	10
Company Recommendation	17
Company Recommendation Change	51
Company Required Vote	17
Company RSA	11
Company RSU	10
Company SEC Reports	19
Company Shareholder Meeting	44
Company Stock Plans	16
Confidentiality Agreement	44
Consent	18
Continuing Employees	46
D&O Insurance	49
Debt Commitment Letter	37
Debt Financing	38
Dissenting Shareholders	9
Dissenting Shares	9

-i-

Page
Effective Time	2
Election Deadline	6
Environmental Laws	26
Equity Award Consideration	11
Equity Award Equivalent Shares	7
ERISA	22
Exchange Act	19
Exchange Agent	5
Exchange Ratio	4
Excluded Shares	4
Expenses	48
FCC	18
Financing Agreements	55
First Merger	1
First-Step Surviving Company	2
Form of Election	6
GAAP	15
Governmental Entity	18
HSR Act	18
Indemnified Parties	47
Intellectual Property Rights	27
Licenses	27
Liens	17
Merger Consideration	5
Merger Sub I	1
Merger Sub II	1
Merger Subs	1
Mergers	1
Non-Electing Company Holder	11
Non-Electing Company Share	4
Option Consideration	10
Parent	1
Parent Board	31
Parent Capitalization Date	30
Parent Contract	36
Parent Disclosure Schedule	29
Parent Material Adverse Effect	30
Parent Plans	46
Parent Registration Statement	43
Parent SEC Reports	33
Parent Shareholder Meeting	45
Parent Stock	4
Parent Stock Consideration	4
Parent Stock Issuance	43
Parent Stock Plans	31
Parent Trading Price	5
Permits	15
Permitted Liens	25
Proxy Statement/Prospectus	43
Qualifying Transaction	60
Representatives	44

-ii-

RSA Consideration	11
RSU Consideration	10
SEC	14
Second Effective Time	2
Second Merger	1
Securities Act	19
Shortfall Number	8
State Regulators	18
Stock Electing Company Share	4
Stock Election	4
Subsidiary	15
Superior Proposal	53
Surviving Company	2
Tax Return	22
Taxes	22
Termination Date	59
Termination Fee	60

-iii-

AGREEMENT AND PLAN OF MERGER

     This AGREEMENT AND PLAN OF MERGER, dated as of February 5, 2012 (as amended, supplemented or otherwise modified from time to time, and together with all exhibits and schedules hereto, this “Agreement”), is entered into by and among Consolidated Communications Holdings, Inc., a Delaware corporation (“Parent”), SureWest Communications, a California corporation (the “Company”), WH Acquisition Corp., a California corporation and a wholly owned subsidiary of Parent (“Merger Sub I”), and WH Acquisition II Corp., a California corporation and a wholly owned subsidiary of Parent (“Merger Sub II” and together with Merger Sub I, the “Merger Subs”).

     WHEREAS, the respective Boards of Directors of each of the Company, Parent, and (upon their formation) Merger Subs have approved the acquisition of the Company by Parent through the statutory merger of Merger Sub I with and into the Company, pursuant to which the Company would become a wholly owned subsidiary of Parent (the “First Merger”), and, as part of the same overall transaction, the surviving entity of the First Merger would merge with and into Merger Sub II (the “Second Merger,” and together with the First Merger, the “Mergers”) upon the terms and subject to the conditions of this Agreement;

     WHEREAS, it is intended that the Mergers are integrated steps in the transaction contemplated by this Agreement and will together qualify as a tax-free reorganization within the meaning of section 368(a) of the Code;

     WHEREAS, the Board of Directors of the Company has (a) determined that the Mergers and the other transactions contemplated hereby are advisable and in the best interests of the Company and its shareholders, (b) approved and adopted this Agreement and the transactions contemplated hereby, including the Mergers, and (c) recommended that the Company’s shareholders adopt this Agreement;

     WHEREAS, the Board of Directors of Parent has (a) determined that this Agreement and the transactions contemplated by this Agreement, including the Mergers, are advisable for, fair to and in the best interests of Parent and its stockholders, (b) approved and adopted this Agreement and the transactions contemplated hereby, including the Mergers, and (c) resolved, subject to the terms of this Agreement, to recommend that Parent’s shareholders adopt this Agreement; and

     WHEREAS, Parent shall cause each Merger Sub to be formed, and to execute a counterpart of this Agreement, promptly after the date hereof as provided in Section 10.12;

     WHEREAS, the Company, Parent and (upon their formation) Merger Subs desire to make certain representations, warranties, covenants and agreements in connection with the Mergers and to prescribe certain conditions to the Mergers;

     NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1. THE MERGERS

     1.1 The Mergers. Upon the terms and subject to the conditions of this Agreement, in accordance the California General Corporation Law (“CGCL”), at the Effective Time (as hereinafter defined), Merger Sub I shall merge with and into the Company. The Company shall be the surviving corporation (hereinafter sometimes called the “First-Step Surviving Company”) of the First Merger, and shall continue its corporate existence under the laws of the State of California. Upon consummation of the First Merger, the separate corporate existence of Merger Sub I shall terminate. At the Second Effective Time (as defined below), Parent shall cause the First-Step Surviving Company to merge with and into Merger Sub II in accordance with California Law, whereupon the separate corporate existence of the First-Step Surviving Company shall cease, and Merger Sub II shall be the surviving corporation. The surviving corporation after the Second Merger is sometimes referred to hereinafter as the “Surviving Company.” The parties to this Agreement agree to treat the First Merger and the Second Merger as integrated steps in the single transaction contemplated by this Agreement and for any and all federal and state income tax reporting purposes shall report the transaction as a single “reorganization” within the meaning of Section 368(a)(1)(A) of the Code. The parties to this Agreement hereby adopt this Agreement as a “plan of reorganization” within the meaning of Treasury Regulations Section 1.368-2(g).

     1.2 Effective Time.

          (a) The First Merger shall become effective as set forth in an agreement of merger satisfying the applicable requirements of the CGCL and substantially in the form attached hereto as Exhibit A (the “Agreement of Merger”), together with such other certificates satisfying the applicable requirements of the CGCL, which shall be duly executed by the Company and Merger Sub I and filed with the Secretary of State of the State of California (the “California Secretary”) on the Closing Date (as hereinafter defined) or as soon thereafter as practicable. As used herein, the term “Effective Time” shall mean the date and time when the First Merger becomes effective as provided by the Agreement of Merger and otherwise in accordance with applicable law.

          (b) Promptly after the Effective Time, but in all cases within one (1) Business Day thereafter, Parent shall cause the Second Merger to be consummated by filing an agreement of merger, together with such other certificates satisfying the applicable requirements of the CGCL, which shall be duly executed by the First-Step Surviving Company and Merger Sub II with the California Secretary, in accordance with the applicable provisions of the CGCL (the time of the filing of such agreement of merger with respect to the Second Merger, or the time of effectiveness thereof that is specified therein, if different, shall be referred to herein as the “Second Effective Time”).

     1.3 Effects of the Mergers. At and after the Effective Time, the First Merger shall have the effects and consequences set forth in this Agreement and in Section 1107 of the CGCL. At and after the Second Effective Time, the Second Merger shall have the effects and consequences set forth in the applicable agreement of merger and in Section 1107 of the CGCL.

     1.4 Closing of the First Merger. Upon the terms and subject to the conditions of this Agreement, the closing of the First Merger (the “Closing”) will take place (a) at the offices of Orrick, Herrington & Sutcliffe LLP, 405 Howard Street, San Francisco, California, at 7:00 a.m., California time, on the date that is the second Business Day after the satisfaction or waiver of the conditions set forth in Section 8 hereof, other than conditions which by their terms are to be satisfied at the Closing, or (b) such other location, date or time as the parties may mutually agree (the “Closing Date”). For purposes of this Agreement, a “Business Day” shall mean any day that is not a Saturday, a Sunday or other day on which the office of the California Secretary is closed.

     1.5 Articles of Incorporation. The Articles of Incorporation of the Company, as in effect immediately prior to the Effective Time, shall at the Effective Time, be amended and restated to read as set forth in Exhibit A hereto and as so amended and restated shall be the Articles of Incorporation of the First-Step Surviving Company, until thereafter amended in accordance with applicable law and such Articles of Incorporation. The articles of incorporation of Merger Sub II, as in effect immediately prior to the Second Effective Time, shall be the articles of incorporation of the Surviving Company at the Second Effective Time.

     1.6 Bylaws. At the Effective Time, the Bylaws of the First-Step Surviving Company shall be amended and restated in their entirety to be identical to the bylaws of Merger Sub I, as in effect immediately prior to the Effective Time, until thereafter amended in accordance with applicable law and such bylaws. The bylaws of Merger Sub II, as in effect immediately prior to the Second Effective Time, shall be the bylaws of the Surviving Company at the Second Effective Time.

     1.7 Board of Directors; Officers. The directors of Merger Sub I immediately prior to the Effective Time shall be the directors of the First-Step Surviving Company, each to hold office in accordance with the Articles of Incorporation and Bylaws of the First-Step Surviving Company and applicable law, until the earlier of their resignation or removal or until their respective successors are duly elected or appointed (as the case may be) and qualified. The directors of Merger Sub II immediately prior to the Second Effective Time shall be the directors of the Surviving Company from and after the Second Effective Time. The officers of Merger Sub I immediately prior to the Effective Time shall be the officers of the First-Step Surviving Company, each to hold office in accordance with the Articles of Incorporation and Bylaws of the First-Step Surviving Company and applicable law, until the earlier of their resignation or removal or until their respective successors are duly elected or appointed (as the case may be). The officers of Merger Sub II immediately prior to the Second Effective Time shall be the officers of the Surviving Company from and after the Second Effective Time.

2. EFFECT OF THE FIRST MERGER ON THE CAPITAL STOCK OF THE CONSTITUENT CORPORATIONS

     2.1 Conversion of Company Capital Stock. At the Effective Time, by virtue of the First Merger and without any action on the part of Parent, the Company or the holder of any of the shares of Company Common Stock, Parent Stock (as defined below) or any capital stock of either Merger Sub:

          (a) All shares of common stock, without par value, of the Company (the “Company Common Stock”) held in treasury or owned directly by the Company, any Subsidiary of the Company, Merger Subs or Parent (other than shares in trust accounts, managed accounts and the like or shares held in satisfaction of a debt previously contracted) shall be cancelled and retired and shall not represent capital stock of the Surviving Company and shall not be exchanged for the Merger Consideration (as defined below). Shares of Company Common Stock that are canceled and retired pursuant to this Section 2.1(a) are hereinafter referred to as the “Excluded Shares”; and

          (b) Each share of Company Common Stock (other than Excluded Shares and Dissenting Shares (as defined below)) issued and outstanding immediately prior to the Effective Time shall be converted into and become the right to receive the following consideration:

               (i) Each share of Company Common Stock with respect to which an election to receive cash (a “Cash Election”) has been properly made and not revoked or lost pursuant to Section 2.2(c) (each a “Cash Electing Company Share”) shall (subject to Section 2.2(d)) be converted into the right to receive $23.00 in cash without interest (such per share amount is hereinafter referred to as the “Cash Consideration”).

               (ii) Each share of Company Common Stock with respect to which an election to receive stock consideration (a “Stock Election”) has been properly made and not revoked or lost pursuant to Section 2.2(c) (each a “Stock Electing Company Share”) shall (subject to Section 2.2(d)) be converted into the right to receive the number of validly issued, fully paid and nonassessable shares of common stock, par value $0.01 per share, of Parent (the “Parent Stock”) determined by dividing (A) $23.00 by (B) the Parent Trading Price (as defined in Section 2.1(b)(iv) below) (such quotient, the “Exchange Ratio”), subject to adjustment in accordance with Section 2.1(d) (such per share amount, together with any cash in lieu of fractional shares of Parent Stock to be paid pursuant to Section 2.1(c), is hereinafter referred to as the “Parent Stock Consideration”); provided, however, that (x) if the number determined by dividing $23.00 by the Parent Trading Price (as defined below) is less than or equal to 1.03896, the Exchange Ratio shall be 1.03896 and (y) if the number determined by dividing $23.00 by the Parent Trading Price is greater than or equal to 1.40565, the Exchange Ratio shall be 1.40565.

               (iii) Each share of Company Common Stock that is not (x) an Excluded Share or (y) a share of Company Common Stock with respect to which a Cash Election or a Stock Election has been properly made and not revoked or lost pursuant to Section 2.2(c) (each, a “Non-Electing Company Share”) shall be converted into the right to receive the Cash Consideration or the Parent Stock Consideration, as determined pursuant to Section 2.3.

               (iv) As used in this Agreement, the term “Parent Trading Price” means the average closing price of a share of Parent Stock, as reported on the NASDAQ Global Select Market, for the twenty (20) consecutive trading days ending on the second trading day preceding the Closing Date.

Effective as of the Effective Time, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than Excluded Shares) shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of certificates or evidence of shares in book-entry form which immediately prior to the Effective Time evidenced shares of Company Common Stock (each a “Certificate”) shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration therefor upon surrender of such Certificate in accordance with Section 3.4. For purposes of this Agreement, the term “Merger Consideration” with respect to a given share of Company Common Stock shall mean either the Cash Consideration (with respect to a share of Company Common Stock representing the right to receive the Cash Consideration) or the Parent Stock Consideration (with respect to a share of Company Common Stock representing the right to receive the Parent Stock Consideration).

          (c) No Fractional Shares. No fractional shares of Parent Stock shall be issued in respect of shares of Company Common Stock that are to be converted in the Mergers into the right to receive shares of Parent Stock. Each holder of a Certificate (other than holders of Certificates representing Excluded Shares) shall be entitled to receive in lieu of any fractional share of Parent Stock to which such holder would otherwise have been entitled pursuant to Sections 2.1(b) and 2.3 an amount in cash (without interest), rounded to the nearest whole cent, equal to the product obtained by multiplying (i) the fractional share of Parent Stock to which such holder would otherwise be entitled (after taking into account all shares of Company Common Stock held by such holder immediately prior to the Effective Time, such holder’s unrevoked Cash Elections and Stock Elections and the provisions of Section 2.3) by (ii) the Parent Trading Price.

          (d) Adjustments. If, on or after the date of this Agreement and prior to the Effective Time, Parent splits, combines into a smaller number of shares, or issues by reclassification any shares of Parent Stock, then the Parent Stock Consideration and any dependent items shall be appropriately adjusted to provide to the holders of Company Common Stock the same economic effect as contemplated by this Agreement prior to such action, and as so adjusted shall, from and after the date of such event, be the Parent Stock Consideration or other dependent item, as applicable, subject to further adjustment in accordance with this sentence.

     2.2 Election Procedures.

          (a) Promptly after the execution of this Agreement, Parent shall designate and appoint a bank or trust company reasonably acceptable to the Company to act as exchange agent hereunder (the “Exchange Agent”) for the purpose of exchanging Certificates.

          (b) Parent shall prepare and file as an exhibit to the Parent Registration Statement (as hereinafter defined) a form of election, and other appropriate and customary transmittal materials, in such form and containing such provisions as Parent and the Company shall mutually agree (collectively, the “Form of Election”). The Form of Election shall permit each Person who, at or prior to the Election Deadline (as defined below), is a record holder (or, in the case of nominee record holders, the beneficial owner, through proper instructions and documentation) of any share of Company Common Stock (other than Excluded Shares) to specify (i) the number of such holder’s shares of Company Common Stock with respect to which such holder makes a Cash Election and/or (ii) the number of such holder’s shares of Company Common Stock with respect to which such holder makes a Stock Election. The Form of Election shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the completed Form of Election and any Certificates to the Exchange Agent. The Company shall mail the Form of Election to all Persons who are record holders of shares of Company Common Stock as of the record date for the Company Shareholder Meeting and shall use commercially reasonable efforts to make the Form of Election available to all Persons who become holders of shares of Company Common Stock during the period between the record date for the Company Shareholder Meeting and the Election Deadline. As used in this Agreement, “Election Deadline” means 5:00 p.m., Eastern time, on the date that is two (2) Business Days immediately preceding the Closing Date (or on such other date as the parties hereto mutually agree).

          (c) Any such election shall have been properly made only if the Exchange Agent shall have received at its designated office, by the Election Deadline, a Form of Election properly completed and signed and accompanied by Certificates representing the shares of Company Common Stock to which such Form of Election relates (or by an appropriate guarantee of delivery of such Certificates as set forth in such Form of Election from a firm that is an “eligible guarantor institution” (as defined in Rule 17Ad-15 under the Exchange Act); provided, that such Certificates are in fact delivered to the Exchange Agent by the time set forth in such guarantee of delivery). Any share of Company Common Stock (other than Excluded Shares) with respect to which a proper Cash Election or Stock Election has not been made as aforesaid shall be deemed to be a Non-Electing Company Share. After a Cash Election or a Stock Election is properly made with respect to any share of Company Common Stock, no further registration of transfers of such share shall be made on the stock transfer books of the Company, unless and until such Cash Election or Stock Election is properly revoked.

          (d) Parent and the Company shall publicly announce the anticipated date of the Election Deadline at least five (5) Business Days prior to the anticipated Closing Date. If the Closing Date is delayed to a subsequent date, the Election Deadline shall be similarly delayed to a subsequent date, and Parent and the Company shall promptly announce any such delay and, when determined, the rescheduled Election Deadline.

          (e) Any Cash Election or Stock Election may be revoked with respect to all or any portion of the shares of Company Common Stock subject thereto (but only in whole share amounts) by the holder who submitted the applicable Form of Election by such holder submitting to the Exchange Agent a written notice of such revocation received by the Exchange Agent at or prior to the Election Deadline. In addition, all Cash Elections and Stock Elections shall automatically be revoked if this Agreement is terminated in accordance with Section 9. If a Cash Election or Stock Election is revoked with respect to any shares of Company Common Stock, the Certificates representing such shares shall be promptly returned to the holder that submitted the same to the Exchange Agent, except to the extent (if any) a subsequent Cash Election and/or Stock Election is properly made with respect to any or all of the shares of Company Common Stock represented by such Certificate.

          (f) The good faith determination of the Exchange Agent (or the joint determination of Parent and the Company, in the event that the Exchange Agent declines to make any such determination) shall be conclusive and binding as to whether or not Cash Elections and Stock Elections shall have been properly made or revoked pursuant to this Section 2.2 and as to when Cash Elections, Stock Elections and revocations were received by the Exchange Agent. The Exchange Agent shall have reasonable discretion to disregard immaterial defects in the Forms of Election. The Exchange Agent (or Parent and the Company jointly, in the event that the Exchange Agent declines to make the following computations) shall also make all computations as to the proration contemplated by Section 2.3, and absent manifest error such computations shall be conclusive and binding on Parent, the Company and all holders of Company Common Stock. The Exchange Agent may, with the written agreement of Parent after Parent’s reasonable consultation with the Company, make any rules that are consistent with this Section 2.2 for the implementation of the Cash Elections and Stock Elections provided for in this Agreement and shall be necessary or desirable to effect the Cash Elections and Stock Elections.

     2.3 Proration. Notwithstanding anything in this Agreement to the contrary:

          (a) With respect to all shares of Company Common Stock (other than the Excluded Shares) issued and outstanding immediately prior to the Effective Time:

               (i) fifty percent (50%) of the sum of (x) the shares of Company Common Stock and (y) that number of shares equal to the aggregate Equity Award Consideration (as defined below) divided by the Cash Consideration (the “Equity Award Equivalent Shares”) (such number of shares, the “Cash Conversion Number”), shall be converted into the right to receive an amount per share equal to the Cash Consideration; and

               (ii) the remainder of the shares of Company Common Stock shall be converted into the right to receive the Parent Stock Consideration per share.

          (b) If the aggregate number of Cash Electing Company Shares plus the Equity Award Equivalent Shares (such number of shares, the “Cash Election Number”) equals or exceeds the Cash Conversion Number, then:

               (i) all Stock Electing Company Shares and all Non-Electing Company Shares shall be converted into the right to receive the Parent Stock Consideration per share; and

               (ii) the number of Cash Electing Company Shares of each shareholder of the Company that shall be converted into the right to receive an amount per share equal to the Cash Consideration shall be equal to the product obtained by multiplying (x) the number of Cash Electing Company Shares of such shareholder by (y) a fraction, the numerator of which is the Cash Conversion Number and the denominator of which is the Cash Election Number, and the remaining number of such holder’s Cash Electing Company Shares shall be converted into the right to receive the Parent Stock Consideration per share.

          (c) If the Cash Election Number is less than the Cash Conversion Number (such difference between the Cash Election Number and the Cash Conversion Number, the “Shortfall Number”), then:

               (i) all Cash Electing Company Shares shall be converted into the right to receive an amount per share equal to the Cash Consideration; and

               (ii) the Stock Electing Company Shares and the Non-Electing Company Shares shall be treated in the following manner:

                    (1) if the Shortfall Number is less than or equal to the aggregate number of Non-Electing Company Shares, then (A) all Stock Electing Company Shares shall be converted into the right to receive the Parent Stock Consideration per share and (B) the number of Non-Electing Company Shares of each shareholder of the Company that shall be converted into the right to receive an amount per share equal to the Cash Consideration shall be equal to the product obtained by multiplying (1) the number of Non-Electing Company Shares of such shareholder by (2) a fraction, the numerator of which is the Shortfall Number and the denominator of which is the aggregate number of Non-Electing Company Shares, and the remaining number of such holder’s Non-Electing Company Shares shall be converted into the right to receive the Parent Stock Consideration per share; or

                    (2) if the Shortfall Number exceeds the aggregate number of Non-Electing Company Shares, then (A) all Non-Electing Company Shares shall be converted into the right to receive an amount per share equal to the Cash Consideration and (B) the number of Stock Electing Company Shares of each shareholder of the Company that shall be converted into the right to receive an amount per share equal to the Cash Consideration shall be equal to the product obtained by multiplying (1) the number of Stock Electing Company Shares of such shareholder by (2) a fraction, the numerator of which is the amount by which the Shortfall Number exceeds the aggregate number of Non-Electing Company Shares and the denominator of which is the aggregate number of Stock Electing Company Shares, and the remaining number of such holder’s Stock Electing Company Shares shall be converted into the right to receive the Parent Stock Consideration per share.

     2.4 Consideration Adjustment. Notwithstanding the foregoing, the Cash Conversion Number shall be reduced to the extent necessary so that the aggregate fair market value of the Parent Stock (based on the closing price of Parent Stock as reported on the NASDAQ Global Select Market on the trading day immediately preceding the Closing Date) received by the holders of Company Common Stock in exchange for their Company Common Stock in the First Merger shall be equal to forty-two percent (42%) of the aggregate amount of cash plus the fair market value of the Parent Stock (based on the closing price of Parent Stock as reported on the NASDAQ Global Select Market on the trading day immediately preceding the Closing Date) received by the holders of Company Common Stock in exchange for their Company Common Stock in the First Merger. To assure that the holders of Company Common Stock receive equivalent value of Parent Stock in consideration for the reduction of the Cash Conversion Number, for each share by which the Cash Conversion Number is reduced additional Parent Stock shall be paid as part of the Parent Stock Consideration (in addition to the number of shares of Parent Stock received through the Exchange Ratio with respect to such share) so that the aggregate fair market value of the Parent Stock (based on the closing price of Parent common stock as reported on the NASDAQ Global Select Market on the trading day immediately preceding the Closing Date) received with respect to such share is equal to the Cash Consideration.

     2.5 Effect on Capital Stock of Merger Sub I. At and after the Effective Time, each share of common stock, without par value, of Merger Sub I issued and outstanding immediately prior to the Effective Time shall be converted into and become one (1) fully paid share of common stock, without par value, of the First-Step Surviving Company and constitute the only outstanding shares of capital stock of the First-Step Surviving Company and shall not be effected by the First Merger.

     2.6 Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, in the event that the applicable requirements of Section 1300(b) of the CGCL have been satisfied, shares of Company Common Stock that are issued and outstanding immediately prior to the Effective Time and that are held by a shareholder (the “Dissenting Shareholders”) who (a) did not vote such shareholder’s shares of Company Common Stock in favor of the Mergers (or did not consent thereto in writing, if approval the Mergers is obtained by written consent), (b) is entitled to demand and properly demand that the Company purchase such shares at their fair market value in accordance with Section 1301 of the CGCL, (c) has submitted such shares for endorsement in accordance with Section 1302 of the CGCL and (d) has not otherwise failed to perfect or effectively withdrawn or lost such right to require the Company to so purchase such shares, shall not be converted into or be exchangeable for the right to receive the Merger Consideration (the “Dissenting Shares”), but instead such Dissenting Shareholder shall be entitled to have the Dissenting Shares purchased by the Company for cash at the fair market value thereof as agreed upon or determined in accordance with the provisions of Chapter 13 of the CGCL (and at the Effective Time, such Dissenting Shares shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and such Dissenting Shareholder shall cease to have any rights with respect thereto, except the right to have the Dissenting Shares purchased by the Company in accordance with the provisions of Chapter 13 of the CGCL), unless and until such Dissenting Shareholder shall have failed to perfect or shall have effectively withdrawn or lost such right to require the Company to so purchase the Dissenting Shares. If any Dissenting Shareholder shall have failed to perfect or shall have effectively withdrawn or lost such right, such holder’s shares of Company Common Stock shall thereupon be treated as if they had been converted into and become exchangeable for the right to receive, as of the Effective Time, the Merger Consideration for each such share of Company Common Stock, in accordance with Section 2.1(b), without any interest thereon. The Company shall give Parent (i) prompt notice of any written demands pursuant to Chapter 13 of the CGCL, attempted withdrawals of such demands and any other instruments served pursuant to Chapter 13 of the CGCL and received by the Company relating to a shareholder’s demand that the Company purchase shares of Company Common Stock, and (ii) the opportunity to direct all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of Parent, voluntarily make any payment with respect to, or settle, or offer or agree to settle, any such demand for purchase and payment.

     2.7 Treatment of Options and Other Stock-Based Awards.

          (a) As of the Effective Time, each option to purchase shares of Company Common Stock or other right to purchase Company Common Stock under any Company Stock Plan (each a “Company Option”), to the extent it is outstanding and unexercised immediately prior thereto, shall become fully vested as of the Effective Time and shall by virtue of the Mergers and without any action on the part of any holder of any Company Option be automatically cancelled and the holder thereof will receive, as soon as reasonably practicable following the Effective Time a cash payment (without interest) with respect thereto equal to the product of (i) the excess, if any, of the Cash Consideration over the exercise price per share of such Company Option and (ii) the number of shares of Company Common Stock issuable upon exercise of such Company Option (collectively, the “Option Consideration”). As of the Effective Time, all Company Options, whether or not vested or exercisable, shall no longer be outstanding and shall automatically cease to exist, and each holder of a Company Option shall cease to have any rights with respect thereto, except the right to receive the Option Consideration; provided that, if the exercise price of any such Company Option is equal or greater than the Cash Consideration, such Company Option shall be cancelled without any payment being made in respect thereof. The Option Consideration shall in all cases be paid in cash and shall not be subject to the proration contemplated by Section 2.3.

          (b) As of the Effective Time, each restricted stock unit granted under any Company Stock Plan (each a “Company RSU”) which is outstanding immediately prior thereto shall become fully vested as of the Effective Time. Each Company RSU that is not subject to Section 409A of the Code shall by virtue of the Mergers and without any action on the part of any holder of any Company RSU be automatically cancelled, and the holder thereof will receive as soon as reasonably practicable following the Effective Time, a cash payment (without interest) with respect thereto equal to the product of (i) the aggregate number of shares of Company Common Stock subject to such Company RSU and (ii) the Cash Consideration (collectively, the “RSU Consideration”). Each Company RSU that is subject to Section 409A of the Code shall vest as described in this Section 2.7(b) but will be settled in cash pursuant to the timing terms of the applicable award agreement and, therefore, the holder thereof will receive the RSU Consideration at the time prescribed by the applicable award agreement. As of the Effective Time, all Company RSUs that are not subject to Section 409A of the Code and which are outstanding immediately prior thereto, whether or not vested, shall no longer be outstanding and shall automatically cease to exist, and each holder of a Company RSU shall cease to have any rights with respect thereto, except the right to receive the RSU Consideration. As of the Effective Time, all Company RSUs that are subject to Section 409A of the Code and which are outstanding immediately prior thereto shall be fully vested as set forth above and shall remain outstanding to the extent provided in the applicable award agreement until such time as the RSU Consideration is distributed to the holder thereof. The RSU Consideration shall in all cases be paid in cash and shall not be subject to the proration contemplated by Section 2.3.

          (c) As of the Effective Time, each restricted stock award granted under any Company Stock Plan (each a “Company RSA”, and together with the Company Options and the Company RSUs, the “Company Equity Awards”)) which is outstanding and unvested immediately prior thereto shall become fully vested as of the Effective Time and shall by virtue of the Mergers and without any action on the part of any holder of any Company RSA be automatically cancelled and the holder thereof will receive as soon as reasonably practicable following the Effective Time a cash payment (without interest) with respect thereto equal to the product of (i) the aggregate number of shares of Company Common Stock represented by such Company RSA and (ii) the Cash Consideration (collectively, the “RSA Consideration”, and, together with the Option Consideration and the RSU Consideration, the “Equity Award Consideration”). As of the Effective Time, all unvested Company RSAs shall no longer be outstanding and shall automatically cease to exist, and each holder of a Company RSA shall cease to have any rights with respect thereto, except the right to receive the RSA Consideration. The RSA Consideration shall in all cases be paid in cash and shall not be subject to the proration contemplated by Section 2.3.

          (d) Amounts payable pursuant to this Section 2.7 shall be reduced by such amounts as the Exchange Agent, the Surviving Company or Parent is required to deduct and withhold pursuant to Section 3.7. At the direction of Parent, payment of any cash amounts to be paid pursuant to this Section 2.7 may be made through the Company’s (or the Surviving Company’s) payroll, in which case, Parent shall wire transfer immediately available funds to an account in the United States pursuant to wire transfer instructions furnished by the Company no later than three (3) business days prior to the Closing Date, and the Company shall promptly after Closing make the appropriate payments of the Equity Consideration through its payroll system.

3. EXCHANGE OF CERTIFICATES FOR MERGER CONSIDERATION

     3.1 Delivery of the Merger Consideration. Prior to the Effective Time (and, with respect to Parent Stock, from time to time after the Effective Time as applicable), Parent shall deposit with the Exchange Agent, pursuant to an agreement providing for the matters set forth in this Section 3.1 and such other matters as may be appropriate and the terms of which shall be mutually acceptable to Parent and the Company, an amount in cash and certificates representing shares of Parent Stock sufficient to effect the conversion of each share of Company Common Stock (other than Excluded Shares) into the Merger Consideration pursuant to this Agreement.

     3.2 Exchange Procedures.

          (a) Promptly after the Effective Time, but in any event not more than five (5) Business Days after the Effective Time, Parent shall cause the Exchange Agent to mail to each holder of record as of immediately prior to the Effective Time of Non-Electing Company Shares (each such holder, a “Non-Electing Company Holder”), subject to Section 2.3, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to each Certificate representing any Non-Electing Company Shares held by such Non-Electing Company Holder shall pass, only upon delivery of the completed letter of transmittal and such Certificate to the Exchange Agent and shall be in such form and have such other provisions as Parent and the Company shall mutually agree) and (ii) instructions for use in effecting the surrender of each such Certificate in exchange for the total amount of Merger Consideration that such Non-Electing Company Holder is entitled to receive in exchange for such holder’s Non-Electing Company Shares in the Mergers pursuant to this Agreement. From and after the Effective Time, until surrendered as contemplated by this Section 3.2, each Certificate representing Non-Electing Company Shares held by a Non-Electing Company Holder shall be deemed to represent only the right to receive the total amount of Merger Consideration to which such Non-Electing Company Holder is entitled in exchange for such Non-Electing Company Shares as contemplated by Section 2.

          (b) Upon surrender by a Non-Electing Company Holder to the Exchange Agent of all Certificates representing such holder’s Non-Electing Company Shares, together with a letter of transmittal duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be required pursuant to such instructions, each Non-Electing Company Holder shall be entitled to receive in exchange therefor (and the Exchange Agent shall mail to such Non-Electing Holder within ten (10) Business Days following such surrender): (i) a certificate (or certificates in the aggregate) representing the number of whole shares of Parent Stock, if any, into which such holder’s shares of Company Common Stock represented by such holder’s properly surrendered Certificates were converted in accordance with Section 2, and such Certificates so surrendered shall be forthwith cancelled, and (ii) a check in an amount of U.S. dollars (after giving effect to any required withholdings pursuant to Section 3.7) equal to (A) the amount of cash (consisting of the Cash Consideration and cash in lieu of a fractional share of Parent Stock to be paid pursuant to Section 2.1(c)), if any, into which such holder’s shares of Company Common Stock represented by such holder’s properly surrendered Certificates were converted in accordance with Section 2, plus (B) any cash dividends and other distributions that such holder has the right to receive pursuant to Section 3.3.

          (c) As of the Effective Time, each former shareholder of the Company who properly made and did not revoke a Cash Election and/or a Stock Election shall be entitled to receive in exchange for such shareholder’s Electing Company Shares (and the Exchange Agent shall mail to such former shareholder within ten (10) Business Days following the Effective Time, unless such former shareholder is also a Non-Electing Company Holder, in which case the Exchange Agent shall include in its mailing to such former shareholder pursuant to Section 3.2(b)): (i) a certificate (or certificates in the aggregate) representing the number of whole shares of Parent Stock, if any, into which such holder’s shares of Company Common Stock represented by such holder’s properly surrendered Certificates were converted in accordance with Section 2, and such Certificates so surrendered shall be forthwith cancelled, and (ii) a check in an amount of U.S. dollars (after giving effect to any required withholdings pursuant to Section 3.7) equal to (A) the amount of cash (consisting of the Cash Consideration and cash in lieu of a fractional share of Parent Stock to be paid pursuant to Section 2.1(c)), if any, into which such holder’s shares of Company Common Stock represented by such holder’s properly surrendered Certificates were converted in accordance with Section 2, plus (B) any cash dividends and other distributions that such holder has the right to receive pursuant to Section 3.3.

     3.3 Dividends and Distributions. No dividends or other distributions with respect to shares of Parent Stock shall be paid to the holder of any unsurrendered Certificate until such Certificate is surrendered as provided in this Section 3. Subject to the effect of applicable Laws, following such surrender, there shall be paid, without interest, to the record holder of the shares of Parent Stock issued in exchange for shares of Company Common Stock represented immediately prior to the Effective Time by such Certificate (i) when any payment or distribution of a certificate representing any share(s) of Parent Stock is made to such holder pursuant to Section 3.2(b) or (c), all dividends and other distributions payable in respect of such Parent Stock with a record date after the Effective Time and a payment date on or prior to the date of such surrender and not previously paid and (ii) on the appropriate payment date, the dividends or other distributions payable with respect to such Parent Stock with a record date after the Effective Time but prior to surrender and with a payment date subsequent to such surrender. For purposes of dividends and other distributions in respect of Parent Stock, all shares of Parent Stock to be issued pursuant to the Mergers shall be entitled to dividends pursuant to the immediately preceding sentence as if issued and outstanding as of the Effective Time.

     3.4 Transfer Books; No Further Ownership Rights in Shares. After the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers of shares of Company Common Stock on the records of the Company. After the Effective Time, the holders of Certificates shall cease to have any rights with respect to such shares, except the right to receive the Merger Consideration and such dividends and other distributions on or in respect of Parent Stock as provided herein or as otherwise provided by applicable Law. If, after the Effective Time, Certificates are presented to the Surviving Company for any reason, they shall be canceled and exchanged as provided in Section 2.

     3.5 Termination of Fund; No Liability. At any time following twelve (12) months after the Effective Time, Parent shall be entitled to require the Exchange Agent to deliver to Parent (i) certificates representing shares of Parent Stock and (ii) cash held by the Exchange Agent for payment of Cash Consideration and cash payments in lieu of fractional shares of Parent Stock, in each case, not delivered to holders of Certificates. Thereafter, holders of Certificates shall be entitled to look only to Parent, which shall thereafter act as the Exchange Agent (subject to abandoned property, escheat or other similar Laws), as general creditors of Parent with respect to the delivery of the Merger Consideration (including payment of cash in lieu of fractional shares of Parent Stock). None of Parent, the Surviving Company and the Exchange Agent shall be liable to any Person for any Merger Consideration delivered to a public official pursuant to any abandoned property, escheat or similar Law.

     3.6 Lost, Stolen or Destroyed Certificates. In the event that any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit attesting to that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if requested by Parent or the Surviving Company, the delivery by such Person of a bond (in such amount as Parent or the Surviving Company may reasonably direct) as indemnity against any claim that may be made against the Exchange Agent, Parent or the Surviving Company on account of the alleged loss, theft or destruction of such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate a certificate representing shares of Parent Stock and/or deliver a check for Cash Consideration, and pay the cash in lieu of any fractional share of Parent Stock to which such holder is entitled, which constitute the total amount of Merger Consideration deliverable in respect of such Certificate as determined in accordance with Section 2.

     3.7 Withholding Taxes. Parent or the Exchange Agent will be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement or the transactions contemplated hereby to any holder of Company Common Stock such amounts as Parent, or any affiliate (as defined under the Exchange Act (an “Affiliate”)) thereof, or the Exchange Agent are required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the “Code”), or any applicable provision of U.S. federal, state, local or non-U.S. tax law. To the extent that such amounts are properly withheld by Parent or the Exchange Agent and paid over to the appropriate taxing authority, such withheld amounts will be treated for all purposes of this Agreement as having been paid to the holder of the Company Common Stock in respect of whom such deduction and withholding were made by Parent or the Exchange Agent.

     3.8 Adjustments to Prevent Dilution. Without limiting the other provisions of the Agreement, in the event that the Company changes the number of shares of Company Common Stock issued and outstanding prior to the Effective Time as a result of a reclassification, stock split (including a reverse stock split), stock dividend or distribution, recapitalization, merger, subdivision, issuer tender or exchange offer, or other similar transaction, the Merger Consideration and the Equity Award Consideration shall be equitably adjusted to reflect such change.

4. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     Except as set forth in (a) the Company’s filings with the Securities and Exchange Commission (the “SEC”) required by the Securities Act (as defined below) or the Exchange Act (as defined below) (excluding any disclosures set forth in any section of any such report entitled “Risk Factors” or “Forward-Looking Statements” or any other disclosures included in such filings to the extent that they are forward-looking in nature) or (b) in the disclosure schedule of the Company delivered to Parent concurrently herewith (the “Company Disclosure Schedule”) (with specific reference to the section of this Agreement to which the information stated in such Company Disclosure Schedule relates; provided that (i) disclosure in any section of such Company Disclosure Schedule shall be deemed to be disclosed with respect to any other Section of this Agreement to the extent that it is reasonably apparent from the face of such disclosure that such disclosure is applicable or relevant to such other Section and (ii) the mere inclusion of an item in such Company Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission that such item represents a material exception or material fact, event or circumstance or that such item has had or would have a Company Material Adverse Effect (as hereinafter defined)), the Company hereby represents and warrants to Parent and Merger Subs as follows:

     4.1 Corporate Organization.

          (a) Each of the Company and each of its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized (in the case of the good standing, to the extent such jurisdiction recognizes such concept), except, in the case of the Subsidiaries, where the failure to be so organized, existing or in good standing, would not reasonably be expected to result in a Company Material Adverse Effect. Each of the Company and each of its Subsidiaries has the requisite power and authority and possesses all governmental franchises, licenses, permits, authorizations, variances, exemptions, orders and approvals (collectively, “Permits”) necessary to enable it to own, lease or otherwise hold its properties and assets and to conduct its businesses as presently conducted, except where the failure to have such power or authority or possess Permits, individually or in the aggregate, would not reasonably be expected to result in a Company Material Adverse Effect. Each of the Company and each of its Subsidiaries is duly qualified or licensed to do business in each jurisdiction where the nature of its business or the ownership or leasing of its properties makes such qualification necessary, other than in such jurisdictions where the failure to be so qualified or licensed, would not reasonably be expected to result in a Company Material Adverse Effect. As used in this Agreement, the term “Company Material Adverse Effect” means (i) a material adverse effect on the business, results of operations or financial condition of the Company and its Subsidiaries taken as a whole or (ii) a material adverse effect on the Company’s ability to consummate the transactions contemplated hereby on a timely basis; provided, however, that in determining whether a Company Material Adverse Effect has occurred, there shall be excluded any effect on the Company or its Subsidiaries relating to or arising in connection with (A) any adverse change, effect, event or occurrence, state of facts or developments to the extent the public announcement or the pendency of this Agreement or the transactions contemplated hereby or any actions required to be taken (or refrained from being taken) in compliance herewith or otherwise with the consent of the other party hereto, including the impact thereof on the relationships of the Company or any of its Subsidiaries with customers, suppliers, distributors, consultants, employees or independent contractors or other third parties with whom the Company or any of its Subsidiaries has any relationship and including any litigation brought by any shareholder of the Company in connection with the transactions contemplated hereby, (B) any failure by the Company to meet any projections or forecasts for any period ending (or for which revenues or earnings are released) on or after the date hereof, (C) any change in federal, state, non-U.S. or local law, regulations, policies or procedures, or interpretations thereof, generally accepted accounting principles (“GAAP”) or regulatory accounting requirements applicable or potentially applicable to the industries in which the Company or its Subsidiaries operate, (D) changes generally affecting the industries in which the Company or its Subsidiaries operate that are not specifically related to the Company and its Subsidiaries and do not have a materially disproportionate adverse effect on the Company and its Subsidiaries, taken as a whole, (E) changes in economic conditions (including changes in the prevailing interest rates) in the United States, in any region thereof, or in any non-U.S. or global economy or (F) any attack on, or by, outbreak or escalation of hostilities or acts of terrorism involving, the United States, or any declaration of war by the United States Congress or any hurricane or other natural disaster. As used herein, “Subsidiary” means, with respect to any Person, any corporation, partnership, joint venture, limited liability company or any other entity that is consolidated with such Person for financial reporting purposes.

          (b) The copies of the Articles of Incorporation and Bylaws of the Company, and similar organizational documents of each its Subsidiaries, which have previously been made available to Parent are true, complete and correct copies of such documents as in effect as of the date of this Agreement. For purposes of this Agreement, all documents and other information posted in the online data room established by the Company prior to the date hereof shall be deemed to have been made available to Parent and Merger Subs.

          (c) The minute books of the Company and each of its Subsidiaries previously made available to Parent contain true, complete and correct records in all material respects of all meetings and other material corporate actions held or taken since January 1, 2008 of their respective shareholders, members, partners or other equity holders and Boards of Directors or other governing bodies (including committees of their respective Boards of Directors or other governing bodies) through the date hereof.

     4.2 Capitalization.

          (a) The authorized capital stock of the Company consists of 100,000,000 shares of Common Stock, without par value. As of the close of business on February 3, 2012 (the “Capitalization Date”), there were 14,330,035 shares of Company Common Stock outstanding. As of the close of business on the Capitalization Date, no shares of Company Common Stock were reserved or to be made available for issuance, except as set forth in Section 4.2(a) of the Company Disclosure Schedule. All of the issued and outstanding shares of Company Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. As of the date of this Agreement, except (i) as set forth in Section 4.2(a) of the Company Disclosure Schedule, (ii) pursuant to any cashless exercise provisions of any Company Options or pursuant to the surrender of shares to the Company or the withholding of shares by the Company to cover tax withholding obligations under the Company’s stock plans and arrangements set forth in Section 4.2(a) of the Company Disclosure Schedule (collectively, and in each case as the same may be amended to the date hereof, the “Company Stock Plans”), and (iii) as set forth elsewhere in this Section 4.2(a), the Company does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase, sale, repurchase, redemption or issuance of any shares of Company Common Stock or any other equity securities of the Company or any securities representing the right to purchase or otherwise receive any shares of the Company capital stock (including any rights plan or agreement). Section 4.2(a) of the Company Disclosure Schedule sets forth a true, complete and correct list of the aggregate number of shares of Company Common Stock issuable upon the exercise of each stock option or subject to each restricted stock award or restricted stock unit granted under the Company Stock Plans that was outstanding as of the Capitalization Date and the exercise price for each such stock option. Since the Capitalization Date, the Company has not (i) issued or repurchased any shares of its capital stock or any securities convertible into or exercisable for any shares of its capital stock, other than upon the exercise of employee stock options granted prior to such date and disclosed in this Section 4.2(a) or pursuant to the surrender of shares to the Company or the withholding of shares by the Company to cover tax withholding obligations under the Company Stock Plans, or (ii) issued or awarded any options, restricted shares or other equity-based awards under the Company Stock Plans.

          (b) Section 4.2(b) of the Company Disclosure Schedule lists the name, jurisdiction of organization, authorized and outstanding shares of capital stock and record and beneficial owners of such capital stock for each Subsidiary of the Company. Except as set forth in Section 4.2(b) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries own, directly or indirectly, any equity or similar interest in, or any interest convertible into or exchangeable for, any equity or similar interest in, any corporation, partnership, joint venture or other similar business association or entity (other than its wholly owned Subsidiaries), with respect to which securities the Company or any of its Subsidiaries has invested (and currently owns) or is required to invest $2,000,000 or more. Except as set forth in Section 4.2(b) of the Company Disclosure Schedule, the Company owns, directly or indirectly, all of the issued and outstanding shares of capital stock of or all other equity interests in each of the Company’s Subsidiaries free and clear of any liens, charges, encumbrances, adverse rights or claims and security interests whatsoever (“Liens”), and all of such shares are duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. Neither the Company nor any of its Subsidiaries has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase, repurchase, sale, redemption or issuance of any shares of capital stock or any other equity security of any Subsidiary of the Company or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of any such Subsidiary.

     4.3 Authority; No Violation.

          (a) The Company has full corporate power and corporate authority to execute and deliver this Agreement and the Agreement of Merger and, subject to receipt of the Company Required Vote (as hereinafter defined), to consummate the transactions contemplated hereby and thereby. The Board of Directors of the Company (the “Company Board”) at a duly held meeting has (i) determined that this Agreement, the Agreement of Merger and the transactions contemplated hereby and thereby, including the Mergers, are in the best interests of the Company and its shareholders, (ii) approved this Agreement, the Agreement of Merger and the transactions contemplated hereby and thereby, including the Mergers, (iii) approved the execution and delivery of this Agreement and the Agreement of Merger, and (iv) subject to Section 7.7, recommended that the shareholders of the Company approve this Agreement, the Agreement of Merger and the transactions contemplated hereby and thereby, including the Mergers (the “Company Recommendation”), and directed that such matter be submitted for consideration by the Company’s shareholders at the Company Shareholder Meeting. None of the aforesaid actions by the Company Board has been amended, rescinded or modified as of the date of this Agreement. Except for the approval of this Agreement and the Agreement of Merger by the affirmative vote of a majority of the outstanding shares of Company Common Stock entitled to vote (the “Company Required Vote”), no other corporate proceedings on the part of the Company are necessary to approve this Agreement, the Agreement of Merger or to consummate the transactions contemplated hereby or thereby. This Agreement has been duly and validly executed and delivered by the Company and (assuming due authorization, execution and delivery by Parent and Merger Subs) constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors’ rights and remedies generally (the “Bankruptcy and Equity Exceptions”). The Agreement of Merger, once duly and validly executed and delivered by the Company and (assuming due authorization, execution and delivery by Parent and Merger Subs), will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement may be limited by the Bankruptcy and Equity Exceptions.

          (b) Neither the execution and delivery of this Agreement or the Agreement of Merger by the Company nor the consummation by the Company of the transactions contemplated hereby or thereby, including the Mergers will (i) violate any provision of the Articles of Incorporation or Bylaws of the Company or any of the similar governing documents of any of its Subsidiaries, or (ii) assuming that the consents, approvals and filings referred to in Section 4.4 are duly obtained or made, (A) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to the Company or any of its Subsidiaries or any of their respective properties or assets, or (B) violate, conflict with, result in a breach of any provision of, or require redemption or repurchase or otherwise require the purchase or sale of any securities under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of the Company or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Company or any of its Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound or affected, except (in the case of clause (ii) above) for such violations, conflicts, breaches, defaults or other events which, either individually or in the aggregate, would not reasonably be expected to result in a Company Material Adverse Effect.

     4.4 Consents and Approvals. No consent, approval, clearance, waiver, Permit or order (“Consent”) of or from, or filings or registrations with, any federal, national, state, provincial or local government or any court of competent jurisdiction, administrative agency or commission or other governmental authority or instrumentality or self-regulatory organization of competent jurisdiction (each a “Governmental Entity”) or with any third Person are necessary in connection with the execution and delivery by the Company of this Agreement or the Agreement of Merger or the consummation by the Company of the transactions contemplated hereby or thereby, including the Mergers, except for (a) any notices required to be filed under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), (b) the Consents from, or registrations, declarations, notices or filings made to or with the Federal Communications Commission (the “FCC”) or any Governmental Entity (including any state or local public service or public utilities commission or other similar state or local regulatory bodies (collectively, the “State Regulators”) and local cable franchise authorities) (other than with respect to securities, antitrust, competition, trade regulation or similar laws), in each case as may be required in connection with this Agreement, the Mergers or the other transactions contemplated by this Agreement and are required in with respect to mergers, business combinations or changes in control of telecommunications companies generally, (c) the filing with the SEC of the Proxy Statement/Prospectus (as hereinafter defined) as well as any other filings required to be made with the SEC pursuant to the Securities Act or the Exchange Act, (d) the filing of the Agreement of Merger and related certificates with the California Secretary pursuant to the CGCL and (e) other consents or approvals of, or filings or registrations with, Governmental Entities or third parties, the failure of which to be obtained or made would not be reasonably expected to result in, individually or in the aggregate, a Company Material Adverse Effect.

     4.5 SEC Filings. The Company has filed all forms, reports, statements, certifications and other documents (including all exhibits, amendments and supplements thereto) required to be filed by it with the SEC since January 1, 2010 (collectively, the “Company SEC Reports”). None of the Company’s Subsidiaries is required to file periodic reports with the SEC pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder (the “Exchange Act”). Each of the Company SEC Reports, as amended prior to the date of this Agreement, complied as to form in all material respects with the applicable requirements of the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder (the “Securities Act”) and the Exchange Act, each as in effect on the date so filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such subsequent filing). None of the Company SEC Reports contained, when filed or, if amended or supplemented prior to the date hereof, as of the date of such amendment or supplement, any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. There are no outstanding or unresolved comments in comment letters received from the SEC with respect to the Company SEC Reports. To the Knowledge of the Company, as of the date hereof, none of the Company SEC Reports is subject to ongoing SEC review. None of the Subsidiaries of the Company is required to file or furnish reports with the SEC pursuant to the Exchange Act.

     4.6 Financial Statements.

          (a) Each of the financial statements included (or incorporated by reference) in the Company SEC Reports (including the related notes, where applicable), after giving effect to any restatements made by the Company prior to the date of this Agreement, fairly present in all material respects (subject, in the case of the unaudited statements, to normal recurring adjustments, none of which would be reasonably expected to result in, individually or in the aggregate, a Company Material Adverse Effect) the results of the consolidated operations and changes in shareholders’ equity and consolidated financial position of the Company and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth. Each of such financial statements (including the related notes, where applicable), after giving effect to any restatements made by the Company prior to the date of this Agreement, complies in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto and each of such financial statements (including the related notes, where applicable) has been prepared in accordance with GAAP, as in effect on the date or for the period with respect to which such principles are applied, in all material respects consistently applied during the periods involved, except in each case as indicated in such statements or in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q. The books and records of the Company and its Subsidiaries have been, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements and reflect only actual transactions.

          (b) The records, systems, controls, data and information of the Company and its Subsidiaries are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of the Company or its Subsidiaries or accountants (including all means of access thereto and therefrom), except for any non-exclusive ownership and non-direct control that would not reasonably be expected to have a material adverse effect on the system of internal accounting controls described below in this Section 4.6(b). The Company (i) has established and maintains disclosure controls and procedures (as defined in Rule 13a-15(e) of the Exchange Act) to ensure that material information relating to the Company, including its consolidated Subsidiaries, is made known to the chief executive officer and the chief financial officer of the Company by others within those entities and (ii) has disclosed, based on its most recent evaluation prior to the date hereof, to the Company’s outside auditors and the audit committee of the Company Board (A) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting. These disclosures were made in writing by management to the Company’s auditors and audit committee and a copy has previously been made available to Parent.

     4.7 Broker’s Fees. Except for the Company’s engagement of UBS Securities LLC, neither the Company nor any of its Subsidiaries has employed any broker or finder or incurred any liability for any broker’s fees, commissions or finder’s fees in connection with any of the transactions contemplated by this Agreement.

     4.8 Absence of Certain Changes or Events.

          (a) Except as set forth in Section 4.8(a) of the Company Disclosure Schedule, since September 30, 2011, no event has occurred which would reasonably be expected to result in, individually or in the aggregate, a Company Material Adverse Effect.

          (b) Except as set forth in Section 4.8(b) of the Company Disclosure Schedule or as contemplated by this Agreement or permitted under Section 6.2, since September 30, 2011, the Company and its Subsidiaries have carried on their respective businesses in all material respects in the ordinary course of business.

     4.9 Legal Proceedings.

          (a) As of the date of this Agreement, except as set forth in Section 4.9(a)(1) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is a party to any, and there are no pending or, to the Knowledge of the Company (as defined below), threatened, material legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature (i) against the Company or any of its Subsidiaries that would reasonably be expected to result in, individually or in the aggregate, a Company Material Adverse Effect or (ii) challenging the validity or propriety of the transactions contemplated by this Agreement. “Knowledge of the Company” means the actual knowledge of the directors and executive officers of the Company listed in Section 4.9(a)(2) of the Company Disclosure Schedule, in each case without such individual being obligated to conduct any special inquiry or investigation into the affairs or records of the Company. The directors and executive officers of the Company listed in Section 4.9(a)(2) of the Company Disclosure Schedule shall not be deemed to have knowledge (actual, constructive or otherwise) of any fact, event, condition or occurrence known or deemed to be known by any other Person other than as expressly set forth in the foregoing sentence.

          (b) As of the date of this Agreement, except as set forth in Section 4.9(b) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries or any of their businesses or properties are subject to or bound by any injunction, order, judgment, decree or regulatory restriction of any Governmental Entity specifically imposed upon the Company, any of its Subsidiaries or the assets of the Company or any of its Subsidiaries which would reasonably be expected to result in, individually or in the aggregate, a Company Material Adverse Effect.

     4.10 Taxes.

          (a) Except as set forth in Section 4.10(a) of the Company Disclosure Schedule: (i) each of the Company and its Subsidiaries has (A) duly and timely filed (including pursuant to applicable extensions granted without penalty) all material Tax Returns (as hereinafter defined) required to be filed by it, and such Tax Returns are true, correct and complete in all material respects, and (B) paid in full all Taxes (as hereinafter defined) shown as due on such Tax Returns; (ii) no material deficiencies for any Taxes have been proposed, asserted or assessed in writing against the Company or any of its Subsidiaries which deficiencies have not since been resolved; and (iii) there are no material Liens for Taxes upon the assets of either the Company or its Subsidiaries except for statutory liens for current Taxes not yet due or Liens for Taxes that are being contested in good faith by appropriate proceedings and for which reserves adequate in accordance with GAAP have been provided.

          (b) Since January 1, 2010, neither the Company nor any of its Subsidiaries (i) is or has ever been a member of an “affiliated group” (other than a group the common parent of which is the Company) filing a consolidated federal income tax return, or (ii) has any liability for Taxes of any Person (other than the Company and its Subsidiaries) arising from the application of Treasury Regulation section 1.1502-6 or any analogous provision of state, local or non-U.S. law.

          (c) Since January 1, 2010, except as set forth in Section 4.10(c) of the Company Disclosure Schedule, no closing agreement pursuant to Section 7121 of the Code (or any similar provision of state, local or non-U.S. law) has been entered into by or with respect to the Company or any of its Subsidiaries.

          (d) None of the Company or any of its Subsidiaries has been a “distributing corporation” or a “controlled corporation” in any distribution occurring during the last two years in which the parties to such distribution treated the distribution as one to which Section 355 of the Code is applicable.

          (e) Neither the Company nor any of its Subsidiaries has granted any waiver of any federal, state, local or non-U.S. statute of limitations with respect to, or granted any extension of a period for the assessment of, any Tax, which waiver or extension has not since expired.

          (f) As used herein, “Taxes” shall mean all taxes, levies or other assessments imposed by any United States federal, state, local or non-U.S. taxing authority, including income, excise, property, sales, transfer, franchise, payroll, withholding, social security or other similar taxes, including any interest or penalties attributable thereto.

          (g) As used herein, “Tax Return” shall mean any return, report, information return or other document (including any related or supporting information) required to be filed with any taxing authority with respect to Taxes, including all information returns relating to Taxes of third parties, any claims for refunds of Taxes and any amendments or supplements to any of the foregoing.

     4.11 Employee Benefit Plans.

          (a) Section 4.11(a) of the Company Disclosure Schedule sets forth a true and complete list or description of each material employee compensation or benefit plan, arrangement, policy, program or agreement and any material amendments or modifications thereof (including whether or not subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) that is sponsored by, or maintained or contributed to as of the date of this Agreement by the Company or any of its Subsidiaries (collectively, the “Company Benefit Plans”). Copies of such Company Benefit Plans (and, if applicable, related trust or funding agreements or insurance policies) and all amendments thereto and written interpretations thereof have been furnished to Parent together with the most recent annual report (Form 5500 including, if applicable, Schedule B thereto) and tax return (Form 990) prepared in connection with any such plan or trust.

          (b) Except as set forth in Section 4.11(b) of the Company Disclosure Schedule, neither the Company nor any Person treated as a single employer with the Company under Section 414(b), (c), (m) or (o) of the Code maintains or is required to contribute to any Company Benefit Plan that (i) is a “multiemployer plan” as defined in Sections 3(37) of ERISA, (ii) is subject to the funding requirements of Section 412 of the Code or Title IV of ERISA, or (iii) provides for post-retirement medical, life insurance or other welfare-type benefits (other than as required by Part 6 of Subtitle B of Title I of ERISA or Section 4980B of the Code or under a similar state law).

          (c) The Company Benefit Plans and their related trusts intended to qualify under Sections 401 and 501(a) of the Code are subject to a favorable determination or opinion letter from the IRS and, to the Knowledge of the Company, nothing has occurred that is reasonably likely to result in the revocation of such letter, except where the failure to so comply would not reasonably be expected to result in, individually or in the aggregate, a Company Material Adverse Effect.

          (d) The Company Benefit Plans have been maintained and administered in all material respects in accordance with their terms and applicable laws except where the failure to so comply would not reasonably be expected to result in, individually or in the aggregate, a Company Material Adverse Effect, it being understood that it shall not be a breach of this representation or any other representation in this Agreement if as a result of the transactions contemplated by this Agreement (or otherwise on or after the date of this Agreement) any pension plan is required to be funded or terminated.

          (e) As of the date of this Agreement, there are no suits, actions, disputes, claims (other than routine claims for benefits), arbitrations, audits, examinations, administrative or other proceedings pending or, to the Knowledge of the Company, threatened with respect to any Company Benefit Plan or any related trust or other funding medium thereunder or with respect to the Company as the sponsor or fiduciary thereof, which would reasonably be expected to have a Company Material Adverse Effect.

     4.12 Compliance With Applicable Law.

          (a) Except as set forth in Section 4.12(a) of the Company Disclosure Schedule, the Company and each of its Subsidiaries hold all licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses under and pursuant to, and have complied with and are not in violation in any material respect under, any applicable law, statute, order, rule or regulation of any Governmental Entity relating to the Company or any of its Subsidiaries, except where the failure to hold such license, franchise, permit or authorization or such non-compliance or violation would not, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect, and neither the Company nor any of its Subsidiaries has received written notice of any violations of any of the above which, individually or in the aggregate, would reasonably be expected to result in a Company Material Adverse Effect.

          (b) Since the enactment of the Sarbanes-Oxley Act, the Company has been and is in compliance in all material respects with (i) the applicable provisions of the Sarbanes-Oxley Act and (ii) the applicable listing standards of the NASDAQ Stock Market, including those related to corporate governance.

     4.13 Certain Contracts.

          (a) Except as set forth in Section 4.13(a) of the Company Disclosure Schedule, as of the date hereof, neither the Company nor any of its Subsidiaries is a party to or is bound by any contract, arrangement, commitment or understanding (whether written or oral) (i) which is a material contract (as defined in Item 601(b)(10) of Regulation S-K of the SEC) to be performed after the date of this Agreement, (ii) which restricts the rights of the Company or any of its Subsidiaries to compete in any line of business in any geographic area or with any Person, or which requires exclusive referrals of business or requires the Company or any of its Subsidiaries to offer specified products or services to their customers on a priority or exclusive basis, (iii) with or to a labor union or guild (including any collective bargaining agreement), (iv) which relates to the incurrence of indebtedness in the principal amount of $4,000,000 or more, (v) which grants any Person a right of first refusal, right of first offer or similar right with respect to any material properties, assets or businesses of the Company or its Subsidiaries, or (vi) which involves the purchase or sale of assets with a purchase price of $750,000 or more in any single case or $4,000,000 in all such cases. Each contract, arrangement, commitment or understanding of the type described in this Section 4.13(a), whether or not publicly disclosed in the Company SEC Reports filed prior to the date hereof or set forth in Section 4.13(a) of the Company Disclosure Schedule, is referred to herein as a “Company Contract”, and neither the Company nor any of its Subsidiaries has received written notice of any material violation of a Company Contract by any of the other parties thereto. The Company has made available all contracts which involved payments by the Company or any of its Subsidiaries in fiscal year 2011 of more than $2,500,000 or which could reasonably be expected to involve payments during fiscal year 2012 of more than $2,500,000 other than any such contract that is terminable at will on sixty (60) days or less notice without payment of a penalty in excess of $2,500,000, other than any contract entered into on or after the date hereof that is permitted under the provisions of Section 6.2.

          (b) Except as set forth in Section 4.13(b) of the Company Disclosure Schedule, (i) each Company Contract is valid and binding on the Company and in full force and effect (other than due to the ordinary expiration of the term thereof), and, to the Knowledge of the Company, is valid and binding on the other parties thereto, in each case, as enforceability may be limited by the Bankruptcy and Equity Exceptions, (ii) the Company and each of its Subsidiaries has in all material respects performed all obligations required to be performed by it to date under each Company Contract, and (iii) no event or condition exists which constitutes or, after notice or lapse of time or both, would constitute a material default on the part of the Company or any of its Subsidiaries under any such Company Contract, except, in each case, with respect to the foregoing clauses (i) through (iii) as would not reasonably be expected to result in, either individually or in the aggregate, a Company Material Adverse Effect.

     4.14 Undisclosed Liabilities. Except for (a) liabilities that are fully reflected or reserved against on the consolidated balance sheet of the Company included in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2011, (b) liabilities incurred in the ordinary course of business consistent with past practice, (c) liabilities arising under the terms of (but not from any breach or default under) any agreement, contract, commitment, license, permit, lease or other instrument or obligation that is either (x) disclosed in the Company Disclosure Schedule or (y) not required to be so disclosed by the terms of this Agreement (and including any of the foregoing types of instruments or obligations that are entered into or obtained after the date of this Agreement, as long such action does not result in a breach of this Agreement), (d) liabilities incurred pursuant to or in connection with this Agreement or the transactions contemplated hereby or (e) liabilities that would not reasonably be expected to result in, individually or in the aggregate, a Company Material Adverse Effect, neither the Company nor any of its Subsidiaries has any liability of any nature whatsoever (whether absolute, accrued or contingent or otherwise and whether due or to become due) that would be required by GAAP to be reflected in the consolidated balance sheet of the Company.

     4.15 Anti-Takeover Provisions. No state takeover statute or similar statute or regulation applies or purports to apply to the Company with respect to this Agreement, the Mergers or any of the transactions contemplated by this Agreement.

     4.16 Company Information. The information relating to the Company and its Subsidiaries to be provided by the Company for inclusion in the Proxy Statement/Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading. The Proxy Statement/Prospectus (except for such portions thereof as relate only to Parent, Merger Subs or any of their respective Subsidiaries) will comply as to form in all material respects with the Exchange Act.

     4.17 Title to Property.

          (a) Real Property. Except as disclosed in Section 4.17(a) of the Company Disclosure Schedule, the Company and its Subsidiaries do not own any real property. All real property and fixtures material to the business, operations or financial condition of the Company and its Subsidiaries are in substantially good condition and repair except as would not reasonably be expected to result in, individually or in the aggregate, a Company Material Adverse Effect.

          (b) Personal Property. The Company and its Subsidiaries have good, valid and marketable title to all tangible personal property owned by them on the date hereof, free and clear of all Liens other than Permitted Liens, except where the failure to have such title would not reasonably be expected to result in, either individually or in the aggregate, a Company Material Adverse Effect. With respect to personal property used in the business of the Company and its Subsidiaries which is leased rather than owned, neither the Company nor any Subsidiary thereof is in default under the terms of any such lease the loss of which would reasonably be expected to result in, either individually or in the aggregate, a Company Material Adverse Effect.

          (c) Leased Property. All leases of real property and all other leases material to the Company and its Subsidiaries under which the Company or a Subsidiary, as lessee, leases real or personal property are valid and binding in accordance with their respective terms, there is not under such lease any material existing default by the Company or such Subsidiary or, to the Knowledge of the Company, the lessors thereunder, or any event which with notice or lapse of time would constitute such a default, and in the case of real estate leases the Company or such Subsidiary quietly enjoys the premises provided for in such lease except, in each case, as would not reasonably be expected to result in, individually or in the aggregate, a Company Material Adverse Effect.

          As used herein, “Permitted Liens” means (i) Liens publicly disclosed in the Company SEC Reports filed prior to the date hereof, (ii) Liens disclosed in Section 4.17 of the Company Disclosure Schedule, (iii) Liens for current Taxes not yet due and payable and other standard exceptions commonly found in title policies in the jurisdiction where the property is located, (iv) such encumbrances and imperfections of title, if any, as do not materially detract from the value of the properties and do not materially interfere with the present or proposed use of such properties or otherwise materially impair such operations, (v) Liens imposed or promulgated by laws with respect to real property and improvements, including zoning regulations, (vi) mechanics’, carriers’, workmen’s, repairmen’s and similar Liens incurred in the ordinary course of business or (vii) Liens that would not reasonably be expected to result in, individually or in the aggregate, a Company Material Adverse Effect.

     4.18 Insurance. The Company and its Subsidiaries are insured with reputable insurers against such risks and in such amounts as the management of the Company reasonably has determined to be prudent in accordance with industry practice (taking into account the cost and availability of such insurance), except as would not reasonably be expected to result in, individually or in the aggregate, a Company Material Adverse Effect. The Company and its Subsidiaries are in compliance with their insurance policies, including any State Self Insurance program, and are not in default under any of the terms thereof, except for any such non-compliance or default that would not reasonably be expected to result in a Company Material Adverse Effect. Each such policy is outstanding and in full force and effect (other than due to the ordinary expiration of the term thereof) and, except as set forth on Section 4.18 of the Company Disclosure Schedule. All premiums and other payments due under any such policy have been paid.

     4.19 Environmental Liability. Except as set forth in Section 4.19 of the Company Disclosure Schedule, to the Knowledge of the Company, neither the Company nor any of its Subsidiaries has received any written notice of any legal, administrative, arbitral or other proceedings, claims, actions, causes of action or, to the Knowledge of the Company, private environmental investigations or remediation activities or governmental investigations of any nature seeking to impose, or that reasonably would reasonably be expected to result in the imposition, on the Company or any of its Subsidiaries of any liability or obligation arising under common law standards relating to protection of the environment or human health, or under any local, state or federal environmental statute, regulation or ordinance, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (collectively, “Environmental Laws”), which liability or obligation would reasonably be expected to result in a Company Material Adverse Effect. To the Knowledge of the Company, during or prior to the period of (a) its or any of its Subsidiaries’ ownership or operation of any of their respective current properties, (b) its or any of its Subsidiaries’ participation in the management of any property, or (c) its or any of its Subsidiaries’ holding of a security interest or other interest in any property, there were no releases or threatened releases of hazardous, toxic, radioactive or dangerous materials or other materials regulated under Environmental Laws in, on, under or affecting any such property which would reasonably be expected to result in a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries is subject to any agreement, order, judgment, decree, letter or memorandum by or with any Governmental Entity or third Person imposing any material liability or obligation pursuant to or under any Environmental Law that would reasonably be expected to result in a Company Material Adverse Effect. To the Knowledge of the Company, the Company and its Subsidiaries are in compliance with all Environmental Laws, including possessing all material permits required for its currently conducted operations under applicable Environmental Laws, except, in each case, for any such non-compliance that, individually or in the aggregate, would not reasonably be expected to result in a Company Material Adverse Effect. Notwithstanding any other provision of this Agreement to the contrary (including Section 4.12), the representations and warranties of the Company in this Section 4.19 constitute the sole representations and warranties of the Company with respect to any matter (including any liability) relating to Environmental Laws.

     4.20 Intellectual Property. The Company and its Subsidiaries own, or are validly licensed or otherwise have the right to use, all patents, patent applications, patent rights, trademarks, trademark rights, trade names, trade name rights, service marks, service mark rights, copyrights, trade secrets, designs, domain names, lists, data, databases, processes, methods, schematics, technology, know-how, documentation, and other proprietary intellectual property rights and any such rights in computer programs (collectively, “Intellectual Property Rights”) as used in their business as presently conducted, except where the failure to have the right to use such Intellectual Property Rights, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect. No actions, suits or other proceedings are pending or, to the Knowledge of the Company, threatened that the Company or any of its Subsidiaries is infringing, misappropriating or otherwise violating the rights of the Company or any of its Subsidiaries with respect to any Intellectual Property Right owned by the Company or any of its Subsidiaries, expect for such infringement, misappropriation or violation that, individually or in the aggregate, would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Notwithstanding any other provision of this Agreement to the contrary, the representations and warranties of the Company in this Section 4.20 constitute the sole representations and warranties of the Company with respect to any matter (including any liability) relating to intellectual property matters.

     4.21 Communications Regulatory Matters.

          (a) The Company and each of its Subsidiaries hold (i) all approvals, authorizations, certificates and licenses issued by the FCC or the State Regulators that are required for the Company and each of its Subsidiary to conduct its business as presently conducted, which approvals, authorizations, certificates and licenses are set forth in Section 4.21(a) of the Company Disclosure Schedule, and (ii) all other material regulatory permits, approvals, licenses and other authorizations, including franchises, ordinances and other agreements granting access to public rights of way, issued or granted to the Company or any of its Subsidiaries by a Governmental Entity that are required for the Company and each of its Subsidiaries to conduct its business, as presently conducted (clause (i) and (ii) collectively, the “Licenses”).

          (b) Each License is valid and in full force and effect and has not been suspended, revoked, canceled or adversely modified, except where the failure to be in full force and effect, or the suspension, revocation, cancellation or modification of which would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. No License is subject to (i) any conditions or requirements that have not been imposed generally upon licenses in the same service, unless such conditions or requirements would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, or (ii) any pending regulatory proceeding or judicial review before a Governmental Entity, unless such pending regulatory proceeding or judicial review would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. To the Knowledge of the Company, there has been no event, condition or circumstance that would preclude any License from being renewed in the ordinary course (to the extent that such License is renewable by its terms), except where the failure to be renewed would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

          (c) The licensee of each License is in compliance with each License and has fulfilled and performed all of its obligations with respect thereto, including all reports, notifications and applications required by the rules, regulations, policies, instructions and orders of the FCC or the State Regulators, and the payment of all regulatory fees and contributions, except (i) for exemptions, waivers or similar concessions or allowances and (ii) where such failure to be in compliance, fulfill or perform its obligations or pay such fees or contributions would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

     4.22 Labor Matters. Neither the Company nor any of its Subsidiaries is a party to or is bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is the Company or any of its Subsidiaries the subject of a proceeding asserting that it or any such Subsidiary has committed an unfair labor practice (within the meaning of the National Labor Relations Act) or seeking to compel the Company or any such Subsidiary to bargain with any labor organization as to wages or conditions of employment, nor is there any strike or other material labor dispute involving it or any of its Subsidiaries pending or, to the Knowledge of the Company, threatened, nor, to the Knowledge of the Company, is there any activity involving its or any of its Subsidiaries’ employees seeking to certify a collective bargaining unit or engaging in other organizational activity.

     4.23 Transactions with Affiliates. As of the date of this Agreement, there are no transactions, agreements, arrangements or understandings between the Company or any of the Subsidiaries of the Company, on the one hand, and any Affiliate of the Company (other than the Subsidiaries of the Company), on the other hand, of the type that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act.

     4.24 Opinion of Financial Advisor. The Company has received an opinion of UBS Securities LLC, financial advisor to the Company, to the effect that, as of the date of such opinion, the consideration to be received in the Mergers by the holders of the Company Common Stock is fair, from a financial point of view, to the holders of the Company Common Stock. A written copy of such opinion will be furnished, for informational purposes, to Parent as promptly as practicable following the receipt thereof by the Company. It is agreed and understood that such opinion may not be relied on by Parent or Merger Subs.

     4.25 Acknowledgement of the Company. The Company acknowledges and agrees that it has conducted its own independent review and analysis of the business, assets, condition and operations of Parent and its Subsidiaries. In entering into this Agreement, the Company has relied solely upon its own investigation and analysis and the representations and warranties, covenants and agreements of Parent and Merger Subs contained in this Agreement and the Company (a) acknowledges that, other than as set forth in this Agreement, none of Parent, either Merger Sub nor any of their respective directors, officers, employees, Affiliates, agents or representatives makes or has made any representation or warranty, either express or implied, as to the accuracy or completeness of any of the information provided or made available to the Company or its agents or representatives prior to the execution of this Agreement, and (b) agrees, to the fullest extent permitted by law, that none of Parent, Merger Sub nor any of their respective directors, officers, employees, Affiliates, agents or representatives shall have any liability or responsibility whatsoever to the Company on any basis (including in contract, tort or otherwise) based upon any information provided or made available, or statements made, to the Company prior to the execution of this Agreement.

     4.26 No Other Representations or Warranties. Except for the representations and warranties expressly contained in this Section 4, neither the Company nor any other Person makes any other express or implied representation or warranty with respect to the Company, the Company’s Subsidiaries or the transactions contemplated by this Agreement, and the Company disclaims any other representations or warranties, whether made by the Company or any of its affiliates, officers, directors, employees, agents or representatives. Except for the representations and warranties expressly contained in this Section 4, the Company hereby disclaims all liability and responsibility for any representation, warranty, projection, forecast, statement, or information made, communicated, or furnished (orally or in writing) to Parent, Merger Subs or any of their Affiliates or representatives (including any opinion, information, projection, or advice that may have been or may be provided to Parent by any director, officer, employee, agent, consultant, or representative of the Company or any of its Affiliates).

5. REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUBS

     Except as set forth in (a) Parent’s filings with the SEC required by the Securities Act or the Exchange Act (excluding any disclosures set forth in any section of any such report entitled “Risk Factors” or “Forward-Looking Statements” or any other disclosures included in such filings to the extent that they are forward-looking in nature) or (b) in the disclosure schedule of Parent and Merger Subs delivered to the Company concurrently herewith (the “Parent Disclosure Schedule”) (with specific reference to the section of this Agreement to which the information stated in such Parent Disclosure Schedule relates; provided that (i) disclosure in any section of such Parent Disclosure Schedule shall be deemed to be disclosed with respect to any other Section of this Agreement to the extent that it is reasonably apparent from the face of such disclosure that such disclosure is applicable or relevant to such other Section and (ii) the mere inclusion of an item in such Parent Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission that such item represents a material exception or material fact, event or circumstance or that such item has had or would have a Parent Material Adverse Effect (as hereinafter defined)), Parent and Merger Subs hereby represent and warrant to the Company as follows:

     5.1 Corporate Organization.

          (a) Parent and each Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation. Parent and each Merger Sub has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business currently conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not reasonably be expected to result in a Parent Material Adverse Effect. The copies of the charter documents of Parent and each Merger Sub which have previously been made available to the Company are true, complete and correct copies of such documents as in effect as of the date of this Agreement. As used in this Agreement, a “Parent Material Adverse Effect” means (i) a material adverse effect on the business, results of operations or financial condition of Parent and its Subsidiaries taken as a whole or (ii) a material adverse effect on Parent’s or either Merger Sub’s ability to consummate the transactions contemplated hereby on a timely basis; provided, however, that in determining whether a Parent Material Adverse Effect has occurred, there shall be excluded any effect on the Parent or its Subsidiaries relating to or arising in connection with (A) any adverse change, effect, event or occurrence, state of facts or developments to the extent the public announcement or the pendency of this Agreement or the transactions contemplated hereby or any actions required to be taken (or refrained from being taken) in compliance herewith or otherwise with the consent of the other party hereto, including the impact thereof on the relationships of Parent or any of its Subsidiaries with customers, suppliers, distributors, consultants, employees or independent contractors or other third parties with whom Parent or any of its Subsidiaries has any relationship and including any litigation brought by any shareholder of the Company or Parent in connection with the transactions contemplated hereby, (B) any failure by Parent to meet any projections or forecasts for any period ending (or for which revenues or earnings are released) on or after the date hereof, (C) any change in federal, state, non-U.S. or local law, regulations, policies or procedures, or interpretations thereof, GAAP or regulatory accounting requirements applicable or potentially applicable to the industries in which Parent or its Subsidiaries operate, (D) changes generally affecting the industries in which Parent or its Subsidiaries operate that are not specifically related to Parent and its Subsidiaries and do not have a materially disproportionate adverse effect on the Parent and its Subsidiaries, taken as a whole, (E) changes in economic conditions (including changes in the prevailing interest rates) in the United States, in any region thereof, or in any non-U.S. or global economy or (F) any attack on, or by, outbreak or escalation of hostilities or acts of terrorism involving, the United States, or any declaration of war by the United States Congress or any hurricane or other natural disaster.

          (b) The copies of the Articles of Incorporation and Bylaws of Parent and each Merger Sub, and similar organizational documents of each its Subsidiaries, which have previously been made available to the Company are true, complete and correct copies of such documents as in effect as of the date of this Agreement.

     5.2 Capitalization.

          (a) The authorized capital stock of Parent consists of 100,000,000 shares of Common Stock, par value $0.01 per share, and 10,000,000 shares of Preferred Stock, par value $0.01 per share. As of the close of business on February 3, 2012 (the “Parent Capitalization Date”), there were 29,869,510 shares of Parent’s Common Stock outstanding and no shares of Parent’s Preferred Stock outstanding. As of the close of business on the Capitalization Date, no shares of Parent Stock were reserved or to be made available for issuance, except as set forth in Section 5.2(a) of the Parent Disclosure Schedule. All of the issued and outstanding shares of Parent Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. As of the date of this Agreement, except (i) as set forth in Section 5.2(a) of the Parent Disclosure Schedule, (ii) pursuant to any cashless exercise provisions of any options or pursuant to the surrender of shares to Parent or the withholding of shares by Parent to cover tax withholding obligations under Parent’s stock plans and arrangements set forth in Section 5.2(a) of the Parent Disclosure Schedule (collectively, and in each case as the same may be amended to the date hereof, the “Parent Stock Plans”), and (iii) as set forth elsewhere in this Section 5.2(a), Parent does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase, sale, repurchase, redemption or issuance of any shares of Parent Stock or any other equity securities of Parent or any securities representing the right to purchase or otherwise receive any shares of the Parent capital stock (including any rights plan or agreement). Since the Parent Capitalization Date, Parent has not (i) issued or repurchased any shares of its capital stock or any securities convertible into or exercisable for any shares of its capital stock, other than upon the exercise of employee stock options granted prior to such date and disclosed in this Section 5.2(a) or pursuant to the surrender of shares to Parent or the withholding of shares by Parent to cover tax withholding obligations under the Parent Stock Plans, or (ii) issued or awarded any options, restricted shares or other equity-based awards under the Parent Stock Plans.

          (b) The authorized capital stock of Merger Sub I consists of 100 shares of common stock, par value $0.01 per share, all of which are issued and outstanding and are owned, of record and beneficially, solely by Parent. The authorized capital stock of Merger Sub II consists of 100 shares of common stock, par value $0.01 per share, all of which are issued and outstanding and are owned, of record and beneficially, solely by Parent.

          (c) Except as set forth in Section 5.2(c) of the Parent Disclosure Schedule, neither Parent nor any of its Subsidiaries own, directly or indirectly, any equity or similar interest in, or any interest convertible into or exchangeable for, any equity or similar interest in, any corporation, partnership, joint venture or other similar business association or entity (other than its wholly owned Subsidiaries), with respect to which securities Parent or any of its Subsidiaries has invested (and currently owns) or is required to invest $2,000,000 or more. Except as set forth in Section 5.2(c) of the Parent Disclosure Schedule, Parent owns, directly or indirectly, all of the issued and outstanding shares of capital stock of or all other equity interests in each of Parent’s Subsidiaries free and clear of any Liens and all of such shares are duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. Neither Parent nor any of its Subsidiaries has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase, repurchase, sale, redemption or issuance of any shares of capital stock or any other equity security of any Subsidiary of Parent or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of any such Subsidiary.

     5.3 Authority; No Violation.

          (a) Parent and each Merger Sub has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement, the Agreement of Merger and the consummation of the transactions contemplated hereby and thereby, including the Mergers, have been duly and validly approved by the Board of Directors of Parent (“Parent Board”) and each Merger Sub and no other corporate proceedings on the part of Parent or either Merger Sub are necessary to approve this Agreement, the Agreement of Merger and the consummation of the transactions contemplated hereby and thereby, including the Mergers, or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Parent and each Merger Sub and (assuming due authorization, execution and delivery by the Company) constitutes a valid and binding obligation of Parent and each Merger Sub, enforceable against Parent and each Merger Sub in accordance with its terms, except as enforcement may be limited by the Bankruptcy and Equity Exceptions. The Agreement of Merger, once duly and validly executed and delivered by Parent and each Merger Sub (assuming due authorization, execution and delivery by the Company), will constitute a valid and binding obligation of Parent and each Merger Sub, enforceable against Parent and each Merger Sub in accordance with its terms, except as enforcement may be limited by the Bankruptcy and Equity Exceptions.

          (b) Neither the execution and delivery of this Agreement or the Agreement of Merger by Parent or either Merger Sub, nor the consummation by Parent or either Merger Sub of the transactions contemplated hereby, including the Mergers will (i) violate any provision of charter documents of Parent or either Merger Sub or (ii) assuming that the consents, approvals and filings referred to in Section 5.4 are duly obtained or made, (A) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Parent, Merger Subs or any of their respective Subsidiaries or any of their respective properties or assets, or (B) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, or require redemption or repurchase or otherwise require the purchase or sale of any securities, constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of Parent, Merger Subs or any of their respective Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Parent, Merger Subs or any of their respective Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound or affected, except (in the case of clause (ii) above) for such violations, conflicts, breaches, defaults or other events which either individually or in the aggregate would not reasonably be expected to result in a Parent Material Adverse Effect.

     5.4 Consents and Approvals. Except as set forth in Section 5.4 of the Parent Disclosure Schedule, no Consents of, or filings or registrations with, any Governmental Entity or any third Person are necessary in connection with (a) the execution and delivery by Parent or Merger Subs of this Agreement or the Agreement of Merger or (b) the consummation by Parent or Merger Subs of the transactions contemplated hereby and thereby, including the Mergers, except for (i) any notices required to be filed under the HSR Act, (ii) the Consents from, or registrations, declarations, notices or filings made to or with the Federal FCC, or any Governmental Entity (including State Regulators) and local cable franchise authorities) (other than with respect to securities, antitrust, competition, trade regulation or similar laws), in each case as may be required in connection with this Agreement, the Mergers or the other transactions contemplated by this Agreement and are required in with respect to mergers, business combinations or changes in control of telecommunications companies generally, (iii) the filing with the SEC of the Proxy Statement/Prospectus (as hereinafter defined) as well as any other filings required to be made with the SEC pursuant to the Securities Act or the Exchange Act, (iv) the filing of the Articles of Merger and related certificates with the California Secretary pursuant to the CGCL, (v) Consents or approvals of, or filings or registrations with, Governmental Entities or third parties, (vi) such filings and approvals as may be required to be made under the state blue sky or securities Laws or various states in connection with the issuance of shares of Parent Stock pursuant to this Agreement and (vii) such filings as may be required to cause the shares of Parent Stock to be issued pursuant this Agreement to be approved for listing on the NASDAQ Global Select Market, the failure of which to be obtained would not be reasonably expected to result in, individually or in the aggregate, a Parent Material Adverse Effect.

     5.5 SEC Filings. Parent has filed all forms, reports, statements, certifications and other documents (including all exhibits, amendments and supplements thereto) required to be filed by it with the SEC since January 1, 2010 (collectively, the “Parent SEC Reports”). None of Parent’s Subsidiaries is required to file periodic reports with the SEC pursuant to the Exchange Act. Each of the Parent SEC Reports, as amended prior to the date of this Agreement, complied as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act, each as in effect on the date so filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such subsequent filing). None of the Parent SEC Reports contained, when filed or, if amended or supplemented prior to the date hereof, as of the date of such amendment or supplement, any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. There are no outstanding or unresolved comments in comment letters received from the SEC with respect to the Parent SEC Reports. To the Knowledge of Parent, as of the date hereof, none of the Parent SEC Reports is subject to ongoing SEC review. None of the Subsidiaries of Parent is required to file or furnish reports with the SEC pursuant to the Exchange Act.

     5.6 Financial Statements.

          (a) Each of the financial statements included (or incorporated by reference) in the Parent SEC Reports (including the related notes, where applicable), after giving effect to any restatements made by Parent prior to the date of this Agreement, fairly present in all material respects (subject, in the case of the unaudited statements, to normal recurring adjustments, none of which would be reasonably expected to result in, individually or in the aggregate, a Parent Material Adverse Effect) the results of the consolidated operations and changes in shareholders’ equity and consolidated financial position of Parent and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth. Each of such financial statements (including the related notes, where applicable), after giving effect to any restatements made by Parent prior to the date of this Agreement, complies in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto and each of such financial statements (including the related notes, where applicable) has been prepared in accordance with GAAP, as in effect on the date or for the period with respect to which such principles are applied, in all material respects consistently applied during the periods involved, except in each case as indicated in such statements or in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q. The books and records of Parent and its Subsidiaries have been, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements and reflect only actual transactions.

          (b) The records, systems, controls, data and information of Parent and its Subsidiaries are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of Parent or its Subsidiaries or accountants (including all means of access thereto and therefrom), except for any non-exclusive ownership and non-direct control that would not reasonably be expected to have a material adverse effect on the system of internal accounting controls described below in this Section 5.6(b). Parent (i) has established and maintains disclosure controls and procedures (as defined in Rule 13a-15(e) of the Exchange Act) to ensure that material information relating to Parent, including its consolidated Subsidiaries, is made known to the chief executive officer and the chief financial officer of Parent by others within those entities and (ii) has disclosed, based on its most recent evaluation prior to the date hereof, to Parent’s outside auditors and the audit committee of the Parent Board (A) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) which are reasonably likely to adversely affect Parent’s ability to record, process, summarize and report financial information and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in Parent’s internal controls over financial reporting. These disclosures were made in writing by management to Parent’s auditors and audit committee and a copy has previously been made available to the Company.

     5.7 Broker’s Fees. Except as set forth in Section 5.7 of the Parent Disclosure Schedule, neither Parent, Merger Subs nor any of their respective Subsidiaries has employed any broker or finder or incurred any liability for any broker’s fees, commissions or finder’s fees in connection with any of the transactions contemplated by this Agreement.

     5.8 Absence of Certain Changes or Events.

          (a) Except as set forth in Section 5.8(a) of the Parent Disclosure Schedule, since September 30, 2011, no event has occurred which would reasonably be expected to result in, individually or in the aggregate, a Parent Material Adverse Effect.

          (b) Except as set forth in Section 5.8(b) of the Parent Disclosure Schedule or as contemplated by this Agreement or permitted under Section 6.3, since September 30, 2011, Parent and its Subsidiaries have carried on their respective businesses in all material respects in the ordinary course of business.

     5.9 Legal Proceedings.

          (a) Neither Parent, Merger Subs nor any of their respective Affiliates is a party to any, and there are no pending or, to the knowledge of Parent, threatened, material legal, administrative, arbitral or other material proceedings, claims, actions or governmental or regulatory investigations of any nature challenging the validity or propriety of the transactions contemplated by this Agreement. As used herein, “to the knowledge of Parent” shall mean the actual knowledge of the officers of Parent and Merger Subs listed in Section 5.9 of the Parent Disclosure Schedule.

          (b) Except as set forth in Section 5.9(b) of the Parent Disclosure Schedule, there is no injunction, order, judgment, decree or regulatory restriction of any Governmental Entity specifically imposed upon Parent, Merger Subs or any of their respective Affiliates or the assets of Parent, Merger Subs or any of their respective Affiliates which has resulted in or would reasonably be expected to result in, individually or in the aggregate, a Parent Material Adverse Effect.

     5.10 Taxes.

          (a) Except as set forth in Section 5.10(a) of the Parent Disclosure Schedule: (i) each of Parent and its Subsidiaries has (A) duly and timely filed (including pursuant to applicable extensions granted without penalty) all material Tax Returns (as hereinafter defined) required to be filed by it, and such Tax Returns are true, correct and complete in all material respects, and (B) paid in full all Taxes (as hereinafter defined) shown as due on such Tax Returns; (ii) no material deficiencies for any Taxes have been proposed, asserted or assessed in writing against Parent or any of its Subsidiaries which deficiencies have not since been resolved; and (iii) there are no material Liens for Taxes upon the assets of either Parent or its Subsidiaries except for statutory liens for current Taxes not yet due or Liens for Taxes that are being contested in good faith by appropriate proceedings and for which reserves adequate in accordance with GAAP have been provided.

          (b) Since January 1, 2010, neither Parent nor any of its Subsidiaries (i) is or has ever been a member of an “affiliated group” (other than a group the common parent of which is Parent) filing a consolidated federal income tax return, or (ii) has any liability for Taxes of any Person (other than Parent and its Subsidiaries) arising from the application of Treasury Regulation section 1.1502-6 or any analogous provision of state, local or non-U.S. law.

          (c) Since January 1, 2010, no closing agreement pursuant to Section 7121 of the Code (or any similar provision of state, local or non-U.S. law) has been entered into by or with respect to Parent or any of its Subsidiaries.

          (d) None of Parent or any of its Subsidiaries has been a “distributing corporation” or a “controlled corporation” in any distribution occurring during the last two years in which the parties to such distribution treated the distribution as one to which Section 355 of the Code is applicable.

          (e) Neither Parent nor any of its Subsidiaries has granted any waiver of any federal, state, local or non-U.S. statute of limitations with respect to, or granted any extension of a period for the assessment of, any Tax, which waiver or extension has not since expired.

          (f) To the Knowledge of Parent, it has not taken or agreed to take any action, failed to take any action, or knows of any fact, agreement, plan or other circumstance that is reasonably likely to prevent the Mergers from constituting a reorganization within the meaning of Section 368(a) of the Code.

     5.11 Employee Benefit Plans. Except as set forth in Section 5.11 of the Parent Disclosure Schedule, neither Parent nor any Person treated as a single employer with Parent under Section 414(b), (c), (m) or (o) of the Code maintains or is required to contribute to any Company Benefit Plan that (i) is a “multiemployer plan” as defined in Sections 3(37) of ERISA, (ii) is subject to the funding requirements of Section 412 of the Code or Title IV of ERISA, or (iii) provides for post-retirement medical, life insurance or other welfare-type benefits (other than as required by Part 6 of Subtitle B of Title I of ERISA or Section 4980B of the Code or under a similar state law).

     5.12 Compliance With Applicable Law.

          (a) Except as set forth in Section 5.12(a) of the Parent Disclosure Schedule, Parent and each of its Subsidiaries hold all licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses under and pursuant to, and have complied with and are not in violation in any material respect under, any applicable law, statute, order, rule or regulation of any Governmental Entity relating to Parent or any of its Subsidiaries, except where the failure to hold such license, franchise, permit or authorization or such non-compliance or violation would not, individually or in the aggregate, reasonably be expected to result in a Parent Material Adverse Effect, and neither Parent nor any of its Subsidiaries has received written notice of any violations of any of the above which, individually or in the aggregate, would reasonably be expected to result in a Parent Material Adverse Effect.

          (b) Since the enactment of the Sarbanes-Oxley Act, Parent has been and is in compliance in all material respects with (i) the applicable provisions of the Sarbanes-Oxley Act and (ii) the applicable listing standards of the NASDAQ Stock Market, including those related to corporate governance.

     5.13 Certain Contracts. (i) Each Parent Contract is valid and binding on Parent and in full force and effect (other than due to the ordinary expiration of the term thereof), and, to the Knowledge of Parent, is valid and binding on the other parties thereto, in each case, as enforceability may be limited by the Bankruptcy and Equity Exceptions, (ii) Parent and each of its Subsidiaries has in all material respects performed all obligations required to be performed by it to date under each Parent Contract, and (iii) no event or condition exists which constitutes or, after notice or lapse of time or both, would constitute a material default on the part of Parent or any of its Subsidiaries under any such Parent Contract, except, in each case, with respect to the foregoing clauses (i) through (iii) as would not reasonably be expected to result in, either individually or in the aggregate, a Parent Material Adverse Effect. As used in this Agreement, a “Parent Contract” means any contract, arrangement, commitment or understanding (whether written or oral) by which Parent or any of its Subsidiaries is a party to or is bound by (i) which is a material contract (as defined in Item 601(b)(10) of Regulation S-K of the SEC) to be performed after the date of this Agreement, (ii) which restricts the rights of Parent or any of its Subsidiaries to compete in any line of business in any geographic area or with any Person, or which requires exclusive referrals of business or requires Parent or any of its Subsidiaries to offer specified products or services to their customers on a priority or exclusive basis, (iii) with or to a labor union or guild (including any collective bargaining agreement), (iv) which relates to the incurrence of indebtedness in the principal amount of $4,000,000 or more, (v) which grants any Person a right of first refusal, right of first offer or similar right with respect to any material properties, assets or businesses of Parent or its Subsidiaries, or (vi) which involves the purchase or sale of assets with a purchase price of $750,000 or more in any single case or $4,000,000 in all such cases.

     5.14 Undisclosed Liabilities. Except for (a) liabilities that are fully reflected or reserved against on the consolidated balance sheet of Parent included in Parent’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2011, (b) liabilities incurred in the ordinary course of business consistent with past practice, (c) liabilities arising under the terms of (but not from any breach or default under) any agreement, contract, commitment, license, permit, lease or other instrument or obligation that is either (x) disclosed in the Parent Disclosure Schedule or (y) not required to be so disclosed by the terms of this Agreement (and including any of the foregoing types of instruments or obligations that are entered into or obtained after the date of this Agreement, as long such action does not result in a breach of this Agreement), (d) liabilities incurred pursuant to or in connection with this Agreement or the transactions contemplated hereby or (e) liabilities that would not reasonably be expected to result in, individually or in the aggregate, a Parent Material Adverse Effect, neither Parent nor any of its Subsidiaries has any liability of any nature whatsoever (whether absolute, accrued or contingent or otherwise and whether due or to become due) that would be required by GAAP to be reflected in the consolidated balance sheet of Parent.

     5.15 Environmental Liability. Except as set forth in Section 5.15 of the Parent Disclosure Schedule, to the Knowledge of Parent, neither Parent nor any of its Subsidiaries has received any written notice of any legal, administrative, arbitral or other proceedings, claims, actions, causes of action or, to the Knowledge of Parent, private environmental investigations or remediation activities or governmental investigations of any nature seeking to impose, or that reasonably would reasonably be expected to result in the imposition, on Parent or any of its Subsidiaries of any liability or obligation arising under Environmental Laws, which liability or obligation would reasonably be expected to result in a Parent Material Adverse Effect. To the Knowledge of Parent, during or prior to the period of (a) its or any of its Subsidiaries’ ownership or operation of any of their respective current properties, (b) its or any of its Subsidiaries’ participation in the management of any property, or (c) its or any of its Subsidiaries’ holding of a security interest or other interest in any property, there were no releases or threatened releases of hazardous, toxic, radioactive or dangerous materials or other materials regulated under Environmental Laws in, on, under or affecting any such property which would reasonably be expected to result in a Parent Material Adverse Effect. Neither Parent nor any of its Subsidiaries is subject to any agreement, order, judgment, decree, letter or memorandum by or with any Governmental Entity or third Person imposing any material liability or obligation pursuant to or under any Environmental Law that would reasonably be expected to result in a Parent Material Adverse Effect. To the Knowledge of Parent, Parent and its Subsidiaries are in compliance with all Environmental Laws, including possessing all material permits required for its currently conducted operations under applicable Environmental Laws, except, in each case, for any such non-compliance that, individually or in the aggregate, would not reasonably be expected to result in a Parent Material Adverse Effect. Notwithstanding any other provision of this Agreement to the contrary (including Section 5.12), the representations and warranties of Parent in this Section 5.15 constitute the sole representations and warranties of Parent with respect to any matter (including any liability) relating to Environmental Laws.

     5.16 Financing.

          (a) Parent has delivered to the Company true, correct and complete copies of the executed commitment letter from Morgan Stanley Senior Funding, Inc. including any related fee letter in redacted form (the “Debt Commitment Letter”), pursuant to which, and subject to the terms and conditions thereof, the lender party or parties thereto have committed to lend the amounts set forth therein on the terms set forth therein to Consolidated Communications, Inc., a Subsidiary of Parent (“CCI” ) for the purpose of funding the transactions contemplated by this Agreement (the “Debt Financing”).

          (b) As of the date hereof, the Debt Commitment Letter is in full force and effect and has not been withdrawn or terminated or otherwise amended, supplemented or modified in any respect. The Debt Commitment Letter, in the form so delivered, is a legal, valid and binding obligation of CCI and, to the knowledge of Parent as of the date hereof, the other party or parties thereto. There are no side letters or other agreements, contracts or arrangements (except for customary fee letters and engagement letters, complete copies of which have been provided to the Company, with only the fee amounts and certain other terms (none of which would adversely affect the amount or availability of the Debt Financing) redacted) relating to the Debt Financing between Parent, Merger Subs and CCI, on the one hand, and the provider or providers of the Debt Financing, on the other hand. As of the date hereof, no event has occurred which, with or without notice, lapse of time or both, would constitute a default or breach on the part of CCI under any term, or a failure of any condition, of the Debt Commitment Letter. Assuming the accuracy of the representations and warranties set forth in Section 4 and compliance by the Company with its covenants and agreements hereunder, as of the date of this Agreement neither Parent nor Merger Subs has reason to believe that CCI would be unable to satisfy on a timely basis any term or condition of the Debt Commitment Letter required to be satisfied by it. Parent, CCI and/or Merger Subs have fully paid any and all commitment fees or other fees required by the Debt Commitment Letter to be paid on or before the date of this Agreement. Assuming the accuracy of the representations and warranties set forth in Section 4 and compliance by the Company of its covenants and agreement hereunder and subject to the satisfaction of the conditions of the Debt Financing, the aggregate proceeds from the Debt Financing, together with the cash and cash equivalents available to the Company (not needed for other purposes), are sufficient to fund all of the amounts required to be provided by Parent for the consummation of the transactions contemplated hereby, and are sufficient for the satisfaction of all of Parent’s and each Merger Sub’s obligations under this Agreement, including the payment of the Merger Consideration, the Equity Award Consideration and the payment of all associated costs and expenses of the Mergers (including any repayment or refinancing of indebtedness of Parent, Merger Subs or the Company required in connection therewith). There are no conditions precedent or other contingencies related to the funding or investing, as applicable, of the full amount of the Debt Financing, other than as expressly set forth in or contemplated by the Debt Commitment Letter.

          (c) As of the date hereof, Parent has no knowledge of any direct or indirect limitation or other restriction on the ability of the lender parties to the Debt Commitment Letter to provide financing for other potential purchasers of the Company.

     5.17 Parent Information. The information relating to Parent and its Subsidiaries (including Merger Subs) to be provided by Parent to be contained in the Proxy Statement/Prospectus, any filing pursuant to Rule 14a-12 or Rule 14a-6 under the Exchange Act or in any other document filed with any other Governmental Entity in connection herewith, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading.

     5.18 No Business Activities by Merger Subs. All of the outstanding capital stock of each Merger Sub is owned by Parent. Neither Merger Sub is not a party to any contract and has not conducted any activities other than in connection with the organization of such Merger Sub, the negotiation and execution of this Agreement and the consummation of the transactions contemplated hereby. Neither Merger Sub has any Subsidiaries.

     5.19 Ownership of Company Common Stock; No Other Agreements. Neither Parent, Merger Subs nor any of their respective Subsidiaries or, to the knowledge of Parent, any of their respective Affiliates or associates (as such term is defined under the Exchange Act) (a) beneficially owns, directly or indirectly, or (b) is a party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in case of either clause (a) or (b), any Company Common Stock, in each case, except in accordance with this Agreement, including the Merger. Neither Parent, Merger Subs nor any of their respective Subsidiaries or, to the knowledge of Parent, any of their respective Affiliates or associates (as such term is defined under the Exchange Act) has entered into any contract or agreement with any officer or director of the Company in connection with the transactions contemplated by this Agreement.

     5.20 Acknowledgement of Parent. Parent acknowledges and agrees that it has conducted its own independent review and analysis of the business, assets, condition and operations of the Company and its Subsidiaries. In entering into this Agreement, Parent has relied solely upon its own investigation and analysis and the representations and warranties, covenants and agreements of the Company contained in this Agreement and Parent (a) acknowledges that, other than as set forth in this Agreement, none of the Company nor any of its respective directors, officers, employees, Affiliates, agents or representatives makes or has made any representation or warranty, either express or implied, as to the accuracy or completeness of any of the information provided or made available to Parent or its agents or representatives prior to the execution of this Agreement, and (b) agrees, to the fullest extent permitted by law, that none of the Company nor any of its respective directors, officers, employees, Affiliates, agents or representatives shall have any liability or responsibility whatsoever to Parent on any basis (including in contract, tort or otherwise) based upon any information provided or made available, or statements made, to Parent prior to the execution of this Agreement.

     5.21 No Other Representations or Warranties. Except for the representations and warranties expressly contained in this Section 5, none of Parent, either Merger Sub nor any other Person makes any other express or implied representation or warranty with respect to the Parent, Parent’s Subsidiaries, either Merger Sub or the transactions contemplated by this Agreement, and Parent disclaims any other representations or warranties, whether made by Parent, either Merger Sub or any of their respective affiliates, officers, directors, employees, agents or representatives. Except for the representations and warranties expressly contained in this Section 5, each of Parent and each Merger Sub hereby disclaims all liability and responsibility for any representation, warranty, projection, forecast, statement, or information made, communicated, or furnished (orally or in writing) to the Company or any of its Affiliates or representatives (including any opinion, information, projection, or advice that may have been or may be provided to the Company by any director, officer, employee, agent, consultant, or representative of Parent or any of its Affiliates).

6. COVENANTS RELATING TO CONDUCT OF BUSINESS

     6.1 Conduct of Business of the Company Prior to the Effective Time. Except as expressly contemplated or permitted by this Agreement, or as required by applicable law, rule or regulation, during the period from the date of this Agreement to the Effective Time, the Company shall, and shall cause each of its Subsidiaries to, conduct its business in the ordinary course.

     6.2 Company Forbearances. Except as set forth in Section 6.2 of the Company Disclosure Schedule, as expressly contemplated or permitted by this Agreement, as required by applicable law, rule or regulation, or by any Governmental Entity or as required by a Company Benefit Plan or as required by any agreement in effect on the date hereof (true and correct copies of which have been delivered to Parent prior to the date of this Agreement), during the period from the date of this Agreement to the Effective Time, the Company shall not, and shall not permit any of its Subsidiaries to, without the prior written consent of Parent (which consent shall not be unreasonably withheld or delayed); provided, however, that consent of Parent shall be deemed to have been given if Parent does not object within five (5) business days from the date on which request for such consent is provided by the Company to Parent pursuant to the requirements of Section 10.3:

          (a) (i) adjust, split, combine or reclassify its capital stock, (ii) set any record or payment dates for the payment of any dividends or distributions on its capital stock or make, declare or pay any dividend or make any other distribution on any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock, except that (x) the Company may declare and pay regular quarterly cash dividends of $0.10 per share and (y) any wholly owned Subsidiary of the Company may declare and pay dividends to its parent and other wholly owned Subsidiaries of the Company, (iii) directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock (except pursuant to the exercise of stock options or vesting of Company RSUs or restricted Company Common Stock outstanding as of the date hereof or permitted to be issued under this Section 6.2 or pursuant to the surrender of shares to the Company or the withholding of shares by the Company to cover tax withholding obligations under the Company Stock Plans), or (iv) grant any stock appreciation rights or grant any Person any right to acquire any shares of its capital stock except in the ordinary course of business in accordance with past practice, or issue, or commit to issue, sell, grant, dispose of, pledge or otherwise encumber, or authorize or propose the issuance, sale grant, disposition, pledge or other encumbrance of, any additional shares of capital stock (except pursuant to the exercise of stock options or vesting or settlement of awards under the Company Stock Plans outstanding as of the date hereof or permitted to be issued under this Section 6.2), any securities convertible into or exercisable for, or any rights, warrants or options to acquire, any additional shares of capital stock, or any other securities in respect of, in lieu of, or in substitution for, any shares of its capital stock outstanding on the date of this Agreement;

          (b) sell, transfer, mortgage, encumber or otherwise dispose of any of its material assets or material properties to any Person (other than a direct wholly owned Subsidiary), by merger, consolidation, asset sale or other business combination (including formation of a joint venture) or cancel, release or assign any indebtedness to any such Person or any claims held by any such Person, in each case, except (i) in the ordinary course of business consistent with past practice, including sales of repossessed assets, (ii) dispositions of obsolete or worthless assets, (iii) sales of loans, receivables and other assets in the ordinary course of business consistent with past practice and (iv) sales of immaterial assets which involve the sale of assets with a purchase price of $750,000 or less in any single case or $3,000,000 in all such cases;

          (c) make any investment or acquisition, by purchase or other acquisition of stock or other equity interests, by merger, consolidation, asset purchase or other business combination, or by contributions to capital; or make any material purchases of any property or assets, in or from any other Person other than a wholly owned Subsidiary of the Company, except (i) as expressly required by the terms of any contracts or agreements in force at the date of this Agreement and set out in Section 6.2(c) of the Company Disclosure Schedule, (ii) as otherwise permitted by this Section 6.2, and (iii) other acquisitions in the ordinary course of business consistent with past practice and, in any case, involving consideration in an aggregate amount not in excess of $5,000,000;

          (d) enter into, renew, extend, amend or terminate any contract, lease or agreement that is or would be a Company Contract;

          (e) other than general pay increases, including in connection with promotions, made in the ordinary course of business consistent with past practice, for employees, directors or independent contractors generally or as provided by any agreement in effect on the date hereof (true and correct copies of which have been delivered to Parent prior to the date of this Agreement), (i) increase, or commit to increase, the compensation or severance payable (including by granting or increasing the rate or terms of any salary, bonus, pension or other compensation pursuant to the terms of any employee benefit plan, policy, agreement or arrangement) to any of its employees, directors or independent contractors, (ii) pay any severance other than in the ordinary course of business consistent with past practice or (iii) except as may be required, or advisable, to comply with applicable law or contract, amend, establish or enter into any pension, retirement, profit-sharing, severance, retention or welfare benefit plan or agreement or incentive or employment, agreement with or for the benefit of any employee, director or independent contractor or accelerate the vesting of any stock options or other stock-based compensation;

          (f) amend its Articles of Incorporation, bylaws or similar governing documents or similar organizational documents of any of Subsidiary of the Company;

          (g) enter into any new material line of business outside of its existing business;

          (h) assign, transfer, lease, cancel, fail to renew or fail to extend any material Permit issued by the FCC or any State Regulator;

          (i) incur any indebtedness for borrowed money, issue any debt securities or assume, guarantee or endorse or otherwise become responsible for the obligations of another Person, or make any loans, advances of capital contributions to, or investments in, any other Person, except in the ordinary course of business consistent with past practice;

          (j) make or change any material Tax election or settle or compromise any material Tax liability of the Company or any of its Subsidiaries;

          (k) make any material changes in its accounting methods or method of Tax accounting, practices or policies, except as may be required under applicable law, rule, regulation or GAAP;

          (l) effect or permit, with respect to the Company and any Subsidiary of the Company, a “plant closing” or “mass layoff”, as such terms are defined under the Worker Adjustment and Retraining Act of 1988, as amended;

          (m) except as permitted pursuant to Section 7.7, take any action that is intended or may reasonably be expected to result in any of the conditions to the Mergers set forth in Section 8.1 or 8.2 not being satisfied; or

          (n) agree to, or make any commitment to, take any of the actions prohibited by this Section 6.2.

     6.3 Parent Forbearances. Except as set forth in Section 6.3 of the Parent Disclosure Schedule, as expressly contemplated or permitted by this Agreement, as required by applicable law, rule or regulation, or by any Governmental Entity, during the period from the date of this Agreement to the Effective Time, Parent shall not, and shall not permit any of its Subsidiaries to, without the prior written consent of the Company (which consent shall not be unreasonably withheld or delayed); provided, however, that consent of the Company shall be deemed to have been given if the Company does not object within five (5) business days from the date on which request for such consent is provided by Parent to the Company pursuant to the requirements of Section 10.3:

          (a) engage in any material repurchase of, or any recapitalization or other change, restructuring or reorganization with respect to, Parent Stock, including payment of any dividend or other distribution in respect to shares of Parent Stock (other than Parent’s regular quarterly cash dividends);

          (b) (i) alter through merger, liquidation, reorganization, restructuring or in any other manner the corporate structure or organization of Parent or (ii) engage in any action or enter into any transaction or series of transactions, or permit any action to be taken or transaction or series of transactions to be entered into, that, in the case of either clause (i) or clause (ii), could reasonably be expected to delay the consummation of, or otherwise adversely affect, the Mergers or any of the other Transactions, including (x) withdrawing or modifying, in a manner adverse to the Company, the approval by the Parent Board of this Agreement, the Mergers or the issuance of Parent Stock or (y) engaging in any action or entering into any transaction or series of transactions, or permitting any action to be taken or transaction or series of transactions to be entered into, that could reasonably be expected to delay or otherwise adversely affect the funding of the full amount of the Debt Financing or the ability of Parent and Merger Subs to pay the aggregate amount of cash consideration for the shares of Company Common Stock determined pursuant to Article III (including the aggregate Cash Consideration and cash in lieu of fractional shares of Parent Stock to be paid pursuant to Section 3.1(d));

          (c) without limiting the generality of Section 6.2(b), acquire (whether through merger, consolidation, stock or asset purchase or otherwise), or agree to so acquire, any material amounts of assets of or any equity in any Person or any business or division thereof, unless such acquisition or agreement would not (i) impose any delay in the obtaining of, or materially increase the risk of not obtaining, any authorizations, consents, orders, declarations or approvals of any Governmental Entity necessary to consummate the Mergers or any of the other Transactions or the expiration or termination of any waiting period under the HSR Act or other Law, (ii) increase the risk of any Governmental Entity entering an order prohibiting the consummation of the Mergers or any of the transactions contemplated by this Agreement or (iii) increase the risk of not being able to remove any such order on appeal or otherwise;

          (d) adopt any amendments to the Certificate of Incorporation or Bylaws of Parent (or similar organizational documents of any of Subsidiary of Parent) which would alter any of the terms of Parent Stock; or

          (e) agree to, or make any commitment to, take any of the actions prohibited by this Section 6.3.

7. ADDITIONAL AGREEMENTS

     7.1 Proxy Statement/Prospectus; Parent Registration Statement; Other Filings. Parent and the Company shall together, or pursuant to an allocation of responsibility to be agreed upon between them:

          (a) prepare and file with the SEC as soon as is reasonably practicable (i) joint proxy materials of the Company and Parent (the “Proxy Statement/Prospectus”) under the Exchange Act with respect to the Company Shareholder Meeting and the Parent Shareholder Meeting, and (ii) a Registration Statement on Form S-4 or other appropriate Form under the Securities Act (the “Parent Registration Statement”) with respect to the issuance of shares of Parent Stock pursuant to the Mergers (the “Parent Stock Issuance”) in which the Proxy Statement/Prospectus shall be included as a prospectus;

          (b) use commercially reasonable efforts to have, as promptly as practicable, (i) the Proxy Statement/Prospectus cleared by the SEC under the Exchange Act and (ii) the Parent Registration Statement declared effective by the SEC under the Securities Act;

          (c) take all such action as shall be required under applicable state blue sky or securities Laws in connection with the transactions contemplated by this Agreement; and

          (d) cooperate with each other in determining whether any filings are required to be made or consents are required to be obtained in any foreign jurisdiction prior to the Effective Time in connection with the transactions contemplated by this Agreement, and in making any such filings promptly and in seeking to obtain timely any such consents.

     7.2 Access to Information.

          (a) Upon reasonable prior notice and subject to applicable law, the Company shall, and shall cause each of its Subsidiaries to, afford to the directors, officers, managers, members, partners, employees, investment bankers, advisors, consultants, accountants, counsel, lenders, agents and representatives (collectively “Representatives”) of Parent access, during normal business hours during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records, and to its officers, employees, accountants, counsel and other representatives, in each case in a manner not unreasonably disruptive to the operation of the business of the Company and its Subsidiaries, and, during such period, the Company shall, and shall cause its Subsidiaries to, make available to Parent all information concerning its business, properties and personnel as Parent may reasonably request. At the request of Parent, the Company shall use its commercially reasonable efforts to comply with its obligations under the preceding sentence by providing electronic access to such documents and information on the online data room established by the Company prior to the date hereof. Notwithstanding any other provision of this Agreement, neither the Company nor any of its Subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would (A) violate or prejudice the rights of its customers or employees, (B) jeopardize the attorney-client privilege of the institution in possession or control of such information, (C) contravene, violate or breach any law, rule, regulation, order, judgment, decree, fiduciary duty or binding agreement entered into prior to the date of this Agreement in the ordinary course of business consistent with past practice or (D) be adverse to the interests of the Company or any of its Subsidiaries in any pending or threatened litigation between the parties hereto over the terms of this Agreement.

          (b) All information and materials furnished pursuant to this Agreement shall be subject to the provisions of the Confidentiality Agreement, dated January 19, 2012, between Parent and the Company (the “Confidentiality Agreement”). The Company makes no representation or warranty as to the accuracy of any information provided pursuant to Section 7.2(a), and neither Parent nor Merger Sub may rely on the accuracy of any such information, in each case other than as expressly set forth in the Company's representations and warranties contained in Section 4.

     7.3 Shareholder Meetings.

          (a) Company Shareholder Meeting. Following the clearance of the Proxy Statement/Prospectus by the SEC and subject to the other provisions of this Agreement, the Company shall duly call, give notice of, convene and hold a special meeting of its shareholders (the “Company Shareholder Meeting”) for the purpose of voting upon the approval of this Agreement, the Agreement of Merger and the transactions contemplated hereby and thereby, including the Mergers. Subject to Section 7.7, the Proxy Statement/Prospectus shall include the Company Recommendation. Subject to Section 7.7, the Company will use commercially reasonable efforts to solicit from its shareholders proxies in favor of the approval of this Agreement, the Agreement of Merger and the transactions contemplated hereby and thereby, including the Mergers. Notwithstanding any other provision hereof, the Company may postpone or adjourn the Company Shareholder Meeting: (a) with the consent of Parent; (b) for the absence of a quorum; or (c) to allow reasonable additional time for the filing and distribution of any supplemental or amended disclosure which the Company Board has determined in good faith (after consultation with its outside legal counsel) is necessary under applicable laws and for such supplemental or amended disclosure to be disseminated to and reviewed by the Company’s shareholders prior to the Company Shareholder Meeting.

          (b) Parent Shareholder Meeting. Following the clearance of the Proxy Statement/Prospectus by the SEC and subject to the other provisions of this Agreement, Parent shall duly call, give notice of, convene and hold a special meeting of its shareholders (the “Parent Shareholder Meeting”) for the purpose of voting upon the approval the issuance of shares of Parent Stock pursuant to the Mergers and this Agreement, as required under the NASDAQ Listing Rules. The Parent Board shall recommend a vote in favor of the issuance of the Parent Stock in connection with the Mergers and include in the Proxy Statement/Prospectus such recommendation. Parent will use commercially reasonable efforts to solicit from its shareholders proxies in favor of the approval of the issuance of the Parent Stock in connection with the Mergers. Notwithstanding any other provision hereof, Parent may postpone or adjourn the Parent Shareholder Meeting: (a) with the consent of the Company; (b) for the absence of a quorum; or (c) to allow reasonable additional time for the filing and distribution of any supplemental or amended disclosure which the Parent Board has determined in good faith (after consultation with its outside legal counsel) is necessary under applicable laws and for such supplemental or amended disclosure to be disseminated to and reviewed by Parent’s shareholders prior to the Parent Shareholder Meeting.

     7.4 Further Actions.

          (a) Subject to the terms and conditions of this Agreement, each of Parent, Merger Subs and the Company shall, and shall cause their respective Subsidiaries to, use their commercially reasonable efforts (i) to take, or cause to be taken, all actions necessary, proper or advisable to comply promptly with all legal requirements which may be imposed on such party or its Subsidiaries with respect to the Mergers and, subject to the conditions set forth in Section 8 hereof, to consummate the transactions contemplated by this Agreement; and (ii) to promptly prepare, file and provide to third parties and Governmental Entities all applications, statements, notices, petitions, registrations, requests, declarations and filings which are necessary or advisable to consummate the transactions contemplated by this Agreement (including the Mergers), to obtain (and to cooperate with the other party to obtain) as promptly as practicable all material permits, Consents, registrations, authorizations and exemptions of or from all third parties and Governmental Entities which are necessary or advisable to consummate the transactions contemplated by this Agreement (including the Mergers), and to comply with the terms and conditions of all such permits, Consents, registrations, authorizations and exemptions of all such third parties and Governmental Entities. Parent and the Company shall, upon request, furnish each other with all information concerning themselves, their Subsidiaries, shareholders and Representatives and such other matters as may be reasonably necessary or advisable in connection with any application, statement, notice, petition, registration, request, declaration or filing made or provided by or on behalf of Parent, the Company or any of their respective Subsidiaries to any Governmental Entity in connection with the Mergers and the other transactions contemplated by this Agreement.

          (b) In furtherance and not in limitation of Section 7.4(a), each of Parent and the Company shall make an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated hereby as promptly as practicable and thereafter make any other required submissions with respect to the transactions contemplated hereby under the HSR Act and to take all other appropriate actions reasonably necessary, proper or advisable to cause the expiration or termination of the applicable waiting periods under the HSR Act as soon as practicable. Notwithstanding any other provision of this Agreement to the contrary, Parent agrees to take any and all steps necessary to avoid or eliminate each and every impediment under any antitrust or competition law that may be asserted by any Governmental Entity or any other third Person so as to enable the parties hereto to consummate the Mergers as soon as practicable, including committing to and/or effecting, by consent decree, hold separate orders, or otherwise, the sale or disposition of such of the shares of Company Common Stock, or its or the Company’s or their subsidiaries’ assets, as are required to be divested or entering into such other arrangements as are required in order to avoid the entry of, or to effect the dissolution of, any injunction, temporary restraining order or other order in any suit or proceeding, which would otherwise have the effect of preventing or materially delaying the consummation of the Mergers.

          (c) Nothing in this Section 7.4 shall be deemed to prevent the Company or the Company Board from taking any action they are permitted or required to take under, and in compliance with, Section 7.7 or are required to take under applicable law.

     7.5 Employees; Employee Benefit Plans.

          (a) Parent shall, or shall cause the Surviving Company and its Subsidiaries to, (i) give those employees who are, as of the Effective Time, employed by the Company and its Subsidiaries (the “Continuing Employees”) full credit for purposes of determining eligibility and vesting (but not for purposes of any benefit accruals) under any employee benefit plans or arrangements maintained by Parent (other than any defined benefit or equity-based plans), including, but not limited to, vacation and paid time off accruals, the Surviving Company or any Subsidiary of Parent or the Surviving Company (collectively, the “Parent Plans”) for such Continuing Employees’ service with the Company or any of its Subsidiaries (or any predecessor entity) to the same extent recognized by the Company and its Subsidiaries; (ii) waive all limitations as to preexisting conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to the Continuing Employees under any Parent Plan that is a welfare benefit plan that such employees may be eligible to participate in after the Effective Time to the same extent waived by the Company and its Subsidiaries or otherwise not subject to a limitation by the Company and its Subsidiaries; (iii) provide credit under any such welfare plan for any co-payments, deductibles and out-of-pocket expenditures for the remainder of the coverage period during which any transfer of coverage occurs; and (iv) honor in accordance with their terms all employee benefit plans or arrangements maintained by the Company immediately prior to the Effective Time.

          (b) From a period of one (1) year from and after the Effective Time, and subject to the immediately following sentence, Parent shall, or shall cause the Surviving Company and its Subsidiaries to, provide to the Continuing Employees compensation and benefit arrangements that are no less favorable in the aggregate than the compensation and benefit arrangements that are provided to similarly situated employees of Parent; provided, however, that in no event shall such Continuing Employees compensation and benefit arrangements be less favorable in the aggregate than such Continuing Employees’ current compensation and benefit arrangements. As soon as practicable after the Effective Time, Parent shall, or shall cause the Surviving Company and its Subsidiaries to, cause the Continuing Employees to commence participation in such Parent Plans as are provided to similarly situated employees of Parent. From and after the Effective Time, Parent and the Surviving Company shall keep in full force and effect, and comply with the terms and conditions of, any agreement in effect as of the date of this Agreement between or among the Company or any of its Subsidiaries and any of its or their employees.

          (c) The provisions of this Section 7.5 are for the sole benefit of the parties to this Agreement and nothing herein, expressed or implied, is intended or shall be construed to confer upon or give to any Person (including for the avoidance of doubt any Continuing Employees, present or former employees or directors, consultants or independent contractors of the Company or any of its Subsidiaries, Parent or any of its Subsidiaries, or on or after the Effective Time, the Surviving Company or any of its Subsidiaries), other than the parties hereto and their respective permitted successors and assigns, any legal or equitable or other rights or remedies (with respect to the matters provided for in this Section 7.5) under or by reason of any provision of this Agreement. Nothing contained in this Section 7.5 or elsewhere in the Agreement shall be construed to prevent, from and after the Effective Time, the termination of employment of any individual Continuing Employee or, subject to the provisions of Sections 7.5(a) and 7.5(b), any change in the employee benefits available to any Continuing Employee or the amendment or termination of any particular Plan in accordance with its terms.

     7.6 Indemnification; Directors’ and Officers’ Insurance.

          (a) From and after the Effective Time, each of Parent and the Surviving Company shall jointly and severally: (i) indemnify and hold harmless (A) each individual who served as a director or officer of the Company or its Subsidiaries prior to the Effective Time and (B) the individual identified on Section 7.6 of the Company Disclosure Schedule (collectively, the “Indemnified Parties”) (in such Person’s capacity as such and not as shareholders of the Company or any of its Subsidiaries) to the fullest extent authorized or permitted by California law, as now or hereafter in effect, in connection with any Claim (as defined below) and any judgments, fines (including excise taxes), penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such judgments, fines, penalties or amounts paid in settlement) resulting therefrom; and (ii) promptly pay on behalf of or, within thirty (30) days after any request for advancement, advance to each of the Indemnified Parties, to the fullest extent authorized or permitted by California law, as now or hereafter in effect, any Expenses (as defined below) incurred in defending, serving as a witness with respect to or otherwise participating in any Claim in advance of the final disposition of such Claim, including payment on behalf of or advancement to the Indemnified Party of any Expenses incurred by such Indemnified Party in connection with enforcing any rights with respect to such indemnification and/or advancement, in each case without the requirement of any bond or other security, but in the case of advancement of Expenses upon receipt of an undertaking, to the extent required by applicable law, from such Indemnified Party to repay such advanced Expenses if it is determined by a court of competent jurisdiction in a final order that such Indemnified Party was not entitled to indemnification hereunder with respect to such Expenses. In the event any Claim is brought against any Indemnified Party, Parent and the Surviving Company shall each use all commercially reasonable efforts to assist in the vigorous defense of such matter, provided that neither Parent nor the Surviving Company shall settle, compromise or consent to the entry of any judgment in any Claim (and in which indemnification could be sought by such Indemnified Party hereunder) without the prior written consent of such Indemnified Party if and to the extent the claimant seeks any non-monetary relief (including any admission of liability or guilt) from such Indemnified Party. Notwithstanding the foregoing, an Indemnified Party shall be entitled to control the defense of any action, suit, investigation or proceeding with counsel of its own choosing reasonably acceptable to Parent and Parent and the Surviving Company shall cooperate in the defense thereof; provided, that Parent shall not be liable for the fees of more than one counsel for all Indemnified Parties, other than local counsel, unless a conflict of interest shall be caused thereby. The indemnification and advancement obligations of Parent and the Surviving Company pursuant to this Section 7.6(a) shall extend to acts or omissions occurring at or before the Effective Time and any Claim relating thereto (including with respect to any acts or omissions occurring in connection with the approval of this Agreement by the Company Board and the Company’s shareholders and the consummation of the transactions contemplated hereby and any Claim relating thereto) and all rights to indemnification and advancement conferred hereunder shall continue as to an individual who has ceased to be a director or officer of the Company or its Subsidiaries at or prior to the Effective Time and shall inure to the benefit of such individual’s heirs, executors and personal and legal representatives. In connection with any determination as to whether the Indemnified Parties are entitled to the benefits of this Section 7.6, the burden of proof shall be on Parent and the Surviving Company to establish that an Indemnified Party is not so entitled. As used in this Section 7.6(a), (A) the term “Claim” means any threatened, asserted, pending or completed action, suit or proceeding, or any inquiry or investigation, whether instituted by the Company, any Governmental Entity or any other party, that any Indemnified Party in good faith believes might lead to the institution of any such action, suit or proceeding, whether civil, criminal, administrative, investigative or other, including any arbitration or other alternative dispute resolution mechanism, arising out of or pertaining to matters that relate to such Indemnified Party’s duties or service as a director or officer of the Company, any of its Subsidiaries, any employee benefit plan maintained by any of the foregoing at or prior to the Effective Time and any other Person at the request the Company or any of its Subsidiaries; and (B) the term “Expenses” means attorneys’ fees and all other costs, expenses and obligations (including experts’ fees, travel expenses, court costs, retainers, transcript fees, duplicating, printing and binding costs, as well as telecommunications, postage and courier charges) paid or incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to investigate, defend, be a witness in or participate in, any Claim for which indemnification is authorized pursuant to this Section 7.6(a), including any action relating to a claim for indemnification or advancement brought by an Indemnified Party.

          (b) From the Effective Time and for a period of six (6) years thereafter, Parent and the Surviving Company shall keep in full force and effect, and comply with the terms and conditions of, any agreement in effect as of the date of this Agreement between or among the Company or any of its Subsidiaries and any Indemnified Party providing for the indemnification of and advancement of expenses to such Indemnified Party.

          (c) Without limiting any of the obligations under paragraph (a) of this Section 7.6, Parent agrees that all rights to indemnification and advancement of expenses and all limitations of liability existing in favor of the Indemnified Parties as provided in the Company’s Articles of Incorporation or Bylaws or in the corresponding constituent documents of any of the Company’s Subsidiaries as in effect as of the date of this Agreement with respect to matters occurring on or prior to the Effective Time shall survive the Mergers and shall continue in full force and effect thereafter, without any amendment thereto.

          (d) If Parent or the Surviving Company or any of its successors or assigns shall (i) consolidate with or merge into any other Person and shall not be the continuing or surviving Person of such consolidation or merger or (ii) transfer all or substantially all of its properties and assets to any Person, then, in each such case, proper provisions shall be made so that the successors and assigns of Parent and the Surviving Company, as the case may be (including Parent’s ultimate parent entity, if applicable), assume all of the obligations of Parent and the Surviving Company set forth in this Section 7.6.

          (e) Prior to the Effective Time, the Company shall or, if the Company is unable to, Parent shall cause the Surviving Company as of the Effective Time to, obtain and fully pay the premium for the non-cancellable extension of the directors’ and officers’ liability coverage of the Company’s existing directors’ and officers’ insurance policies and the Company’s existing fiduciary liability insurance policies (collectively, “D&O Insurance”), in each case for a claims reporting or discovery period of at least six (6) years from and after the Effective Time with respect to any claim related to any period or time at or prior to the Effective Time from an insurance carrier with the same or better credit rating as the Company’s current insurance carrier with respect to D&O Insurance with terms, conditions, retentions and limits of liability that are no less favorable than the coverage provided under the Company’s existing policies with respect to any actual or alleged error, misstatement, misleading statement, act, omission, neglect, breach of duty or any matter claimed against a director or officer of the Company or any of its Subsidiaries by reason of him or her serving in such capacity that existed or occurred at or prior to the Effective Time (including in connection with this Agreement or the transactions or actions contemplated hereby). If the Company or the Surviving Company for any reason fail to obtain such “tail” insurance policies as of the Effective Time, the Surviving Company shall continue to maintain in effect, for a period of at least six years from and after the Effective Time, the D&O Insurance in place as of the date hereof with the Company’s current insurance carrier or with an insurance carrier with the same or better credit rating as the Company’s current insurance carrier with respect to D&O Insurance with terms, conditions, retentions and limits of liability that are no less favorable than the coverage provided under the Company’s existing policies as of the date hereof, or the Surviving Company shall purchase from the Company’s current insurance carrier or from an insurance carrier with the same or better credit rating as the Company’s current insurance carrier with respect to D&O Insurance comparable D&O Insurance for such six-year period with terms, conditions, retentions and limits of liability that are no less favorable than as provided in the Company’s existing policies as of the date hereof.

          (f) The provisions of this Section 7.6 shall survive the consummation of the Mergers and (i) are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives and (ii) are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such Person may have by contract or otherwise. The obligations of Parent or the Surviving Company under this Section 7.6 shall not be terminated or modified in such a manner as to adversely affect the rights of any Indemnified Party under this Section 7.6 without the consent of such affected Indemnified Party. Parent shall cause the Surviving Company to perform all of the obligations of the Surviving Company under this Section 7.6. Parent and the Surviving Company, jointly and severally, shall pay all expenses, including reasonable fees and expenses of counsel, that an Indemnified Party may incur in enforcing the indemnity and other obligations provided for in this Section 7.6.

     7.7 No Solicitation.

          (a) During the period beginning on the date of this Agreement and continuing until the earlier of the Effective Time and the termination of this Agreement in accordance with Section 9.1, the Company and its Subsidiaries and their respective officers and directors shall, and the Company shall instruct and cause its and its Subsidiaries’ other Representatives to, cease and cause to be terminated any discussions or negotiations with any Person that would otherwise be prohibited by this Section 7.7(a). Promptly following the execution of this Agreement, the Company shall deliver a written notice to each such Person to the effect that, subject to the provisions of this Section 7.7, the Company is ending all discussions and negotiations with such Person with respect to any Alternative Proposal, effective on and from date of this Agreement, and the notice shall also request such Person to promptly return or destroy all confidential information concerning the Company and/or its Subsidiaries. Subject to the provisions of this Section 7.7, during the period commencing on the date of this Agreement and continuing until the earlier to occur of the Effective Time and the Termination Date, the Company and its Subsidiaries shall not, and shall cause its and their respective Representatives not to, directly or indirectly, (i) solicit (including by way of furnishing non-public information), initiate or knowingly encourage or facilitate any inquiry with respect to, or the making, submission or announcement of, any proposal or offer that constitutes, or is reasonably expected to lead to, an Alternative Proposal, (ii) furnish to any Person (other than Parent or Merger Subs or their respective designees) any non-public information relating to the Company and/or its Subsidiaries, or afford to any Person access to the business, properties, assets, books, records or other non-public information, or to any personnel, of the Company and/or its Subsidiaries (other than Parent or Merger Subs or their respective designees), in any such case relating to an Alternative Proposal or any inquiries or the making of any proposal that could lead to an Alternative Proposal, (iii) engage in, continue or otherwise participate in any discussions or negotiations regarding any Alternative Proposal with any Person, except to notify such Person as to the existence and content of the provisions of this Section 7.7, or (iv) grant any waiver, amendment or release under any standstill or confidentiality agreement (except for any portion of any such standstill or confidentiality agreement that restricts the ability of a Person to communicate an Alternative Proposal to Company Board), or anti-takeover laws.

          (b) Notwithstanding anything to the contrary set forth in this Section 7.7 or elsewhere in this Agreement, until the Agreement of Merger contained in this Agreement shall have been approved by the Company Required Vote, the Company may, directly or indirectly through one or more Affiliates or Representatives, participate or engage in discussions or negotiations with, furnish any non-public information relating to the Company and/or its Subsidiaries to, and/or afford access to the business, properties, assets, books, records or other non-public information, or to the personnel, of the Company and/or its Subsidiaries to, a Person or group of Persons that makes a bona fide Alternative Proposal (under circumstances in which the Company has complied with its non-solicitation obligations under Section 7.7(a)); provided, however, that the Company shall promptly make available to Parent and Merger Subs any material non-public information concerning the Company and/or its Subsidiaries that is provided to any Person given such access which was not previously made available to Parent or Merger Subs or their respective Representatives (which requirement may be satisfied by posting such information in the online data room established by the Company prior to the date hereof); and provided further that, prior to initiating any such action, the Company Board shall have determined in good faith (after consultation with its financial advisor and outside legal counsel) that such Alternative Proposal either constitutes a Superior Proposal or could reasonably be expected to result in a Superior Proposal; and provided further that prior to furnishing such information or access to, or entering into substantive discussions (except as to the existence of this Section 7.7) or negotiations with, such Person(s), (A) the Company receives from such Person(s) an executed Acceptable Confidentiality Agreement and (B) the Company notifies Parent to the effect that it intends to furnish information or access to, or intends to enter into substantive discussions or negotiations with, such Person(s).

          (c) Except as provided by Section 7.7(d), at any time after the execution of this Agreement, the Company Board shall not:

               (i) resolve to withdraw, modify or qualify and/or withdraw, modify or qualify the Company Recommendation in a manner adverse to Parent and Merger Subs (a “Company Recommendation Change”); or

               (ii) cause or permit the Company or any of its Subsidiaries to enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other similar agreement (an “Alternative Acquisition Agreement”) relating to an Alternative Proposal (other than an Acceptable Confidentiality Agreement in compliance with the terms of Section 7.7(b)) or authorize, approve or publicly recommend an Alternative Proposal or any agreement, understanding or arrangement relating to an Alternative Proposal (other than an Acceptable Confidentiality Agreement in compliance with the terms of Section 7.7(b)).

          (d) Notwithstanding anything to the contrary set forth in this Agreement, if the Company is then in receipt of a bona fide written Alternative Proposal from any Person that is not withdrawn and that the Company Board concludes in good faith (after consultation with its financial advisor and outside legal counsel) constitutes a Superior Proposal, the Company Board may (1) effect a Company Recommendation Change, and/or (2) adopt, approve, endorse or recommend, or publicly propose to adopt, approve, endorse or recommend, to the shareholders of the Company any Superior Proposal and authorize the Company to terminate this Agreement in accordance with Section 9.1(c)(ii) to enter into an Alternative Acquisition Agreement with respect to such Superior Proposal (provided, however, that in such event under this clause (2), the Company concurrently terminates this Agreement pursuant to Section 9.1(c)(ii) and enters into a definitive Alternative Acquisition Agreement with respect to such Superior Proposal), then the Company Board may effect a Company Recommendation Change, if and only if:

               (i) the Company Board shall have determined in good faith (after consultation with its financial advisor and outside legal counsel) that failure to take such action would be inconsistent with the directors’ exercise of their fiduciary obligations to the shareholders of the Company under applicable laws; and

               (ii) in the case of clause (x)(2) above, the Company shall have validly terminated this Agreement in accordance with Section 9.1(c)(ii), including the payment of the Termination Fee in accordance with Section 9.2(a).

          (e) The Company shall keep Parent reasonably informed regarding the matters contemplated by this Section 7.7 (including any Alternative Proposals). Without limiting the generality of foregoing, (i) the Company shall promptly notify Parent if any proposals or offers with respect to an Alternative Proposal are received by the Company or any of its Representatives indicating, in connection with such notice, the material terms and conditions of any proposals or offers (including, if applicable, copies of any written requests, proposals or offers, including proposed agreements) and thereafter shall keep Parent reasonably informed, on a prompt basis, of the status and material terms of any such proposals or offers (including any material amendments thereto), including any change in the Company’s intentions as previously notified, and (ii) the Company agrees that it will promptly notify Parent if any non-public information is requested from, or any discussions or negotiations are sought to be initiated or continued with, the Company or any of its Representatives indicating, in connection with such notice, the status of any such discussions or negotiations, including any change in the Company’s intentions as previously notified. The Company agrees that it and its Subsidiaries will not enter into any confidentiality agreement with any Person subsequent to the date hereof which prohibits the Company from providing such information to Parent.

          (f) Nothing contained in this Agreement shall prohibit the Company or the Company Board, directly or indirectly through its Representatives, from (i) taking and disclosing to its shareholders a position contemplated by Rules 14d-9 or 14e-2(a) or Item 1012(a) of Regulation M-A promulgated under the Exchange Act, or from issuing a “stop, look and listen” statement pending disclosure of its position thereunder, or (ii) making any disclosure to its shareholders if the Company Board determines in good faith (after consultation with its outside legal counsel) that the failure to make such disclosure would be inconsistent with the directors’ exercise of their fiduciary obligations to the Company’s shareholders under applicable law or would constitute a violation of applicable law. It is understood and agreed that, for purposes of this Agreement (including Section 9), a factually accurate public statement by the Company that describes the Company’s receipt of an Alternative Proposal and the operation of this Agreement with respect thereto, or any “stop, look and listen” communication by the Company Board, shall not constitute a Company Recommendation Change or an approval or recommendation with respect to any Alternative Proposal.

          (g) Other than with respect to the Debt Commitment, neither Parent nor Merger Subs, nor any of their respective Affiliates, shall make or enter into any formal or informal arrangements or understandings (whether or not binding) with any Person, or have any discussions or other communications with any other Person, in any such case with respect to any Alternative Proposal involving the Company.

          (h) As used in this Agreement:

               (i) “Acceptable Confidentiality Agreement” shall mean a customary confidentiality and standstill agreement that contains confidentiality and standstill provisions that are not materially less favorable in the aggregate to the Company than those contained in the Confidentiality Agreement (provided, however, that such confidentiality agreement shall not be required to restrict a Person from communicating an Alternative Proposal to the Company Board) or, to the extent applicable, a confidentiality agreement entered into prior to the execution of this Agreement.

               (ii) “Alternative Proposal” shall mean any proposal, indication or offer, including any proposal, indication or offer from or to the Company’s shareholders, made by any Person or group (as defined under Rule 13(d) of the Exchange Act) other than Parent or its Subsidiaries and/or Affiliates relating to, whether in a single transaction or series of related transactions, and whether directly or indirectly, any (i) transaction or series of transactions (including any merger, reorganization, share exchange, consolidation, business combination, joint venture, partnership, recapitalization, dissolution, liquidation or similar direct or indirect transaction involving the Company and/or any

Subsidiary or Subsidiaries of the Company or the issuance or acquisition of shares of Company Common Stock or other equity securities of the Company whose business or businesses constitute twenty percent (20%) (in number or voting power) or more of the assets, revenues or earnings of the Company and its Subsidiaries, taken as a whole, (ii) acquisition, license or purchase of assets of the Company and/or its Subsidiaries equal to twenty percent (20%) or more of the consolidated assets of the Company and its Subsidiaries or to which twenty percent (20%) or more of the Company’s revenues or earnings on a consolidated basis are attributable or (iii) acquisition of beneficial ownership (as defined under Rule 13(d) of the Exchange Act) of equity interests representing a twenty percent (20%) or greater economic or voting interest in the Company or tender offer (including a self-tender offer) or exchange offer that, if consummated, would result in any Person or group (as defined under Rule 13(d) of the Exchange Act) beneficially owning equity interests representing a twenty percent (20%) (in number or voting power) or greater economic or voting interest in the Company.

               (iii) “Superior Proposal” shall mean any bona fide Alternative Proposal (except that references to “twenty percent (20%) or more” in the definition thereof will be deemed to be references to “fifty percent (50%) or more”) made by any Person that is on terms that the Company Board determines in good faith (after consultation with its financial advisor and outside legal counsel and after taking into account all legal, financial (including the financing terms thereof), regulatory, timing and other aspects of the proposal, as well as any modification to this Agreement that Parent and Merger Subs propose to make in accordance with Section 7.7(d)(ii), are more favorable to the Company’s shareholders from a financial point of view than the transactions contemplated by this Agreement.

     7.8 Standstill. Until the earlier of the Effective Time or the termination of this Agreement, neither Parent nor any of its Affiliates shall (a) purchase any shares of Company Common Stock or any security of the Company that is convertible into Company Common Stock in the open market or in privately negotiated transactions or (b) form, join or in any way participate in a “group” (as defined in Section 13(d)(3) of the Exchange Act) in connection with any of the foregoing or (c) commence a tender offer or exchange offer.

     7.9 Section 16 Matters. Prior to the Effective Time, the Company Board shall take all such steps as may be required and permitted to cause the transactions contemplated by this Agreement, including any dispositions of shares of Company Common Stock (including derivative securities with respect to such Company Common Stock) by each individual who is or will be subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company, to be exempt under Rule 16b-3 promulgated under the Exchange Act.

     7.10 Financing.

          (a) Parent and Merger Subs acknowledge and agree that the Company and its Affiliates and its and their respective Representatives shall not, prior to the Effective Time, incur any liability to any Person under any financing that Parent and Merger Subs may raise in connection with the transactions contemplated by this Agreement or any cooperation provided pursuant to this Section 7.10 and that Parent and Merger Subs shall, on a joint and several basis, indemnify and hold harmless the Company and its Affiliates and its and their respective Representatives from and against any losses, damages, claims, costs or expenses suffered or incurred by any of them in connection with the Debt Financing and any information utilized in connection therewith.

          (b) Each of Parent and Merger Subs shall take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to arrange and obtain the proceeds of the Debt Financing on the terms and conditions described in the Debt Commitment Letter, including: (i) entering into definitive agreements with respect thereto on the terms and conditions contained in the Debt Commitment Letter as promptly as practicable after the date hereof, (ii) satisfying, or cause their Representatives to satisfy, on a timely basis all conditions applicable to Parent, Merger Subs, CCI or their respective Representatives that are within their respective control in such definitive agreements and (iii) using commercially reasonable efforts to cause the lenders and any other Persons providing the Debt Financing to fund the Debt Financing at the Closing.

          (c) Parent shall not agree to any amendments or modifications to, or grant any waivers of, any condition or other provision under the Debt Commitment Letter without the prior written consent of the Company if such amendments, modifications or waivers would (i) reduce the aggregate amount of the Debt Financing or (ii) impose new or additional conditions that would reasonably be expected to (A) prevent or materially delay the ability of Parent to consummate the Mergers and the other transactions contemplated by this Agreement or (B) adversely impact the ability of Parent, Merger Sub or CCI to enforce its rights against the other parties to the Debt Commitment Letter. Parent shall not release or consent to the termination of the obligations of the lenders under the Debt Commitment Letter, except for assignments and replacements of an individual lender under the terms of or in connection with the syndication of the Debt Financing or as otherwise expressly contemplated by the Debt Commitment Letter.

          (d) In no event shall Parent or Merger Subs or any of their Affiliates (which for purposes of this Section 7.10(d) shall be deemed to include each direct or indirect investor or potential investor in Parent or Merger Subs, or any of Parent’s, either Merger Sub’s or such investor’s financing sources or potential financing sources or other Representatives) (i) award any agent, broker, investment banker, financial advisor or other firm or Person any financial advisory role on an exclusive basis or any additional firm or Person on a non-exclusive basis in connection with the Mergers or the other transactions contemplated hereby or (ii) prohibit or seek to prohibit any bank or investment bank or other potential provider of debt or equity financing from providing or seeking to provide financing or financial advisory services to any Person in connection with a transaction relating to the Company or its subsidiaries or in connection with the Mergers or the other transactions contemplated hereby.

          (e) In the event that any portion of the Debt Financing becomes unavailable in the manner or from the sources contemplated in the Debt Commitment Letter, (i) Parent shall promptly so notify the Company and (ii) Parent and Merger Subs shall use their respective commercially reasonable efforts to arrange and obtain, and to negotiate and enter into definitive agreements with respect to, alternative financing from alternative financial institutions in an amount sufficient to consummate the transactions contemplated by this Agreement upon conditions not materially less favorable to Parent, Merger Subs and the Company than those in the Debt Commitment Letter, as promptly as practicable following the occurrence of such event (and in any event no later than the Closing Date). The definitive agreements entered into pursuant to the first sentence of this Section 7.10(e) or Section 7.10(b)(i) are referred to in this Agreement, collectively, as the “Financing Agreements.”

          (f) Each of Parent and each Merger Sub acknowledges and agrees that neither the obtaining of the Debt Financing or any alternative financing, nor the completion of any issuance of securities contemplated by the Debt Financing or any alternative financing, is a condition to the Closing, and reaffirms its obligation to consummate the transactions contemplated by this Agreement irrespective and independently of the availability of the Debt Financing or any alternative financing, or the completion of any such issuance, subject the applicable conditions set forth in Section 8.1 and Section 8.2, the breach of which obligation will give rise, without limitation, to the remedies set forth in Section 10.7.

          (g) Parent shall (i) furnish the Company complete, correct and executed copies of the Financing Agreements or any alternative financing agreement promptly upon their execution, (ii) give the Company prompt notice of any material breach or material threatened breach by any party of any of the Financing Commitments, any alternative financing commitment, the Financing Agreements, or any alternative financing agreement of which Parent or Merger Subs becomes aware or any termination thereof, and (iii) otherwise keep the Company reasonably informed of the status of its efforts to arrange the Debt Financing (or any alternative financing).

     7.11 Financing Cooperation.

          (a) Prior to the Effective Time, the Company shall and shall cause its subsidiaries to, at Parent’s sole expense, cooperate, and shall use its reasonable best efforts to cause its respective officers, employees, representatives, auditors, and advisors, including legal and accounting advisors, to cooperate, in connection with the arrangement of the Debt Financing, as may be reasonably requested by Parent (provided that such requested cooperation does not unreasonably interfere with the ongoing operations of business of the Company and its subsidiaries), including: (i) participation in meetings, drafting sessions, rating agency presentations, due diligence sessions, and “road show” and other customary marketing presentations; (ii) furnishing in writing any financing sources as promptly as practicable with pertinent information regarding the Company and its subsidiaries as is reasonably requested in connection with the Debt Financing; (iii) assisting any financing sources in the preparation of (A) one or more customary offering documents, information memoranda and/or documents to be filed with the SEC in connection with the Debt Financing and (B) materials for rating agency presentations; (iv) executing and delivering any pledge and security documents and otherwise facilitating the pledging of collateral; (v) taking all reasonably required corporate actions, subject to the consummation of the Mergers, to permit the consummation of the Debt Financing; (vi) providing authorization letters to any financing sources authorizing the distribution of information to prospective lenders and containing customary representation to the arranger of any financing that the information contained in any offering document or information memorandum relating to the Company and its subsidiaries does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; (vii) cooperating reasonably with the financing sources; due diligence of the Company and its subsidiaries, to the extent customary and reasonable. Parent shall, promptly upon termination of this Agreement, reimburse the Company for all reasonable out-of-pocket expenses and costs incurred in connection with the Company’s or its Affiliates’ obligations under this Section 7.11.

          (b) In addition, prior to the Effective Time, the Company shall: (i) use its reasonable best efforts to cause Ernst & Young LLP, independent accountants of the Company, to provide a letter or letters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to financial statements and certain financial information used in connection with the Debt Financing; (ii) use its reasonable best efforts to provide customary representation letters and other authorizations or information to Ernst & Young LLP, to enable them to provide the foregoing “comfort letters”; (iii) use its reasonable best efforts to obtain the consent of Ernst & Young LLP for the inclusion of its reports on the Company in any document or documents to be used in connection with the Debt Financing; and (iv) cause the appropriate representatives of the Company to execute and deliver any definitive financing documents or other certificates or documents as may be reasonably requested by Parent for delivery at the consummation of the Debt Financing.

          (c) Notwithstanding anything in this Agreement to the contrary, neither the Company nor any of its subsidiaries shall be required to pay any commitment or other similar fee or enter into any definitive agreement or incur any other liability of obligation in connection with the Debt Financing (or any alternative financing) prior to the Effective Time.

     7.12 Tax Treatment as Reorganization. Each of Parent, the Company and the Surviving Company shall use its reasonable best efforts to take such actions so as to cause the Mergers to qualify as a reorganization within the meaning of Section 368(a) of the Code. Neither Parent nor the Company shall take any action prior to the Closing, and Parent shall not take any action or fail to take any action (and shall prevent the Surviving Company from taking any action or failing to take any action) following the Closing, that would cause the Mergers to fail to qualify as a “reorganization” within the meaning of Section 368(a) of the Code. Parent and the Surviving Company shall report the Mergers for income tax purposes as a single “reorganization” within the meaning of Section 368(a) of the Code, including the filing of the statement required by Treasury Regulations Section 1.368-3, unless otherwise required by a taxing authority pursuant to a “determination” within the meaning of Section 1313(a) of the Code.

     7.13 Board of Directors of Parent After the Effective Time. Prior to the Closing, Parent shall take all such action as may be reasonably necessary to cause one individual selected by the Company prior to the Closing Date from among the Board of Directors of the Company (the “Company Designee”) to be elected to Parent’s Board of Directors effective as of the Effective Time. If at any time prior to or after the Effective Time, the initial Company Designee is unwilling or unable to serve as a member of Parent’s Board of Directors, then Company Board (including, after the Effective Time, those individuals who served as members of the Company Board immediately prior to the Effective Time) shall, by written notice to Parent, name a new designee who shall thereupon be the Company Designee for all purposes of this Agreement.

8. CONDITIONS PRECEDENT

     8.1 Conditions to Each Party’s Obligation to Effect the First Merger. The respective obligations of each party to effect the First Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

          (a) Company Shareholder Approval. The plan of merger contained in this Agreement shall have been approved by the Company Required Vote.

          (b) HSR Compliance. The applicable waiting period under the HSR Act shall have expired or been terminated.

          (c) FCC and State Regulatory Approvals. All Consents or authorizations to be obtained from the FCC or any State Regulator set forth in Section 8.1 of the Company Disclosure Schedule in connection with the transactions contemplated by this Agreement shall have been obtained and shall be in full force and effect.

          (d) No Injunctions or Restraints; Illegality. No order, injunction, statute, rule, regulation or decree shall have been issued, enacted, entered, promulgated or enforced by a Governmental Entity that prohibits or makes illegal the consummation of the Merger.

          (e) Parent Registration Statement. The Parent Registration Statement shall have been declared effective by the SEC under the Securities Act and no stop order suspending the effectiveness of the Parent Registration Statement shall be in effect and no proceeding for such purpose shall be pending before or, to the Company’s Knowledge or Parent’s Knowledge, threatened by the SEC.

          (f) NASDAQ Approval. The shares of Parent Stock to be issued pursuant to this Agreement shall have been approved for listing on the NASDAQ Global Select Market.

     8.2 Conditions to Obligations of Parent and Merger Subs. The obligations of Parent and Merger Subs to effect the First Merger are also subject to the satisfaction or waiver at or prior to the Effective Time of the following conditions:

          (a) Representations and Warranties. The representations and warranties of the Company set forth in this Agreement shall be true and correct in all respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date; provided, however, that for purposes of determining the satisfaction of this condition, no effect shall be given to any exception in such representations and warranties relating to materiality or a Company Material Adverse Effect, and instead, for purposes of this condition, such representations and warranties shall be deemed to be true and correct in all respects unless the failure or failures of such representations and warranties to be so true and correct, individually or in the aggregate, results or would result in a Company Material Adverse Effect. Parent shall have received a certificate signed on behalf of the Company by its Chief Executive Officer and Chief Financial Officer to the foregoing effect.

          (b) Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Parent shall have received a certificate signed on behalf of the Company by its Chief Executive Officer and Chief Financial Officer to such effect.

     8.3 Conditions to Obligations of the Company. The obligation of the Company to effect the First Merger is also subject to the satisfaction or waiver at or prior to the Effective Time of the following conditions:

          (a) Representations and Warranties. The representations and warranties of Parent and Merger Subs set forth in this Agreement shall be true and correct in all respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date; provided, however, that for purposes of determining the satisfaction of this condition, no effect shall be given to any exception in such representations and warranties relating to materiality or a Parent Material Adverse Effect; provided, further, that, for purposes of this condition, such representations and warranties shall be deemed to be true and correct in all respects unless the failure or failures of such representations and warranties to be so true and correct, individually or in the aggregate, results or would result in a Parent Material Adverse Effect. The Company shall have received a certificate signed on behalf of Parent by its Chief Executive Officer and Chief Financial Officer to the foregoing effect.

          (b) Performance of Obligations of Parent and Merger Subs. Each of Parent and each Merger Sub shall have performed in all material respects all of its respective obligations required to be performed by it under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of Parent by its Chief Executive Officer and Chief Financial Officer to such effect.

9. TERMINATION AND AMENDMENT

     9.1 Termination. This Agreement may be terminated and the Mergers may be abandoned at any time prior to the Effective Time by action taken or authorized by the Board of Directors of the terminating party or parties, notwithstanding any requisite approval of this Agreement by the shareholders of the Company, and whether before or after the shareholders of the Company have approved this Agreement at the Company Shareholder Meeting, as follows (the date of any such termination, the “Termination Date”):

          (a) by mutual consent of Parent and the Company in a written instrument, if the Board of Directors of each so determines;

          (b) by either Parent or the Company:

               (i) if any Governmental Entity of competent jurisdiction shall have issued a final nonappealable order which has the effect of making consummation of the Mergers illegal or otherwise preventing or prohibiting consummation of the Mergers;

               (ii) if the Effective Time shall not have occurred on or before November 5, 2012; provided, however, that the right to terminate this Agreement under this Section 9.1(b)(ii) shall not be available to a party whose failure to fulfill any obligation under this Agreement materially contributed to the failure of the Effective Time to occur on or before such date; or

               (iii) if the condition set forth in Section 8.1(a) is not satisfied at the Company Shareholder Meeting;

          (c) by the Company:

               (i) if it is not in material breach of this Agreement, and if (A) any of the representations and warranties of Parent and Merger Subs herein are or become untrue or inaccurate such that the condition set forth in Section 8.3(a) would not be satisfied, or (B) there has been a breach on the part of Parent or Merger Subs of any of their respective covenants or agreements herein such that the condition set forth in Section 8.3(b) would not be satisfied, and, in either such case, such breach has not been, or cannot be, cured within thirty (30) business days after notice to Parent and Merger Subs; or

               (ii) under the circumstances and to the extent permitted, and subject to the terms and conditions of, Section 7.7 and provided the Termination Fee referenced in Section 9.2(a) shall have been paid by the Company to Parent.

          (d) by Parent:

               (i) if it is not in material breach of this Agreement, and if (A) any of the representations and warranties of the Company herein are or become untrue or incorrect such that the condition set forth in Section 8.2(a) would not be satisfied, or (B) there has been a breach on the part of the Company of any of its covenants or agreements herein such that the condition set forth in Section 8.2(b) would not be satisfied, and, in either such case, such breach has not been, or cannot be, cured within thirty (30) business days after notice to the Company; or

               (ii) if (A) the Company Board shall have failed to include the Company Recommendation in the Proxy Statement/Prospectus or shall have effected a Company Recommendation Change, (B) the Company Board shall have approved or recommended, or proposed publicly to approve or recommend, any Alternative Acquisition Agreement, Alternative Proposal or any Superior Proposal other than this Agreement, and/or permitted the Company to enter into an Alternative Acquisition Agreement related to an Alternative Proposal or a Superior Proposal, (C) the Company shall have failed to call the Company Shareholder Meeting in accordance with Section 7.3 or shall have failed to deliver the Proxy Statement/Prospectus in accordance with Section 7.1 in material breach of such Sections and such failure shall not be due to any material breach by Parent or Merger Subs of their obligations under Section 7.1, or (D) a tender offer or exchange offer for outstanding shares of Common Stock shall have been commenced (other than by Parent or Merger Subs or their respective Affiliates) and the Company Board recommends that the shareholders of the Company tender their shares in such tender or exchange offer or within ten Business Days after the commencement of such tender or exchange offer, the Company Board fails to recommend rejection (or subsequently modifies a recommendation of rejection) of such offer.

     9.2 Effect of Termination.

          (a) Notwithstanding any provision of this Agreement to the contrary, if:

               (i) (A) this Agreement is validly terminated pursuant to Section 9.1(b)(ii), Section 9.1(b)(iii) or Section 9.1(d)(i) (due to a breach of Section 7.7), (B) following the execution and delivery of this Agreement and in the case of a termination pursuant to Section 9.1(b)(ii) or Section 9.1(d)(i), prior to such termination, and in the case of a termination pursuant to Section 9.1(b)(iii), prior to the Company Meeting, any bona fide Alternative Proposal (substituting fifty percent (50%) for the twenty percent (20%) thresholds set forth in the definition of “Alternative Proposal”) (a “Qualifying Transaction”) shall have been communicated to the Company or a member of the Company Board (whether or not publicly disclosed) and not withdrawn or otherwise abandoned (and, if publicly disclosed, not publicly withdrawn or otherwise abandoned) and (C) within twelve (12) months following the termination of this Agreement pursuant to Section 9.1(b)(ii), Section 9.1(b)(iii) or Section 9.1(d)(i), as applicable, a Qualifying Transaction is consummated; or

               (ii) this Agreement is terminated by the Company pursuant to Section 9.1(c)(ii) or by Parent pursuant to Section 9.1(d)(ii);

then in any such event the Company shall pay to Parent (or a Person designated in writing by Parent) by wire transfer of same-day funds a fee equal to the Termination Fee. “Termination Fee” shall mean an amount equal to $14,675,000. Such payment shall be made, in the case of a termination referenced in clause (i) above, upon the consummation of any Qualifying Transaction, or in the case of a termination referenced in clause (ii) above, concurrently with the termination of this Agreement by the Company pursuant to Section 9.1(c)(ii) or within two (2) business days after termination of this Agreement by Parent pursuant to Section 9.1(d)(ii). For the avoidance of doubt, in no event shall the Company be required to pay the Termination Fee on more than one occasion.

          (b) Notwithstanding anything to the contrary in this Agreement, in the circumstances in which the Termination Fee is or becomes payable pursuant Section 9.2(a), Parent’s and each Merger Sub’s sole and exclusive remedy (whether at law, in equity, in contract, in tort or otherwise) against the Company or any of its Affiliates with respect to the facts and circumstances giving rise to such payment obligation shall be payment of the Termination Fee pursuant to Section 9.2(a), and upon payment in full of such amount, none of Parent nor either Merger Sub or any of their respective Affiliates nor any other Person shall have any rights or claims against the Company or any of its Affiliates (whether at law, in equity, in contract, in tort or otherwise) under or relating to this Agreement or the transactions contemplated hereby. Notwithstanding anything to the contrary in this Agreement, if the Company fails promptly to pay Parent any amounts due under this Section 9.2, the Company shall pay the costs and expenses (including reasonable legal fees and expenses) in connection with any action, including the filing of any lawsuit or other legal action, taken to collect payment, together with interest on the amount of any unpaid fee or obligation at the publicly announced prime rate of Wells Fargo Bank, N.A. in effect from time to time from the date such fee or obligation was required to be paid.

          (c) The parties acknowledge that the agreements contained in this Section 9.2 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the parties would not enter into this Agreement. The parties acknowledge that the Termination Fee, in the circumstances in which such fee becomes payable, constitute liquidated damages and are not a penalty.

          (d) There shall be deducted from any payments made pursuant to this Section 9.2 such amounts as may be required to be withheld therefrom under the Code or under any provision of U.S. state or local tax law.

          (e) The party seeking to terminate this Agreement pursuant to Section 9.1 (other than Section 9.1(a)) shall give written notice of such termination, including a description in reasonable detail of the reasons for such termination, to the other party in accordance with Section 10.3, specifying the provision or provisions hereof pursuant to which such termination is effected. Except as otherwise provided in this Section 9, any valid termination of this Agreement pursuant to Section 9.1 (other than Section 9.1(a)) shall be effective immediately upon the delivery of notice of the terminating party to the other party or parties hereto, as applicable. In the event of termination of this Agreement by either Parent or the Company as provided in Section 9.1, this Agreement shall forthwith become void and have no effect, and none of Parent, either Merger Sub, the Company, any of their respective Subsidiaries or any of the officers or directors of any of them shall have any liability of any nature whatsoever hereunder, or in connection with the transactions contemplated hereby; provided, however, that (i) Sections 7.2(b), 9.2, 10.2 and 10.6 shall survive any termination of this Agreement and (ii) notwithstanding anything to the contrary contained in this Agreement, neither Parent, either Merger Sub nor the Company shall be relieved or released from any liabilities or damages arising out of its willful and material breach of this Agreement.

     9.3 Amendment. Subject to compliance with applicable law, this Agreement may be amended by the parties hereto, by action taken or authorized by their respective boards of directors, at any time before the Effective Time; provided, however, that after receipt of the Company Required Vote, there may not be any amendment of this Agreement which, by applicable law or in accordance with the rules of any relevant stock exchange, requires further approval of the Company’s shareholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     9.4 Extension; Waiver. At any time prior to the Effective Time, the parties hereto may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein; provided, however, that, after receipt of the Company Required Vote, there may not be any extension or waiver of this Agreement which decreases the Merger Consideration or which adversely affects the rights of the Company’s shareholders hereunder without the approval of such shareholders. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

10. GENERAL PROVISIONS

     10.1 Nonsurvival of Representations, Warranties and Agreements. None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, except for those covenants and agreements contained herein and therein which by their terms apply in whole or in part after the Effective Time.

     10.2 Expenses. Except as otherwise provided in this Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense, except that each of the Company and Parent shall bear and pay one-half of the costs and expenses incurred in connection with (i) the filing, printing and mailing of the Proxy Statement/Prospectus (including any SEC filing fees) and (ii) the filing and fees paid in respect of any HSR or other regulatory filings, including filings made with the FCC or State Regulators.

     10.3 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (with confirmation) or delivered by an overnight courier (with confirmation) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          (a) if to Parent or either Merger Sub, to:

               Consolidated Communications Holdings, Inc.
               121 South 17th Street
               Mattoon, Illinois 61938
               Attention: Steven J. Shirar
               Facsimile No: (217) 234-9934

               with a copy to:

               Schiff Hardin LLP
               233 South Wacker Drive
               Chicago, IL 60606
               Attention: Alexander B. Young, Esq.
               Facsimile: (312) 258-5600

          (b) if to the Company, to:

               SureWest Communications
               8150 Industrial Avenue
               Building A
               Roseville, California 95678
               Attention: General Counsel
               Facsimile: (916) 786-1800

               with a copy to:

               Orrick, Herrington & Sutcliffe LLP
               The Orrick Building
               405 Howard Street
               San Francisco, CA 94105
               Attention: Richard Vernon Smith, Esq.
               Facsimile: (415) 773-5759

     10.4 Interpretation; Construction. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and the schedules hereto and not to any particular provision of this Agreement, and Section references are to this Agreement unless otherwise specified. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” Unless the context otherwise requires, “or” is not exclusive. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. No provision of this Agreement shall be construed to require the Company, Merger Subs, Parent or any of their respective officers, directors, Subsidiaries or Affiliates to take any action which would violate or conflict with any applicable law (whether statutory or common), rule or regulation. This Agreement shall be construed without regard to any presumption or interpretation against the party drafting or causing any instrument to be drafted. All schedules accompanying this Agreement and all information specifically referenced in any such schedule form an integral part of this Agreement, and references to this Agreement include reference to them.

     10.5 Counterparts; Facsimile. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart. Signatures transmitted by facsimile shall be accepted as originals for all purposes of this Agreement.

     10.6 Entire Agreement. This Agreement (together with the agreements, documents, schedules and the instruments referred to herein or delivered herewith) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, other than the Confidentiality Agreement, which shall survive the execution and delivery of this Agreement and any termination of this Agreement.

     10.7 Specific Performance. The parties acknowledge and agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the parties hereto do not perform the provisions of this Agreement (including failing to take such actions as are required of it hereunder to consummate this Agreement) in accordance with its specified terms or otherwise breach such provisions and that, accordingly, the parties shall be entitled to an injunction, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, in addition to any other remedy to which they are entitled at law or in equity. Each of the parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief sought in accordance with this Section 10.7 on the basis that any other party has an adequate remedy at law or that any award of specific performance is not an appropriate remedy for any reason at law or in equity. Any party seeking an injunction or injunctions in accordance with this Agreement to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with any such order or injunction.

     10.8 Governing Law; Venue. This Agreement shall be governed and construed in accordance with the laws of the State of California, without regard to any applicable conflicts of law provisions (except to the extent that mandatory provisions of federal law). Each of the parties hereto irrevocably submit to the exclusive jurisdiction and venue of the courts of the State of California or of the United States of America, in each case located in the County of San Francisco, California, for the purpose of any suit, action or other proceeding arising out of this Agreement, or any of the agreements or transactions contemplated hereby, which is brought by or against any other party hereto and hereby irrevocably agree (a) that all claims in respect of any such suit, action or proceeding may be heard and determined in any such court and (b) not to commence any action suit or proceeding relating to this Agreement other than in such court. Each party hereto irrevocably and unconditionally waives and agrees not to assert in any such suit, action or proceeding, in each case, to the fullest extent permitted by applicable law, (i) any objection to the laying of venue of any such suit, action or proceeding brought in any such court, (ii) any claim that such party is not personally subject to the jurisdiction of any such court, and (iii) any claim that any such suit, action or proceeding is brought in an inconvenient forum. Each party hereto agrees that service of any process, summons, notice or document by U.S. registered mail addressed to such party shall be effective service of process for any action, suit or proceeding brought against such party in any such court. Each party hereto agrees that a final judgment in any such suit, action or proceeding brought in any such court shall be conclusive and binding upon such party and may be enforced in any other courts to whose jurisdiction such party is or may be subject, by suit upon such judgment.

     10.9 Severability. Any term or provision of this Agreement which is determined by a court of competent jurisdiction to be invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction, and if any provision of this Agreement is determined to be so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable, in all cases so long as neither the economic nor legal substance of the transactions contemplated hereby is affected in any manner materially adverse to any party or its shareholders. Upon any such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.

     10.10 Publicity. Parent, Merger Subs and the Company shall consult with each other before issuing any press release with respect to the Mergers or this Agreement and shall not issue any such press release or make any such public statement without the prior consent of the other party, which shall not be unreasonably withheld or delayed; provided, however, that a party may, without the prior consent of the other party (but after prior consultation, to the extent practicable in the circumstances) issue such press release or make such public statement or SEC filing as may upon the advice of outside counsel be required by law or the rules and regulations of any applicable stock exchange (including the NASDAQ Stock Market). The parties have agreed upon the form of a joint press release announcing the Mergers and the execution of this Agreement.

     10.11 Assignment; Third Party Beneficiaries. Neither this Agreement nor any of the rights, interests or obligations of any party hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns. Except for (a) the provisions of Section 7.5 and Section 7.6, (b) the right of the Company’s shareholders to receive the Merger Consideration at the Effective Time, (c) the right of the holders of Company Options, Company RSUs and Company RSAs to receive the Equity Award Consideration at the Effective Time, and (d) the rights of the Company’s shareholders to pursue claims for damages and other relief, including equitable relief, for Parent’s or either Merger Sub’s willful breach of this Agreement (provided, that the rights granted pursuant to this clause (e) shall be enforceable on behalf of the shareholders only by the Company in its sole and absolute discretion), this Agreement (including the documents and instruments referred to herein) is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

     10.12 Merger Subs. On the date hereof, the Company and Parent are executing and delivering this Agreement. Promptly after the date hereof, Parent shall cause each Merger Sub to be incorporated under the laws of the State of California and, promptly thereafter, Parent shall deliver to the Company a counterpart of this Agreement duly executed by each Merger Sub pursuant to Section 10.5. Notwithstanding anything in this Agreement to the contrary, from and after the execution of this Agreement by each Merger Sub, each Merger Sub shall be bound by this Agreement as a party hereto and, effective upon its execution hereof, each Merger Sub shall be deemed to make all of its representations and warranties set forth in Section 5.

[Remainder of Page Left Blank Intentionally]

     IN WITNESS WHEREOF, Parent, Merger Subs and the Company have caused this Agreement to be executed by their respective officers hereunto duly authorized, in the case of the Company and Parent, as of the date first above written, and, in the case of each Merger Sub, as of the date set forth under such Merger Sub’s name below.

SUREWEST COMMUNICATIONS

By:	/s/ Steven Oldham
Name:	Steve Oldham
Title:	President and Chief Executive Officer

CONSOLIDATED COMMUNICATIONS
HOLDINGS, INC.

By:	/s/ Robert J. Currey
Name:	Robert J. Currey
Title:	President and Chief Executive Officer

WH ACQUISITION CORP.

By:	/s/ Robert J. Currey
Name:	Robert J. Currey
Title:	President and Chief Executive Officer
Date:	February 7, 2012

WH ACQUISITION II CORP.

By:	/s/ Robert J. Currey
Name:	Robert J. Currey
Title:	President and Chief Executive Officer
Date:	February 7, 2012

Exhibit A

[Form of Agreement of Merger, including Form of Amended and Restated Articles of
Incorporation]

AGREEMENT OF MERGER

of

WH ACQUISITION CORP.

and

SUREWEST COMMUNICATIONS

          This Agreement of Merger (the “Agreement”) is made and entered into as of _________ __, 201_, pursuant to and in accordance with Section 1101 of the General Corporation Law of California (the “California GCL”) by and among SureWest Communications, a California corporation (the “Company”), and WH Acquisition Corp, a California corporation (the “Merging Corporation” and, together with the Company, the “Constituent Corporations”).

RECITALS

          WHEREAS, Consolidated Communications Holdings, Inc., a Delaware corporation (“Parent”), the Company, the Merging Corporation and WH Acquisition II Corp, a California corporation, have entered into that certain Agreement and Plan of Merger dated as of February 5, 2012 (the “Merger Agreement”), providing, among other things, for the execution and filing of this Agreement and the merger (the “Merger”) of the Merging Corporation with and into the Company, with the Company being the surviving corporation (the Company, following effectiveness of the Merger, shall be the “Surviving Corporation”);

          WHEREAS, the respective boards of directors of the Constituent Corporations deem it advisable and in the best interests of each such corporation and their respective shareholders that the Merging Corporation be merged with and into the Company and, as a result, have approved this Agreement and the Merger; and

          WHEREAS, the Merger Agreement, this Agreement and the Merger have been approved by the shareholders of the Company and the Merging Corporation.

          NOW THEREFORE, in consideration of the mutual agreements and covenants set forth herein, the parties hereto hereby agree as follows:

ARTICLE I.

THE CONSTITUENT CORPORATIONS

     Section 1.1 The Company. The authorized capital stock of the Company consists of One Hundred Million (100,000,000) shares of common stock, no par value (“Company Common Stock”). As of the date of this Agreement, ______________ shares of Company Common Stock are issued and outstanding, all of which are validly issued, fully paid, and nonassessable.

     Section 1.2 Merging Corporation. The authorized capital stock of the Merging Corporation consists of ___________ shares of common stock, no par value (“Merging Corporation Common Stock”). As of the date of this Agreement, ___________ shares of Merging Corporation Common Stock are outstanding, all of which are validly issued, fully paid and nonassessable and are held by Parent.

ARTICLE II.

THE MERGER

     Section 2.1 The Merger. At the Effective Time (as defined in Section 2.2) and subject to and upon the terms and conditions of this Agreement and the applicable provisions of the California General Corporation Law (“California GCL”), the Merging Corporation shall be merged with and into the Company, the separate corporate existence of the Merging Corporation shall cease and the Company shall continue, as the Surviving Corporation.

     Section 2.2 Effective Time: Closing. This Agreement shall be effective upon filing with the Secretary of State of the State of California (the time of such filing, the “Effective Time”).

     Section 2.3 Effect of the Merger. The effect of the Merger shall be as provided in this Agreement and the applicable provisions of the California GCL. Without limiting the generality of the foregoing and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of the Company and the Merging Corporation shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and the Merging Corporation shall become the debts, liabilities and duties of the Surviving Corporation.

     Section 2.4 Articles of Incorporation. At the Effective Time, the Articles of Incorporation of the Surviving Corporation shall be amended and restated in their entirety as set forth in Exhibit A attached hereto.

     Section 2.5 Effect on Capital Stock. Subject to the terms and conditions of this Agreement, by virtue of the Merger and without any action on the part of Parent, the Merging Corporation, the Company or the holders of any of the following securities, the following shall occur:

               (i) Cancellation of Certain Shares. Each share of capital stock of the Company held in the Company’s treasury or owned by Parent, the Merging Corporation or the Company immediately prior to the Effective Time, if any, shall be extinguished and canceled without payment of any consideration with respect thereto.

               (ii) Conversion of Capital Stock. Except as provided in clause (i) above, each issued and outstanding share of Company Common Stock, other than Dissenting Shares (as defined in Section 2.6), if any, shall be converted automatically into the right to receive: (A) an amount to $23.00, consisting of $11.50 of cash and $11.50 of shares of Common Stock of Parent, subject to certain election and proration provisions, as set forth in the Merger Agreement (the “Merger Consideration”).

               (iii) The Merging Corporation Common Stock. Each share of common stock of the Merging Corporation issued and outstanding shall be converted into and exchanged for one validly issued, fully paid, and nonassessable share of common stock of the Surviving Corporation. From and after the Effective Time, all certificates representing the common stock of the Merging Corporation shall be deemed for all purposes to represent the number of shares of common stock of the Surviving Corporation into which they were converted in accordance with the immediately preceding sentence.

     Section 2.6 Dissenting Shares. If dissenters’ rights are available under the California GCL to holders of shares of capital stock of the Company in connection with the Merger, any issued and outstanding share of capital stock of the Company that are held by a shareholder who (a) did not vote such shareholder’s shares of capital stock of the Company in favor of the Merger (or did not consent thereto in writing, if approval of the Merger is obtained by written consent), (b) is entitled to demand and properly demands that the Company purchase such shares at their fair market value in accordance with Section 1301 of the California GCL, (c) has submitted such shares for endorsement in accordance with Section 1302 of the California GCL and (d) has not otherwise failed to perfect or effectively withdrawn or lost such right to require the Company to so purchase such shares, shall not be converted into or exchangeable for the right to receive the Merger Consideration (the “Dissenting Shares”), but instead the holders thereof shall be entitled to have the Dissenting Shares purchased by the Company for cash at the fair market value thereof as agreed upon or determined in accordance with the provisions of Chapter 13 of the California GCL, unless and until the holder of such Dissenting Shares shall have failed to perfect or shall have effectively withdrawn his demand for such dissenters’ rights or otherwise loses his dissenters’ rights. If a holder of Dissenting Shares shall have failed to perfect or shall have effectively withdrawn his demand for dissenters’ rights or shall otherwise lose his dissenters’ rights, then, such Dissenting Shares shall thereupon be treated as if they had been converted into and become exchangeable for the right to receive, as of the Effective Time, the Merger Consideration.

ARTICLE III.

MISCELLANEOUS

     Section 3.1 Further Action. If at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of either the Company or the Merging Corporation, the officers and directors of the Surviving Corporation are fully authorized to take, and will take, all such lawful and necessary action.

     Section 3.2 Multiple Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be an original, but all of which when taken together shall constitute one and the same agreement.

     Section 3.3 Choice of Law. This Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of California without giving effect to principles of conflicts of laws.

[Signature page follows]

     IN WITNESS WHEREOF, the parties have executed this Agreement this ___ day of ______________, 201_.

WH ACQUISITION CORP.

By:
, President

By:
, Secretary

SUREWEST COMMUNICATIONS

By:
, President

, Secretary

CERTIFICATE OF APPROVAL OF AGREEMENT OF MERGER

_____________________ AND ________________ certify that:

1.	They are the president and the secretary of SureWest Communications.

2.	The Agreement of Merger in the form attached was duly approved by the board of directors and shareholders of the corporation which equaled or exceeded the vote required.

3.	The shareholder approval was by the holders of [__]% of the outstanding shares of the corporation.

4.	There is only one class of shares and the number of shares outstanding entitled to vote on the merger is _______________.

We further declare under penalty of perjury under the laws of the State of California that the matters set fort in this certificate are true and correct of our own knowledge.

Date:_______ ___, 201_
Name:
Its President

Name:
Its Secretary

CERTIFICATE OF APPROVAL OF AGREEMENT OF MERGER

____________ and ________________ certify that:

1.	They are the President and the Secretary, respectively, of WH Acquisition Corp.

2.	The Agreement of Merger in the form attached was duly approved by the board of directors and shareholders of the corporation which equaled or exceeded the vote required.

3.	The shareholder approval was by the holder of [__]% of the outstanding shares of the corporation.

4.	There is only one class of shares and the number of shares outstanding entitled to vote on the merger is __________.

5.	The Agreement of Merger was approved by the holder of [__]% of the outstanding shares of Consolidated Communications Holding, Inc.

We further declare under penalty of perjury under the laws of the State of California that the matters set fort in this certificate are true and correct of our own knowledge.

Date:_______ ___, 201_
Name:
Its President

Name:
Its Secretary

EXHIBIT A

Amended and Restated Articles of Incorporation of Surviving Corporation

AMENDED AND RESTATED
ARTICLES OF INCORPORATION

OF

SUREWEST COMMUNICATIONS

     The undersigned, _____________and _____________, hereby certify that:

          1. They are the duly elected and acting President and Secretary, respectively, of SureWest Communications, a California corporation.

          2. The Articles of Incorporation of this corporation shall be amended and restated to read in full as follows:

ARTICLE I

          The name of this corporation is: SureWest Communications.

ARTICLE II

          The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

ARTICLE III

          This corporation is authorized to issue only one class of shares of stock which shall be designated common stock; and the total number of shares which this corporation is authorized to issue is ____________ Shares.

ARTICLE IV

(a)	The liability of directors of this corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

(b)

This corporation is authorized to provide indemnification of agents (as defined in Section 317 of the California Corporations Code) through bylaw provisions, agreements with agents, vote of shareholders or disinterested directors, or otherwise, to the fullest extent permissible under California law.

(c)

Any amendment, repeal or modification of any provision of this Article V shall not adversely affect any right or protection of an agent of this corporation existing at the time of such amendment, repeal or modification.

          3. The foregoing amendment has been approved by the Board of Directors of the Corporation.

          4. The foregoing amendment was approved by the holders of the requisite number of shares of the Corporation in accordance with Sections 902 and 903 of the California General Corporation Law. The total number of outstanding shares entitled to vote with respect to the foregoing amendment was 100 shares of Common Stock. The number of shares voting in favor of the foregoing amendment equaled or exceeded the vote required. The percentage vote required was a majority of the outstanding shares of Common Stock.

     The undersigned declares under penalty of perjury under the laws of the State of California that the matters set forth in this Amended and Restated Articles of Incorporation are true and correct of my own knowledge.

     Executed on ________ __, 201_.

, President

, Secretary

Annex II

Fairness Opinion of UBS Securities LLC

UBS Securities LLC 299 Park Avenue New York NY 10171 www.ubs.com

February 5, 2012

The Board of Directors
SureWest Communications
8150 Industrial Avenue
Roseville, California 95678

Dear Members of the Board:

We understand that SureWest Communications, a California corporation (“SureWest” or the “Company”), is considering a transaction whereby Consolidated Communications Holdings, Inc., a Delaware corporation (“Consolidated” or “Parent”), will effect a merger involving the Company. Pursuant to the terms of an Agreement and Plan of Merger, dated as of February 5, 2012 (the “Agreement”), among Consolidated, the Company, WH Acquisition Corp., a California corporation and a wholly owned subsidiary of Consolidated (“Merger Sub I”), and WH Acquisition II Corp., a California corporation and a wholly owned subsidiary of Consolidated (“Merger Sub II,” and together with Merger Sub I, the “Merger Subs”), Merger Sub I will merge with and into the Company, pursuant to which the Company would become a wholly owned subsidiary of Consolidated (the “First Merger”), and, as part of the same overall transaction, the surviving entity of the First Merger would merge with and into Merger Sub II (together with the First Merger, the “Transaction”). Pursuant to the terms of the Agreement: (i) each issued and outstanding share of the common stock, without par value, of the Company (“Company Common Stock”), with respect to which an election to receive cash (a “Cash Election”) has been properly made and not revoked or lost pursuant to the Agreement shall be converted into the right to receive $23.00 in cash without interest (such per share amount is hereinafter referred to as the “Cash Consideration”); (ii) each share of Company Common Stock with respect to which an election to receive stock consideration (a “Stock Election”) has been properly made and not revoked or lost pursuant to the Agreement shall be converted into the right to receive the number of validly issued, fully paid and nonassessable shares of common stock, par value $0.01 per share, of Parent (the “Parent Stock”) determined by dividing (a) $23.00 by (B) the Parent Trading Price (as defined in the Agreement) (such quotient, the “Exchange Ratio“), subject to adjustment in accordance with the Agreement (such per share amount, together with any cash in lieu of fractional shares of Parent Stock to be paid pursuant to the Agreement, is hereinafter referred to as the “Parent Stock Consideration”), provided, however, that (x) if the number determined by dividing $23.00 by the Parent Trading Price (as defined below) is less than or equal to 1.03896, the Exchange Ratio shall be 1.03896 and (y) if the number determined by dividing $23.00 by the Parent Trading Price is greater than or equal to 1.40565, the Exchange Ratio shall be 1.40565; and (iii) each share of Company Common Stock as to which a Cash Election or Stock Election has not been properly made shall be converted into the right to receive the Cash Consideration or Parent Stock Consideration as determined in the Agreement, all such conversions being subject to the proration mechanisms, procedures and limitations contained in the Agreement, as to which proration mechanisms, procedures and limitations we are expressing no opinion. The Cash Consideration and Parent Stock Consideration are referred to herein collectively as the “Merger Consideration.” The terms and conditions of the Transaction are more fully set forth in the Agreement.

You have requested our opinion as to the fairness, from a financial point of view, to the holders of Company Common Stock of the Merger Consideration, taken in the aggregate, to be received by such holders in the Transaction.

UBS Securities LLC (“UBS”) has acted as financial advisor to the Company in connection with the Transaction and will receive a fee for its services, a portion of which is payable in connection with this opinion and a significant portion of which is contingent upon consummation of the Transaction. In the past, UBS has provided investment banking services to the Company unrelated to the proposed Transaction, for which UBS received compensation, including having acted as agent for the Company in connection with a share repurchase. In the ordinary course of business, UBS and its affiliates may hold or trade, for their own accounts and the accounts of their customers, securities of the Company and Consolidated and, accordingly, may at any time hold a long or short position in such securities. The issuance of this opinion was approved by an authorized committee of UBS.

Our opinion does not address the relative merits of the Transaction as compared to other business strategies or transactions that might be available with respect to the Company or the Company’s underlying business decision to effect the Transaction. Our opinion does not constitute a recommendation to any shareholder as to how such shareholder should vote or act with respect to the Transaction. In addition, our opinion does not address, or constitute a recommendation with respect to, any particular shareholder election. At your direction, we have not been asked to, nor do we, offer any opinion as to the terms, other than the Merger Consideration to the extent expressly specified herein, of the Agreement or the form of the Transaction. In addition, we express no opinion as to the fairness of the amount or nature of any compensation to be received by any officers, directors or employees of any parties to the Transaction, or any class of such persons, relative to the Merger Consideration. We express no opinion as to what the value of Parent Stock will be when issued pursuant to the Transaction or the prices at which Parent Stock or Company Common Stock will trade at any time. In rendering this opinion, we have assumed, with your consent, that (i) the parties to the Agreement will comply with all material terms of the Agreement, and (ii) the Transaction will be consummated in accordance with the terms of the Agreement without any adverse waiver or amendment of any material term or condition thereof. We also have assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction will be obtained without any material adverse effect on the Company, Consolidated or the Transaction.

In arriving at our opinion, we have, among other things: (i) reviewed certain publicly available business and financial information relating to the Company and Consolidated; (ii) reviewed certain internal financial information and other data relating to the businesses and financial prospects of the Company that were not publicly available, including financial forecasts and estimates prepared by the management of the Company that you have directed us to utilize for purposes of our analysis; (iii) reviewed certain internal financial information and other data relating to the businesses and financial prospects of Consolidated that were not publicly available, including financial forecasts and estimates prepared by the management of the Company that you have directed us to utilize for purposes of our analysis; (iv) reviewed certain estimates of synergies prepared by the management of Consolidated and discussed with the Company that were not publicly available that you have directed us to utilize for purposes of our analysis; (v) conducted discussions with members of the senior managements of the Company and Consolidated concerning the businesses and financial prospects of the Company and Consolidated; (vi) reviewed publicly available financial and stock market data with respect to certain other companies we believe to be generally relevant; (vii) compared the financial terms of the Transaction with the publicly available financial terms of certain other transactions we believe to be generally relevant; (viii) reviewed current and historical market prices of Company Common Stock and Parent Stock; (ix) reviewed the Agreement; and (x) conducted such other financial studies, analyses and investigations, and considered such other information, as we deemed necessary or appropriate. At your request, we have contacted third parties to solicit indications of interest in a possible transaction with the Company and held discussions with certain of these parties prior to the date hereof.

In connection with our review, with your consent, we have assumed and relied upon, without independent verification, the accuracy and completeness in all material respects of the information provided to or reviewed by us for the purpose of this opinion. In addition, with your consent, we have not made any independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise) of the Company or Consolidated, nor have we been furnished with any such evaluation or appraisal. With respect to the financial forecasts, estimates and synergies referred to above, we have assumed, at your direction, that they have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company as to the future financial performance of the respective companies and such synergies. In addition, we have assumed with your approval that the financial forecasts and estimates, including synergies, referred to above will be achieved at the times and in the amounts projected. We also have assumed, with your consent, that the Transaction will qualify for U.S. federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended. Our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information available to us as of, the date hereof.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Merger Consideration, taken in the aggregate, to be received by holders of Company Common Stock in the Transaction is fair, from a financial point of view, to such holders.

This opinion is provided for the benefit of the Board of Directors (in its capacity as such) in connection with, and for the purpose of, its evaluation of the Merger Consideration in the Transaction.

Very truly yours,

UBS SECURITIES LLC

Annex III

Fairness Opinion of Wells Fargo Securities, LLC

[Letterhead of Wells Fargo Securities, LLC]

February 5, 2012

Confidential

Board of Directors
Consolidated Communications Holdings, Inc.
121 South 17th Street
Mattoon, Illinois 61938-3987

Ladies and Gentlemen:

You have asked Wells Fargo Securities, LLC (“Wells Fargo Securities”) to advise you with respect to the fairness, from a financial point of view, to Consolidated Communications Holdings, Inc., a Delaware corporation (“Consolidated”), of the Merger Consideration (as defined below) to be paid pursuant to an Agreement and Plan of Merger (the “Agreement”) to be entered into among Consolidated, WH Acquisition Corp., a California corporation and wholly-owned subsidiary of Consolidated (“Merger Sub I”), WH Acquisition II Corp., a California corporation and wholly-owned subsidiary of Consolidated (“Merger Sub II”) and SureWest Communications, a California corporation (“SureWest”). Pursuant to the Agreement, Merger Sub I will be merged with and into SureWest, the separate corporate existence of Merger Sub I will cease and SureWest will continue as the surviving corporation and a wholly owned subsidiary of Consolidated (the “First Merger”) and promptly thereafter the surviving entity of the First Merger will merge with and into Merger Sub II, the separate corporate existence of the surviving entity of the First Merger will cease and Merger Sub II will continue as the surviving corporation and a wholly owned subsidiary of Consolidated (the “Second Merger” and together with the First Merger, the “Mergers”). The Agreement contemplates that, at the effective time of the First Merger, each outstanding share of common stock, without par value (the “SureWest Common Stock”), of SureWest will be converted, at the election of the holder thereof, into the right to receive the number of shares of common stock, par value $0.01 per share (the “Consolidated Common Stock”), of Consolidated (the “Stock Consideration”) equal to the Exchange Ratio (as defined below) or $23.00 in cash (the “Cash Consideration”, together with the Stock Consideration, the “Merger Consideration”), subject to certain procedures and limitations contained in the Agreement. The Agreement further contemplates that the Exchange Ratio will be the quotient of $23.00 divided by the average closing price (the “Parent Trading Price”) of a share of the Consolidated Common Stock as reported on the NASDAQ Global Select Market for the 20 consecutive trading days ending on the second trading day preceding the Closing Date (as defined in the Agreement) provided that (x) if the number determined by dividing $23.00 by the Parent Trading Price is less than or equal to 1.03896, the Exchange Ratio will be 1.03896 and (y) if the number determined by dividing $23.00 by the Parent Trading Price is greater than or equal to 1.40565, the Exchange Ratio will be 1.40565. The terms and conditions of the Mergers are more fully set forth in the Agreement. Capitalized terms used, but not defined, in this letter shall have the meaning ascribed to them in the Agreement.

In arriving at our opinion, we have, among other things:

  Reviewed a draft dated February 5, 2012 of the Agreement, including the financial terms of the Agreement;

  Reviewed certain business, financial and other information regarding SureWest that was publicly available or was furnished to us by SureWest or Consolidated;

  Reviewed certain financial projections for SureWest prepared by the management of SureWest as reviewed and approved for our use by the management of Consolidated (the “SureWest Projections”);

  Discussed with the managements of SureWest and Consolidated the operations and prospects of SureWest, including the historical financial performance and trends in the results of operations of SureWest;

  Reviewed certain business, financial and other information regarding Consolidated that was publicly available or was furnished to us by Consolidated;

  Reviewed certain financial projections for Consolidated prepared by the management of Consolidated (the “Consolidated Projections”);

  Discussed with the management of Consolidated the operations and prospects of Consolidated, including the historical financial performance and trends in the results of operations of Consolidated;

  Reviewed certain projections of the synergies expected to result from the Mergers prepared by the management of Consolidated (the “Synergies Projections”) and certain projections of the integration costs associated with implementing the expected synergies prepared by the management of Consolidated (the “Integration Costs”);

  Reviewed certain information regarding the net operating losses held by SureWest prepared by the management of SureWest and certain estimates regarding the utilization of such net operating losses by Consolidated for U.S. federal income tax purposes approved for our use by the management of Consolidated (the “NOL Projections”);

  Discussed with the management of Consolidated the strategic rationale for the Mergers;

  Compared certain business, financial and other information regarding SureWest and Consolidated, respectively, that was publicly available or was furnished to us by the respective managements of SureWest and Consolidated with publicly available business, financial and other information regarding certain publicly traded companies that we deemed relevant;

  Compared the proposed financial terms of the Agreement with the financial terms of certain other business combinations and transactions that we deemed relevant;

  Prepared a discounted cash flow analysis of SureWest based upon the SureWest Projections, the NOL Projections, the Synergies Projections and the Integration Costs, as well as other assumptions discussed with and confirmed as reasonable by the management of Consolidated;

  Prepared a pro forma analysis estimating the financial impact on the combined company resulting from the Mergers based upon the SureWest Projections, the NOL Projections, the Synergies Projections, the Integration Costs, the Consolidated Projections and the pro forma capital structure of Consolidated projected by the management of Consolidated, as well as other assumptions discussed with and confirmed as reasonable by the management of Consolidated; and

  Considered other information such as financial studies, analyses and investigations, as well as financial, economic and market criteria that we deemed relevant.

In connection with our review, we have assumed and relied upon the accuracy and completeness of the financial and other information provided, discussed with or otherwise made available to us, including all accounting, tax and legal information, and we have not made (and have not assumed any responsibility for) any independent verification of such information. We have assumed, with your consent, that neither the management of SureWest nor of Consolidated is aware of any facts or circumstances that would make such information inaccurate or misleading in any way meaningful to our analysis. With respect to the financial forecasts and estimates utilized in our analyses, including the SureWest Projections, the NOL Projections, the Synergies Projections, the Integration Costs and the Consolidated Projections, we have assumed, with your consent, that they have been reasonably prepared and reflect the best current estimates, judgments and assumptions of the management of Consolidated as to the future financial performance of SureWest and Consolidated, the utilization of the net operating losses of SureWest, the synergies expected to result from the Mergers and the projected integration costs associated with implementing the expected synergies. We assume no responsibility for, and express no view as to, such forecasts or estimates or the judgments or assumptions upon which they are based. We also have assumed that there have been no material changes in the condition (financial or otherwise), results of operations, business or prospects of SureWest or Consolidated since the date of the last financial statements provided to us. In arriving at our opinion, we have not conducted any physical inspection or appraisals of the assets or liabilities (contingent or otherwise) of SureWest or Consolidated.

In rendering our opinion, we have assumed, with your consent, that the final form of the Agreement, when signed by the parties thereto, will not differ from the draft reviewed by us in any respect material to our opinion, that the Mergers and financings contemplated to be undertaken by Consolidated in connection with the Mergers or otherwise will be consummated in accordance with the terms described in the Agreement or as otherwise described to us by representatives of Consolidated and in compliance with all applicable laws, without waiver of any material terms or conditions, and that in the course of obtaining any necessary legal, regulatory or third party consents or approvals for the Mergers or such contemplated financings, no restrictions will be imposed or actions will be taken that will have an adverse effect on Consolidated, SureWest or the expected benefits of the Mergers in any way meaningful to our analysis. Our opinion is necessarily based on economic, market, financial and other conditions and the information made available to us as of the date hereof. Although subsequent developments may affect this opinion, we do not have any obligation to update, revise or reaffirm this opinion.

Our opinion only addresses the fairness, from a financial point of view, to Consolidated of the Merger Consideration to the extent expressly specified herein, and does not address any other terms or aspects of the Mergers, including, without limitation, the form or structure of the Mergers, any allocation of the Merger Consideration, any tax or accounting matters relating to the Mergers or otherwise, any financing arrangements or any aspect or implication of any other agreement or arrangement entered into in connection with or contemplated by the Mergers or otherwise. In addition, our opinion does not address the fairness of the amount or nature of, or any other aspects relating to, any compensation to be received by any officers, directors or employees of any parties to the Mergers, or class of such persons, relative to the Merger Consideration. Our opinion does not address the merits of the underlying decision by Consolidated to enter into the Agreement or the relative merits of the Mergers or contemplated financings compared with other business strategies or transactions available or that have been or might be considered by the management or the Board of Directors of Consolidated.

The issuance of this opinion was approved by an authorized committee of Wells Fargo Securities. Wells Fargo Securities is the trade name for certain capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including Wells Fargo Securities, LLC. Wells Fargo Securities has been engaged to act as financial advisor to the Board of Directors of Consolidated in connection with the Mergers and will receive a fee for such services, a portion of which will be payable upon delivery of this opinion and a significant portion of which will be payable upon the consummation of the Mergers. Consolidated has also agreed to reimburse certain of Wells Fargo Securities’ expenses and to indemnify us against certain liabilities that may arise out of our engagement.

Wells Fargo Securities and our affiliates provide a full range of financial advisory, securities and lending services in the ordinary course of business, for which we and such affiliates receive customary fees. In that regard, Wells Fargo Securities or our affiliates in the past have provided, currently are providing, and in the future may provide, financial services to Consolidated and its affiliates and SureWest and its affiliates, respectively, for which Wells Fargo Securities and such affiliates have received and expect to receive fees, including having acted as or currently acting as a lender and administrative agent under the existing senior secured credit facilities of Consolidated, as the sole lead arranger in connection with the recent amendment and extension of such credit facilities, and as a counterparty to certain derivative transactions with Consolidated. In the ordinary course of business, Wells Fargo Securities and our affiliates may actively trade or hold the securities or financial instruments of Consolidated and SureWest for our and their own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities or financial instruments.

It is understood that this opinion is for the information and use of the Board of Directors of Consolidated in connection with its evaluation of the Mergers and such opinion does not constitute a recommendation as to how any holder of shares of the Consolidated Common Stock should vote with respect to the issuance of shares of the Consolidated Common Stock pursuant to the Mergers and the Agreement or any other matter.

Based upon and subject to the foregoing, our experience as investment bankers, our work described above and other factors we deemed relevant, it is our opinion that, as of the date hereof, the Merger Consideration to be paid pursuant to the Agreement is fair, from a financial point of view, to Consolidated.

Very truly yours,

/s/ Wells Fargo Securities, LLC

WELLS FARGO SECURITIES, LLC

Annex IV

California Statute Relating to Shareholders’ Dissenters’ Rights

Chapter 13 of the California Corporations Code

Dissenters’ Rights.

     §1300. (a) If the approval of the outstanding shares (Section 152) of a corporation is required for a reorganization under subdivisions (a) and (b) or subdivision (e) or (f) of Section 1201, each shareholder of the corporation entitled to vote on the transaction and each shareholder of a subsidiary corporation in a short-form merger may, by complying with this chapter, require the corporation in which the shareholder holds shares to purchase for cash at their fair market value the shares owned by the shareholder which are dissenting shares as defined in subdivision (b). The fair market value shall be determined as of the day before the first announcement of the terms of the proposed reorganization or short-form merger, excluding any appreciation or depreciation in consequence of the proposed action, but adjusted for any stock split, reverse stock split, or share dividend which becomes effective thereafter.

     (b) As used in this chapter, “dissenting shares” means shares which come within all of the following descriptions:

     (1) Which were not immediately prior to the reorganization or short-form merger listed on any national securities exchange certified by the Commissioner of Corporations under subdivision (o) of Section 25100, and the notice of meeting of shareholders to act upon the reorganization summarizes this section and Sections 1301, 1302, 1303 and 1304; provided, however, that this provision does not apply to any shares with respect to which there exists any restriction on transfer imposed by the corporation or by any law or regulation; and provided, further, that this provision does not apply to any class of shares if demands for payment are filed with respect to 5 percent or more of the outstanding shares of that class.

     (2) Which were outstanding on the date for the determination of shareholders entitled to vote on the reorganization and (A) were not voted in favor of the reorganization or, (B) if described in paragraph (1) (without regard to the provisos in that paragraph), were voted against the reorganization, or were held of record on the effective date of a short-form merger; provided, however, that subparagraph (A) rather than subparagraph (B) of this paragraph applies in any case where the approval required by Section 1201 is sought by written consent rather than at a meeting.

     (3) Which the dissenting shareholder has demanded that the corporation purchase at their fair market value, in accordance with Section 1301.

     (4) Which the dissenting shareholder has submitted for endorsement, in accordance with Section 1302.

     (c) As used in this chapter, “dissenting shareholder” means the recordholder of dissenting shares and includes a transferee of record.

     §1301. (a) If, in the case of a reorganization, any shareholders of a corporation have a right under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, to require the corporation to purchase their shares for cash, that corporation shall mail to each such shareholder a notice of the approval of the reorganization by its outstanding shares (Section 152) within 10 days after the date of that approval, accompanied by a copy of Sections 1300, 1302, 1303, and 1304 and this section, a statement of the price determined by the corporation to represent the fair market value of the dissenting shares, and a brief description of the procedure to be followed if the shareholder desires to exercise the shareholder’s right under those sections. The statement of price constitutes an offer by the corporation to purchase at the price stated any dissenting shares as defined in subdivision (b) of Section 1300, unless they lose their status as dissenting shares under Section 1309.

     (b) Any shareholder who has a right to require the corporation to purchase the shareholder’s shares for cash under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, and who desires the corporation to purchase shares shall make written demand upon the corporation for the purchase of those shares and payment to the shareholder in cash of their fair market value. The demand is not effective for any purpose unless it is received by the corporation or any transfer agent thereof (1) in the case of shares described subdivision (b) of Section 1300 (without regard to the provisos in that paragraph), not later than the date of the shareholders’ meeting to vote upon the reorganization, or (2) in any other case within 30 days after the date on which the notice of the approval by the outstanding shares pursuant to subdivision (a) or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder.

     (c) The demand shall state the number and class of the shares held of record by the shareholder which the shareholder demands that the corporation purchase and shall contain a statement of what that shareholder claims to be the fair market value of those shares as of the day before the announcement of the proposed reorganization or short-form merger. The statement of fair market value constitutes an offer by the shareholder to sell the shares at that price.

     §1302. Within 30 days after the date on which notice of the approval by the outstanding shares or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, the shareholder shall submit to the corporation at its principal office or at the office of any transfer agent thereof, (a) if the shares are certificated securities, the shareholder’s certificates representing any shares which the shareholder demands that the corporation purchase, to be stamped or endorsed with a statement that the shares are dissenting shares or to be exchanged for certificates of appropriate denomination so stamped or endorsed or (b) if the shares are uncertificated securities, written notice of the number of shares which the shareholder demands that the corporation purchase. Upon subsequent transfers of the dissenting shares on the books of the corporation, the new certificates, initial transaction statement, and other written statements issued therefor shall bear a like statement, together with the name of the original dissenting holder of the shares.

     §1303. (a) If the corporation and the shareholder agree that the shares are dissenting shares and agree upon the price of the shares, the dissenting shareholder is entitled to the agreed price with interest thereon at the legal rate on judgments from the date of the agreement. Any agreements fixing the fair market value of any dissenting shares as between the corporation and the holders thereof shall be filed with the secretary of the corporation.

     (b) Subject to the provisions of Section 1306, payment of the fair market value of dissenting shares shall be made within 30 days after the amount thereof has been agreed or within 30 days after any statutory or contractual conditions to the reorganization are satisfied, whichever is later, and in the case of certificated securities, subject to surrender of the certificates therefor, unless provided otherwise by agreement.

     §1304. (a) If the corporation denies that the shares are dissenting shares, or the corporation and the shareholder fail to agree upon the fair market value of the shares, then the shareholder demanding purchase of such shares as dissenting shares or any interested corporation, within six months after the date on which notice of the approval by the outstanding shares (Section 152) or notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, but not thereafter, may file a complaint in the superior court of the proper county praying the court to determine whether the shares are dissenting shares or the fair market value of the dissenting shares or both or may intervene in any action pending on such a complaint.

     (b) Two or more dissenting shareholders may join as plaintiffs or be joined as defendants in any such action and two or more such actions may be consolidated.

     (c) On the trial of the action, the court shall determine the issues. If the status of the shares as dissenting shares is in issue, the court shall first determine that issue. If the fair market value of the dissenting shares is in issue, the court shall determine, or shall appoint one or more impartial appraisers to determine, the fair market value of the shares.

     §1305. (a) If the court appoints an appraiser or appraisers, they shall proceed forthwith to determine the fair market value per share. Within the time fixed by the court, the appraisers, or a majority of them, shall make and file a report in the office of the clerk of the court. Thereupon, on the motion of any party, the report shall be submitted to the court and considered on such evidence as the court considers relevant. If the court finds the report reasonable, the court may confirm it.

     (b) If a majority of the appraisers appointed fail to make and file a report within 10 days from the date of their appointment or within such further time as may be allowed by the court or the report is not confirmed by the court, the court shall determine the fair market value of the dissenting shares.

     (c) Subject to the provisions of Section 1306, judgment shall be rendered against the corporation for payment of an amount equal to the fair market value of each dissenting share multiplied by the number of dissenting shares which any dissenting shareholder who is a party, or who has intervened, is entitled to require the corporation to purchase, with interest thereon at the legal rate from the date on which judgment was entered.

     (d) Any such judgment shall be payable forthwith with respect to uncertificated securities and, with respect to certificated securities, only upon the endorsement and delivery to the corporation of the certificates for the shares described in the judgment. Any party may appeal from the judgment.

     (e) The costs of the action, including reasonable compensation to the appraisers to be fixed by the court, shall be assessed or apportioned as the court considers equitable, but, if the appraisal exceeds the price offered by the corporation, the corporation shall pay the costs (including in the discretion of the court attorneys’ fees, fees of expert witnesses and interest at the legal rate on judgments from the date of compliance with Sections 1300, 1301 and 1302 if the value awarded by the court for the shares is more than 125 percent of the price offered by the corporation under subdivision (a) of Section 1301).

     §1306. To the extent that the provisions of Chapter 5 prevent the payment to any holders of dissenting shares of their fair market value, they shall become creditors of the corporation for the amount thereof together with interest at the legal rate on judgments until the date of payment, but subordinate to all other creditors in any liquidation proceeding, such debt to be payable when permissible under the provisions of Chapter 5.

     §1307. Cash dividends declared and paid by the corporation upon the dissenting shares after the date of approval of the reorganization by the outstanding shares (Section 152) and prior to payment for the shares by the corporation shall be credited against the total amount to be paid by the corporation therefor.

     §1308. Except as expressly limited in this chapter, holders of dissenting shares continue to have all the rights and privileges incident to their shares, until the fair market value of their shares is agreed upon or determined. A dissenting shareholder may not withdraw a demand for payment unless the corporation consents thereto.

     §1309. Dissenting shares lose their status as dissenting shares and the holders thereof cease to be dissenting shareholders and cease to be entitled to require the corporation to purchase their shares upon the happening of any of the following:

     (a) The corporation abandons the reorganization. Upon abandonment of the reorganization, the corporation shall pay on demand to any dissenting shareholder who has initiated proceedings in good faith under this chapter all necessary expenses incurred in such proceedings and reasonable attorneys’ fees.

     (b) The shares are transferred prior to their submission for endorsement in accordance with Section 1302 or are surrendered for conversion into shares of another class in accordance with the articles.

     (c) The dissenting shareholder and the corporation do not agree upon the status of the shares as dissenting shares or upon the purchase price of the shares, and neither files a complaint or intervenes in a pending action as provided in Section 1304, within six months after the date on which notice of the approval by the outstanding shares or notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder.

     (d) The dissenting shareholder, with the consent of the corporation, withdraws the shareholder’s demand for purchase of the dissenting shares.

     §1310. If litigation is instituted to test the sufficiency or regularity of the votes of the shareholders in authorizing a reorganization, any proceedings under Sections 1304 and 1305 shall be suspended until final determination of such litigation.

     §1311. This chapter, except Section 1312, does not apply to classes of shares whose terms and provisions specifically set forth the amount to be paid in respect to such shares in the event of a reorganization or merger.

     §1312. (a) No shareholder of a corporation who has a right under this chapter to demand payment of cash for the shares held by the shareholder shall have any right at law or in equity to attack the validity of the reorganization or short-form merger, or to have the reorganization or short-form merger set aside or rescinded, except in an action to test whether the number of shares required to authorize or approve the reorganization have been legally voted in favor thereof; but any holder of shares of a class whose terms and provisions specifically set forth the amount to be paid in respect to them in the event of a reorganization or short-form merger is entitled to payment in accordance with those terms and provisions or, if the principal terms of the reorganization are approved pursuant to subdivision (b) of Section 1202, is entitled to payment in accordance with the terms and provisions of the approved reorganization.

     (b) If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, subdivision (a) shall not apply to any shareholder of such party who has not demanded payment of cash for such shareholder’s shares pursuant to this chapter; but if the shareholder institutes any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, the shareholder shall not thereafter have any right to demand payment of cash for the shareholder’s shares pursuant to this chapter. The court in any action attacking the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded shall not restrain or enjoin the consummation of the transaction except upon 10 days’ prior notice to the corporation and upon a determination by the court that clearly no other remedy will adequately protect the complaining shareholder or the class of shareholders of which such shareholder is a member.

     (c) If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, in any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, (1) a party to a reorganization or short-form merger which controls another party to the reorganization or short-form merger shall have the burden of proving that the transaction is just and reasonable as to the shareholders of the controlled party, and (2) a person who controls two or more parties to a reorganization shall have the burden of proving that the transaction is just and reasonable as to the shareholders of any party so controlled.

     §1313. A conversion pursuant to Chapter 11.5 (commencing with Section 1150) shall be deemed to constitute a reorganization for purposes of applying the provisions of this chapter, in accordance with and to the extent provided in Section 1159.

Form of Proxy Card for Consolidated Communications Holdings, Inc.

CONSOLIDATED COMMUNICATIONS HOLDINGS, INC.
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

Annual Meeting Proxy Card
▼PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

A	Proposals —	The Board of Directors recommends a vote FOR Proposal 1, FOR the director candidate nominated by the Board of Directors, FOR Proposal 3, and FOR Proposal 4.

		For	Against	Abstain
1.	Approval of the issuance of Consolidated Communications Holdings, Inc. (“Consolidated”) common stock to SureWest Communications (“SureWest”) shareholders in the First Merger contemplated by the Agreement and Plan of Merger, dated as of February 5, 2012, by and among Consolidated, SureWest, WH Acquisition Corp. and WH Acquisition II Corp.
		☐	☐	☐

		For	Withhold
2.	Election of Director: 01 — Richard A. Lumpkin.	☐	☐

		For	Against	Abstain
3.	Approval of Ernst & Young, LLP, as the independent registered public accounting firm.	☐	☐	☐

		For	Against	Abstain
4.	Approval to adjourn or postpone the annual meeting, if necessary or appropriate, to solicit additional proxies.	☐	☐	☐

B	Authorized Signatures —	This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.		Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/	/

▼PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼
Proxy — CONSOLIDATED COMMUNICATIONS HOLDINGS, INC.

CONSOLIDATED COMMUNICATIONS HOLDINGS, INC.
121 SOUTH 17TH STREET, MATTOON, IL 61938

Proxy Solicited by Board of Directors for Annual Meeting – June 12, 2012 at 9:00 a.m. Central Time

Steven J. Shirar and Matthew K. Smith, or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Consolidated Communications Holdings, Inc. to be held on June 12, 2012 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR Proposal 1, FOR the director candidate nominated by the Board of Directors, FOR Proposal 3, and FOR Proposal 4.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Continued and to be voted on reverse side.)